As filed with the Securities and Exchange Commission on October 31, 2017.

Registration No.

811-21852

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 183	☒

(Check Appropriate Box or Boxes)

COLUMBIA FUNDS SERIES TRUST II

(Exact Name of Registrant as Specified in Charter)

225 Franklin Street, Boston, Massachusetts 02110

(Address of Principal Executive Officers) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 345-6611

Christopher O. Petersen, Esq.

c/o Columbia Management Investment Advisers, LLC

225 Franklin Street

Boston, Massachusetts 02110

(Name and Address of Agent for Service)

EXPLANATORY NOTE

This Amendment to the Registration Statement is being filed on behalf of Columbia Short-Term Cash Fund (the Fund) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. The Fund’s shares are not registered under the Securities Act of 1933, as amended (the 1933 Act) because the shares are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Fund may be made only by investment companies, common or commingled trust funds, or similar organizations or persons that are accredited investors within the meaning of Regulation D under the 1933 Act. This Amendment to the Registration Statement filed on behalf of the Fund does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.

Prospectus
November 1, 2017
Shares of Columbia Short-Term Cash Fund (the Fund) are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the 1933 Act). Investments in the Fund may be made only by investment companies, common or commingled trust funds, or similar organizations or persons that are accredited investors within the meaning of Regulation D under the 1933 Act. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.
Columbia Short-Term Cash Fund

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
As with all mutual funds, the Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Columbia Short-Term Cash Fund
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Columbia Short-Term Cash Fund
Summary of the Fund
Fund Management
Investment Manager: Columbia Management Investment Advisers, LLC
Purchase and Sale of Fund Shares
Shares of the Fund are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Fund may be made only by investment companies, common or commingled trust funds, or similar organizations or persons that are accredited investors within the meaning of Regulation D under the 1933 Act.
Shares of the Fund may be purchased at net asset value (NAV) without a sales charge and the Fund has no minimum initial or subsequent investment requirements. Shares of the Fund may not be exchanged for shares of other Columbia Funds or any other fund.
The Fund calculates its net asset value to four decimals (e.g., $1.0000) using market-based pricing and operates with a floating NAV. Although the Fund is a money market fund, the NAV of the Fund will fluctuate with changes in the values of the Fund’s portfolio securities. As a result, the Fund’s NAV may be above or below $1.0000.
Shares are redeemable – they may be sold back to the Fund on any day on which the Fund is open for business. Redemption requests must be received in good order from an authorized individual. The Fund may impose a fee upon the redemption of Fund shares or may temporarily suspend the ability to sell shares if the Fund's liquidity falls below required minimums because of market conditions or other factors.
Tax Information
The Fund normally distributes net investment income and net realized capital gains, if any, to shareholders. These distributions are generally taxable as ordinary income or capital gains.
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More Information About the Fund
Investment Objective
Columbia Short-Term Cash Fund (the Fund) seeks to provide shareholders with maximum current income consistent with liquidity and stability of principal. Only shareholders can change the Fund’s investment objective. Because any investment involves risk, there is no assurance the Fund’s investment objective will be achieved.
Principal Investment Strategies
The Fund’s assets primarily are invested in money market instruments, such as marketable debt obligations issued by corporations or the U.S. Government, its agencies or instrumentalities, bank certificates of deposit, bankers’ acceptances, letters of credit, commercial paper, including asset-backed commercial paper, and repurchase agreements. The Fund may invest more than 25% of its total assets in money market instruments issued by U.S. banks, U.S. branches of foreign banks and U.S. Government securities in the event that such investments would be appropriate for the Fund in seeking to achieve its objective, including, for example, if the interest rate environment is such that these investments are expected to provide higher rates of return than other money market instruments. The Fund may invest less than 25% in such investments if the interest rate environment is such that other money market instruments are expected to provide a higher rate of return. Additionally, the Fund may invest up to 35% of its total assets in U.S. dollar-denominated foreign investments. The Fund may invest in privately placed and other securities or instruments that are purchased and sold pursuant to Rule 144A or other exemptions under the Securities Act of 1933, as amended (the 1933 Act), subject to liquidity determinations and certain regulatory restrictions.
Although the Fund’s shares are priced with a floating NAV, capital appreciation is not expected to play a role in the Fund’s return. The Fund’s yield generally will vary from day to day.
The Fund restricts its investments to instruments that meet certain maturity and quality standards required by the SEC for money market funds. For example, the Fund:
■	Buys securities determined to present minimal credit risk by Columbia Management Investment Advisers, LLC (the Investment Manager).
■	Limits its U.S. dollar-weighted average portfolio maturity to 60 days or less and its U.S. dollar-weighted average life to 120 days or less.
■	Buys obligations with remaining maturities of 397 days or less (as maturity is calculated by SEC rules governing the operation of money market funds).
■	Buys only obligations that are denominated in U.S. dollars.
In pursuit of the Fund’s objective, the Investment Manager observes the macro environment to set a framework for portfolio construction, including looking for positive and negative trends in the economy and market. The Investment Manager conducts top-down research seeking to identify attractive industries, sectors and/or sub-sectors, and bottom-up, fundamental research to select investments. The Investment Manager:
■	Considers opportunities and risks given current interest rates and anticipated interest rates.
■	Purchases securities based on the timing of cash flows in and out of the Fund.
■	Considers the impact of the purchase on the Fund’s average maturity and duration.
■	Considers a security’s yield, relative value and credit characteristics.
In evaluating whether to sell a security, the Investment Manager considers, among other factors, whether in its view:
■	The issuer’s credit quality declines or the Investment Manager expects a decline (the Fund, in certain cases, may continue to own securities that have declined in credit quality until the Investment Manager believes it is advantageous to sell).
■	The issuer’s fundamentals are deteriorating.
■	Political, economic, or other events could affect the issuer’s performance.
■	There are more attractive opportunities.
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More Information About the Fund (continued)
■	The issuer or the security continues to meet the other standards described above.
Principal Risks
You could lose money by investing in the Fund. Because the share price of the Fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them. The Fund may impose a fee upon the redemption of your shares or may temporarily suspend your ability to sell shares if the Fund's liquidity falls below required minimums because of market conditions or other factors. An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. The Fund’s sponsor has no legal obligation to provide financial support to the Fund, and you should not expect that the sponsor or any person will provide financial support to the Fund at any time.
The principal risks associated with an investment in the Fund include:
Active Management Risk. The Fund is actively managed and its performance therefore will reflect, in part, the ability of the portfolio managers to make investment decisions that will achieve the Fund’s investment objective. Due to its active management, the Fund could underperform other funds with similar investment objectives and/or strategies.
Asset-Backed Securities Risk. The value of the Fund's asset-backed securities may be affected by, among other things, changes in interest rates, factors concerning the interests in and structure of the issuer or the originator of the receivables, the creditworthiness of the entities that provide any supporting letters of credit, surety bonds or other credit enhancements, or the market's assessment of the quality of underlying assets. Asset-backed securities represent interests in, or are backed by, pools of receivables such as credit card, auto, student and home equity loans. They may also be backed by securities backed by these types of loans and others, such as mortgage loans. Asset-backed securities can have a fixed or an adjustable rate. Most asset-backed securities are subject to prepayment risk, which is the possibility that the underlying debt may be refinanced or prepaid prior to maturity during periods of declining or low interest rates, causing the Fund to have to reinvest the money received in securities that have lower yields. In addition, the impact of prepayments on the value of asset-backed securities may be difficult to predict and may result in greater volatility. Rising or high interest rates tend to extend the duration of asset-backed securities, resulting in valuations that are volatile and sensitive to changes in interest rates.
Changing Distribution Level Risk. The Fund will normally receive income which may include interest, dividends and/or capital gains, depending upon its investments. The amount of the distributions the Fund pays will vary and generally depends on the amount of income the Fund earns (less expenses) on its portfolio holdings, and capital gains or losses it recognizes. A decline in the Fund’s income or net capital gains from its investments may reduce its distribution level.
Credit Risk. Credit risk is the risk that the value of a security or instrument in the Fund’s portfolio may or will decline in price if the issuer fails to pay interest or repay principal when due. The value of debt instruments may decline if the issuer of the instrument defaults or otherwise becomes unable or unwilling, or is perceived to be unable or unwilling, to honor its financial obligations, such as making payments to the Fund when due. Various factors could affect the actual or perceived willingness or ability of the issuer to make timely interest or principal payments, including changes in the financial condition of the issuer or general economic conditions. Debt instruments backed by an issuer's taxing authority may be subject to legal limits on the issuer's power to increase taxes or otherwise to raise revenue, or may be dependent on legislative appropriation or government aid. Certain debt instruments are backed only by revenues derived from a particular project or source, rather than by an issuer's taxing authority, and thus may have a greater risk of default. Rating agencies assign credit ratings to certain debt instruments to indicate their credit risk. Unrated instruments held by the Fund may present increased credit risk as compared to higher-rated instruments. If the Fund purchases unrated debt instruments, or if the ratings of instruments held by the Fund are lowered after purchase, the Fund will depend on analysis of credit risk more heavily than usual.
Foreign Securities Risk. Investments in or exposure to foreign securities involve certain risks not associated with investments in or exposure to securities of U.S. companies. For example, foreign markets can be extremely volatile. Foreign securities may also be less liquid than securities of U.S. companies so that the Fund may, at times, be unable to sell foreign securities at desirable times or prices. Brokerage commissions, custodial costs and other fees are also generally higher for foreign securities. The Fund may have limited or no legal recourse in the event of default
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with respect to certain foreign securities, including those issued by foreign governments. In addition, foreign governments may impose withholding or other taxes on the Fund’s income, capital gains or proceeds from the disposition of foreign securities, which could reduce the Fund’s return on such securities. In some cases, such withholding or other taxes could potentially be confiscatory. Other risks include: possible delays in the settlement of transactions or in the payment of income; generally less publicly available information about foreign companies; the impact of economic, political, social, diplomatic or other conditions or events (including, for example, military confrontations, war and terrorism), possible seizure, expropriation or nationalization of a company or its assets or the assets of a particular investor or category of investors; accounting, auditing and financial reporting standards that may be less comprehensive and stringent than those applicable to domestic companies; the imposition of economic and other sanctions against a particular foreign country, its nationals or industries or businesses within the country; and the generally less stringent standard of care to which local agents may be held in the local markets. In addition, it may be difficult to obtain reliable information about the securities and business operations of certain foreign issuers. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the level of risks. The risks posed by sanctions against a particular foreign country, its nationals or industries or businesses within the country may be heightened to the extent the Fund invests significantly in the affected country or region or in issuers from the affected country that depend on global markets. Additionally, investments in certain countries may subject the Fund to a number of tax rules, the application of which may be uncertain. Countries may amend or revise their existing tax laws, regulations and/or procedures in the future, possibly with retroactive effect. Changes in or uncertainties regarding the laws, regulations or procedures of a country could reduce the after-tax profits of the Fund, directly or indirectly, including by reducing the after-tax profits of companies located in such countries in which the Fund invests, or result in unexpected tax liabilities for the Fund.
Industry Concentration Risk. Investments that are concentrated in a particular industry will make the Fund’s portfolio value more susceptible to the events or conditions impacting that particular industry. Because the Fund may invest more than 25% of its total assets in money market instruments issued by banks, the value of the Fund may be adversely affected by economic, political or regulatory developments in or that impact the banking industry.
Interest Rate Risk. Interest rate risk is the risk of losses attributable to changes in interest rates. In general, if prevailing interest rates (which are currently near historic lows) rise, the values of debt instruments tend to fall, and if interest rates fall, the values of debt instruments tend to rise. Changes in the value of a debt instrument usually will not affect the amount of income the Fund receives from it but will generally affect the value of the Fund's shares. Interest rate declines also may increase prepayments of debt obligations, which, in turn, would increase prepayment risk. Similarly, a period of rising interest rates may negatively impact the Fund’s performance. Actions by governments and central banking authorities can result in increases in interest rates. Such actions may negatively affect the value of debt instruments held by the Fund, resulting in a negative impact on the Fund's performance and NAV. The Fund’s yield will vary; it is not fixed for a specific period like the yield on a bank certificate of deposit. Under certain circumstances, the yield decline could cause the Fund’s net yield to be negative (such as when Fund expenses exceed income levels). Rising interest rates may prompt redemptions from the Fund, which may force the Fund to sell investments at a time when it is not advantageous to do so, which could result in losses.
Issuer Risk. An issuer in which the Fund invests or to which it has exposure may perform poorly, and the value of its securities may therefore decline, which would negatively affect the Fund’s performance. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures, natural disasters or other events, conditions or factors.
Market Risk. Market risk refers to the possibility that the market values of securities or other investments that the Fund holds will fall, sometimes rapidly or unpredictably, or fail to rise. The value of Fund investments may fall or fail to rise because of a variety of actual or perceived factors affecting an issuer (e.g., an unfavorable earnings report), the industry or sector in which it operates, or the market as a whole, which may reduce the value of an investment in the Fund. Accordingly, an investment in the Fund could lose money over short or long periods. The market values of the investments the Fund holds can be affected by changes or potential or perceived changes in U.S. or foreign economies, financial markets, interest rates and the liquidity of these investments, among other factors.
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Money Market Fund Risk . At times of (i) significant redemption activity by shareholders, including, for example, when a single investor or a few large investors make a significant redemption of Fund shares, (ii) insufficient levels of cash in the Fund's portfolio to satisfy redemption activity, and (iii) disruption in the normal operation of the markets in which the Fund buys and sells portfolio securities, the Fund could be forced to sell portfolio securities at unfavorable prices in order to generate sufficient cash to pay redeeming shareholders. Sales of portfolio securities at such times could result in losses to the Fund. In addition, neither the Investment Manager nor any of its affiliates has a legal obligation to provide financial support to the Fund, and you should not expect that they or any person will provide financial support to the Fund at any time. The Fund may suspend redemptions or the payment of redemption proceeds when permitted by applicable regulations.
If, at any time, the Fund’s weekly liquid assets fall below 30% of its total assets and the Board determines it is in the best interests of the Fund, the Fund may, as early as the same day and at any time during the day, impose a fee of up to 2% of the value of all shares redeemed and/or temporarily suspend redemptions (sometimes referred to as imposing redemption gates) for up to 10 business days. If, at the end of any business day, the Fund’s weekly liquid assets fall below 10% of its total assets, the Fund must impose a fee, as of the beginning of the next business day, of 1% of the value of all shares redeemed, unless the Board determines that imposing such a fee is not in the best interests of the Fund or the Board determines that a lower or higher fee (not to exceed 2% of the value of all shares redeemed) would be in the best interests of the Fund. These determinations may affect the composition of the investment portfolio, performance and operating expenses of the Fund.
Reinvestment Risk. Reinvestment risk is the risk that the Fund will not be able to reinvest income or principal at the same return it is currently earning.
Repurchase Agreements  Risk. Repurchase agreements are agreements in which the seller of a security to the Fund agrees to repurchase that security from the Fund at a mutually agreed upon price and time. Repurchase agreements carry the risk that the counterparty may not fulfill its obligations under the agreement. This could cause the Fund's income and the value of your investment in the Fund to decline.
Rule 144A and Other Exempted Securities Risk. The Fund may invest in privately placed and other securities or instruments exempt from SEC registration (collectively “private placements”), subject to liquidity and other regulatory restrictions. In the U.S. market, private placements are typically sold only to qualified institutional buyers, or qualified purchasers, as applicable. An insufficient number of buyers interested in purchasing private placements at a particular time could adversely affect the marketability of such investments and the Fund might be unable to dispose of them promptly or at reasonable prices, subjecting the Fund to liquidity risk. The Fund may invest in private placements determined to be liquid as well as those determined to be illiquid. Even if determined to be liquid, the Fund’s holdings of private placements may increase the level of Fund illiquidity if eligible buyers are unable or unwilling to purchase them at a particular time. The Fund may also have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration. Additionally, the purchase price and subsequent valuation of private placements typically reflect a discount, which may be significant, from the market price of comparable securities for which a more liquid market exists. Issuers of Rule 144A eligible securities are required to furnish information to potential investors upon request. However, the required disclosure is much less extensive than that required of public companies and is not publicly available since the offering is not filed with the SEC. Further, issuers of Rule 144A eligible securities can require recipients of the offering information (such as the Fund) to agree contractually to keep the information confidential, which could also adversely affect the Fund’s ability to dispose of the security.
U.S. Government Obligations Risk. While U.S. Treasury obligations are backed by the “full faith and credit” of the U.S. Government, such securities are nonetheless subject to credit risk (i.e., the risk that the U.S. Government may be, or may be perceived to be, unable or unwilling to honor its financial obligations, such as making payments). Securities issued or guaranteed by federal agencies or authorities and U.S. Government-sponsored instrumentalities or enterprises may or may not be backed by the full faith and credit of the U.S. Government. For example, securities issued by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association and the Federal
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Home Loan Banks are neither insured nor guaranteed by the U.S. Government. These securities may be supported by the ability to borrow from the U.S. Treasury or only by the credit of the issuing agency, authority, instrumentality or enterprise and, as a result, are subject to greater credit risk than securities issued or guaranteed by the U.S. Treasury.
Additional Investment Strategies and Policies
This section describes certain investment strategies and policies that the Fund may utilize in pursuit of its investment objective and some additional factors and risks involved with investing in the Fund.
Investment Guidelines
As a general matter, and except as specifically described in the discussion of the Fund's principal investment strategies in this prospectus or as otherwise required by the Investment Company Act of 1940, as amended (the 1940 Act), the rules and regulations thereunder and any applicable exemptive relief, whenever an investment policy or limitation states a percentage of the Fund's assets that may be invested in any security or other asset or sets forth a policy regarding an investment standard, compliance with that percentage limitation or standard will be determined solely at the time of the Fund's investment in the security or asset.
Holding Other Kinds of Investments
The Fund may hold other investments that are not part of its principal investment strategies. These investments and their risks are described below and/or in the Statement of Additional Information (SAI). The Fund may choose not to invest in certain securities described in this prospectus and in the SAI, although it has the ability to do so. Information on the Fund’s holdings can be found in the Fund’s shareholder reports.
Affiliated Fund Investing
The Investment Manager or an affiliate serves as investment adviser to funds using the Columbia brand (Columbia Funds), including those that are structured as “fund-of-funds”, and provides asset-allocation services to (i) shareholders by investing in shares of other Columbia Funds, which may include the Fund (collectively referred to in this section as Underlying Funds), and (ii) discretionary managed accounts (collectively referred to as affiliated products) that invest exclusively in Underlying Funds. These affiliated products, individually or collectively, may own a significant percentage of the outstanding shares of one or more Underlying Funds, and the Investment Manager seeks to balance potential conflicts of interest between the affiliated products and the Underlying Funds in which they invest. The affiliated products’ investment in the Underlying Funds may have the effect of creating economies of scale, possibly resulting in lower expense ratios for the Underlying Funds, because the affiliated products may own substantial portions of the shares of Underlying Funds. However, redemption of Underlying Fund shares by one or more affiliated products could cause the expense ratio of an Underlying Fund to increase, as its fixed costs would be spread over a smaller asset base. Because of large positions of certain affiliated products, the Underlying Funds may experience relatively large inflows and outflows of cash due to affiliated products’ purchases and sales of Underlying Fund shares. Although the Investment Manager or its affiliate may seek to minimize the impact of these transactions where possible, for example, by structuring them over a reasonable period of time or through other measures, Underlying Funds may experience increased expenses as they buy and sell portfolio securities to manage the cash flow effect related to these transactions. Further, when the Investment Manager or its affiliate structures transactions over a reasonable period of time in order to manage the potential impact of the buy and sell decisions for the affiliated products, those affiliated products, including funds-of-funds, may pay more or less (for purchase activity), or receive more or less (for redemption activity), for shares of the Underlying Funds than if the transactions were executed in one transaction. In addition, substantial redemptions by affiliated products within a short period of time could require the Underlying Fund to liquidate positions more rapidly than would otherwise be desirable, which may have the effect of reducing or eliminating potential gain or causing it to realize a loss. In order to meet such redemptions, an Underlying Fund may be forced to sell its liquid (or more liquid) positions, leaving the Underlying Fund holding, post-redemption, a relatively larger position in illiquid securities (securities that are not readily marketable or that cannot be sold or disposed of in the ordinary course of business, within seven days, at approximately the value at which the holder has valued the security) or less liquid securities. Substantial redemptions
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may also adversely affect the ability of the Underlying Fund to implement its investment strategy. The Investment Manager or its affiliate also has an economic conflict of interest in determining the allocation of affiliated products’ assets among the Underlying Funds, as it earns different fees from the various Underlying Funds.
Lending of Portfolio Securities
The Fund may lend portfolio securities to broker-dealers or other financial intermediaries on a fully collateralized basis in order to earn additional income. The Fund may lose money from securities lending if, for example, it is delayed in or prevented from selling the collateral after the loan is made or recovering the securities loaned or if it incurs losses on the reinvestment of cash collateral.
The Fund currently does not participate in the securities lending program but the Board of Trustees (the Board) may determine to renew participation in the future. For more information on lending of portfolio securities and the risks involved, see the SAI and the annual and semiannual reports to shareholders.
Investing Defensively
The Fund may from time to time take temporary defensive investment positions that are inconsistent with the Fund’s principal investment strategies in attempting to respond to adverse market, economic, political, social or other conditions. These investment positions may include, without limitation, holding all or a substantial portion of its assets in cash for as long a period as deemed necessary. The Fund may not achieve its investment objective while it is investing defensively. Investing defensively may adversely affect Fund performance.
Portfolio Holdings Disclosure
The Board has adopted policies and procedures that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the securities owned by the Fund. A description of these policies and procedures is included in the SAI. Fund policy generally permits the disclosure of portfolio holdings information on the Fund's website (columbiathreadneedle.com/us) only after a certain amount of time has passed, as described in the SAI.
Purchases and sales of portfolio securities can take place at any time, so the portfolio holdings information available on the Fund's website may not always be current.
Cash Flows
The timing and magnitude of cash inflows from investors buying Fund shares could prevent the Fund from always being fully invested. Conversely, the timing and magnitude of cash outflows to shareholders redeeming Fund shares could require the Fund to sell portfolio securities at less than opportune times or to hold ready reserves of uninvested cash in amounts larger than might otherwise be the case to meet shareholder redemptions. Either situation could adversely impact the Fund’s performance.
Primary Service Providers
The Fund enters into contractual arrangements (Service Provider Contracts) with various service providers, including, among others, the Investment Manager, Columbia Management Investment Distributors, Inc. (the Distributor), Columbia Management Investment Services Corp. (the Transfer Agent) and the Fund’s custodian. The Fund’s Service Provider Contracts are solely among the parties thereto. Shareholders are not parties to, or intended to be third-party beneficiaries of, any Service Provider Contracts. Further, this prospectus, the SAI and any Service Provider Contracts are not intended to give rise to any agreement, duty, special relationship or other obligation between the Fund and any investor, or give rise to any contractual, tort or other rights in any individual shareholder, group of shareholders or other person, including any right to assert a fiduciary or other duty, enforce the Service Provider Contracts against the parties or to seek any remedy thereunder, either directly or on behalf of the Fund. Nothing in the previous sentence should be read to suggest any waiver of any rights under federal or state securities laws.
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Columbia Short-Term Cash Fund
More Information About the Fund (continued)
The Investment Manager, which also serves as the Fund’s administrator, the Distributor and the Transfer Agent are all affiliates of Ameriprise Financial, Inc. (Ameriprise Financial). They and their affiliates currently provide key services, including investment advisory, administration, distribution, shareholder servicing and transfer agency services, to the Fund and various other funds, including the Columbia Funds. These service relationships are described below.
The Investment Manager
Columbia Management Investment Advisers, LLC is located at 225 Franklin Street, Boston, MA 02110 and serves as investment adviser and administrator to the Columbia Funds. The Investment Manager is a registered investment adviser and a wholly-owned subsidiary of Ameriprise Financial. The Investment Manager’s management experience covers all major asset classes, including equity securities, debt instruments and money market instruments. In addition to serving as an investment adviser to traditional mutual funds, exchange-traded funds and closed-end funds, the Investment Manager acts as an investment adviser for itself, its affiliates, individuals, corporations, retirement plans, private investment companies and financial intermediaries.
Subject to oversight by the Board, the Investment Manager manages the day-to-day operations of the Fund, determining what securities and other investments the Fund should buy or sell and executing portfolio transactions. The Investment Manager may use the research and other capabilities of its affiliates and third parties in managing the Fund’s investments. The Investment Manager is also responsible for overseeing the administrative operations of the Fund, including the general supervision of the Fund’s operations, the coordination of the Fund’s other service providers and the provision of related clerical and administrative services.
The SEC has issued an order that permits the Investment Manager, subject to the approval of the Board, to appoint an unaffiliated subadviser or to change the terms of a subadvisory agreement, including fees paid thereunder, for the Fund without first obtaining shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. The Investment Manager and its affiliates may have other relationships, including significant financial relationships, with current or potential subadvisers or their affiliates, which may create certain conflicts of interest. When making recommendations to the Board to appoint or to change a subadviser, or to change the terms of a subadvisory agreement, the Investment Manager discloses to the Board the nature of any such material relationships. At present, the Investment Manager has not engaged any investment subadviser for the Fund.
The Fund does not pay the Investment Manager a fee for the investment advisory or administrative services provided to the Fund. Under the management agreement, however, the Fund pays taxes, brokerage commissions, and nonadvisory expenses. A discussion regarding the basis for the Board’s approval of the renewal of the Fund's management agreement is available in the Fund’s annual report to shareholders for the fiscal year ended July 31, 2017.
The Distributor
Shares of the Fund are distributed by Columbia Management Investment Distributors, Inc., which is located at 225 Franklin Street, Boston, MA 02110. The Distributor is a registered broker-dealer and an indirect, wholly-owned subsidiary of Ameriprise Financial.
The Transfer Agent
Columbia Management Investment Services Corp. is a registered transfer agent and wholly-owned subsidiary of Ameriprise Financial. The Transfer Agent is located at 225 Franklin Street, Boston, MA 02110, and its responsibilities include processing purchases and redemptions of Fund shares, calculating and paying distributions, maintaining shareholder records, preparing account statements and providing customer service. The Fund does not pay the Transfer Agent a fee for the transfer agency services it provides to the Fund.
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Other Roles and Relationships of Ameriprise Financial and its Affiliates — Certain Conflicts of Interest
The Investment Manager, Distributor and Transfer Agent, all affiliates of Ameriprise Financial, provide various services to the Fund and other Columbia Funds for which they are compensated. Ameriprise Financial and its other affiliates may also provide other services to these funds and be compensated for them.
The Investment Manager and its affiliates may provide investment advisory and other services to other clients and customers substantially similar to those provided to the Columbia Funds. These activities, and other financial services activities of Ameriprise Financial and its affiliates, may present actual and potential conflicts of interest and introduce certain investment constraints.
Ameriprise Financial is a major financial services company, engaged in a broad range of financial activities beyond the mutual fund-related activities of the Investment Manager, including, among others, insurance, broker-dealer (sales and trading), asset management, banking and other financial activities. These additional activities may involve multiple advisory, financial, insurance and other interests in securities and other instruments, and in companies that issue securities and other instruments, that may be bought, sold or held by the Columbia Funds.
Conflicts of interest and limitations that could affect a Columbia Fund may arise from, for example, the following:
■	compensation and other benefits received by the Investment Manager and other Ameriprise Financial affiliates related to the management/administration of a Columbia Fund and the sale of its shares;
■	the allocation of, and competition for, investment opportunities among the Fund, other funds and accounts advised/managed by the Investment Manager and other Ameriprise Financial affiliates, or Ameriprise Financial itself and its affiliates;
■	separate and potentially divergent management of a Columbia Fund and other funds and accounts advised/managed by the Investment Manager and other Ameriprise Financial affiliates;
■	regulatory and other investment restrictions on investment activities of the Investment Manager and other Ameriprise Financial affiliates and accounts advised/managed by them;
■	insurance and other relationships of Ameriprise Financial affiliates with companies and other entities in which a Columbia Fund invests; and
■	regulatory and other restrictions relating to the sharing of information between Ameriprise Financial and its affiliates, including the Investment Manager, and a Columbia Fund.
The Investment Manager and Ameriprise Financial have adopted various policies and procedures that are intended to identify, monitor and address conflicts of interest. However, there is no assurance that these policies, procedures and disclosures will be effective.
Additional information about Ameriprise Financial and the types of conflicts of interest and other matters referenced above is set forth in the Investment Management and Other Services — Other Roles and Relationships of Ameriprise Financial and its Affiliates — Certain Conflicts of Interest section of the SAI. Investors in the Columbia Funds should carefully review these disclosures and consult with their financial advisor if they have any questions.
Certain Legal Matters
Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Fund is not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Fund or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Fund. Information regarding certain pending and settled legal proceedings may be found in the Fund’s shareholder reports and in the SAI. Additionally,
Prospectus 2017	11

Columbia Short-Term Cash Fund
More Information About the Fund (continued)
Ameriprise Financial is required to make quarterly (10-Q), annual (10-K) and, as necessary, 8-K filings with the SEC on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at sec.gov.
12	Prospectus 2017

Columbia Short-Term Cash Fund
Buying and Selling Fund Shares
Share Price Determination
The price you pay or receive when you buy or sell shares is the Fund's next determined net asset value (or NAV) per share. The Fund calculates the NAV per share at the end of each business day, with the value of the Fund's shares based on the total value of all of the securities and other assets that it holds as of a specified time.
FUNDamentals
NAV Calculation
The Fund calculates its NAV as follows:
NAV =  (Value of assets) – (Liabilities)
Number of outstanding shares
FUNDamentals
Business Days
A business day is any day that the New York Stock Exchange (NYSE) is open. A business day typically ends at the close of regular trading on the NYSE, usually at 4:00 p.m. Eastern time. If the NYSE is scheduled to close early, the business day will be considered to end as of the time of the NYSE’s scheduled close. The Fund will not treat an intraday unscheduled disruption in NYSE trading or an intraday unscheduled closing as a close of regular trading on the NYSE for these purposes and will price its shares as of the regularly scheduled closing time for that day (typically, 4:00 p.m. Eastern time). Notwithstanding the foregoing, the NAV of Fund shares may be determined at such other time or times (in addition to or in lieu of the time set forth above) as the Fund’s Board may approve or ratify. On holidays and other days when the NYSE is closed, the Fund’s NAV is not calculated and the Fund does not accept buy or sell orders. However, the value of the Fund’s assets may still be affected on such days to the extent that the Fund holds foreign securities that trade on days that foreign securities markets are open.
Debt securities are typically valued using a readily available market price or market-based price. If such a price is not readily available or is deemed not to reflect market value, the Fund will determine the price of a portfolio security based on a determination of the security’s fair value pursuant to a policy approved by the Fund’s Board. Fair valuation may have the effect of reducing stale pricing arbitrage opportunities presented by the pricing of Fund shares. However, when the Fund uses fair valuation to price securities, it may value those securities higher or lower than another fund would have priced the security. Because of the judgment involved in fair valuation decisions, there can be no assurance that the value ascribed to a particular security is accurate.
Buying Shares
Shares of the Fund are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Fund may be made only by investment companies, common or commingled trust funds, or similar organizations or persons that are accredited investors within the meaning of Regulation D under the 1933 Act. Accredited investors are defined by the SEC to include certain types of companies or organizations, and individuals with high net worth or high income. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.
The Fund has no minimum initial or subsequent investment requirements. Shares of the Fund may not be exchanged for shares of other Columbia Funds or any other fund.
When you buy shares, your order will be priced at the next NAV calculated after your order is accepted by the Fund. Your order will be accepted only after it is determined that you qualify to purchase shares of the Fund, you have appropriate authorization to invest in the Fund, and the Fund has received all necessary documentation. The Fund reserves the right to cease accepting investments at any time or to reject an investment order.
Prospectus 2017	13

Columbia Short-Term Cash Fund
Buying and Selling Fund Shares (continued)
The Fund calculates its net asset value to four decimals (e.g., $1.0000) using market-based pricing and operates with a floating NAV. Although the Fund is a money market fund, the NAV of the Fund will fluctuate with changes in the values of the Fund’s portfolio securities. As a result, the Fund’s NAV may be above or below $1.0000.
Excessive Trading Practices Policy of the Fund
A money market fund is designed to offer investors a liquid cash option that they may buy and sell as often as they wish. Accordingly, the Board has not adopted policies and procedures designed to discourage excessive or short-term trading of Fund shares. However, since frequent purchases and sales of Fund shares could in certain instances harm shareholders in various ways, including reducing returns by increasing costs and disrupting portfolio management strategies, the Fund reserves the right, but has no obligation, to reject any purchase transaction at any time. Unless otherwise expressly described in this prospectus, the Fund has no limits on purchase or sale transactions. In addition, the Fund reserves the right to impose or modify restrictions on purchases or trading of Fund shares at any time.
Selling Shares
Shares are redeemable – they may be sold back to the Fund on any day on which the Fund is open for business. Redemption requests must be received in good order from an authorized individual. The payment will be sent within seven days after the redemption request is received in good order. Good order means that the Fund has received a complete redemption request (including account name, account number, amount of shares or dollars to redeem and any special documents requested to assure proper authorization) from an authorized individual. When you sell shares, the amount you receive may be more or less than the amount you invested. Your sale price will be the next NAV calculated after your request is received in good order. For more details on sales policies, please see the SAI.
Satisfying Fund Redemption Requests
When you sell your Fund shares, the Fund is effectively buying them back from you. This is called a redemption. The Fund typically expects to send you payment for your shares within two business days after your trade date. The Fund can suspend redemptions and/or delay payment of redemption proceeds for up to seven days. The Fund can also suspend redemptions and/or delay payment of redemption proceeds in excess of seven days under certain circumstances, including when the NYSE is closed or trading thereon is restricted or during emergency or other circumstances, including as determined by the SEC.
The Fund reserves the right to honor redemption orders wholly or partly with in-kind distributions of Fund portfolio securities instead of cash. Such in-kind distributions are typically a pro-rata portion of Fund portfolio assets subject to adjustments (e.g., for non-transferable securities and round lots). In the event the Fund distributes portfolio securities in kind, you may incur brokerage and other transaction costs associated with converting the portfolio securities you receive into cash. Also, the portfolio securities you receive may increase or decrease in value before you convert them into cash. For U.S. federal income tax purposes, redemptions paid in securities are generally treated the same as redemptions paid in cash.
While the Fund is not required (and may refuse in its discretion) to pay a redemption with an in-kind distribution of Fund portfolio securities and reserves the right to pay the redemption proceeds in cash, if you wish to request an in-kind redemption, please call the Transfer Agent at 800.345.6611. As a result of the operational steps needed to coordinate with the redeeming shareholder’s custodian, in-kind redemptions typically take several weeks to complete after a redemption request is received. The Fund and the redeeming shareholder will typically agree upon a redemption date. Since the Fund’s NAV may fluctuate during this time, the Fund’s NAV may be lower on the agreed-upon redemption date than on an earlier date on which the investment could have been redeemed for cash.
Liquidity Fees and Temporary Suspension of Redemptions
If, at any time, the Fund’s weekly liquid assets (as defined below) fall below 30% of its total assets and the Board, including a majority of the independent Board members (the Independent Trustees), determines it is in the best interests of the Fund, the Fund may, as early as the same day and at any time during the day, impose a fee of up to 2% of the value of all shares redeemed and/or temporarily suspend redemptions (sometimes referred to as imposing redemption gates) for up to 10 business days.
14	Prospectus 2017

Columbia Short-Term Cash Fund
Buying and Selling Fund Shares (continued)
If, at the end of any business day, the Fund’s weekly liquid assets fall below 10% of its total assets, the Fund must impose a fee, as of the beginning of the next business day, of 1% of the value of all shares redeemed, unless the Board, including a majority of the Independent Trustees, determines that imposing such a fee is not in the best interests of the Fund or determines that a lower or higher fee (not to exceed 2% of the value of all shares redeemed) would be in the best interests of the Fund.
For purposes of these policies, weekly liquid assets generally include (i) cash; (ii) direct obligations of the U.S. Government; (iii) other government securities that have remaining maturity dates of 60 days or less; (iv) securities that will mature within 5 business days; and (v) amounts receivable and due unconditionally within 5 business days on pending sales of portfolio securities.
Liquidity fees and any temporary suspension of redemptions are most likely to be imposed, if at all, during times of extraordinary market stress. A liquidity fee, which may be imposed at any time during the day, would generally be implemented, if at all, after the Fund notifies shareholders that such fee will be imposed and will remain in effect until the Board determines that such fee is no longer in the best interests of the Fund; provided that, at the end of a business day, the Fund’s weekly liquid assets equal 30% or more of the Fund’s total assets, such fee will cease to exist effective as of the beginning of the next business day following such determination. Liquidity fees are payable to the Fund and any fees charged to a shareholder will reduce the proceeds received by that shareholder upon redemption. Liquidity fees are generally intended to allocate the costs of liquidating portfolio securities to redeeming shareholders. Proceeds from such fees are likely to be used to assist the Fund to preserve its net asset value per share. It is possible that the Fund may return the proceeds in the form of a taxable distribution. Any temporary suspension of redemptions would generally be imposed prior to notification to shareholders. Such suspension may not be imposed for more than 10 business days in any rolling 90-day period. While redemptions are suspended, the Fund will not accept redemption orders until the suspension is lifted. Any pending redemption orders will be cancelled without further notice and any shareholder that wishes to redeem will need to submit a new redemption request after the suspension has been lifted.
The Fund will communicate imposing and lifting of liquidity fees and/or temporary suspension of redemptions through a supplement to its prospectus and SAI, and information will be made available on columbiathreadneedle.com/us.
While a fee or suspension is in place, the Fund may elect to not permit the purchase of Fund shares or to subject the purchase of shares to certain conditions, which may include affirming that the purchaser is aware that a liquidity fee or temporary suspension of redemption is in effect.
The Board may, in its discretion, permanently suspend redemptions and liquidate the Fund if, at the end of a business day, the Fund has less than 10% of its total assets in weekly liquid assets and the Board determines that it would not be in the best interests of the Fund to continue operating. Such Board determination may occur at any time without shareholder approval and/or at a time that may not be favorable to shareholders. Such liquidation could have negative tax consequences for shareholders. The Board may also determine to liquidate the Fund under other circumstances deemed in the best interests of shareholders. In the event that the Board determines to liquidate the Fund, shareholders will be notified of the pending liquidation and the terms of the plan through a supplement to the Fund’s prospectus.
Prospectus 2017	15

Columbia Short-Term Cash Fund
Distributions and Taxes
Distributions to Shareholders
A mutual fund can make money two ways:
■	It can earn income on its investments. Examples of fund income are interest paid on money market instruments and bonds, and dividends paid on common stocks.
■	A mutual fund can also have capital gains if the value of its investments increases. While a fund continues to hold an investment, any gain is generally unrealized. If the fund sells an investment, it generally will realize a capital gain if it sells that investment for a higher price than its adjusted cost basis, and will generally realize a capital loss if it sells that investment for a lower price than its adjusted cost basis. Capital gains and losses are either short-term or long-term, depending on whether the fund holds the securities for one year or less (short-term) or more than one year (long-term).
Mutual funds make payments of fund earnings to shareholders, distributing them among all shareholders of the fund. As a shareholder, you are entitled to your portion of a fund's distributed income, including capital gains. Reinvesting your distributions buys you more shares of a fund — which lets you take advantage of the potential for compound growth. Putting the money you earn back into your investment means it, in turn, may earn even more money (or be exposed to additional losses, if the Fund earns a negative return). Over time, the power of compounding has the potential to significantly increase the value of your investment. There is no assurance, however, that you'll earn more money if you reinvest your distributions rather than receive them in cash.
The Fund intends to pay out, in the form of distributions to shareholders, a sufficient amount of its income and gains so that the Fund will qualify for treatment as a regulated investment company and generally will not have to pay any income or federal excise tax. The Fund generally intends to distribute any net realized capital gain (whether long-term or short-term gain) at least once a year. Normally, the Fund will declare and pay distributions of net investment income according to the following schedule:

Declaration and Distribution Schedule
Declarations	Daily
Distributions	Monthly
The Fund may declare or pay distributions of net investment income more frequently.
Each time a distribution is made, the NAV per share is reduced by the amount of the distribution.
The Fund generally pays cash distributions within five business days after the end of the month in which the distribution was declared. If you sell all of your shares after the record date, but before the payment date, for a distribution, you'll normally receive that distribution in cash within five business days after the sale was made.
The Fund will automatically reinvest distributions in additional shares of the Fund unless you inform us you want to receive your distributions in cash. No sales charges apply to the purchase or sale of such shares.
Unless you are a tax-exempt investor, you should consider avoiding buying Fund shares shortly before the Fund makes a distribution (other than distributions of net investment income that are declared daily) of net investment income or net realized capital gain, because doing so can cost you money in taxes currently to the extent the distribution consists of taxable income or gains. This is because you will, in effect, receive part of your purchase price back in the distribution. This is known as “buying a dividend.” To avoid “buying a dividend,” before you invest check the Fund's distribution schedule.
Taxes
You should be aware of the following considerations applicable to the Fund:
■	The Fund intends to qualify each year as a regulated investment company. A regulated investment company generally is not subject to tax at the fund level on income and gains from investments that are distributed to shareholders. However, the Fund's failure to qualify as a regulated investment company would result in Fund level
16	Prospectus 2017

Columbia Short-Term Cash Fund
Distributions and Taxes (continued)
taxation, and consequently, a reduction in income available for distribution to you and in the net asset value of your shares. Even if the Fund qualifies as a regulated investment company, the Fund may be subject to federal excise tax on certain undistributed income or gains.
■	Otherwise taxable distributions generally are taxable to you when paid, whether they are paid in cash or automatically reinvested in additional Fund shares. Dividends paid in January are deemed paid on December 31 of the prior year if the dividend was declared and payable to shareholders of record in October, November, or December of such prior year.
■	Distributions of the Fund's ordinary income and net short-term capital gain, if any, generally are taxable to you as ordinary income. Distributions of the Fund's net long-term capital gain, if any, generally are taxable to you as long-term capital gain. Whether capital gains are long-term or short-term is determined by how long the Fund has owned the investments that generated them, rather than how long you have owned your shares. The Fund expects that distributions will consist primarily of ordinary income.
■	From time to time, a distribution from the Fund could constitute a return of capital, which is not taxable to you so long as the amount of the distribution does not exceed your tax basis in your Fund shares. A return of capital reduces your tax basis in your Fund shares, with any amounts exceeding such basis generally taxable as capital gain.
■	If the Fund imposes a liquidity fee, the tax consequences to the Fund and to the Fund's shareholders are uncertain, and may be clarified by future guidance from the Internal Revenue Service. In the absence of guidance, the Fund will determine the tax consequences of a liquidity fee if and when the fee is imposed.
■	Shareholders are likely to recognize gains and losses on their Fund shares once the Fund’s NAV begins to float. You can use one of two methods of tax accounting to recognize gains and losses on your Fund shares.
■	If you apply a realization method of accounting, you will recognize capital gain or loss (if any) from each sale or redemption of Fund shares. This includes redemptions where you are paid in securities. Realization methods of accounting generally include any method of accounting for gains and losses other than the NAV Method (described below). Your capital gain or loss (if any) is generally equal to the difference between the amount you receive for your shares and the amount you paid for them. Any such capital gain or loss generally will be long-term capital gain or loss if you have held your Fund shares for more than one year at the time of sale. In certain circumstances, capital losses may be converted from short-term to long-term.
■	If you apply the NAV Method of accounting (also known as the simplified method of accounting for floating NAV money market fund shares), you will realize taxable gain or loss (if any) on your Fund shares based on the net change in value of your Fund shares during each computation period. Your gain or loss during a computation period is equal to: (1) the value of your Fund shares at the end of the computation period, (2) minus the value of your Fund shares at the end of the preceding computation period (or, in the first NAV Method computation period, the adjusted basis of your Fund shares), (3) minus your net investment in Fund shares (purchases - redemptions) during the computation period. Any gain or loss realized during a computation period is recognized in your tax year that includes the last day of the computation period. If your Fund shares are capital assets, gain or loss is short-term capital gain or loss.
■	The wash sale rules do not apply to losses from floating NAV money market funds shares, including shares of the Fund, regardless of which accounting method you elect to apply.
■	Money market funds, including the Fund, are not required to report sales or redemptions of shares to shareholders or the Internal Revenue Service (the IRS), so you should keep records sufficient to determine if you have any taxable gains or losses on your Fund shares.
■	The Fund is required by federal law to withhold tax on any taxable or tax-exempt distributions paid to you if: you have not provided a correct TIN or have not certified to the Fund that withholding does not apply, the IRS has notified us that the TIN listed on your account is incorrect according to its records, or the IRS informs the Fund that you are otherwise subject to backup withholding.
Prospectus 2017	17

Columbia Short-Term Cash Fund
Distributions and Taxes (continued)
FUNDamentals
Taxes
The information provided above is only a summary of how U.S. federal income taxes may affect your investment in the Fund. It is not intended as a substitute for careful tax planning. Your investment in the Fund may have other tax implications. Please see the SAI for more detailed tax information. You should consult with your own tax advisor about the particular tax consequences to you of an investment in the Fund, including the effect of any foreign, state and local taxes, and the effect of possible changes in applicable tax laws.
18	Prospectus 2017

Columbia Short-Term Cash Fund
P.O. Box 8081
Boston, MA 02266-8081
PRO224_07_G01_(11/17)

Shares of Columbia Short-Term Cash Fund (the Fund) are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the 1933 Act). Investments in the Fund may be made only by investment companies, common or commingled trust funds, or similar organizations or persons that are accredited investors within the meaning of Regulation D under the 1933 Act. This Statement of Additional Information (SAI) does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.

STATEMENT OF ADDITIONAL INFORMATION
November 1, 2017
Columbia Funds Series Trust II
Columbia Short-Term Cash Fund
Unless the context indicates otherwise, references herein to “each Fund,” “the Fund,” “a Fund,” “the Funds” or “Funds” refers to the Fund listed above.
This Statement of Additional Information (SAI) is not a prospectus, is not a substitute for reading any prospectus and is intended to be read in conjunction with the Fund’s current prospectus dated the same date as this SAI. The most recent annual report for the Fund (as applicable), which includes the Fund’s audited financial statements for the period ended July 31, 2017, is incorporated by reference into this SAI.
Copies of the Fund's current prospectus and annual and semiannual reports (once available, as applicable) may be obtained without charge by writing Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling Columbia Funds at 800.345.6611.

Statement of Additional Information – November 1, 2017	1

SAI PRIMER
The SAI is a part of the Fund's registration statement that is filed with the SEC. The registration statement includes the Fund's prospectus, the SAI and certain exhibits. The SAI, and any supplements to it, can be found online at www.columbiathreadneedle.com/us and/or by accessing the SEC’s website at www.sec.gov.
For purposes of any electronic version of this SAI, all references to websites or universal resource locators (URLs), are intended to be inactive and are not meant to incorporate the contents of any such website or URL into this SAI.
The SAI generally provides additional information about the Fund that is not required to be in the Fund's prospectus. The SAI expands discussions of certain matters described in the Fund's prospectus and provides certain additional information about the Fund that may be of interest to some investors. Among other things, the SAI provides information about:
■	the organization of the Trust;
■	the Fund's investments;
■	the Fund's investment adviser, investment subadviser(s) (if any) and other service providers, including roles and relationships of Ameriprise Financial and its affiliates, and conflicts of interest;
■	the governance of the Fund;
■	the Fund's brokerage practices;
■	the purchase, redemption and pricing of Fund shares; and
■	the application of U.S. federal income tax laws.
Investors may find this information important and helpful. If you have any questions about the Fund, please call Columbia Funds at 800.345.6611 or contact your financial advisor.
Throughout this SAI, the term “financial intermediary” may refer, generally, to one or more of the selling agents and/or servicing agents that are authorized to sell and/or service shares of the Funds, which may include broker-dealers and financial advisors as well as firms that employ such broker-dealers and financial advisors, including, for example, brokerage firms, banks, investment advisers, third party administrators and other financial intermediaries, including Ameriprise Financial and its affiliates.
Columbia Threadneedle Investments is the global brand name of the Columbia and Threadneedle group of companies.
Before reading the SAI, you should consult the prospectus for the Fund as well as the Glossary below, which defines certain of the terms used in the SAI. Terms not defined in the Glossary below generally have the same meaning as otherwise ascribed in the Fund’s prospectus.
Glossary
1933 Act	Securities Act of 1933, as amended
1934 Act	Securities Exchange Act of 1934, as amended
1940 Act	Investment Company Act of 1940, as amended
Ameriprise Financial	Ameriprise Financial, Inc.
Bank of America	Bank of America Corporation
Board	The Trust’s Board of Trustees
Board Services	Board Services Corporation
Statement of Additional Information – November 1, 2017	2

Business Day	Any day on which the NYSE is open for business. A business day typically ends at the close of regular trading on the NYSE, usually at 4:00 p.m. Eastern time. If the NYSE is scheduled to close early, the business day will be considered to end as of the time of the NYSE’s scheduled close. The Fund will not treat an intraday unscheduled disruption in NYSE trading or an intraday unscheduled closing as a close of regular trading on the NYSE for these purposes and will price its shares as of the regularly scheduled closing time for that day (typically, 4:00 p.m. Eastern time). Notwithstanding the foregoing, the NAV of Fund shares may be determined at such other time or times (in addition to or in lieu of the time set forth above) as the Fund’s Board may approve or ratify. On holidays and other days when the NYSE is closed, the Fund's NAV is not calculated and the Fund does not accept buy or sell orders. However, the value of the Fund's assets may still be affected on such days to the extent that the Fund holds foreign securities that trade on days that foreign securities markets are open.
CEA	Commodity Exchange Act
CFST II	Columbia Funds Series Trust II
CMOs	Collateralized mortgage obligations
Code	Internal Revenue Code of 1986, as amended
Codes of Ethics	The codes of ethics adopted by the Fund, the Investment Manager, Columbia Management Investment Distributors, Inc. and/or any sub-adviser, as applicable, pursuant to Rule 17j-1 under the 1940 Act
Columbia Funds or Columbia Funds Complex	The fund complex, including the Fund, that is comprised of the registered investment companies, including traditional mutual funds, closed-end funds, and ETFs, advised by the Investment Manager or its affiliates
Columbia Management	Columbia Management Investment Advisers, LLC
Custodian	JPMorgan Chase Bank, N.A.
Distributor	Columbia Management Investment Distributors, Inc.
FDIC	Federal Deposit Insurance Corporation
FHLMC	The Federal Home Loan Mortgage Corporation
Fitch	Fitch, Inc.
FNMA	Federal National Mortgage Association
The Fund(s) or a Fund	One or more of the open-end management investment companies listed on the front cover of this SAI
GNMA	Government National Mortgage Association
Independent Trustees	The Trustees of the Board who are not “interested persons” (as defined in the 1940 Act) of the Fund
Interested Trustees	The Trustees of the Board who are currently deemed to be “interested persons” (as defined in the 1940 Act) of the Fund
Investment Manager	Columbia Management Investment Advisers, LLC
IRS	United States Internal Revenue Service
JPMorgan	JPMorgan Chase Bank, N.A., the Fund's custodian
LIBOR	London Interbank Offered Rate
Management Agreement	The Management Agreement, as amended, if applicable, between the Trust, on behalf of the Fund, and the Investment Manager
Moody’s	Moody’s Investors Service, Inc.
NASDAQ	National Association of Securities Dealers Automated Quotations system

NAV	Net asset value per share of the Fund
NRSRO	Nationally recognized statistical ratings organization (for example, Moody’s, Fitch or S&P)
NYSE	New York Stock Exchange

Statement of Additional Information – November 1, 2017	3

PwC	PricewaterhouseCoopers LLP
S&P	Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s” and “S&P” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Investment Manager. The Columbia Funds are not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the Columbia Funds)
SAI	This Statement of Additional Information, as amended and supplemented from time-to-time
SEC	United States Securities and Exchange Commission
Shares	Shares of the Fund
Transfer Agency Agreement	The Transfer and Dividend Disbursing Agent Agreement between the Trust, on behalf of its Fund, and the Transfer Agent
Transfer Agent	Columbia Management Investment Services Corp.
Trustee(s)	One or more members of the Board
Trust	CFST II, the registered investment company in the Columbia Funds Complex to which this SAI relates
VP – Managed Volatility Funds	Any variable portfolio fund that includes the words “Managed Risk,” “Managed Volatility,” or “U.S. Flexible” as part of the Fund’s name
Throughout this SAI, Columbia Short-Term Cash Fund is referred to as Short-Term Cash Fund or the Fund.
Statement of Additional Information – November 1, 2017	4

ABOUT THE TRUST
The Trust is an open-end management investment company registered under the 1940 Act located at 225 Franklin Street, Boston, Massachusetts 02110.
The Trust was organized as a Massachusetts business trust on January 27, 2006. On March 7, 2011, the Trust changed its name from RiverSource Series Trust to its current name, and prior to September 11, 2007, was known as RiverSource Retirement Series Trust.
Fund	Fiscal Year End	Prospectus Date	Date Began Operations	Diversified*
Short-Term Cash Fund	July 31st	11/1/2017	9/26/2006	Yes
*	A “diversified” Fund may not, with respect to 75% of its total assets, invest more than 5% of its total assets in securities of any one issuer or purchase more than 10% of the outstanding voting securities of any one issuer, except obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and except securities of other investment companies. A “non-diversified” Fund may invest a greater percentage of its total assets in the securities of fewer issuers than a “diversified” fund, which increases the risk that a change in the value of any one investment held by the Fund could affect the overall value of the Fund more than it would affect that of a “diversified” fund holding a greater number of investments. Accordingly, a “non-diversified” Fund’s value will likely be more volatile than the value of a more diversified fund.
Statement of Additional Information – November 1, 2017	5

FUNDAMENTAL AND NON-FUNDAMENTAL INVESTMENT POLICIES
The following discussion of “fundamental” and “non-fundamental” investment policies and limitations for the Fund supplements the discussion of investment policies in the Fund's prospectus. A fundamental policy may be changed only with Board and shareholder approval. A non-fundamental policy may be changed only with Board approval and does not require shareholder approval.
Unless otherwise noted in a Fund’s prospectus or this SAI, whenever an investment policy or limitation states a maximum percentage of a Fund’s assets that may be invested in any security or other asset, or sets forth a policy regarding an investment standard, compliance with such percentage limitation or standard will be determined solely at the time of the Fund’s acquisition of such security or asset (Time of Purchase Standard). Thus, a Fund may continue to hold a security even though it causes the Fund to exceed a percentage limitation because of fluctuation in the value of the Fund’s assets.
Notwithstanding any of a Fund’s other investment policies, the Fund, subject to certain limitations, may invest its assets in another investment company. These underlying funds have adopted their own investment policies that may be more or less restrictive than those of the Fund.
Notwithstanding any of a Fund’s other investment policies, the Fund may invest its assets in an open-end management investment company having substantially the same investment objectives, policies, and restrictions as the Fund for the purpose of having those assets managed as part of a combined pool.
Notwithstanding the policies set forth in this SAI for the Fund, the Fund will comply with the applicable provisions of Rule 2a-7 under the 1940 Act (Rule 2a-7).
Fundamental Policies
Fundamental policies are policies that can be changed only with shareholder approval. Unless holders of a majority of the outstanding voting securities agree to make the change:
–	The Fund will not buy or sell real estate, commodities or commodity contracts. For purposes of this policy, real estate includes real estate limited partnerships.
–	The Fund will not purchase more than 10% of the outstanding voting securities of an issuer, except that up to 25% of the Fund’s assets may be invested without regard to this 10% limitation.
–	The Fund will not invest more than 5% of its total assets in securities of any company, government, or political subdivision thereof, except the limitation will not apply to investments in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or other investment companies, and except that up to 25% of the Fund’s total assets may be invested without regard to this 5% limitation.
–	The Fund will not concentrate in any one industry, except that the Fund reserves the right to concentrate in money market instruments issued by U.S. banks, U.S. branches of foreign banks and U.S. government securities. According to the present interpretation by the Securities and Exchange Commission (SEC), concentration means that more than 25% of the Fund’s total assets, based on current market value at time of purchase, are invested in any one industry.*

*	For purposes of applying the limitation set forth in its concentration policy, above, a Fund will generally use the industry classifications provided by the Global Industry Classification System (GICS) for classification of issuers of equity securities and the classifications provided by the Barclays Capital Aggregate Bond Index for classification of issues of fixed-income securities. A Fund does not consider futures or swaps clearinghouses or securities clearinghouses, where the Fund has exposure to such clearinghouses in the course of making investments in futures and securities, to be part of any industry.
–	The Fund will not act as an underwriter (sell securities for others). However, under the securities laws, the Fund may be deemed to be an underwriter when it purchases securities directly from the issuer and later resells them.
–	The Fund will not lend securities or participate in an interfund lending program if the total of all such loans would exceed 33 1⁄3% of the Fund’s total assets, except this fundamental investment policy shall not prohibit the Fund from purchasing money market securities, loans, loan participation or other debt securities, or from entering into repurchase agreements.
–	The Fund will not borrow money, except for temporary purposes (not for leveraging or investment) in an amount not exceeding 33 1⁄3% of its total assets (including the amount borrowed) less liabilities (other than borrowings) immediately after the borrowings.
–	The Fund will not issue senior securities, except as permitted under the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.
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Non-fundamental Policies
The following non-fundamental policies may be changed by the Board at any time and may be in addition to those described in the Fund's prospectus.
–	No more than 5% of the Fund’s total assets will be held in securities and other instruments that are illiquid.
–	Up to 35% of the Fund’s total assets may be invested in U.S. dollar-denominated foreign investments.
Summary of 1940 Act Restrictions on Certain Activities
Certain of the Fund’s fundamental and, if any, non-fundamental policies set forth above prohibit transactions “except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.” The following discussion summarizes the flexibility that the Fund currently gains from these exceptions. To the extent the 1940 Act or the rules and regulations thereunder may, in the future, be amended to provide greater flexibility, or to the extent the SEC may in the future grant exemptive relief providing greater flexibility, the Fund will be able to use that flexibility without seeking shareholder approval of its fundamental policies.
Investing in other investment companies – The 1940 Act, in summary, provides that a fund generally may not: (i) purchase more than 3% of the outstanding voting stock of another investment company; (ii) purchase securities issued by another investment company in an amount representing more than 5% of the investing fund’s total assets; or (iii) purchase securities issued by investment companies that in the aggregate represent more than 10% of the acquiring fund’s total assets (the “3, 5 and 10 Rule”). Affiliated funds-of-funds (i.e., those funds that invest in other funds within the same fund family), with respect to investments in such affiliated underlying funds, are not subject to the 3, 5 and 10 Rule and, therefore, may invest in affiliated underlying funds without restriction. A fund-of-funds may also invest its assets in unaffiliated funds, but the fund-of-funds generally may not purchase more than 3% of the outstanding voting stock of any one unaffiliated fund. Additionally, certain exceptions to these limitations apply to investments in money market open-end funds. If shares of the Fund are purchased by an affiliated fund beyond the 3, 5 and 10 Rule in reliance on Section 12(d)(1)(G) of the 1940 Act, for so long as shares of the Fund are held by such other affiliated fund beyond the 3, 5 and 10 Rule, the Fund will not purchase securities of a registered open-end investment company or registered unit investment trust in reliance on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the 1940 Act.
Issuing senior securities – A “senior security” is an obligation with respect to the earnings or assets of a company that takes precedence over the claims of that company’s common stock with respect to the same earnings or assets. The 1940 Act prohibits an open-end fund from issuing senior securities other than certain borrowings from a bank, but SEC staff interpretations allow a Fund to engage in certain types of transactions that otherwise might raise senior security concerns (such as short sales, buying and selling financial futures contracts and other derivative instruments and selling put and call options), provided that the Fund segregates or designates on the Fund’s books and records liquid assets, or, as permitted in accordance with SEC staff interpretations, otherwise covers the transaction with offsetting portfolio securities, in amounts sufficient to offset any liability associated with the transaction. The exception in the fundamental policy allows the Fund to operate in reliance upon these staff interpretations.
Statement of Additional Information – November 1, 2017	7

ABOUT FUND INVESTMENTS
The Fund’s investment objective, principal investment strategies and related principal risks are discussed in the Fund’s prospectus. The Fund’s prospectus identifies the types of securities in which the Fund invests principally and summarizes the principal risks to the Fund’s portfolio as a whole associated with such investments. Unless otherwise indicated in the prospectus or this SAI, the investment objective and policies of the Fund may be changed without shareholder approval.
To the extent that a type of security identified in the table below is not described in the Fund’s prospectus (or as a sub-category of such security type in this SAI), the Fund generally invests in such security type, if at all, as part of its non-principal investment strategies.
Information about individual types of securities (including certain of their associated risks) in which the Fund may invest is set forth below. The Fund may invest in these types of securities, subject to its investment objective and fundamental and non-fundamental investment policies. The Fund is not required to invest in any or all of the types of securities listed below.
Certain Investment Activity Limits. The overall investment and other activities of the Investment Manager and its affiliates may limit the investment opportunities for the Fund in certain markets, industries or transactions or in individual issuers where limitations are imposed upon the aggregate amount of investment by the Fund and other accounts managed by the Investment Manager and accounts of its affiliates (collectively, affiliated investors). From time to time, the Fund’s activities also may be restricted because of regulatory restrictions applicable to the Investment Manager and its affiliates and/or because of their internal policies. See Investment Management and Other Services – Other Roles and Relationships of Ameriprise Financial and its Affiliates – Certain Conflicts of Interest.
Types of Investments
Type of Investment	Short-Term Cash Fund
Asset-Backed Securities	Yes
Bank Obligations (Domestic and Foreign)	Yes
Collateralized Bond Obligations	Yes
Commercial Paper	Yes
Common Stock	No
Convertible Securities	No
Corporate Debt Securities	Yes
Custody Receipts and Trust Certificates	Yes
Debt Obligations	Yes (a)
Depositary Receipts	No
Derivatives	Yes (b)
Dollar Rolls	No
Exchange-Traded Notes	No
Foreign Currency Transactions	No
Foreign Securities	Yes
Guaranteed Investment Contracts (Funding Agreements)	Yes
High-Yield Securities	No
Illiquid Securities	Yes
Inflation-Protected Securities	Yes
Initial Public Offerings	Yes
Inverse Floaters	No
Investments in Other Investment Companies (Including ETFs)	Yes
Listed Private Equity Funds	No
Money Market Instruments	Yes
Mortgage-Backed Securities	Yes
Municipal Securities	Yes
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Type of Investment	Short-Term Cash Fund
Participation Interests	No
Partnership Securities	No
Preferred Stock	No
Private Placement and Other Restricted Securities	Yes
Real Estate Investment Trusts	No
Repurchase Agreements	Yes
Reverse Repurchase Agreements	Yes
Short Sales	No
Sovereign Debt	Yes
Standby Commitments	Yes
U.S. Government and Related Obligations	Yes
Variable- and Floating-Rate Obligations	Yes (c)
Warrants and Rights	No
(a)	The Fund is not permitted to invest in when-issued, delayed delivery and forward commitment transactions.
(b)	The only derivative type investments that the Fund is permitted to invest in are structured investments.
(c)	The Fund is not permitted to invest in floating rate loans. This restriction is not intended to prevent the Fund from investing in variable and floating rate instruments that are permissible investments for money market funds under Rule 2a-7.
Asset-Backed Securities
Asset-backed securities represent interests in, or debt instruments that are backed by, pools of various types of assets that generate cash payments generally over fixed periods of time, such as, among others, motor vehicle installment sales, contracts, installment loan contracts, leases of various types of real and personal property, and receivables from revolving (credit card) agreements. Such securities entitle the security holders to receive distributions (i.e., principal and interest) that are tied to the payments made by the borrower on the underlying assets (less fees paid to the originator, servicer, or other parties, and fees paid for credit enhancement), so that the payments made on the underlying assets effectively pass through to such security holders. Asset-backed securities typically are created by an originator of loans or owner of accounts receivable that sells such underlying assets to a special purpose entity in a process called a securitization. The special purpose entity issues securities that are backed by the payments on the underlying assets, and have a minimum denomination and specific term. Asset-backed securities may be structured as fixed-, variable- or floating-rate obligations or as zero-coupon, pay-in-kind and step-coupon securities and may be privately placed or publicly offered. Collateralized loan obligations (CLOs) are but one example of an asset-backed security. See Types of Investments – Variable- and Floating-Rate Obligations, – Debt Obligations – Zero-Coupon, Pay-in-Kind and Step-Coupon Securities and – Private Placement and Other Restricted Securities for more information.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with asset-backed securities include: Credit Risk, Interest Rate Risk, Liquidity Risk and Prepayment and Extension Risk.
Bank Obligations (Domestic and Foreign)
Bank obligations include certificates of deposit, bankers’ acceptances, time deposits and promissory notes that earn a specified rate of return and may be issued by (i) a domestic branch of a domestic bank, (ii) a foreign branch of a domestic bank, (iii) a domestic branch of a foreign bank or (iv) a foreign branch of a foreign bank. Bank obligations may be structured as fixed-, variable- or floating-rate obligations. See Types of Investments – Variable- and Floating-Rate Obligations for more information.
Certificates of deposit, or so-called CDs, typically are interest-bearing debt instruments issued by banks and have maturities ranging from a few weeks to several years. Yankee dollar certificates of deposit are negotiable CDs issued in the United States by branches and agencies of foreign banks. Eurodollar certificates of deposit are CDs issued by foreign banks with interest and principal paid in U.S. dollars. Eurodollar and Yankee Dollar CDs typically have maturities of less than two years and have interest rates that typically are pegged to the London Interbank Offered Rate or LIBOR. Bankers’ acceptances are time drafts drawn on and accepted by banks, are a customary means of effecting payment for merchandise sold in import-export transactions and are a general source of financing. A time deposit can be either a savings account or CD that is an obligation of a financial institution for a fixed term. Typically, there are penalties for early withdrawals of time deposits. Promissory notes are written commitments of the maker to pay the payee a specified sum of money either on demand or at a fixed or determinable future date, with or without interest.
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Bank investment contracts are issued by banks. Pursuant to such contracts, a Fund may make cash contributions to a deposit fund of a bank. The bank then credits to the Fund payments at floating or fixed interest rates. A Fund also may hold funds on deposit with its custodian for temporary purposes.
Certain bank obligations, such as some CDs, are insured by the FDIC up to certain specified limits. Many other bank obligations, however, are neither guaranteed nor insured by the FDIC or the U.S. Government. These bank obligations are “backed” only by the creditworthiness of the issuing bank or parent financial institution. Domestic and foreign banks are subject to different governmental regulation. Accordingly, certain obligations of foreign banks, including Eurodollar and Yankee dollar obligations, involve different and/or heightened investment risks than those affecting obligations of domestic banks, including, among others, the possibilities that: (i) their liquidity could be impaired because of political or economic developments; (ii) the obligations may be less marketable than comparable obligations of domestic banks; (iii) a foreign jurisdiction might impose withholding and other taxes at high levels on interest income; (iv) foreign deposits may be seized or nationalized; (v) foreign governmental restrictions such as exchange controls may be imposed, which could adversely affect the payment of principal and/or interest on those obligations; (vi) there may be less publicly available information concerning foreign banks issuing the obligations; and (vii) the reserve requirements and accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ (including, less stringent) from those applicable to domestic banks. Foreign banks generally are not subject to examination by any U.S. Government agency or instrumentality. See Types of Investments – Foreign Securities.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with bank obligations include: Counterparty Risk, Credit Risk, Interest Rate Risk, Issuer Risk, Liquidity Risk, and Prepayment and Extension Risk.
Collateralized Bond Obligations
Collateralized bond obligations (CBOs) are investment grade bonds backed by a pool of bonds, which may include junk bonds (which are considered speculative investments). CBOs are similar in concept to collateralized mortgage obligations (CMOs), but differ in that CBOs represent different degrees of credit quality rather than different maturities. (See Types of Investments – Mortgage-Backed Securities and – Asset-Backed Securities.) CBOs are often privately offered and sold, and thus not registered under the federal securities laws.
Underwriters of CBOs package a large and diversified pool of high-risk, high-yield junk bonds, which is then structured into “tranches.” Typically, the first tranche represents a senior claim on collateral and pays the lowest interest rate; the second tranche is junior to the first tranche and therefore subject to greater risk and pays a higher rate; the third tranche is junior to both the first and second tranche, represents the lowest credit quality and instead of receiving a fixed interest rate receives the residual interest payments — money that is left over after the higher tranches have been paid. CBOs, like CMOs, are substantially overcollateralized and this, plus the diversification of the pool backing them, may earn certain of the tranches investment-grade bond ratings. Holders of third-tranche CBOs stand to earn higher or lower yields depending on the rate of defaults in the collateral pool. See Types of Investments – High-Yield Securities.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with CBOs include: Credit Risk, Interest Rate Risk, Liquidity Risk, High-Yield Securities Risk and Prepayment and Extension Risk.
Commercial Paper
Commercial paper is a short-term debt obligation, usually sold on a discount basis, with a maturity ranging from 2 to 270 days issued by banks, corporations and other borrowers. It is sold to investors with temporary idle cash as a way to increase returns on a short-term basis. These instruments are generally unsecured, which increases the credit risk associated with this type of investment. See Types of Investments — Debt Obligations and — Illiquid Securities.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with commercial paper include: Credit Risk and Liquidity Risk.
Corporate Debt Securities
Corporate debt securities are long and short term fixed income securities typically issued by businesses to finance their operations. Corporate debt securities are issued by public or private companies, as distinct from debt securities issued by a government or its agencies. The issuer of a corporate debt security often has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal periodically or on a specified maturity date. Corporate debt securities typically have four distinguishing features: (1) they are taxable; (2) they have a par value of $1,000; (3) they have a term maturity, which means they come due at a specified time period; and (4) many are traded on major securities exchanges. Notes, bonds, debentures and commercial paper are the most common types of corporate debt securities, with the primary difference being their interest rates, maturity dates and secured or unsecured status. Commercial paper has the shortest term and usually is unsecured, as are debentures. The broad category of corporate debt securities includes debt issued by domestic or foreign companies of all kinds, including those with small-, mid- and large-capitalizations. The category also includes bank loans, as well as assignments,
Statement of Additional Information – November 1, 2017	10

participations and other interests in bank loans. Corporate debt securities may be rated investment grade or below investment grade and may be structured as fixed-, variable or floating-rate obligations or as zero-coupon, pay-in-kind and step-coupon securities and may be privately placed or publicly offered. They may also be senior or subordinated obligations. See Appendix A for a discussion of securities ratings. See Types of Investments — Variable- and Floating-Rate Obligations, — Debt Obligations and — Commercial Paper for more information.
Extendible commercial notes (ECNs) are very similar to commercial paper except that, with ECNs, the issuer has the option to extend the notes’ maturity. ECNs are issued at a discount rate, with an initial redemption of not more than 90 days from the date of issue. If ECNs are not redeemed by the issuer on the initial redemption date, the issuer will pay a premium (step-up) rate based on the ECN’s credit rating at the time.
Because of the wide range of types and maturities of corporate debt securities, as well as the range of creditworthiness of issuers, corporate debt securities can have widely varying risk/return profiles. For example, commercial paper issued by a large established domestic corporation that is rated by an NRSRO as investment grade may have a relatively modest return on principal but present relatively limited risk. On the other hand, a long-term corporate note issued, for example, by a small foreign corporation from an emerging market country that has not been rated by an NRSRO may have the potential for relatively large returns on principal but carries a relatively high degree of risk.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with corporate debt securities include: Credit Risk, Interest Rate Risk, Issuer Risk, High-Yield Securities Risk, Prepayment and Extension Risk and Reinvestment Risk.
Custody Receipts and Trust Certificates
Custody receipts and trust certificates are derivative products that evidence direct ownership in a pool of securities. Typically, a sponsor will deposit a pool of securities with a custodian in exchange for custody receipts evidencing interests in those securities. The sponsor generally then will sell the custody receipts or trust certificates in negotiated transactions at varying prices. Each custody receipt or trust certificate evidences the individual securities in the pool and the holder of a custody receipt or trust certificate generally will have all the rights and privileges of owners of those securities.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with custody receipts and trust certificates include: Liquidity Risk and Counterparty Risk. In addition, custody receipts and trust certificates generally are subject to the same risks as the securities evidenced by the receipts or certificates.
Debt Obligations
Many different types of debt obligations exist (for example, bills, bonds, and notes). Issuers of debt obligations have a contractual obligation to pay interest at a fixed, variable or floating rate on specified dates and to repay principal by a specified maturity date. Certain debt obligations (usually intermediate and long-term bonds) have provisions that allow the issuer to redeem or “call” a bond before its maturity. Issuers are most likely to call these securities during periods of falling interest rates. When this happens, an investor may have to replace these securities with lower yielding securities, which could result in a lower return.
The market value of debt obligations is affected primarily by changes in prevailing interest rates and the issuer’s perceived ability to repay the debt. The market value of a debt obligation generally reacts inversely to interest rate changes. When prevailing interest rates decline, the market value of the bond usually rises, and when prevailing interest rates rise, the market value of the bond usually declines.
In general, the longer the maturity of a debt obligation, the higher its yield and the greater the sensitivity to changes in interest rates. Conversely, the shorter the maturity, the lower the yield and the lower the sensitivity to changes in interest rates.
As noted, the values of debt obligations also may be affected by changes in the credit rating or financial condition of their issuers. Generally, the lower the quality rating of a security, the higher the degree of risk as to the payment of interest and return of principal. To compensate investors for taking on such increased risk, those issuers deemed to be less creditworthy generally must offer their investors higher interest rates than do issuers with better credit ratings. See Types of Investments — Corporate Debt Securities.
Event-Linked Instruments/Catastrophe Bonds. A Fund may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies.” Event-linked exposure results in gains or losses that typically are contingent on, or formulaically related to, defined trigger events. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena or statistics relating to such events. Some event-linked bonds are commonly referred to as “catastrophe bonds.” If a trigger event occurs, the principal amount of the bond is reduced (potentially to zero), and a Fund may lose all or a portion of its entire principal invested in the bond or the entire notional amount on a swap.
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Stripped Securities. Stripped securities are the separate income or principal payments of a debt security and evidence ownership in either the future interest or principal payments on an instrument. There are many different types and variations of stripped securities. For example, Separate Trading of Registered Interest and Principal Securities (STRIPS) can be component parts of a U.S. Treasury security where the principal and interest components are traded independently through DTC, a clearing agency registered pursuant to Section 17A of the 1934 Act and created to hold securities for its participants, and to facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Treasury Investor Growth Receipts (TIGERs) are U.S. Treasury securities stripped by brokers. Stripped mortgage-backed securities, (SMBS) also can be issued by the U.S. Government or its agencies. Stripped securities may be structured as fixed-, variable- or floating-rate obligations.
SMBS usually are structured with two or more classes that receive different proportions of the interest and principal distributions from a pool of mortgage-backed assets. Common types of SMBS will be structured so that one class receives some of the interest and most of the principal from the mortgage-backed assets, while another class receives most of the interest and the remainder of the principal.
See Types of Investments – Mortgage-Backed Securities, – Variable- and Floating-Rate Obligations and – U.S. Government and Related Obligations for more information.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with stripped securities include: Credit Risk, Interest Rate Risk, Liquidity Risk, Prepayment and Extension Risk and Stripped Securities Risk
When-Issued, Delayed Delivery and Forward Commitment Transactions. When-issued, delayed delivery and forward commitment transactions involve the purchase or sale of securities by a Fund, with payment and delivery taking place in the future after the customary settlement period for that type of security. Normally, the settlement date occurs within 45 days of the purchase although in some cases settlement may take longer. The investor does not pay for the securities or receive dividends or interest on them until the contractual settlement date. When engaging in when-issued, delayed delivery and forward commitment transactions, a Fund typically will designate liquid assets in an amount equal to or greater than the purchase price. The payment obligation and, if applicable, the interest rate that will be received on the securities, are fixed at the time that a Fund agrees to purchase the securities. A Fund generally will enter into when-issued, delayed delivery and forward commitment transactions only with the intention of completing such transactions.
However, a Fund’s portfolio manager may determine not to complete a transaction if he or she deems it appropriate to close out the transaction prior to its completion. In such cases, a Fund may realize short-term gains or losses. See Types of Investments — Asset-Backed Securities and — Mortgage-Backed Securities for more information.
To Be Announced Securities (“TBAs”). As with other delayed delivery transactions, a seller agrees to issue a TBA security at a future date. However, the seller does not specify the particular securities to be delivered. Instead, the Fund agrees to accept any security that meets specified terms. For example, in a TBA mortgage-backed security transaction, the Fund and the seller would agree upon the issuer, interest rate and terms of the underlying mortgages. The seller would not identify the specific underlying mortgages until it issues the security. TBA mortgage-backed securities increase market risks because the underlying mortgages may be less favorable than anticipated by the Fund. See Types of Investments — Asset-Backed Securities and — Mortgage-Backed Securities for more information.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with when-issued, delayed delivery and forward commitment transactions include: Counterparty Risk, Credit Risk and Market Risk.
Zero-Coupon, Pay-in-Kind and Step-Coupon Securities. Zero-coupon, pay-in-kind and step-coupon securities are types of debt instruments that do not necessarily make payments of interest in fixed amounts or at fixed intervals. Asset-backed securities, convertible securities, corporate debt securities, foreign securities, high-yield securities, mortgage-backed securities, municipal securities, participation interests, stripped securities, U.S. Government and related obligations and other types of debt instruments may be structured as zero-coupon, pay-in-kind and step-coupon securities.
Zero-coupon securities do not pay interest on a current basis but instead accrue interest over the life of the security. These securities include, among others, zero-coupon bonds, which either may be issued at a discount by a corporation or government entity or may be created by a brokerage firm when it strips the coupons from a bond or note and then sells the bond or note and the coupon separately. This technique is used frequently with U.S. Treasury bonds, and zero-coupon securities are marketed under such names as CATS (Certificate of Accrual on Treasury Securities), TIGERs or STRIPS. Zero-coupon bonds also are issued by municipalities. Buying a municipal zero-coupon bond frees its purchaser of the obligation to pay regular federal income tax on imputed interest, since the interest is exempt for regular federal income tax purposes. Zero-coupon certificates of deposit and zero-coupon mortgages are generally structured in the same fashion as zero-coupon bonds; the certificate of deposit holder or mortgage holder receives face value at maturity and no payments until then.
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Pay-in-kind securities normally give the issuer an option to pay cash at a coupon payment date or to give the holder of the security a similar security with the same coupon rate and a face value equal to the amount of the coupon payment that would have been made.
Step-coupon securities trade at a discount from their face value and pay coupon interest that gradually increases over time. The coupon rate is paid according to a schedule for a series of periods, typically lower for an initial period and then increasing to a higher coupon rate thereafter. The discount from the face amount or par value depends on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issue.
Zero-coupon, pay-in-kind and step-coupon securities holders generally have substantially all the rights and privileges of holders of the underlying coupon obligations or principal obligations. Holders of these securities typically have the right upon default on the underlying coupon obligations or principal obligations to proceed directly and individually against the issuer and are not required to act in concert with other holders of such securities.
See Appendix A for a discussion of securities ratings. See Types of Investments — Asset-Backed Securities and — Mortgage-Backed Securities for more information.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with zero-coupon, step-coupon, and pay-in-kind securities include: Credit Risk, Interest Rate Risk and Zero-Coupon Bonds Risk.
Determining Investment Grade for Purposes of Investment Policies. Unless otherwise stated in the Fund’s prospectus, when determining, under a Fund’s investment policies, whether a debt instrument is investment grade or below investment grade for purposes of purchase by the Fund, the Fund will apply a particular credit quality rating methodology, as described within the Fund’s shareholder reports, when available. These methodologies typically make use of credit quality ratings assigned by a third-party rating agency or agencies, when available. Credit quality ratings assigned by a rating agency are subjective opinions, not statements of fact, and are subject to change, including daily. Credit quality ratings apply to the Fund’s debt instrument investments and not the Fund itself.
Ratings limitations under a Fund’s investment policies are applied at the time of purchase by a Fund. Subsequent to purchase, a debt instrument may cease to be rated by a rating agency or its rating may be reduced by a rating agency(ies) below the minimum required for purchase by a Fund. Neither event will require the sale of such debt instrument, but it may be a factor in considering whether to continue to hold the instrument. Unless otherwise stated in a Fund’s prospectus or in this SAI, a Fund may invest in debt instruments that are not rated by a rating agency. When a debt instrument is not rated by a rating agency, the Investment Manager or, as applicable, a Fund subadviser determines, at the time of purchase, whether such debt instrument is of investment grade or below investment grade (e.g., junk bond) quality. A Fund’s debt instrument holdings that are not rated by a rating agency are typically referred to as “Not Rated” within the Fund’s shareholder reports.
See Appendix A for a discussion of securities ratings.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with debt obligations include: Credit Risk, Interest Rate Risk, Issuer Risk, Prepayment and Extension Risk, and Reinvestment Risk.
Determining Average Maturity. When determining the average maturity of a Fund's portfolio, the Fund may use the effective maturity of a portfolio security by, among other things, adjusting for interest rate reset dates, call dates or “put” dates.
Derivatives
General
Derivatives are financial instruments whose values are based on (or “derived” from) traditional securities (such as a stock or a bond), assets (such as a commodity, like gold), reference rates (such as LIBOR), market indices (such as the S& P 500® Index) or customized baskets of securities or instruments. Some forms of derivatives, such as exchange-traded futures and options on securities, commodities, or indices, are traded on regulated exchanges. These types of derivatives are standardized contracts that can easily be bought and sold, and whose market values are determined and published daily. Non-standardized derivatives, on the other hand, tend to be more specialized or complex, and may be harder to value. Many derivative instruments often require little or no initial payment and therefore often create inherent economic leverage. Derivatives, when used properly, can enhance returns and be useful in hedging portfolios and managing risk. Some common types of derivatives include futures; options; options on futures; forward foreign currency exchange contracts; forward contracts on securities and securities indices; linked securities and structured products; CMOs; swap agreements and swaptions.
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A Fund may use derivatives for a variety of reasons, including, for example: (i) to enhance its return; (ii) to attempt to protect against possible unfavorable changes in the market value of securities held in or to be purchased for its portfolio resulting from securities markets or currency exchange rate fluctuations (i.e., to hedge); (iii) to protect its unrealized gains reflected in the value of its portfolio securities; (iv) to facilitate the sale of such securities for investment purposes; (v) to reduce transaction costs; (vi) to manage the effective maturity or duration of its portfolio; and/or (vii) to maintain cash reserves while remaining fully invested.
Certain Funds may employ portfolio margining with respect to derivatives investments, which creates leverage in a Fund’s portfolio (subjecting the Fund to Leverage Risk). Portfolio margining is a methodology that computes margin requirements for an account based on the greatest projected net loss of all positions in a product class or group, and uses computer modeling to perform risk analysis using multiple pricing scenarios. The pricing scenarios are designed to measure the theoretical loss of the positions, given changes in the underlying price and implied volatility inputs to the model. Accordingly, the margin required is based on the greatest loss that would be incurred in a portfolio if the value of its components move up or down by a predetermined amount.
A Fund may use any or all of the above investment techniques and may purchase different types of derivative instruments at any time and in any combination. The use of derivatives is a function of numerous variables, including market conditions.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with transactions in derivatives (including the derivatives instruments discussed below) include: Counterparty Risk, Credit Risk, Interest Rate Risk, Leverage Risk, Liquidity Risk, Market Risk, Derivatives Risk, Derivatives Risk – Forward Contracts Risk, Derivatives Risk – Futures Contracts Risk, Derivatives Risk – Inverse Floaters Risk, Derivatives Risk – Options Risk, Derivatives Risk – Structured Investments Risk and/or Derivatives Risk – Swaps Risk.
Structured Investments (Indexed or Linked Securities)
General. Indexed or linked securities, also often referred to as “structured products,” are instruments that may have varying combinations of equity and debt characteristics. These instruments are structured to recast the investment characteristics of the underlying security or reference asset. If the issuer is a unit investment trust or other special purpose vehicle, the structuring will typically involve the deposit with or purchase by such issuer of specified instruments (such as commercial bank loans or securities) and/or the execution of various derivative transactions, and the issuance by that entity of one or more classes of securities (structured securities) backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured securities to create securities with different investment characteristics, such as varying maturities, payment priorities and interest rate provisions, and the extent of such payments made with respect to structured securities is dependent on the extent of the cash flow on the underlying instruments.
Indexed and Inverse Floating Rate Securities. A Fund may invest in securities that provide a potential return based on a particular index or interest rates. For example, a Fund may invest in debt securities that pay interest based on an index of interest rates. The principal amount payable upon maturity of certain securities also may be based on the value of the index. To the extent a Fund invests in these types of securities, a Fund’s return on such securities will rise and fall with the value of the particular index: that is, if the value of the index falls, the value of the indexed securities owned by a Fund will fall. Interest and principal payable on certain securities may also be based on relative changes among particular indices.
A Fund may also invest in so-called “inverse floaters” or “residual interest bonds” on which the interest rates vary inversely with a floating rate (which may be reset periodically by a dutch auction, a remarketing agent, or by reference to a short-term tax-exempt interest rate index). A Fund may purchase synthetically-created inverse floating rate bonds evidenced by custodial or trust receipts. A trust funds the purchase of a bond by issuing two classes of certificates: short-term floating rate notes (typically sold to third parties) and the inverse floaters (also known as residual certificates). No additional income beyond that provided by the trust’s underlying bond is created; rather, that income is merely divided-up between the two classes of certificates. Generally, income on inverse floating rate bonds will decrease when interest rates increase, and will increase when interest rates decrease. Such securities can have the effect of providing a degree of investment leverage, since they may increase or decrease in value in response to changes in market interest rates at a rate that is a multiple of the actual rate at which fixed-rate securities increase or decrease in response to such changes. As a result, the market values of such securities will generally be more volatile than the market values of fixed-rate securities. To seek to limit the volatility of these securities, a Fund may purchase inverse floating obligations that have shorter-term maturities or that contain limitations on the extent to which the interest rate may vary. Certain investments in such obligations may be illiquid. Furthermore, where such a security includes a contingent liability, in the event of an adverse movement in the underlying index or interest rate, a Fund may be required to pay substantial additional margin to maintain the position.
Credit-Linked Securities. Among the income-producing securities in which a Fund may invest are credit linked securities. The issuers of these securities frequently are limited purpose trusts or other special purpose vehicles that, in turn, invest in a derivative instrument or basket of derivative instruments, such as credit default swaps, interest rate swaps and other securities, in
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order to provide exposure to certain fixed income markets. For instance, a Fund may invest in credit-linked securities as a cash management tool in order to gain exposure to a certain market and/or to remain fully invested when more traditional income-producing securities are not available. Like an investment in a bond, investments in these credit linked securities represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on or linked to the issuer’s receipt of payments from, and the issuer’s potential obligations to, the counterparties to the derivative instruments and other securities in which the issuer invests. For instance, the issuer may sell one or more credit default swaps, under which the issuer would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the issuer would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and/or principal that a Fund would receive. A Fund’s investments in these securities are indirectly subject to the risks associated with derivative instruments. These securities generally are exempt from registration under the 1933 Act. Accordingly, there may be no established trading market for the securities and they may constitute illiquid investments.
Equity-Linked Notes. An equity-linked note (ELN) is a debt instrument whose value is based on the value of a single equity security, basket of equity securities or an index of equity securities (each, an Underlying Equity). An ELN typically provides interest income, thereby offering a yield advantage over investing directly in an Underlying Equity. The Fund may purchase ELNs that trade on a securities exchange or those that trade on the over-the-counter markets, including Rule 144A securities. The Fund may also purchase ELNs in a privately negotiated transaction with the issuer of the ELNs (or its broker-dealer affiliate). The Fund may or may not hold an ELN until its maturity.
Equity-linked securities also include issues such as Structured Yield Product Exchangeable for Stock (STRYPES), Trust Automatic Common Exchange Securities (TRACES), Trust Issued Mandatory Exchange Securities (TIMES) and Trust Enhanced Dividend Securities (TRENDS). The issuers of these equity-linked securities generally purchase and hold a portfolio of stripped U.S. Treasury securities maturing on a quarterly basis through the conversion date, and a forward purchase contract with an existing shareholder of the company relating to the common stock. Quarterly distributions on such equity-linked securities generally consist of the cash received from the U.S. Treasury securities and such equity-linked securities generally are not entitled to any dividends that may be declared on the common stock.
ELNs also include participation notes issued by a bank or broker-dealer that entitles the Fund to a return measured by the change in value of an Underlying Equity. Participation notes are typically used when a direct investment in the Underlying Equity is restricted due to country-specific regulations. Investment in a participation note is not the same as investment in the constituent shares of the company (or other issuer type) to which the Underlying Equity is economically tied. A participation note represents only an obligation of the company or other issuer type to provide the Fund the economic performance equivalent to holding shares of the Underlying Equity. A participation note does not provide any beneficial or equitable entitlement or interest in the relevant Underlying Equity. In other words, shares of the Underlying Equity are not in any way owned by the Fund.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with equity-linked notes include: Counterparty Risk, Credit Risk, Liquidity Risk and Market Risk.
Index-, Commodity- and Currency-Linked Securities. “Index-linked” or “commodity-linked” notes are debt securities of companies that call for interest payments and/or payment at maturity in different terms than the typical note where the borrower agrees to make fixed interest payments and to pay a fixed sum at maturity. Principal and/or interest payments on an index-linked or commodity-linked note depend on the performance of one or more market indices, such as the S&P 500® Index, a weighted index of commodity futures such as crude oil, gasoline and natural gas or the market prices of a particular commodity or basket of commodities or securities. Currency-linked debt securities are short-term or intermediate-term instruments having a value at maturity, and/or an interest rate, determined by reference to one or more foreign currencies. Payment of principal or periodic interest may be calculated as a multiple of the movement of one currency against another currency, or against an index.
Index-, commodity- and currency-linked securities may entail substantial risks. Such instruments may be subject to significant price volatility. The company issuing the instrument may fail to pay the amount due on maturity. The underlying investment may not perform as expected by a Fund’s portfolio manager. Markets and underlying investments and indexes may move in a direction that was not anticipated by a Fund’s portfolio manager. Performance of the derivatives may be influenced by interest rate and other market changes in the United States and abroad, and certain derivative instruments may be illiquid.
Linked securities are often issued by unit investment trusts. Examples of this include such index-linked securities as S&P Depositary Receipts (SPDRs), which is an interest in a unit investment trust holding a portfolio of securities linked to the S&P 500® Index, and a type of exchange-traded fund (ETF). Because a unit investment trust is an investment company under the 1940 Act, a Fund’s investments in SPDRs are subject to the limitations set forth in Section 12(d)(1)(A) of the 1940 Act, although the SEC has issued exemptive relief permitting investment companies such as the Funds to invest beyond the limits of Section 12(d)(1)(A) subject to certain conditions. SPDRs generally closely track the underlying portfolio of securities, trade like a share of common stock and pay periodic dividends proportionate to those paid by the portfolio of stocks that comprise the S&P 500®
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Index. As a holder of interests in a unit investment trust, a Fund would indirectly bear its ratable share of that unit investment trust’s expenses. At the same time, a Fund would continue to pay its own management and advisory fees and other expenses, as a result of which a Fund and its shareholders in effect would be absorbing levels of fees with respect to investments in such unit investment trusts.
Because linked securities typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. Investments in structured products may be structured as a class that is either subordinated or unsubordinated to the right of payment of another class. Subordinated linked securities typically have higher rates of return and present greater risks than unsubordinated structured products. Structured products sometimes are sold in private placement transactions and often have a limited trading market.
Investments in linked securities have the potential to lead to significant losses because of unexpected movements in the underlying financial asset, index, currency or other investment. The ability of a Fund to utilize linked securities successfully will depend on its ability correctly to predict pertinent market movements, which cannot be assured. Because currency-linked securities usually relate to foreign currencies, some of which may be currencies from emerging market countries, there are certain additional risks associated with such investments.
Futures Contracts and Options on Futures Contracts
Futures Contracts. A futures contract sale creates an obligation by the seller to deliver the type of security or other asset called for in the contract at a specified delivery time for a stated price. A futures contract purchase creates an obligation by the purchaser to take delivery of the type of security or other asset called for in the contract at a specified delivery time for a stated price. The specific security or other asset delivered or taken at the settlement date is not determined until on or near that date. The determination is made in accordance with the rules of the exchange on which the futures contract was made. A Fund may enter into futures contracts which are traded on national or foreign futures exchanges and are standardized as to maturity date and underlying security or other asset. Futures exchanges and trading in the United States are regulated under the CEA by the CFTC, a U.S. Government agency. See CFTC Regulation below for information on CFTC regulation.
Traders in futures contracts may be broadly classified as either “hedgers” or “speculators.” Hedgers use the futures markets primarily to offset unfavorable changes (anticipated or potential) in the value of securities or other assets currently owned or expected to be acquired by them. Speculators less often own the securities or other assets underlying the futures contracts which they trade, and generally use futures contracts with the expectation of realizing profits from fluctuations in the value of the underlying securities or other assets.
Upon entering into futures contracts, in compliance with regulatory requirements, cash or liquid securities, at least equal in value to the amount of a Fund’s obligation under the contract (less any applicable margin deposits and any assets that constitute “cover” for such obligation), will be designated in a Fund’s books and records.
Unlike when a Fund purchases or sells a security, no price is paid or received by a Fund upon the purchase or sale of a futures contract, although a Fund is required to deposit with its custodian in a segregated account in the name of the futures broker an amount of cash and/or U.S. Government securities in order to initiate and maintain open positions in futures contracts. This amount is known as “initial margin.” The nature of initial margin in futures transactions is different from that of margin in security transactions, in that futures contract margin does not involve the borrowing of funds by a Fund to finance the transactions. Rather, initial margin is in the nature of a performance bond or good faith deposit intended to assure completion of the contract (delivery or acceptance of the underlying security or other asset) that is returned to a Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied. Minimum initial margin requirements are established by the relevant futures exchange and may be changed. Brokers may establish deposit requirements which are higher than the exchange minimums. Futures contracts are customarily purchased and sold on margin which may range upward from less than 5% of the value of the contract being traded. Subsequent payments, called “variation margin,” to and from the broker (or the custodian) are made on a daily basis as the price of the underlying security or other asset fluctuates, a process known as “marking to market.” If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional variation margin will be required. Conversely, a change in the contract value may reduce the required margin, resulting in a repayment of excess margin to the contract holder. Variation margin payments are made for as long as the contract remains open. A Fund expects to earn interest income on its margin deposits.
Although futures contracts by their terms call for actual delivery or acceptance of securities or other assets (stock index futures contracts or futures contracts that reference other intangible assets do not permit delivery of the referenced assets), the contracts usually are closed out before the settlement date without the making or taking of delivery. A Fund may elect to close some or all of its futures positions at any time prior to their expiration. The purpose of taking such action would be to reduce or eliminate the position then currently held by a Fund. Closing out an open futures position is done by taking an opposite position (“buying” a contract which has previously been “sold,” “selling” a contract previously “purchased”) in an identical contract (i.e., the same aggregate amount of the specific type of security or other asset with the same delivery date) to terminate the position. Final
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determinations are made as to whether the price of the initial sale of the futures contract exceeds or is below the price of the offsetting purchase, or whether the purchase price exceeds or is below the offsetting sale price. Final determinations of variation margin are then made, additional cash is required to be paid by or released to a Fund, and a Fund realizes a loss or a gain. Brokerage commissions are incurred when a futures contract is bought or sold.
Successful use of futures contracts by a Fund is subject to its portfolio manager’s ability to predict correctly movements in the direction of interest rates and other factors affecting securities and commodities markets. This requires different skills and techniques than those required to predict changes in the prices of individual securities. A Fund, therefore, bears the risk that future market trends will be incorrectly predicted.
The risk of loss in trading futures contracts in some strategies can be substantial, due both to the relatively low margin deposits required and the potential for an extremely high degree of leverage involved in futures contracts. As a result, a relatively small price movement in a futures contract may result in an immediate and substantial loss to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount posted as initial margin for the contract.
In the event of adverse price movements, a Fund would continue to be required to make daily cash payments in order to maintain its required margin. In such a situation, if a Fund has insufficient cash, it may have to sell portfolio securities in order to meet daily margin requirements at a time when it may be disadvantageous to do so. The inability to close the futures position also could have an adverse impact on the ability to hedge effectively.
To reduce or eliminate a hedge position held by a Fund, a Fund may seek to close out a position. The ability to establish and close out positions will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or continue to exist for a particular futures contract, which may limit a Fund’s ability to realize its profits or limit its losses. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain contracts; (ii) restrictions may be imposed by an exchange on opening transactions, closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of contracts, or underlying securities; (iv) unusual or unforeseen circumstances, such as volume in excess of trading or clearing capability, may interrupt normal operations on an exchange; (v) the facilities of an exchange or a clearing corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of contracts (or a particular class or series of contracts), in which event the secondary market on that exchange (or in the class or series of contracts) would cease to exist, although outstanding contracts on the exchange that had been issued by a clearing corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.
Interest Rate Futures Contracts. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, a Fund may use interest rate futures contracts as a defense, or hedge, against anticipated interest rate changes. A Fund presently could accomplish a similar result to that which it hopes to achieve through the use of interest rate futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling bonds with short maturities and investing in bonds with long maturities when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market, the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by a Fund, through using futures contracts.
Interest rate futures contracts are traded in an auction environment on the floors of several exchanges — principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership. A public market exists in futures contracts covering various financial instruments including long-term U.S. Treasury Bonds and Notes; GNMA modified pass-through mortgage backed securities; three-month U.S. Treasury Bills; and ninety-day commercial paper. A Fund may also invest in exchange-traded Eurodollar contracts, which are interest rate futures on the forward level of LIBOR. These contracts are generally considered liquid securities and trade on the Chicago Mercantile Exchange. Such Eurodollar contracts are generally used to “lock-in” or hedge the future level of short-term rates. A Fund may trade in any interest rate futures contracts for which there exists a public market, including, without limitation, the foregoing instruments.
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Index Futures Contracts. An index futures contract is a contract to buy or sell units of an index at a specified future date at a price agreed upon when the contract is made. Entering into a contract to buy units of an index is commonly referred to as buying or purchasing a contract or holding a long position in the index. Entering into a contract to sell units of an index is commonly referred to as selling a contract or holding a short position in the index. A unit is the current value of the index. A Fund may enter into stock index futures contracts, debt index futures contracts, or other index futures contracts appropriate to its objective(s).
Municipal Bond Index Futures Contracts. Municipal bond index futures contracts may act as a hedge against changes in market conditions. A municipal bond index assigns values daily to the municipal bonds included in the index based on the independent assessment of dealer-to-dealer municipal bond brokers. A municipal bond index futures contract represents a firm commitment by which two parties agree to take or make delivery of an amount equal to a specified dollar amount multiplied by the difference between the municipal bond index value on the last trading date of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying securities in the index is made.
Commodity-Linked Futures Contracts. Commodity-linked futures contracts are traded on futures exchanges. These futures exchanges offer a central marketplace in which to transact in futures contracts, a clearing corporation to process trades, and standardization of expiration dates and contract sizes. Futures markets also specify the terms and conditions of delivery as well as the maximum permissible price movement during a trading session. Additionally, the commodity futures exchanges may have position limit rules that limit the amount of futures contracts that any one party may hold in a particular commodity at any point in time. These position limit rules are designed to prevent any one participant from controlling a significant portion of the market.
Commodity-linked futures contracts are generally based upon commodities within six main commodity groups: (1) energy, which includes, among others, crude oil, brent crude oil, gas oil, natural gas, gasoline and heating oil; (2) livestock, which includes, among others, feeder cattle, live cattle and hogs; (3) agriculture, which includes, among others, wheat (Kansas wheat and Chicago wheat), corn and soybeans; (4) industrial metals, which includes, among others, aluminum, copper, lead, nickel and zinc; (5) precious metals, which includes, among others, gold and silver; and (6) softs, which includes cotton, coffee, sugar and cocoa. A Fund may purchase commodity futures contracts, swaps on commodity futures contracts, options on futures contracts and options and futures on commodity indices with respect to these six main commodity groups and the individual commodities within each group, as well as other types of commodities.
The price of a commodity futures contract will reflect the storage costs of purchasing the physical commodity. These storage costs include the time value of money invested in the physical commodity plus the actual costs of storing the commodity less any benefits from ownership of the physical commodity that are not obtained by the holder of a futures contract (this is sometimes referred to as the “convenience yield”). To the extent that these storage costs change for an underlying commodity while a Fund is long futures contracts on that commodity, the value of the futures contract may change proportionately.
In the commodity futures markets, if producers of the underlying commodity wish to hedge the price risk of selling the commodity, they will sell futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to take the corresponding long side of the same futures contract, the commodity producer must be willing to sell the futures contract at a price that is below the expected future spot price. Conversely, if the predominant hedgers in the futures market are the purchasers of the underlying commodity who purchase futures contracts to hedge against a rise in prices, then speculators will only take the short side of the futures contract if the futures price is greater than the expected future spot price of the commodity.
The changing nature of the hedgers and speculators in the commodity markets will influence whether futures contract prices are above or below the expected future spot price. This can have significant implications for a Fund when it is time to replace an existing contract with a new contract. If the nature of hedgers and speculators in futures markets has shifted such that commodity purchasers are the predominant hedgers in the market, a Fund might open the new futures position at a higher price or choose other related commodity-linked investments.
The values of commodities which underlie commodity futures contracts are subject to additional variables which may be less significant to the values of traditional securities such as stocks and bonds. Variables such as drought, floods, weather, livestock disease, embargoes and tariffs may have a larger impact on commodity prices and commodity-linked investments, including futures contracts, commodity-linked structured notes, commodity-linked options and commodity-linked swaps, than on traditional securities. These additional variables may create additional investment risks which subject a Fund’s commodity-linked investments to greater volatility than investments in traditional securities.
Options on Futures Contracts. A Fund may purchase and write call and put options on those futures contracts that it is permitted to buy or sell. A Fund may use such options on futures contracts in lieu of writing options directly on the underlying securities or other assets or purchasing and selling the underlying futures contracts. Such options generally operate in the same manner as options purchased or written directly on the underlying investments. A futures option gives the holder, in return for
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the premium paid, the right, but not the obligation, to buy from (call) or sell to (put) the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder or writer of an option has the right to terminate its position prior to the scheduled expiration of the option by selling or purchasing an option of the same series, at which time the person entering into the closing purchase transaction will realize a gain or loss. There is no guarantee that such closing purchase transactions can be effected.
A Fund will enter into written options on futures contracts only when, in compliance with regulatory requirements, it has designated cash or liquid securities at least equal in value to the underlying security’s or other asset’s value (less any applicable margin deposits). A Fund will be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers’ requirements similar to those described above.
Options on Index Futures Contracts. A Fund may also purchase and sell options on index futures contracts. Options on index futures give the purchaser the right, in return for the premium paid, to assume a position in an index futures contract (a long position if the option is a call and a short position if the option is a put), at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the index futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the index future. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and the closing level of the index on which the future is based on the expiration date. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.
Eurodollar and Yankee Dollar Futures Contracts and Options Thereon. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. A Fund may use Eurodollar futures contracts and options thereon to hedge against changes in the LIBOR, to which many interest rate swaps and fixed income instruments are linked.
Options
Options on Stocks, Stock Indices and Other Indices. A Fund may purchase and write (i.e., sell) put and call options. Such options may relate to particular stocks or stock indices, and may or may not be listed on a domestic or foreign securities exchange and may or may not be issued by the Options Clearing Corporation (OCC). Stock index options are put options and call options on various stock indices. In most respects, they are identical to listed options on common stocks.
There is a key difference between stock options and index options in connection with their exercise. In the case of stock options, the underlying security, common stock, is delivered. However, upon the exercise of an index option, settlement does not occur by delivery of the securities comprising the index. The option holder who exercises the index option receives an amount of cash if the closing level of the stock index upon which the option is based is greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the stock index and the exercise price of the option expressed in dollars times a specified multiple. A stock index fluctuates with changes in the market value of the securities included in the index. For example, some stock index options are based on a broad market index, such as the S&P 500® Index or a narrower market index, such as the S&P 100® Index. Indices may also be based on an industry or market segment.
A Fund may, for the purpose of hedging its portfolio, subject to applicable securities regulations, purchase and write put and call options on foreign stock indices listed on foreign and domestic stock exchanges.
As an alternative to purchasing call and put options on index futures, a Fund may purchase call and put options on the underlying indices themselves. Such options could be used in a manner identical to the use of options on index futures. Options involving securities indices provide the holder with the right to make or receive a cash settlement upon exercise of the option based on movements in the relevant index. Such options must be listed on a national securities exchange and issued by the OCC. Such options may relate to particular securities or to various stock indices, except that a Fund may not write covered options on an index.
Writing Covered Options. A Fund may write covered call options and covered put options on securities held in its portfolio. Call options written by a Fund give the purchaser the right to buy the underlying securities from a Fund at the stated exercise price at any time prior to the expiration date of the option, regardless of the security’s market price; put options give the purchaser the right to sell the underlying securities to a Fund at the stated exercise price at any time prior to the expiration date of the option, regardless of the security’s market price.
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A Fund may write covered options, which means that, so long as a Fund is obligated as the writer of a call option, it will own the underlying securities subject to the option (or comparable securities satisfying the cover requirements of securities exchanges). In the case of put options, a Fund will hold liquid assets equal to the price to be paid if the option is exercised. In addition, a Fund will be considered to have covered a put or call option if and to the extent that it holds an option that offsets some or all of the risk of the option it has written. A Fund may write combinations of covered puts and calls (straddles) on the same underlying security.
A Fund will receive a premium from writing a put or call option, which increases a Fund’s return on the underlying security if the option expires unexercised or is closed out at a profit. The amount of the premium reflects, among other things, the relationship between the exercise price and the current market value of the underlying security, the volatility of the underlying security, the amount of time remaining until expiration, current interest rates, and the effect of supply and demand in the options market and in the market for the underlying security. By writing a call option, a Fund limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option but continues to bear the risk of a decline in the value of the underlying security. By writing a put option, a Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than the security’s then-current market value, resulting in a potential capital loss unless the security subsequently appreciates in value.
A Fund’s obligation to sell an instrument subject to a call option written by it, or to purchase an instrument subject to a put option written by it, may be terminated prior to the expiration date of the option by a Fund’s execution of a closing purchase transaction, which is effected by purchasing on an exchange an offsetting option of the same series (i.e., same underlying instrument, exercise price and expiration date) as the option previously written. A closing purchase transaction will ordinarily be effected in order to realize a profit on an outstanding option, to prevent an underlying instrument from being called, to permit the sale of the underlying instrument or to permit the writing of a new option containing different terms on such underlying instrument. A Fund realizes a profit or loss from a closing purchase transaction if the cost of the transaction (option premium plus transaction costs) is less or more than the premium received from writing the option. Because increases in the market price of a call option generally reflect increases in the market price of the security underlying the option, any loss resulting from a closing purchase transaction may be offset in whole or in part by unrealized appreciation of the underlying security.
If a Fund writes a call option but does not own the underlying security, and when it writes a put option, a Fund may be required to deposit cash or securities with its broker as “margin” or collateral for its obligation to buy or sell the underlying security. As the value of the underlying security varies, a Fund may also have to deposit additional margin with the broker. Margin requirements are complex and are fixed by individual brokers, subject to minimum requirements currently imposed by the Federal Reserve Board and by stock exchanges and other self-regulatory organizations.
Purchasing Put Options. A Fund may purchase put options to protect its portfolio holdings in an underlying security against a decline in market value. Such hedge protection is provided during the life of the put option since a Fund, as holder of the put option, is able to sell the underlying security at the put exercise price regardless of any decline in the underlying security’s market price. For a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs. By using put options in this manner, a Fund will reduce any profit it might otherwise have realized from appreciation of the underlying security by the premium paid for the put option and by transaction costs.
Purchasing Call Options. A Fund may purchase call options, including call options to hedge against an increase in the price of securities that a Fund wants ultimately to buy. Such hedge protection is provided during the life of the call option since a Fund, as holder of the call option, is able to buy the underlying security at the exercise price regardless of any increase in the underlying security’s market price. In order for a call option to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium and transaction costs. These costs will reduce any profit a Fund might have realized had it bought the underlying security at the time it purchased the call option.
Over-the-Counter (OTC) Options. OTC options (options not traded on exchanges) are generally established through negotiation with the other party to the options contract. A Fund will enter into OTC options transactions only with primary dealers in U.S. Government securities and, in the case of OTC options written by a Fund, only pursuant to agreements that will assure that a Fund will at all times have the right to repurchase the option written by it from the dealer at a specified formula price. A Fund will treat the amount by which such formula price exceeds the amount, if any, by which the option may be “in-the-money” as an illiquid investment. It is the present policy of a Fund not to enter into any OTC option transaction if, as a result, more than 15% (10% in some cases; refer to your Fund’s prospectuses) of a Fund’s net assets would be invested in (i) illiquid investments (determined under the foregoing formula) relating to OTC options written by a Fund, (ii) OTC options purchased by a Fund, (iii) securities which are not readily marketable, and (iv) repurchase agreements maturing in more than seven days.
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Swap Agreements
General. Swap agreements are derivative instruments that can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease a Fund’s exposure to long- or short-term interest rates, foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as security prices or inflation rates. A Fund may enter into a variety of swap agreements, including interest rate, index, commodity, commodity futures, equity, equity index, credit default, bond futures, total return, currency exchange rate, and other types of swap agreements such as caps, collars and floors. A Fund also may enter into swaptions, which are options to enter into a swap agreement.
Swap agreements are usually entered into without an upfront payment because the value of each party’s position is the same. The market values of the underlying commitments will change over time, resulting in one of the commitments being worth more than the other and the net market value creating a risk exposure for one party or the other.
In a typical interest rate swap, one party agrees to make regular payments equal to a floating interest rate times a “notional principal amount,” in return for payments equal to a fixed rate times the same amount, for a specified period of time. If a swap agreement provides for payments in different currencies, the parties might agree to exchange notional principal amounts as well. In a total return swap agreement, the non-floating rate side of the swap is based on the total return of an individual security, a basket of securities, an index or another reference asset. Swaps may also depend on other prices or rates, such as the value of an index or mortgage prepayment rates.
In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. For example, the buyer of an interest rate cap obtains the right to receive payments to the extent that a specified interest rate exceeds an agreed-upon level, while the seller of an interest rate floor is obligated to make payments to the extent that a specified interest rate falls below an agreed-upon level. Caps and floors have an effect similar to buying or writing options. A collar combines elements of buying a cap and selling a floor. In interest rate collar transactions, one party sells a cap and purchases a floor, or vice versa, in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels or collar amounts.
Swap agreements will tend to shift a Fund’s investment exposure from one type of investment to another. For example, if a Fund agreed to pay fixed rates in exchange for floating rates while holding fixed-rate bonds, the swap would tend to decrease a Fund’s exposure to long-term interest rates. Another example is if a Fund agreed to exchange payments in dollars for payments in foreign currency. In that case, the swap agreement would tend to decrease a Fund’s exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates.
Because swaps are two-party contracts that may be subject to contractual restrictions on transferability and termination and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. If a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.
Moreover, a Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. When a counterparty’s obligations are not fully secured by collateral, then the Fund is essentially an unsecured creditor of the counterparty. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that a counterparty will be able to meet its obligations pursuant to such contracts or that, in the event of default, the Fund will succeed in enforcing contractual remedies. Counterparty risk still exists even if a counterparty’s obligations are secured by collateral because the Fund’s interest in collateral may not be perfected or additional collateral may not be promptly posted as required. Counterparty risk also may be more pronounced if a counterparty’s obligations exceed the amount of collateral held by the Fund (if any), the Fund is unable to exercise its interest in collateral upon default by the counterparty, or the termination value of the instrument varies significantly from the marked-to-market value of the instrument.
Counterparty risk with respect to derivatives will be affected by new rules and regulations affecting the derivatives market. Some derivatives transactions are required to be centrally cleared, and a party to a cleared derivatives transaction is subject to the credit risk of the clearing house and the clearing member through which it holds its cleared position, rather than the credit risk of its original counterparty to the derivative transaction. Credit risk of market participants with respect to derivatives that are centrally cleared is concentrated in a few clearing houses, and it is not clear how an insolvency proceeding of a clearing house would be conducted and what impact an insolvency of a clearing house would have on the financial system. A clearing member is obligated by contract and by applicable regulation to segregate all funds received from customers with respect to cleared derivatives transactions from the clearing member’s proprietary assets. However, all funds and other property received by a clearing broker from its customers are generally held by the clearing broker on a commingled basis in an omnibus account, and the clearing member may invest those funds in certain instruments permitted under the applicable regulations. The assets of a Fund might not be fully protected in the event of the bankruptcy of a Fund’s clearing member, because the Fund would be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing broker’s customers for a
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relevant account class. Also, the clearing member is required to transfer to the clearing organization the amount of margin required by the clearing organization for cleared derivatives, which amounts are generally held in an omnibus account at the clearing organization for all customers of the clearing member. Regulations promulgated by the CFTC require that the clearing member notify the clearing house of the amount of initial margin provided by the clearing member to the clearing organization that is attributable to each customer. However, if the clearing member does not provide accurate reporting, the Funds are subject to the risk that a clearing organization will use a Fund’s assets held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. In addition, clearing members generally provide to the clearing organization the net amount of variation margin required for cleared swaps for all of its customers in the aggregate, rather than the gross amount of each customer. The Funds are therefore subject to the risk that a clearing organization will not make variation margin payments owed to a Fund if another customer of the clearing member has suffered a loss and is in default, and the risk that a Fund will be required to provide additional variation margin to the clearing house before the clearing house will move the Fund’s cleared derivatives transactions to another clearing member. In addition, if a clearing member does not comply with the applicable regulations or its agreement with the Funds, or in the event of fraud or misappropriation of customer assets by a clearing member, a Fund could have only an unsecured creditor claim in an insolvency of the clearing member with respect to the margin held by the clearing member.
Interest Rate Swaps. Interest rate swap agreements are often used to obtain or preserve a desired return or spread at a lower cost than through a direct investment in an instrument that yields the desired return or spread. They are financial instruments that involve the exchange of one type of interest rate cash flow for another type of interest rate cash flow on specified dates in the future. In a standard interest rate swap transaction, two parties agree to exchange their respective commitments to pay fixed or floating interest rates on a predetermined specified (notional) amount. The swap agreement’s notional amount is the predetermined basis for calculating the obligations that the swap counterparties have agreed to exchange. Under most swap agreements, the obligations of the parties are exchanged on a net basis. The two payment streams are netted out, with each party receiving or paying, as the case may be, only the net amount of the two payments. Interest rate swaps can be based on various measures of interest rates, including LIBOR, swap rates, Treasury rates and foreign interest rates.
Credit Default Swap Agreements. A Fund may enter into credit default swap agreements, which may have as reference obligations one or more securities or a basket of securities that are or are not currently held by a Fund. The protection “buyer” in a credit default contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract provided that no credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. A Fund may be either the buyer or seller in a credit default swap. If a Fund is a buyer and no credit event occurs, a Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, a Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, a Fund would effectively add leverage to its portfolio because, in addition to its total net assets, a Fund would be subject to investment exposure on the notional amount of the swap.
Credit default swap agreements may involve greater risks than if a Fund had invested in the reference obligation directly since, in addition to risks relating to the reference obligation, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk. A Fund will enter into credit default swap agreements generally with counterparties that meet certain standards of creditworthiness. A buyer generally will lose its investment and recover nothing if no credit event occurs and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller.
A Fund’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Fund). For bilateral credit default swaps (CDS) where the Fund is the seller of protection, the Fund will cover the full notional amount of the swap minus any collateral on deposit. In connection with credit default swaps in which a Fund is the buyer, the Fund will segregate or designate cash or other liquid assets in accordance with its policies and procedures. Such segregation or designation will ensure that a Fund has assets available to satisfy its obligations with respect to the transaction. Such segregation or designation will not limit a Fund’s exposure to loss.
Equity Swaps. A Fund may engage in equity swaps. Equity swaps allow the parties to the swap agreement to exchange components of return on one equity investment (e.g., a basket of equity securities or an index) for a component of return on another non-equity or equity investment, including an exchange of differential rates of return. Equity swaps may be used to
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invest in a market without owning or taking physical custody of securities in circumstances where direct investment may be restricted for legal reasons or is otherwise impractical. Equity swaps also may be used for other purposes, such as hedging or seeking to increase total return.
Total Return Swap Agreements. Total return swap agreements are contracts in which one party agrees to make periodic payments to another party based on the change in market value of the assets underlying the contract, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Total return swap agreements may effectively add leverage to a Fund’s portfolio because, in addition to its total net assets, a Fund would be subject to investment exposure on the notional amount of the swap.
Total return swap agreements are subject to the risk that a counterparty will default on its payment obligations to a Fund thereunder, and conversely, that a Fund will not be able to meet its obligation to the counterparty. Generally, a Fund will enter into total return swaps on a net basis (i.e., the two payment streams are netted against one another with a Fund receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of a Fund’s obligations over its entitlements with respect to each total return swap will be accrued on a daily basis, and an amount of liquid assets having an aggregate net asset value at least equal to the accrued excess will be designated by a Fund in its books and records. If the total return swap transaction is entered into on other than a net basis, the full amount of a Fund’s obligations will be accrued on a daily basis, and the full amount of a Fund’s obligations will be designated by a Fund in an amount equal to or greater than the market value of the liabilities under the total return swap agreement or the amount it would have cost a Fund initially to make an equivalent direct investment, plus or minus any amount a Fund is obligated to pay or is to receive under the total return swap agreement.
Variance, Volatility and Correlation Swap Agreements. Variance and volatility swaps are contracts that provide exposure to increases or decreases in the volatility of certain referenced assets. Correlation swaps are contracts that provide exposure to increases or decreases in the correlation between the prices of different assets or different market rates.
Commodity-Linked Swaps. Commodity-linked swaps are two-party contracts in which the parties agree to exchange the return or interest rate on one instrument for the return of a particular commodity, commodity index or commodities futures or options contract. The payment streams are calculated by reference to an agreed upon notional amount. A one-period swap contract operates in a manner similar to a forward or futures contract because there is an agreement to swap a commodity for cash at only one forward date. A Fund may engage in swap transactions that have more than one period and therefore more than one exchange of commodities.
A Fund may invest in total return commodity swaps to gain exposure to the overall commodity markets. In a total return commodity swap, a Fund will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, the Fund will pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, the Fund will pay an adjustable or floating fee. With a “floating” rate, the fee is pegged to a base rate such as LIBOR, and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, a Fund may be required to pay a higher fee at each swap reset date.
Cross Currency Swaps. Cross currency swaps are similar to interest rate swaps, except that they involve multiple currencies. A Fund may enter into a cross currency swap when it has exposure to one currency and desires exposure to a different currency. Typically, the interest rates that determine the currency swap payments are fixed, although occasionally one or both parties may pay a floating rate of interest. Unlike an interest rate swap, however, the principal amounts are exchanged at the beginning of the contract and returned at the end of the contract. In addition to paying and receiving amounts at the beginning and termination of the agreements, both sides will have to pay in full periodically based upon the currency they have borrowed. Changes in foreign exchange currency rates and changes in interest rates, as described above, may negatively affect currency swaps.
Contracts for Differences. Contracts for differences are swap arrangements in which the parties agree that their return (or loss) will be based on the relative performance of two different groups or baskets of securities. Often, one or both baskets will be an established securities index. A Fund’s return will be based on changes in value of theoretical long futures positions in the securities comprising one basket (with an aggregate face value equal to the notional amount of the contract for differences) and theoretical short futures positions in the securities comprising the other basket. A Fund also may use actual long and short futures positions and achieve similar market exposure by netting the payment obligations of the two contracts. A Fund typically enters into contracts for differences (and analogous futures positions) when its portfolio manager believes that the basket of securities constituting the long position will outperform the basket constituting the short position. If the short basket outperforms the long basket, a Fund will realize a loss — even in circumstances when the securities in both the long and short baskets appreciate in value.
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Swaptions. A swaption is an options contract on a swap agreement. These transactions give a party the right (but not the obligation) to enter into new swap agreements or to shorten, extend, cancel or otherwise modify an existing swap agreement (which are described herein) at some designated future time on specified terms, in return for payment of the purchase price (the “premium”) of the option. A Fund may write (sell) and purchase put and call swaptions to the same extent it may make use of standard options on securities or other instruments. The writer of the contract receives the premium and bears the risk of unfavorable changes in the market value on the underlying swap agreement. Swaptions can be bundled and sold as a package. These are commonly called interest rate caps, floors and collars (which are described herein).
Many swaps are complex and often valued subjectively. Many over-the-counter derivatives are complex and their valuation often requires modeling and judgment, which increases the risk of mispricing or incorrect valuation. The pricing models used may not produce valuations that are consistent with the values the Fund realizes when it closes or sells an over-the-counter derivative. Valuation risk is more pronounced when the Fund enters into over-the-counter derivatives with specialized terms because the market value of those derivatives in some cases is determined in part by reference to similar derivatives with more standardized terms. Incorrect valuations may result in increased cash payment requirements to counterparties, undercollateralization and/or errors in calculation of the Fund’s net asset value.
Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) established a framework for the regulation of OTC swap markets; the framework outlined the joint responsibility of the CFTC and the SEC in regulating swaps. The CFTC is responsible for the regulation of swaps, the SEC is responsible for the regulation of security-based swaps and they are both jointly responsible for the regulation of mixed swaps.
Risk of Potential Governmental Regulation of Derivatives
It is possible that government regulation of various types of derivative instruments, including futures and swap agreements, may limit or prevent the Funds from using such instruments as a part of their investment strategy, and could ultimately prevent the Funds from being able to achieve their investment objectives. The effects of present or future legislation and regulation in this area are not known, but the effects could be substantial and adverse.
The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading.
The regulation of swaps and futures transactions in the U.S. is a rapidly changing area of law and is subject to modification by government and judicial action. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in a Fund or the ability of a Fund to continue to implement its investment strategies. In particular, the Dodd-Frank Act, which was signed into law in July 2010, has changed the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for OTC derivatives, such as swaps, in which the Funds may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and will require clearing of many OTC derivatives transactions.
Recent U.S. and non-U.S. legislative and regulatory reforms, including those related to the Dodd-Frank Act, have resulted in, and may in the future result in, new regulation of derivative instruments and the Fund's use of such instruments. New regulations could, among other things, restrict the Fund's ability to engage in derivative transactions (for example, by making certain types of derivative instruments or transactions no longer available to the Fund) and/or increase the costs of such transactions, and the Fund may as a result be unable to execute its investment strategies in a manner the Investment Manager might otherwise choose.
Additional Risk Factors in Cleared Derivatives Transactions
Under recently adopted rules and regulations, transactions in some types of swaps (including interest rate swaps and credit default swaps on North American and European indices) are required to be centrally cleared. In a transaction involving those swaps (“cleared derivatives”), a Fund’s counterparty is a clearing house, rather than a bank or broker. Since the Funds are not members of clearing houses and only members of a clearing house (“clearing members”) can participate directly in the clearing house, the Funds will hold cleared derivatives through accounts at clearing members. In a cleared derivatives transaction, the Funds will make payments (including margin payments) to and receive payments from a clearing house through their accounts at clearing members. Clearing members guarantee performance of their clients’ obligations to the clearing house.
In many ways, centrally cleared derivative arrangements are less favorable to open-end funds than bilateral arrangements. For example, the Funds may be required to provide greater amounts of margin for cleared derivatives positions than for bilateral derivatives transactions. Also, in contrast to a bilateral derivatives position, following a period of notice to a Fund, a clearing member generally can require termination of an existing cleared derivatives position at any time or increases in margin requirements above the margin that the clearing member required at the beginning of a transaction. Clearing houses also have
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broad rights to increase margin requirements for existing positions or to terminate those positions at any time. Any increase in margin requirements or termination of existing cleared derivatives positions by the clearing member or the clearing house could interfere with the ability of a Fund to pursue its investment strategy. Further, any increase in margin requirements by a clearing member could also expose a Fund to greater credit risk to its clearing member, because margin for cleared derivatives transactions in excess of clearing house’s margin requirements typically is held by the clearing member. Also, a Fund is subject to risk if it enters into a derivatives transaction that is required to be cleared (or that the Investment Manager expects to be cleared), and no clearing member is willing or able to clear the transaction on the Fund’s behalf. While the documentation in place between the Funds and their clearing members generally provides that the clearing members will accept for clearing all transactions submitted for clearing that are within credit limits (specified in advance) for each Fund, the Funds are still subject to the risk that no clearing member will be willing or able to clear a transaction. In those cases, the position might have to be terminated, and the Fund could lose some or all of the benefit of the position, including loss of an increase in the value of the position and/or loss of hedging protection. In addition, the documentation governing the relationship between the Funds and clearing members is developed by the clearing members and generally is less favorable to the Funds than typical bilateral derivatives documentation. For example, documentation relating to cleared derivatives generally includes a one-way indemnity by the Funds in favor of the clearing member for losses the clearing member incurs as the Funds’ clearing member and typically does not provide the Funds any remedies if the clearing member defaults or becomes insolvent. While futures contracts entail similar risks, the risks likely are more pronounced for cleared swaps due to their more limited liquidity and market history.
Some types of cleared derivatives are required to be executed on an exchange or on a swap execution facility. A swap execution facility is a trading platform where multiple market participants can execute derivatives by accepting bids and offers made by multiple other participants in the platform. While this execution requirement is designed to increase transparency and liquidity in the cleared derivatives market, trading on a swap execution facility can create additional costs and risks for the Funds. For example, swap execution facilities typically charge fees, and if a Fund executes derivatives on a swap execution facility through a broker intermediary, the intermediary may impose fees as well. Also, a Fund may indemnify a swap execution facility, or a broker intermediary who executes cleared derivatives on a swap execution facility on the Fund’s behalf, against any losses or costs that may be incurred as a result of the Fund’s transactions on the swap execution facility.
These and other new rules and regulations could, among other things, further restrict a Fund’s ability to engage in, or increase the cost to the Fund of, derivatives transactions, for example, by making some types of derivatives no longer available to the Fund, increasing margin or capital requirements, or otherwise limiting liquidity or increasing transaction costs. These regulations are new and evolving, so their potential impact on the Funds and the financial system are not yet known. While the new regulations and the central clearing of some derivatives transactions are designed to reduce systemic risk (i.e., the risk that the interdependence of large derivatives dealers could cause a number of those dealers to suffer liquidity, solvency or other challenges simultaneously), there is no assurance that the new clearing mechanisms will achieve that result, and in the meantime, as noted above, central clearing and related requirements expose the Funds to new kinds of risks and costs.
CFTC Regulation
Each of the Funds listed on the cover of this SAI qualifies for an exclusion from the definition of a commodity pool under the CEA and has on file a notice of exclusion under CFTC Rule 4.5. Accordingly, the Investment Manager is not subject to registration or regulation as a “commodity pool operator” under the CEA with respect to these Funds, although the Investment Manager is a registered “commodity pool operator” and “commodity trading advisor”. To remain eligible for the exclusion, each of these Funds is limited in its ability to use certain financial instruments regulated under the CEA (“commodity interests”), including futures and options on futures and certain swaps transactions. In the event that a Fund’s investments in commodity interests are not within the thresholds set forth in the exclusion, one or more Funds not currently registered as a “commodity pool” may be required to register as such, which could increase Fund expenses, adversely affecting the Fund’s total return.
Foreign Securities
Unless otherwise stated in a Fund’s prospectus, stocks, bonds and other securities or investments are deemed to be “foreign” based primarily on the issuer’s place of organization/incorporation, but the Fund may also consider, under circumstances the Fund’s portfolio manager deems relevant, the issuer’s domicile, its principal place of business, its primary stock exchange listing, the source of its revenue or other factors. A Fund’s investments in foreign markets, may include issuers in emerging markets, as well as frontier markets, each of which carry heightened risks as compared with investments in other typical foreign markets. Unless otherwise stated in a Fund’s prospectus, emerging market countries are generally those either defined by World Bank-defined per capita income brackets or determined to be an emerging market based on the Fund portfolio manager’s qualitative judgments about a country’s level of economic and institutional development, among other factors. Frontier market countries generally have smaller economies and even less developed capital markets than typical emerging market countries (which themselves have increased investment risk relative to investing in more developed markets) and, as a result, the risks of investing
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in emerging market countries are magnified in frontier market countries. Foreign securities may be structured as fixed-, variable- or floating-rate obligations or as zero-coupon, pay-in-kind and step-coupon securities and may be privately placed or publicly offered. See Types of Investments — Variable- and Floating-Rate Obligations, — Debt Obligations - Zero-Coupon, Pay-in-Kind and Step-Coupon Securities and — Private Placement and Other Restricted Securities for more information.
Due to the potential for foreign withholding taxes, MSCI publishes two versions of its indices reflecting the reinvestment of dividends using two different methodologies: gross dividends and net dividends. While both versions reflect reinvested dividends, they differ with respect to the manner in which taxes associated with dividend payments are treated. In calculating the net dividends version, MSCI incorporates reinvested dividends applying the withholding tax rate applicable to foreign non-resident institutional investors that do not benefit from double taxation treaties. The Investment Manager believes that the net dividends version of MSCI indices better reflects the returns U.S. investors might expect were they to invest directly in the component securities of an MSCI index.
There is a practice in certain foreign markets under which an issuer’s securities are blocked from trading at the custodian or sub-custodian level for a specified number of days before and, in certain instances, after a shareholder meeting where such shares are voted. This is referred to as “share blocking.” The blocking period can last up to several weeks. Share blocking may prevent a Fund from buying or selling securities during this period, because during the time shares are blocked, trades in such securities will not settle. It may be difficult or impossible to lift blocking restrictions, with the particular requirements varying widely by country. As a consequence of these restrictions, the Investment Manager, on behalf of a Fund, may abstain from voting proxies in markets that require share blocking.
Foreign securities may include depositary receipts, such as American Depositary Receipts (ADRs), European Depositary Receipts (EDRs) and Global Depositary Receipts (GDRs). ADRs are U.S. dollar-denominated receipts issued in registered form by a domestic bank or trust company that evidence ownership of underlying securities issued by a foreign issuer. EDRs are foreign currency-denominated receipts issued in Europe, typically by foreign banks or trust companies and foreign branches of domestic banks, that evidence ownership of foreign or domestic securities. GDRs are receipts structured similarly to ADRs and EDRs and are marketed globally. Depositary receipts will not necessarily be denominated in the same currency as their underlying securities. In general, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets. GDRs are tradable both in the United States and in Europe and are designed for use throughout the world. A Fund may invest in depositary receipts through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute interest holder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities. The issuers of unsponsored depositary receipts are not obligated to disclose material information in the United States, and, therefore, there may be limited information available regarding such issuers and/or limited correlation between available information and the market value of the depositary receipts.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with foreign securities include: Emerging Markets Securities Risk, Foreign Currency Risk, Foreign Securities Risk, Frontier Market Risk, Geographic Focus Risk, Issuer Risk and Market Risk.
Guaranteed Investment Contracts (Funding Agreements)
Guaranteed investment contracts, or funding agreements, are short-term, privately placed debt instruments issued by insurance companies. Pursuant to such contracts, a Fund may make cash contributions to a deposit fund of the insurance company’s general account. The insurance company then credits to a Fund payments at negotiated, floating or fixed interest rates. A Fund will purchase guaranteed investment contracts only from issuers that, at the time of purchase, meet certain credit and quality standards. In general, guaranteed investment contracts are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market does not exist for these investments. In addition, the issuer may not be able to pay the principal amount to a Fund on seven days’ notice or less, at which time the investment may be considered illiquid under applicable SEC regulatory guidance and subject to certain restrictions. See Types of Investments – Illiquid Securities.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with guaranteed investment contracts (funding agreements) include: Credit Risk and Liquidity Risk.
Illiquid Securities
Illiquid securities are defined by a Fund consistent with the SEC staff’s current guidance and interpretations which provide that an illiquid security is an asset which may not be sold or disposed of in the ordinary course of business within seven days at approximately the value at which a Fund has valued the investment on its books. Some securities, such as those not registered
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under U.S. securities laws, cannot be sold in public transactions. Some securities are deemed to be illiquid because they are subject to contractual or legal restrictions on resale. Subject to its investment policies, a Fund may invest in illiquid investments and may invest in certain restricted securities that are deemed to be illiquid securities at the time of purchase.
Although one or more of the other risks described in this SAI may also apply, the risk typically associated with illiquid securities include: Liquidity Risk.
Inflation-Protected Securities
Inflation is a general rise in prices of goods and services. Inflation erodes the purchasing power of an investor’s assets. For example, if an investment provides a total return of 7% in a given year and inflation is 3% during that period, the inflation-adjusted, or real, return is 4%. Inflation-protected securities are debt securities whose principal and/or interest payments are adjusted for inflation, unlike debt securities that make fixed principal and interest payments. One type of inflation-protected debt security is issued by the U.S. Treasury. The principal of these securities is adjusted for inflation as indicated by the Consumer Price Index (CPI) for urban consumers and interest is paid on the adjusted amount. The CPI is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy.
If the CPI falls, the principal value of inflation-protected securities will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Conversely, if the CPI rises, the principal value of inflation-protected securities will be adjusted upward, and consequently the interest payable on these securities will be increased. Repayment of the original bond principal upon maturity is guaranteed in the case of U.S. Treasury inflation-protected securities, even during a period of deflation. However, the current market value of the inflation-protected securities is not guaranteed and will fluctuate. Other inflation-indexed securities include inflation-related bonds, which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
Other issuers of inflation-protected debt securities include other U.S. government agencies or instrumentalities, corporations and foreign governments. There can be no assurance that the CPI or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.
Any increase in principal for an inflation-protected security resulting from inflation adjustments is considered by IRS regulations to be taxable income in the year it occurs. For direct holders of an inflation-protected security, this means that taxes must be paid on principal adjustments even though these amounts are not received until the bond matures. Similarly, a Fund treated as a regulated investment company (RIC) under the Code that holds these securities distributes both interest income and the income attributable to principal adjustments in the form of cash or reinvested shares, which are taxable to shareholders.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with inflation-protected securities include: Inflation-Protected Securities Risk, Interest Rate Risk and Market Risk. In addition, inflation-protected securities issued by non-U.S. government agencies or instrumentalities are subject to Credit Risk.
Initial Public Offerings
A Fund may invest in initial public offerings (IPOs) of common stock or other primary or secondary syndicated offerings of equity or debt securities issued by a corporate issuer. Fixed income funds frequently invest in these types of offerings of debt securities. A purchase of IPO securities often involves higher transaction costs than those associated with the purchase of securities already traded on exchanges or markets. A Fund may hold IPO securities for a period of time, or may sell them soon after the purchase. Investments in IPOs could have a magnified impact — either positive or negative — on a Fund’s performance while the Fund’s assets are relatively small. The impact of an IPO on a Fund’s performance may tend to diminish as the Fund’s assets grow. In circumstances when investments in IPOs make a significant contribution to a Fund’s performance, there can be no assurance that similar contributions from IPOs will continue in the future.
Although one or more risks described in this SAI may also apply, the risks typically associated with IPOs include: IPO Risk, Issuer Risk, Liquidity Risk, Market Risk and Small Company Securities Risk.
Investments in Other Investment Companies (Including ETFs)
Investing in other investment companies may be a means by which a Fund seeks to achieve its investment objective. A Fund may invest in securities issued by other investment companies within the limits prescribed by the 1940 Act, the rules and regulations thereunder and any exemptive relief currently or in the future available to a Fund. These securities include shares of other affiliated or unaffiliated open-end investment companies (i.e., mutual funds), closed-end funds, exchange-traded funds (ETFs), UCITS funds (pooled investment vehicles established in accordance with the Undertaking for Collective Investment in Transferable Securities adopted by European Union member states) and business development companies.
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Except with respect to funds structured as funds-of-funds or so-called master/feeder funds or other funds whose strategies otherwise allow such investments, the 1940 Act generally requires that a fund limit its investments in another investment company or series thereof so that, as determined at the time a securities purchase is made: (i) no more than 5% of the value of its total assets will be invested in the securities of any one investment company; (ii) no more than 10% of the value of its total assets will be invested in the aggregate in securities of other investment companies; and (iii) no more than 3% of the outstanding voting stock of any one investment company or series thereof will be owned by a fund or by companies controlled by a fund. Such other investment companies may include ETFs, which are shares of publicly traded unit investment trusts, open-end funds or depositary receipts that may be passively managed (e.g., they seek to track the performance of specific indexes or companies in related industries) or they may be actively managed. The SEC has granted orders for exemptive relief to certain ETFs that permit investments in those ETFs by certain other registered investment companies in excess of these limits.
ETFs are listed on an exchange and trade in the secondary market on a per-share basis, which allows investors to purchase and sell ETF shares at their market price throughout the day. Certain ETFs, such as passively managed ETFs, hold portfolios of securities that are designed to replicate, as closely as possible before expenses, the price and yield of a specified market index. The performance results of these ETFs will not replicate exactly the performance of the pertinent index due to transaction and other expenses, including fees to service providers borne by ETFs. ETF shares are sold and redeemed at net asset value only in large blocks called creation units. The Funds’ ability to redeem creation units may be limited by the 1940 Act, which provides that ETFs will not be obligated to redeem shares held by the Funds in an amount exceeding one percent of their total outstanding securities during any period of less than 30 days.
Although a Fund may derive certain advantages from being able to invest in shares of other investment companies, such as to be fully invested, there may be potential disadvantages. Investing in other investment companies may result in higher fees and expenses for a Fund and its shareholders. A shareholder may be charged fees not only on Fund shares held directly but also on the investment company shares that a Fund purchases. Because these investment companies may invest in other securities, they are also subject to the risks associated with a variety of investment instruments as described in this SAI.
Under the 1940 Act and rules and regulations thereunder, a Fund may purchase shares of affiliated funds, subject to certain conditions. Investing in affiliated funds may present certain actual or potential conflicts of interest. For more information about such actual and potential conflicts of interest, see Investment Management and Other Services – Other Roles and Relationships of Ameriprise Financial and its Affiliates – Certain Conflicts of Interest.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with the securities of other investment companies include: Investing in Other Funds Risk, Issuer Risk and Market Risk.
Money Market Instruments
Money market instruments include cash equivalents and short-term debt obligations which include: (i) bank obligations, including certificates of deposit (CDs), time deposits and bankers’ acceptances, and letters of credit of banks or savings and loan associations having capital surplus and undivided profits (as of the date of its most recently published annual financial statements) in excess of $100 million (or the equivalent in the instance of a foreign branch of a U.S. bank) at the date of investment; (ii) funding agreements; (iii) repurchase agreements; (iv) obligations of the United States, foreign countries and supranational entities, and each of their subdivisions, agencies and instrumentalities; (v) certain corporate debt securities, such as commercial paper, short-term corporate obligations and extendible commercial notes; (vi) participation interests; and (vii) municipal securities. Money market instruments may be structured as fixed-, variable- or floating-rate obligations and may be privately placed or publicly offered. A Fund may also invest in affiliated and unaffiliated money market mutual funds, which invest primarily in money market instruments. See Types of Investments — Variable- and Floating-Rate Obligations for more information.
With respect to money market securities, certain U.S. Government obligations are backed or insured by the U.S. Government, its agencies or its instrumentalities. Other money market securities are backed only by the claims paying ability or creditworthiness of the issuer.
Bankers’ acceptances are marketable short-term credit instruments used to finance the import, export, transfer or storage of goods. They are termed “accepted” when a bank unconditionally guarantees their payment at maturity.
Bank certificates of deposit are certificates issued against funds deposited in a bank (including eligible foreign branches of U.S. banks), are for a definite period of time, earn a specified rate of return and are normally negotiable.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with money market instruments include: Credit Risk, Inflation Risk, Interest Rate Risk, Issuer Risk and Money Market Fund Risk.
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Mortgage-Backed Securities
Mortgage-backed securities are a type of asset-backed security that represent interests in, or debt instruments backed by, pools of underlying mortgages. In some cases, these underlying mortgages may be insured or guaranteed by the U.S. Government or its agencies. Mortgage-backed securities entitle the security holders to receive distributions that are tied to the payments made on the underlying mortgage collateral (less fees paid to the originator, servicer, or other parties, and fees paid for credit enhancement), so that the payments made on the underlying mortgage collateral effectively pass through to such security holders. Mortgage-backed securities are created when mortgage originators (or mortgage loan sellers who have purchased mortgage loans from mortgage loan originators) sell the underlying mortgages to a special purpose entity in a process called a securitization. The special purpose entity issues securities that are backed by the payments on the underlying mortgage loans, and have a minimum denomination and specific term. Mortgage-backed securities may be structured as fixed-, variable- or floating-rate obligations or as zero-coupon, pay-in-kind and step-coupon securities and may be privately placed or publicly offered. See Types of Investments — Variable- and Floating-Rate Obligations, — Debt Obligations - Zero-Coupon, Pay-in-Kind and Step-Coupon Securities and — Private Placement and Other Restricted Securities for more information.
Mortgage-backed securities may be issued or guaranteed by GNMA (also known as Ginnie Mae), FNMA (also known as Fannie Mae), or FHLMC (also known as Freddie Mac), but also may be issued or guaranteed by other issuers, including private companies. GNMA is a government-owned corporation that is an agency of the U.S. Department of Housing and Urban Development. It guarantees, with the full faith and credit of the United States, full and timely payment of all monthly principal and interest on its mortgage-backed securities. Until recently, FNMA and FHLMC were government-sponsored corporations owned entirely by private stockholders. Both issue mortgage-related securities that contain guarantees as to timely payment of interest and principal but that are not backed by the full faith and credit of the U.S. Government. The value of the companies’ securities fell sharply in 2008 due to concerns that the firms did not have sufficient capital to offset losses. The U.S. Treasury has historically had the authority to purchase obligations of Fannie Mae and Freddie Mac. In addition, in 2008, due to capitalization concerns, Congress provided the U.S. Treasury with additional authority to lend Fannie Mae and Freddie Mac emergency funds and to purchase the companies’ stock, as described below. In September 2008, the U.S. Treasury and the Federal Housing Finance Agency (FHFA) announced that Fannie Mae and Freddie Mac had been placed in conservatorship.
In the past Fannie Mae and Freddie Mac have received significant capital support through U.S. Treasury preferred stock purchases and Federal Reserve purchases of their mortgage-backed securities. There can be no assurance that these or other agencies of the government will provide such support in the future. The future status of Fannie Mae or Freddie Mac could be impacted by, among other things, the actions taken and restrictions placed on Fannie Mae or Freddie Mac by the FHFA in its role as conservator, the restrictions placed on Fannie Mae’s or Freddie Mac’s operations and activities under the senior stock purchase agreements, market responses to developments at Fannie Mae or Freddie Mac, and future legislative and regulatory action that alters the operations, ownership structure and/or mission of Fannie Mae or Freddie Mac, each of which may, in turn, impact the value of, and cash flows on, any securities guaranteed by Fannie Mae and Freddie Mac.
Stripped mortgage-backed securities are a type of mortgage-backed security that receives differing proportions of the interest and principal payments from the underlying assets. Generally, there are two classes of stripped mortgage-backed securities: Interest Only (IO) and Principal Only (PO). IOs entitle the holder to receive distributions consisting of all or a portion of the interest on the underlying pool of mortgage loans or mortgage-backed securities. POs entitle the holder to receive distributions consisting of all or a portion of the principal of the underlying pool of mortgage loans or mortgage-backed securities.
Collateralized Mortgage Obligations (CMOs) are hybrid mortgage-related instruments issued by special purpose entities secured by pools of mortgage loans or other mortgage-related securities, such as mortgage pass-through securities or stripped mortgage-backed securities. CMOs may be structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including prepayments. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than its stated maturity or final distribution dates, resulting in a loss of all or part of the premium if any has been paid. The yield characteristics of mortgage-backed securities differ from those of other debt securities. Among the differences are that interest and principal payments are made more frequently on mortgage-backed securities, usually monthly, and principal may be repaid at any time. These factors may reduce the expected yield. Interest is paid or accrues on all classes of the CMOs on a periodic basis. The principal and interest payments on the underlying mortgage assets may be allocated among the various classes of CMOs in several ways. Typically, payments of principal, including any prepayments, on the underlying mortgage assets are applied to the classes in the order of their respective stated maturities or final distribution dates, so that no payment of principal is made on CMOs of a class until all CMOs of other classes having earlier stated maturities or final distribution dates have been paid in full.
Commercial mortgage-backed securities (CMBS) are a specific type of mortgage-backed security collateralized by a pool of mortgages on commercial real estate.
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CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances an ETF may fail to recoup fully its initial investment in a CMO residual. CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the 1933 Act. CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability, and may be deemed “illiquid” and subject to a Fund’s limitations on investment in illiquid securities.
Mortgage pass-through securities are interests in pools of mortgage-related securities that differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by the GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.
REMICs are entities that own mortgages and elect REMIC status under the Code and, like CMOs, issue debt obligations collateralized by underlying mortgage assets that have characteristics similar to those issued by CMOs.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with mortgage- and asset-backed securities include: Credit Risk, Interest Rate Risk, Issuer Risk, Liquidity Risk, Mortgage- and Other Asset-Backed Securities Risk, Prepayment and Extension Risk and Reinvestment Risk.
Municipal Securities
Municipal securities include debt obligations issued by governmental entities, including states, political subdivisions, agencies, instrumentalities, and authorities, as well as U.S. territories, commonwealths and possessions (such as Guam, Puerto Rico and the U.S. Virgin Islands) and their political subdivisions, agencies, instrumentalities, and authorities, to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses, and the extension of loans to public institutions and facilities.
Municipal securities may include municipal bonds, municipal notes and municipal leases, which are described below. Municipal bonds are debt obligations of a governmental entity that obligate the municipality to pay the holder a specified sum of money at specified intervals and to repay the principal amount of the loan at maturity. Municipal securities can be classified into two principal categories, including “general obligation” bonds and other securities and “revenue” bonds and other securities. General obligation bonds are secured by the issuer’s full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source, such as the user of the facility being financed. Municipal securities also may include “moral obligation” securities, which normally are issued by special purpose public authorities. If the issuer of moral obligation securities is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the governmental entity that created the special purpose public authority. Municipal securities may be structured as fixed-, variable- or floating-rate obligations or as zero-coupon, pay-in-kind and step-coupon securities and may be privately placed or publicly offered. See Types of Investments – Variable- and Floating-Rate Obligations, – Debt Obligations – Zero-Coupon, Pay-in-Kind and Step-Coupon Securities and – Private Placement and Other Restricted Securities for more information.
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Municipal notes may be issued by governmental entities and other tax-exempt issuers in order to finance short-term cash needs or, occasionally, to finance construction. Most municipal notes are general obligations of the issuing entity payable from taxes or designated revenues expected to be received within the relevant fiscal period. Municipal notes generally have maturities of one year or less. Municipal notes can be subdivided into two sub-categories: (i) municipal commercial paper and (ii) municipal demand obligations.
Municipal commercial paper typically consists of very short-term unsecured negotiable promissory notes that are sold, for example, to meet seasonal working capital or interim construction financing needs of a governmental entity or agency. While these obligations are intended to be paid from general revenues or refinanced with long-term debt, they frequently are backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or institutions. See Types of Investments – Commercial Paper for more information.
Municipal demand obligations can be subdivided into two general types: variable rate demand notes and master demand obligations. Variable rate demand notes are tax-exempt municipal obligations or participation interests that provide for a periodic adjustment in the interest rate paid on the notes. They permit the holder to demand payment of the notes, or to demand purchase of the notes at a purchase price equal to the unpaid principal balance, plus accrued interest either directly by the issuer or by drawing on a bank letter of credit or guaranty issued with respect to such note. The issuer of the municipal obligation may have a corresponding right to prepay at its discretion the outstanding principal of the note plus accrued interest upon notice comparable to that required for the holder to demand payment. The variable rate demand notes in which a Fund may invest are payable, or are subject to purchase, on demand, usually on notice of seven calendar days or less. The terms of the notes generally provide that interest rates are adjustable at intervals ranging from daily to six months.
Master demand obligations are tax-exempt municipal obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. The interest on such obligations is, in the opinion of counsel for the borrower, excluded from gross income for U.S. federal income tax purposes (but not necessarily for alternative minimum tax purposes). Although there is no secondary market for master demand obligations, such obligations are considered by a Fund to be liquid because they are payable upon demand.
Municipal lease obligations are participations in privately arranged loans to state or local government borrowers and may take the form of a lease, an installment purchase, or a conditional sales contract. They are issued by state and local governments and authorities to acquire land, equipment, and facilities. An investor may purchase these obligations directly, or it may purchase participation interests in such obligations. In general, municipal lease obligations are unrated, in which case they will be determined by a Fund’s portfolio manager to be of comparable quality at the time of purchase to rated instruments that may be acquired by a Fund. Frequently, privately arranged loans have variable interest rates and may be backed by a bank letter of credit. In other cases, they may be unsecured or may be secured by assets not easily liquidated.
Moreover, such loans in most cases are not backed by the taxing authority of the issuers and may have limited marketability or may be marketable only by virtue of a provision requiring repayment following demand by the lender.
Municipal leases may be subject to greater risks than general obligation or revenue bonds. State constitutions and statutes set forth requirements that states or municipalities must meet in order to issue municipal obligations. Municipal leases may contain a covenant by the state or municipality to budget for and make payments due under the obligation. Certain municipal leases may, however, provide that the issuer is not obligated to make payments on the obligation in future years unless funds have been appropriated for this purpose each year.
Although lease obligations do not constitute general obligations of the municipal issuer to which the government’s taxing power is pledged, a lease obligation ordinarily is backed by the government’s covenant to budget for, appropriate, and make the payments due under the lease obligation. However, certain lease obligations contain “non-appropriation” clauses that provide that the government has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a periodic basis. In the case of a “non-appropriation” lease, a Fund’s ability to recover under the lease in the event of non-appropriation or default likely will be limited to the repossession of the leased property in the event that foreclosure proves difficult.
Tender option bonds are municipal securities having relatively long maturities and bearing interest at a fixed interest rate substantially higher than prevailing short-term tax-exempt rates that is coupled with the agreement of a third party, such as a bank, broker-dealer or other financial institution, to grant the security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof. The financial institution receives periodic fees equal to the difference between the municipal security’s coupon rate and the rate that would cause the security to trade at face value on the date of determination.
There are variations in the quality of municipal securities, both within a particular classification and between classifications, and the rates of return on municipal securities can depend on a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity
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of the obligation, and the rating of the issue. The ratings of NRSROs represent their opinions as to the quality of municipal securities. It should be emphasized, however, that these ratings are general and are not absolute standards of quality, and municipal securities with the same maturity, interest rate, and rating may have different rates of return while municipal securities of the same maturity and interest rate with different ratings may have the same rate of return. The municipal bond market is characterized by a large number of different issuers, many having smaller sized bond issues, and a wide choice of different maturities within each issue. For these reasons, most municipal bonds do not trade on a daily basis and many trade only rarely. Because many of these bonds trade infrequently, the spread between the bid and offer may be wider and the time needed to develop a bid or an offer may be longer than for other security markets. See Appendix A for a discussion of securities ratings. (See Types of Investments – Debt Obligations.)
Standby Commitments. Standby commitments are securities under which a purchaser, usually a bank or broker-dealer, agrees to purchase, for a fee, an amount of a Fund’s municipal obligations. The amount payable by a bank or broker-dealer to purchase securities subject to a standby commitment typically will be substantially the same as the value of the underlying municipal securities. A Fund may pay for standby commitments either separately in cash or by paying a higher price for portfolio securities that are acquired subject to such a commitment.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with standby commitments include: Counterparty Risk, Market Risk and Municipal Securities Risk.
Taxable Municipal Obligations. Interest or other investment return is subject to federal income tax for certain types of municipal obligations for a variety of reasons. These municipal obligations do not qualify for the federal income tax exemption because (a) they did not receive necessary authorization for tax-exempt treatment from state or local government authorities, (b) they exceed certain regulatory limitations on the cost of issuance for tax-exempt financing or (c) they finance public or private activities that do not qualify for the federal income tax exemption. These non-qualifying activities might include, for example, certain types of multi-family housing, certain professional and local sports facilities, refinancing of certain municipal debt, and borrowing to replenish a municipality’s underfunded pension plan.
See Appendix A for a discussion of securities ratings. (See Types of Investments – Debt Obligations.)
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with municipal securities include: Credit Risk, Inflation Risk, Interest Rate Risk, Market Risk and Municipal Securities Risk.
Private Placement and Other Restricted Securities
Private placement securities are securities that have been privately placed and are not registered under the 1933 Act. They are generally eligible for sale only to certain eligible investors. Private placements often may offer attractive opportunities for investment not otherwise available on the open market. Private placement and other “restricted” securities often cannot be sold to the public without registration under the 1933 Act or the availability of an exemption from registration (such as Rules 144 or 144A), or they are “not readily marketable” because they are subject to other legal or contractual delays in or restrictions on resale. Asset-backed securities, common stock, convertible securities, corporate debt securities, foreign securities, high-yield securities, money market instruments, mortgage-backed securities, municipal securities, participation interests, preferred stock and other types of equity and debt instruments may be privately placed or restricted securities.
Private placements typically may be sold only to qualified institutional buyers or, in the case of the initial sale of certain securities, such as those issued in collateralized debt obligations or collateralized loan obligations, to accredited investors (as defined in Rule 501(a) under the 1933 Act), or in a privately negotiated transaction or to a limited number of qualified purchasers, or in limited quantities after they have been held for a specified period of time and other conditions are met pursuant to an exemption from registration.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with private placement and other restricted securities include: Issuer Risk, Liquidity Risk, Market Risk and Confidential Information Access Risk.
Repurchase Agreements
Repurchase agreements are agreements under which a Fund acquires a security for a relatively short period of time (usually within seven days) subject to the obligation of a seller to repurchase and a Fund to resell such security at a fixed time and price (representing the Fund’s cost plus interest). The repurchase agreement specifies the yield during the purchaser’s holding period. Repurchase agreements also may be viewed as loans made by a Fund that are collateralized by the securities subject to repurchase, which may consist of a variety of security types. A Fund typically will enter into repurchase agreements only with commercial banks, registered broker-dealers and the Fixed Income Clearing Corporation. Such transactions are monitored to ensure that the value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligation, including any accrued interest.
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Although one or more of the other risks described in this SAI may also apply, the risks typically associated with repurchase agreements include: Counterparty Risk, Credit Risk, Issuer Risk, Market Risk and Repurchase Agreements Risk.
Reverse Repurchase Agreements
Reverse repurchase agreements are agreements under which a Fund temporarily transfers possession of a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash. At the same time, the Fund agrees to repurchase the instrument at an agreed-upon time (normally within 7 days) and price which reflects an interest payment. A Fund generally retains the right to interest and principal payments on the security. Reverse repurchase agreements also may be viewed as borrowings made by a Fund.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with reverse repurchase agreements include: Credit Risk, Interest Rate Risk, Issuer Risk, Leverage Risk, Market Risk and Reverse Repurchase Agreements Risk.
Sovereign Debt
Sovereign debt obligations are issued or guaranteed by foreign governments or their agencies. It may be in the form of conventional securities or other types of debt instruments such as loans or loan participations. A sovereign debtor’s willingness or ability to repay principal and pay interest in a timely manner may be affected by a variety of factors, including its cash flow situation, the extent of its reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward international lenders, and the political constraints to which a sovereign debtor may be subject. (See also Types of Investments – Foreign Securities.) In addition, there may be no legal recourse against a sovereign debtor in the event of a default.
Sovereign debt includes Brady Bonds, which are securities issued under the framework of the Brady Plan, an initiative announced by former U.S. Treasury Secretary Nicholas F. Brady in 1989 as a mechanism for debtor nations to restructure their outstanding external commercial bank indebtedness.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with sovereign debt include: Credit Risk, Emerging Markets Securities Risk, Foreign Securities Risk, Issuer Risk and Market Risk.
Standby Commitments
See Types of Investments – Municipal Securities above.
U.S. Government and Related Obligations
U.S. Government obligations include U.S. Treasury obligations and securities issued or guaranteed by various agencies of the U.S. Government or by various agencies or instrumentalities established or sponsored by the U.S. Government. U.S. Treasury obligations and securities issued or guaranteed by various agencies or instrumentalities of the U.S. Government differ in their interest rates, maturities and time of issuance, as well as with respect to whether they are guaranteed by the U.S. Government. U.S. Government and related obligations may be structured as fixed-, variable- or floating-rate obligations. See Types of Investments – Variable- and Floating-Rate Obligations for more information.
Investing in U.S. Government and related obligations is subject to certain risks. While U.S. Treasury obligations are backed by the “full faith and credit” of the U.S. Government, such securities are nonetheless subject to credit risk (i.e., the risk that the U.S. Government may be, or be perceived to be, unable or unwilling to honor its financial obligations, such as making payments). Securities issued or guaranteed by federal agencies and U.S. Government-sponsored instrumentalities may or may not be backed by the full faith and credit of the U.S. Government. These securities may be supported by the ability to borrow from the U.S. Treasury or only by the credit of the issuing agency or instrumentality and, as a result, may be subject to greater credit risk than securities issued or guaranteed by the U.S. Treasury. Obligations of U.S. Government agencies, authorities, instrumentalities and sponsored enterprises historically have involved limited risk of loss of principal if held to maturity. However, no assurance can be given that the U.S. Government would provide financial support to any of these entities if it is not obligated to do so by law.
Government-sponsored entities issuing securities include privately owned, publicly chartered entities created to reduce borrowing costs for certain sectors of the economy, such as farmers, homeowners, and students. They include the Federal Farm Credit Bank System, Farm Credit Financial Assistance Corporation, Fannie Mae, Freddie Mac, Student Loan Marketing Association (SLMA), and Resolution Trust Corporation (RTC). Government-sponsored entities may issue discount notes (with maturities ranging from overnight to 360 days) and bonds. On September 7, 2008, the Federal Housing Finance Agency (FHFA), an agency of the U.S. Government, placed Fannie Mae and Freddie Mac into conservatorship, a statutory process with the objective of returning the entities to normal business operations. FHFA will act as the conservator to operate the enterprises until they are stabilized.
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On August 5, 2011, S& P lowered its long-term sovereign credit rating for the United States of America to “AA+” from “AAA”. Because a Fund may invest in U.S. Government obligations, the value of its shares may be adversely affected by S&P’s downgrade or any future downgrades of the U.S. Government’s credit rating. The long-term impact of the downgrade is uncertain. See Appendix A for a description of securities ratings.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with U.S. Government and related obligations include: Credit Risk, Inflation Risk, Interest Rate Risk, Prepayment and Extension Risk, Reinvestment Risk and U.S. Government Obligations Risk.
Variable- and Floating-Rate Obligations
Variable- and floating-rate obligations are debt instruments that provide for periodic adjustments in the interest rate and, under certain circumstances, varying principal amounts. Unlike a fixed interest rate, a variable, or floating, rate is one that rises and declines based on the movement of an underlying index of interest rates and may pay interest at rates that are adjusted periodically according to a specified formula. Variable- or floating-rate securities frequently include a demand feature enabling the holder to sell the securities to the issuer at par. In many cases, the demand feature can be exercised at any time. Some securities that do not have variable or floating interest rates may be accompanied by puts producing similar results and price characteristics. Variable-rate demand notes include master demand notes that are obligations that permit the investor to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the investor (as lender), and the borrower. The interest rates on these notes fluctuate. The issuer of such obligations normally has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded. There generally is not an established secondary market for these obligations. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the lender’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and may involve heightened risk of default by the issuer. Asset-backed securities, bank obligations, convertible securities, corporate debt securities, foreign securities, high-yield securities, money market instruments, mortgage-backed securities, municipal securities, participation interests, stripped securities, U.S. Government and related obligations and other types of debt instruments may be structured as variable- and floating-rate obligations.
Most floating rate loans are acquired directly from the agent bank or from another holder of the loan by assignment. Most such loans are secured, and most impose restrictive covenants on the borrower. These loans are typically made by a syndicate of banks and institutional investors, represented by an agent bank which has negotiated and structured the loan and which is responsible generally for collecting interest, principal, and other amounts from the borrower on its own behalf and on behalf of the other lending institutions in the syndicate, and for enforcing its rights and the rights of the syndicate against the borrower. Each of the lending institutions, including the agent bank, lends to the borrower a portion of the total amount of the loan, and retains the corresponding interest in the loan. Floating rate loans may include delayed draw term loans and prefunded or synthetic letters of credit.
A Fund’s ability to receive payments of principal and interest and other amounts in connection with loans held by it will depend primarily on the financial condition of the borrower. The failure by the Fund to receive scheduled interest or principal payments on a loan would adversely affect the income of the Fund and would likely reduce the value of its assets, which would be reflected in a reduction in the Fund’s NAV. Banks and other lending institutions generally perform a credit analysis of the borrower before originating a loan or purchasing an assignment in a loan. In selecting the loans in which the Fund will invest, however, the Investment Manager will not rely on that credit analysis of the agent bank, but will perform its own investment analysis of the borrowers. The Investment Manager’s analysis may include consideration of the borrower’s financial strength and managerial experience, debt coverage, additional borrowing requirements or debt maturity schedules, changing financial conditions, and responsiveness to changes in business conditions and interest rates. Investments in loans may be of any quality, including “distressed” loans, and will be subject to the Fund’s credit quality policy.
Loans may be structured in different forms, including assignments and participations. In an assignment, a Fund purchases an assignment of a portion of a lender’s interest in a loan. In this case, the Fund may be required generally to rely upon the assigning bank to demand payment and enforce its rights against the borrower, but would otherwise be entitled to all of such bank’s rights in the loan.
The borrower of a loan may, either at its own election or pursuant to terms of the loan documentation, prepay amounts of the loan from time to time. There is no assurance that a Fund will be able to reinvest the proceeds of any loan prepayment at the same interest rate or on the same terms as those of the original loan.
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Corporate loans in which a Fund may purchase a loan assignment are made generally to finance internal growth, mergers, acquisitions, recapitalizations, stock repurchases, leveraged buy-outs, dividend payments to sponsors and other corporate activities. The highly leveraged capital structure of certain borrowers may make such loans especially vulnerable to adverse changes in economic or market conditions. The Fund may hold investments in loans for a very short period of time when opportunities to resell the investments that a Fund’s Portfolio Manager believes are attractive arise.
Certain of the loans acquired by a Fund may involve revolving credit facilities under which a borrower may from time to time borrow and repay amounts up to the maximum amount of the facility. In such cases, the Fund would have an obligation to advance its portion of such additional borrowings upon the terms specified in the loan assignment. To the extent that the Fund is committed to make additional loans under such an assignment, it will at all times designate cash or securities in an amount sufficient to meet such commitments.
Notwithstanding its intention in certain situations to not receive material, non-public information with respect to its management of investments in floating rate loans, the Investment Manager may from time to time come into possession of material, non-public information about the issuers of loans that may be held in a Fund’s portfolio. Possession of such information may in some instances occur despite the Investment Manager’s efforts to avoid such possession, but in other instances the Investment Manager may choose to receive such information (for example, in connection with participation in a creditors’ committee with respect to a financially distressed issuer). As, and to the extent, required by applicable law, the Investment Manager’s ability to trade in these loans for the account of the Fund could potentially be limited by its possession of such information. Such limitations on the Investment Manager’s ability to trade could have an adverse effect on the Fund by, for example, preventing the Fund from selling a loan that is experiencing a material decline in value. In some instances, these trading restrictions could continue in effect for a substantial period of time.
In some instances, other accounts managed by the Investment Manager may hold other securities issued by borrowers whose floating rate loans may be held in a Fund’s portfolio. These other securities may include, for example, debt securities that are subordinate to the floating rate loans held in the Fund’s portfolio, convertible debt or common or preferred equity securities.
In certain circumstances, such as if the credit quality of the issuer deteriorates, the interests of holders of these other securities may conflict with the interests of the holders of the issuer’s floating rate loans. In such cases, the Investment Manager may owe conflicting fiduciary duties to the Fund and other client accounts. The Investment Manager will endeavor to carry out its obligations to all of its clients to the fullest extent possible, recognizing that in some cases certain clients may achieve a lower economic return, as a result of these conflicting client interests, than if the Investment Manager’s client accounts collectively held only a single category of the issuer’s securities.
Although one or more of the other risks described in this SAI may also apply, the risks typically associated with variable- or floating-rate obligations include: Counterparty Risk, Credit Risk, Interest Rate Risk, Liquidity Risk and Prepayment and Extension Risk.
Information Regarding Risks
The following is a summary of risks of investing in the Funds and the risk characteristics associated with the various investment instruments available to the Funds for investment. A Fund’s risk profile is largely defined by the Fund’s primary portfolio holdings and principal investment strategies (for the description of a Fund’s principal investment strategies and principal risks, please see that Fund’s prospectus). However, the Funds are allowed to use securities, instruments, other assets and investments, strategies and techniques other than those described in the Fund’s principal investment strategies, subjecting the Fund to the risks associated with these securities, instruments, other assets and investments, strategies and techniques.
Because the share price of the Fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them, The Fund may impose a fee upon the redemption of your shares or may temporarily suspend your ability to sell shares if the Fund's liquidity falls below required minimums because of market conditions or other factors. An investment in the Fund is not insured or guaranteed by the FDIC or any other government agency. The Fund’s sponsor has no legal obligation to provide financial support to the Fund, and you should not expect that the sponsor or any person will provide financial support to the Fund at any time. One or more of the following risks may be associated with an investment in a Fund at any time:
Active Management Risk. The Fund is actively managed and its performance therefore will reflect, in part, the ability of the portfolio managers to make investment decisions that will achieve the Fund’s investment objective. Due to its active management, the Fund could underperform other funds with similar investment objectives and/or strategies.
Activist Strategies Risk. The Fund may purchase securities of a company that is the subject of a proxy contest or which activist investors are attempting to influence, in the expectation that new management or a change in business strategies will cause the price of the company’s securities to increase. If the proxy contest, or the new management, is not successful, the market price of the company’s securities will typically fall.
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In addition, where an acquisition or restructuring transaction or proxy fight is opposed by the subject company’s management, the transaction often becomes the subject of litigation. Such litigation involves substantial uncertainties and may impose substantial cost and expense on the Fund.
Allocation Risk. For any Fund that uses an asset allocation strategy in pursuit of its investment objective, there is a risk that the Fund's allocation among asset classes, investments, managers, strategies and/or investment styles will cause the Fund's shares to lose value or cause the Fund to underperform other funds with similar investment objectives and/or strategies, or that the investments themselves will not produce the returns expected.
Alternative Strategies Investment Risk. An investment in alternative investment strategies (Alternative Strategies), whether through direct investment or through one or more underlying funds that use Alternative Strategies, involves risks, which may be significant. Alternative Strategies may include strategies, instruments or other assets, such as derivatives, that seek investment returns uncorrelated with the broad equity and fixed income/debt markets, as well as those providing exposure to other markets (such as commodity markets), including but not limited to absolute (positive) return strategies. Alternative Strategies may fail to achieve their desired performance, market or other exposure, or their returns (or lack thereof) may be more correlated with the broad equity and/or fixed income/debt markets than was anticipated, and the Fund may lose money. Some Alternative Strategies may be considered speculative.
Asset-Backed Securities Risk. The value of the Fund's asset-backed securities may be affected by, among other things, changes in interest rates, factors concerning the interests in and structure of the issuer or the originator of the receivables, the creditworthiness of the entities that provide any supporting letters of credit, surety bonds or other credit enhancements, or the market's assessment of the quality of underlying assets. Asset-backed securities represent interests in, or are backed by, pools of receivables such as credit card, auto, student and home equity loans. They may also be backed by securities backed by these types of loans and others, such as mortgage loans. Asset-backed securities can have a fixed or an adjustable rate. Most asset-backed securities are subject to prepayment risk, which is the possibility that the underlying debt may be refinanced or prepaid prior to maturity during periods of declining or low interest rates, causing the Fund to have to reinvest the money received in securities that have lower yields. In addition, the impact of prepayments on the value of asset-backed securities may be difficult to predict and may result in greater volatility. Rising or high interest rates tend to extend the duration of asset-backed securities, resulting in valuations that are volatile and sensitive to changes in interest rates.
Changing Distribution Level Risk. The Fund will normally receive income which may include interest, dividends and/or capital gains, depending upon its investments. The amount of the distributions the Fund pays will vary and generally depends on the amount of income the Fund earns (less expenses) on its portfolio holdings, and capital gains or losses it recognizes. A decline in the Fund’s income or net capital gains from its investments may reduce its distribution level.
Concentration Risk. To the extent that the Fund concentrates its investment in particular issuers, countries, geographic regions, industries or sectors, the Fund may be subject to greater risks of adverse developments in such areas of focus than a fund that invests in a wider variety of issuers, countries, geographic regions, industries, sectors or investments.
Counterparty Risk. The risk exists that a counterparty to a transaction in a financial instrument held by the Fund or by a special purpose or structured vehicle in which the Fund invests may become insolvent or otherwise fail to perform its obligations due to financial difficulties, including making payments to the Fund. The Fund may obtain no or limited recovery in a bankruptcy or other reorganizational proceedings, and any recovery may be significantly delayed. Transactions that the Fund enters into may involve counterparties in the financial services sector and, as a result, events affecting the financial services sector may cause the Fund’s share value to fluctuate.
Credit Risk. Credit risk is the risk that the value of loans or other debt instruments may decline if the borrower or the issuer thereof defaults or otherwise becomes unable or unwilling, or is perceived to be unable or unwilling, to honor its financial obligations, such as making payments to the Fund when due. Various factors could affect the actual or perceived willingness or ability of the borrower or the issuer to make timely interest or principal payments, including changes in the financial condition of the borrower or the issuer or in general economic conditions. Debt instruments backed by an issuer's taxing authority may be subject to legal limits on the issuer's power to increase taxes or otherwise to raise revenue, or may be dependent on legislative appropriation or government aid. Certain debt instruments are backed only by revenues derived from a particular project or source, rather than by an issuer's taxing authority, and thus may have a greater risk of default. Rating agencies assign credit ratings to certain loans and debt instruments to indicate their credit risk. A rating downgrade by such agencies can negatively impact the value of such instruments. Lower quality or unrated loans or instruments held by the Fund may present increased credit risk as compared to higher-rated loans or instruments. Non-investment grade loans or debt instruments (commonly called “high-yield” or “junk”) may be subject to greater price fluctuations and are more likely to experience a default than investment grade loans or debt instruments and therefore may expose the Fund to increased credit risk. If the Fund purchases unrated loans or debt instruments, or if the ratings of such instruments held by the Fund are lowered after purchase, the Fund will depend on analysis of credit risk more heavily than usual. If the issuer of a loan declares bankruptcy or is declared bankrupt, there may be a delay before the Fund can act on the collateral securing the loan, which may adversely affect the Fund. Further, there is a risk
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that a court could take action with respect to a loan that is adverse to the holders of the loan. Such actions may include invalidating the loan, the lien on the collateral, the priority status of the loan, or ordering the refund of interest previously paid by the borrower. Any such actions by a court could adversely affect the Fund’s performance. A default or expected default of a loan could also make it difficult for the Fund to sell the loan at a price approximating the value previously placed on it. In order to enforce its rights in the event of a default, bankruptcy or similar situation, the Fund may be required to retain legal or similar counsel. This may increase the Fund’s operating expenses and adversely affect its NAV. Loans that have a lower priority for repayment in an issuer’s capital structure may involve a higher degree of overall risk than more senior loans of the same borrower.
Cybersecurity Breaches and Technology and Related Systems Failure Risk. The Funds and their service providers, including but not limited to the Investment Manager (in its role as investment adviser and/or administrator to the Funds), Ameriprise Financial (the Investment Manager’s parent company), any investment subadvisers, the Distributor, the Transfer Agent, the Custodian, and other service providers, as well as their underlying service providers (collectively, the Service Providers), are heavily dependent on proprietary and third-party technology and infrastructure and related operational and information systems, networks, computers, devices, programs, applications, data and functions (collectively, Systems) to perform necessary business activities. The Systems that the Funds and the Service Providers (referred to herein as we, us and our) rely upon may be vulnerable to many threats, breaches and failures, some of which may be outside of our control, including significant damage and disruption arising from Systems failures or cybersecurity breaches. Systems failures include malfunctions, user error, conduct (or misconduct) of or arising from employees and agents, and failures arising from cybersecurity breaches, natural disasters, or other actions or events (whether foreseeable or unforeseeable). Cybersecurity breaches include intentional (e.g., cyber-attacks, hacking, phishing scams, unauthorized payment requests) and unintentional events or activity (e.g., user errors arising from or caused by us or our agents). Systems failures and cybersecurity breaches may result in (i) proprietary or confidential information or data being lost, withheld for ransom, misused, destroyed, stolen, released, corrupted or rendered unavailable, including personal investor information (and that of beneficial owners of investors), (ii) unauthorized access to Systems and loss of operational capacity, including from, for example, denial-of-service attacks (i.e., efforts to make network services unavailable to intended users), and (iii) the misappropriation of Fund or investor assets or sensitive information. Any such events could negatively impact our Systems and may have significant adverse impacts on the Funds and their shareholders.
Systems failures and cybersecurity breaches may cause delays or mistakes in materials provided to shareholders and may also interfere with or negatively impact the processing of Fund investor transactions, pricing of Fund investments, calculating Fund NAVs, and trading within a Fund’s portfolio, while causing or subjecting us to reputational damage, violations of law, legal claims, regulatory fines, penalties, financial losses and reimbursement, expenses or other compensation and remediation costs, as well as additional compliance, legal, and operational costs. Such events could negatively impact the Fund, its shareholders and affect our business, financial condition and performance or results of operations.
The trend toward broad consumer and general public notification of Systems failures and cybersecurity breaches could exacerbate the harm to the Fund, its shareholders and our business, financial condition and performance or results of operations. Even if we successfully protect our Systems from failures or cybersecurity breaches, we may incur significant expenses in connection with our responses to any such events, as well as the need for adoption, implementation and maintenance of appropriate security measures. We could also suffer harm to our business and reputation if attempted or actual cybersecurity breaches are publicized. We cannot be certain that evolving threats from cyber-criminals and other cyber-threat actors, exploitation of new vulnerabilities in our Systems, or other developments, or data thefts, System break-ins or inappropriate access will not compromise or breach the technology or other security measures protecting our Systems.
To date, we have not experienced any material Systems failures or cybersecurity breaches, however, we routinely encounter and address such threats. For example, in 2015 the then-available Columbia ETFs were for a period unable to price their portfolios due to a technology issue impacting the ETFs’ third-party administrator. In another case, in 2014, Ameriprise Financial and other financial institutions experienced distributed denial-of-service attacks intended to disrupt clients’ online access. While Ameriprise Financial was able to detect and respond to this incident without loss of client assets or information, Ameriprise Financial has since enhanced its security capabilities and will continue to assess its ability to monitor and respond to such threats. In addition to the foregoing, the experiences of Ameriprise Financial and its affiliates with Systems failures, cybersecurity breaches and technology threats have included, as examples, phishing scams, introductions of malware, attempts at electronic break-ins, and unauthorized payment requests. Systems failures and cybersecurity breaches may be difficult to detect, may go undetected for long periods or may never be detected. The impact of such events may be compounded over time. Although the Funds and the Service Providers evaluate the materiality of Systems failures and cybersecurity breaches that it detects, the Funds and the Service Providers may conclude that some such events are not material and may choose not to address them. Such conclusions may not prove to be correct.
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Although we have established business continuity/disaster recovery plans and systems (Continuity and Recovery Plans) designed to prevent or mitigate the effects of Systems failures and cybersecurity breaches, there are inherent limitations in Continuity and Recovery Plans. These limitations include the possibility that certain risks have not been identified or that Continuity and Recovery Plans might not – despite testing and monitoring – operate as designed, be sufficient to stop or mitigate losses or otherwise be unable to achieve their objectives. The Funds and their shareholders could be negatively impacted as a result. In addition, the Fund cannot control the Continuity and Recovery Plans of the Service Providers. As a result, there can be no assurance that the Funds will not suffer losses relating to Systems failures or cybersecurity breaches affecting us in the future, particularly third-party service providers, as the Funds cannot control any Continuity and Recovery Plans or cybersecurity defenses implemented by such parties.
Systems failures and cybersecurity breaches may necessitate significant investment to repair or replace impacted Systems. In addition, we, including the Funds, may incur substantial costs for Systems failure risk management and cybersecurity risk management in order to attempt to prevent any such events or incidents in the future.
Insurance and other traditional risk-shifting tools may be held by or available to us in order to manage or mitigate the risks associated with Systems failures and cybersecurity breaches, but they are subject to terms and limitations such as deductibles, coinsurance, limits and policy exclusions, as well as risk of counterparty denial of coverage, default or insolvency. While Ameriprise Financial and its affiliates maintain cyber liability insurance that provides both third-party liability and first-party liability coverages, this insurance does not cover the Funds and, with regard to covered entities, may not be sufficient to protect us against all losses. In addition, contractual remedies may not be available with respect to Service Providers or may prove inadequate if available (e.g., because of limits on the liability of the Service Providers) to protect the Funds against all losses.
Stock and other market exchanges, financial intermediaries and issuers of, and counterparties to, the Funds’ investments and, in the case of ETFs, market makers and authorized participants, also may be adversely impacted by Systems failures and cybersecurity breaches in their own businesses, subjecting them to the risks described herein, as well as other additional or enhanced risks particular to their businesses, which could result in losses to the Funds and their shareholders. Issuers of securities or other instruments in which the Funds invest may also experience Systems failures or cybersecurity breaches, which could result in material adverse consequences for such issuers, and may cause the Funds’ investment in such issuers to lose money.
Derivatives Risk. Derivatives may involve significant risks. Derivatives are financial instruments, traded on an exchange or in the over-the-counter (OTC) markets, with a value in relation to, or derived from, the value of an underlying asset(s) (such as a security, commodity or currency) or other reference, such as an index, rate or other economic indicator (each an underlying reference). Derivatives may include those that are privately placed or otherwise exempt from SEC registration, including certain Rule 144A eligible securities. Derivatives could result in Fund losses if the underlying references do not perform as anticipated. Use of derivatives is a highly specialized activity that can involve investment techniques, risks, and tax planning different from those associated with more traditional investment instruments. The Fund’s derivatives strategy may not be successful and use of certain derivatives could result in substantial, potentially unlimited, losses to the Fund regardless of the Fund’s actual investment. A relatively small movement in the price, rate or other economic indicator associated with the underlying reference may result in substantial loss for the Fund. Derivatives may be more volatile than other types of investments. Derivatives can increase the Fund’s risk exposure to underlying references and their attendant risks, including the risk of an adverse credit event associated with the underlying reference (credit risk), the risk of an adverse movement in the value, price or rate of the underlying reference (market risk), the risk of an adverse movement in the value of underlying currencies (foreign currency risk) and the risk of an adverse movement in underlying interest rates (interest rate risk). Derivatives may expose the Fund to additional risks, including the risk of loss due to a derivative position that is imperfectly correlated with the underlying reference it is intended to hedge or replicate (correlation risk), the risk that a counterparty will fail to perform as agreed (counterparty risk), the risk that a hedging strategy may fail to mitigate losses, and may offset gains (hedging risk), the risk that losses may be greater than the amount invested (leverage risk), the risk that the Fund may be unable to sell an investment at an advantageous time or price (liquidity risk), the risk that the investment may be difficult to value (pricing risk), and the risk that the price or value of the investment fluctuates significantly over short periods of time (volatility risk). The value of derivatives may be influenced by a variety of factors, including national and international political and economic developments. Potential changes to the regulation of the derivatives markets may make derivatives more costly, may limit the market for derivatives, or may otherwise adversely affect the value or performance of derivatives.
Derivatives Risk – Structured Investments Risk. Structured investments are over-the-counter derivatives that provide principal and/or interest payments based on the value of an underlying reference(s). Structured investments typically provide interest income, thereby offering a potential yield advantage over investing directly in an underlying reference. Structured investments may lack a liquid secondary market and their prices or value can be volatile which could result in significant losses for the Fund. In some cases, depending on its terms, a structured investment may provide that principal and/or interest payments may be adjusted below zero resulting in a potential loss of principal and/or interest payments. Additionally, the particular terms of a
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structured investment may create economic leverage by requiring payment by the issuer of an amount that is a multiple of the price change of the underlying reference. Economic leverage will increase the volatility of structured investment prices, and could result in increased losses for the Fund. The Fund’s use of structured instruments may not work as intended. If structured investments are used to reduce the duration of the Fund’s portfolio, this may limit the Fund’s return when having a longer duration would be beneficial (for instance, when interest rates decline). Structured investments can increase the Fund’s risk exposure to underlying references and their attendant risks, such as credit risk, market risk, foreign currency risk and interest rate risk, while also exposing the Fund to correlation risk, counterparty risk, hedging risk, leverage risk, liquidity risk, pricing risk and volatility risk.
■	Structured investments include collateralized debt obligations which are debt instruments that are collateralized by the underlying cash flows of a pool of financial assets or receivables.
■	A commodity-linked structured note is a derivative (structured investment) that has principal and/or interest payments based on the market price of one or more particular commodities (such as crude oil, gasoline and natural gas), a basket of commodities, indices of commodity futures or other economic variable. If payment of interest on a commodity-linked structured note is linked to the value of a particular commodity, basket of commodities, commodity index or other economic variable, the Fund might receive lower interest payments (or not receive any of the interest due) on its investments if there is a loss of value in the underlying reference. Further, to the extent that the amount of principal to be repaid upon maturity is linked to the value of a particular commodity, basket of commodities, commodity index or other economic variable, the Fund might not receive a portion (or any) of the principal at maturity of the investment or upon earlier exchange. At any time, the risk of loss associated with a particular structured note in the Fund’s portfolio may be significantly higher than the value of the note. A liquid secondary market may not exist for the commodity-linked structured notes held in the Fund’s portfolio, which may make it difficult for the notes to be sold at a price acceptable to the portfolio manager(s) or for the Fund to accurately value them.
■	An equity-linked note (ELN) is a derivative (structured investment) that has principal and/or interest payments based on the value of a single equity security, a basket of equity securities or an index of equity securities, and generally has risks similar to these underlying equity securities. An ELN typically provides interest income, thereby offering a yield advantage over investing directly in an underlying equity. The Fund may purchase ELNs that trade on a securities exchange or those that trade on the over-the-counter markets, as well as in privately negotiated transactions with the issuer of the ELN. Investments in ELNs are also subject to liquidity risk, which may make ELNs difficult to sell and value. The liquidity of unlisted ELNs is normally determined by the willingness of the issuer to make a market in the ELN. While the Fund will seek to purchase ELNs only from issuers that it believes to be willing to, and capable of, repurchasing the ELN at a reasonable price, there can be no assurance that the Fund will be able to sell at such a price. Furthermore, such inability to sell may impair the Fund’s ability to enter into other transactions at a time when doing so might be advantageous. The Fund’s investments in ELNs have the potential to lead to significant losses, including the amount the Fund invested in the ELN, because ELNs are subject to the market and volatility risks associated with their underlying equity. In addition, because ELNs often take the form of unsecured notes of the issuer, the Fund would be subject to the risk that the issuer may default on its obligations under the ELN, thereby subjecting the Fund to the further risk of being too concentrated in the securities (including ELNs) of that issuer. However, the Fund typically considers ELNs alongside other securities of the issuer in its assessment of issuer concentration risk. In addition, ELNs may exhibit price behavior that does not correlate with the underlying securities. The Fund may or may not hold an ELN until its maturity. ELNs also include participation notes.
Emerging Market Securities Risk. Securities issued by foreign governments or companies in emerging market countries, such as China, Russia and certain countries in Eastern Europe, the Middle East, Asia, Latin America or Africa, are more likely to have greater exposure to the risks of investing in foreign securities that are described in Foreign Securities Risk. In addition, emerging market countries are more likely to experience instability resulting, for example, from rapid changes or developments in social, political, economic or other conditions. Their economies are usually less mature and their securities markets are typically less developed with more limited trading activity (i.e., lower trading volumes and less liquidity) than more developed countries. Emerging market securities tend to be more volatile than securities in more developed markets. Many emerging market countries are heavily dependent on international trade and have fewer trading partners, which makes them more sensitive to world commodity prices and economic downturns in other countries. Some emerging market countries have a higher risk of currency devaluations, and some of these countries may experience periods of high inflation or rapid changes in inflation rates and may have hostile relations with other countries.
Operational and Settlement Risks of Securities in Emerging Markets. In addition to having less developed securities markets, banks in emerging markets that are eligible foreign sub-custodians may be recently organized, lack extensive operating experience or lack effective government oversight or regulation. In addition, there may be legal restrictions or limitations on the ability of the Fund to recover assets held in custody by a foreign sub-custodian in the event of the bankruptcy of the sub-custodian. Because settlement systems may be less organized than in developed markets and because delivery versus payment
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settlement may not be possible or reliable, there may be a greater risk that settlement may be delayed and that cash or securities of the Fund may be lost because of failures of or defects in the system, including fraud or corruption. Settlement systems in emerging markets also have a higher risk of failed trades.
Risks Related to Currencies and Corporate Actions in Emerging Markets. Risks related to currencies and corporate actions are also greater in emerging market countries than in developed countries. For example, some emerging market countries may have fixed or managed currencies that are not free-floating against the U.S. dollar. Further, certain currencies may not have an active trading market internationally, or countries may have varying exchange rates. Some emerging market countries have a higher risk of currency devaluations, and some of these countries may experience sustained periods of high inflation or rapid changes in inflation rates which can have negative effects on a country’s economy and securities markets. Corporate action procedures in emerging market countries may be less reliable and have limited or no involvement by the depositories and central banks. Lack of standard practices and payment systems can lead to significant delays in payment.
Risks Related to Corporate and Securities Laws in Emerging Markets. Securities laws in emerging markets may be relatively new and unsettled and, consequently, there is a risk of rapid and unpredictable change in laws regarding foreign investment, securities regulation, title to securities and shareholder rights. Accordingly, foreign investors may be adversely affected by new or amended laws and regulations. In addition, the systems of corporate governance to which issuers in certain emerging markets are subject may be less advanced than the systems to which issuers located in more developed countries are subject, and therefore, shareholders of such issuers may not receive many of the protections available to shareholders of issuers located in more developed countries. These risks may be heightened in China and Russia.
EuroZone-Related Risk. A number of countries in the European Union (EU) have experienced, and may continue to experience, severe economic and financial difficulties. Additional EU member countries may also fall subject to such difficulties. These events could negatively affect the value and liquidity of the Fund’s investments in euro-denominated securities and derivatives contracts, securities of issuers located in the EU or with significant exposure to EU issuers or countries. If the euro is dissolved entirely, the legal and contractual consequences for holders of euro-denominated obligations and derivative contracts would be determined by laws in effect at such time. Such investments may continue to be held, or purchased, to the extent consistent with the Fund’s investment objective and permitted under applicable law. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of Fund shares.
Certain countries in the EU have had to accept assistance from supra-governmental agencies such as the International Monetary Fund, the European Stability Mechanism (the ESM) or other supra-governmental agencies. The European Central Bank has also been intervening to purchase Eurozone debt in an attempt to stabilize markets and reduce borrowing costs.
There can be no assurance that these agencies will continue to intervene or provide further assistance and markets may react adversely to any expected reduction in the financial support provided by these agencies. Responses to the financial problems by European governments, central banks and others including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. In addition, one or more countries may abandon the euro and/or withdraw from the EU. The impact of these actions, especially if they occur in a disorderly fashion, could be significant and far-reaching.
Foreign Securities Risk. Investments in or exposure to foreign securities involve certain risks not associated with investments in or exposure to securities of U.S. companies. For example, foreign markets can be extremely volatile. Foreign securities may also be less liquid than securities of U.S. companies so that the Fund may, at times, be unable to sell foreign securities at desirable times or prices. Brokerage commissions, custodial costs and other fees are also generally higher for foreign securities. The Fund may have limited or no legal recourse in the event of default with respect to certain foreign securities, including those issued by foreign governments. In addition, foreign governments may impose withholding or other taxes on the Fund’s income, capital gains or proceeds from the disposition of foreign securities, which could reduce the Fund’s return on such securities. In some cases, such withholding or other taxes could potentially be confiscatory. Other risks include: possible delays in the settlement of transactions or in the payment of income; generally less publicly available information about foreign companies; the impact of economic, political, social, diplomatic or other conditions or events (including, for example, military confrontations, war and terrorism), possible seizure, expropriation or nationalization of a company or its assets or the assets of a particular investor or category of investors; accounting, auditing and financial reporting standards that may be less comprehensive and stringent than those applicable to domestic companies; the imposition of economic and other sanctions against a particular foreign country, its nationals or industries or businesses within the country; and the generally less stringent standard of care to which local agents may be held in the local markets. In addition, it may be difficult to obtain reliable information about the securities and business operations of certain foreign issuers. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the level of risks. The risks posed by sanctions against a particular foreign country, its nationals or industries or businesses within the country may be heightened to the extent the Fund invests significantly in the affected country or region or in issuers from the affected country that depend on global markets. Additionally, investments in certain countries may subject the Fund to a number
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of tax rules, the application of which may be uncertain. Countries may amend or revise their existing tax laws, regulations and/or procedures in the future, possibly with retroactive effect. Changes in or uncertainties regarding the laws, regulations or procedures of a country could reduce the after-tax profits of the Fund, directly or indirectly, including by reducing the after-tax profits of companies located in such countries in which the Fund invests, or result in unexpected tax liabilities for the Fund.
Operational and Settlement Risks of Foreign Securities. The Fund’s foreign securities are generally held outside the United States in the primary market for the securities in the custody of certain eligible foreign banks and trust companies (“foreign sub-custodians”), as permitted under the Investment Company Act of 1940 (the 1940 Act). Settlement practices for foreign securities may differ from those in the United States. Some countries have limited governmental oversight and regulation of industry practices, stock exchanges, depositories, registrars, brokers and listed companies, which increases the risk of corruption and fraud and the possibility of losses to the Fund. In particular, under certain circumstances, foreign securities may settle on a delayed delivery basis, meaning that the Fund may be required to make payment for securities before the Fund has actually received delivery of the securities or deliver securities prior to the receipt of payment. Typically, in these cases, the Fund will receive evidence of ownership in accordance with the generally accepted settlement practices in the local market entitling the Fund to delivery or payment at a future date, but there is a risk that the security will not be delivered to the Fund or that payment will not be received, although the Fund and its foreign sub-custodians take reasonable precautions to mitigate this risk. Losses can also result from lost, stolen or counterfeit securities; defaults by brokers and banks; failures or defects of the settlement system; or poor and improper record keeping by registrars and issuers.
Share Blocking. Share blocking refers to a practice in certain foreign markets under which an issuer’s securities are blocked from trading at the custodian or sub-custodian level for a specified number of days before and, in certain instances, after a shareholder meeting where a vote of shareholders takes place. The blocking period can last up to several weeks. Share blocking may prevent the Fund from buying or selling securities during this period, because during the time shares are blocked, trades in such securities will not settle. It may be difficult or impossible to lift blocking restrictions, with the particular requirements varying widely by country. As a consequence of these restrictions, the Investment Manager, on behalf of the Fund, may abstain from voting proxies in markets that require share blocking.
Frontier Market Risk. Frontier market countries generally have smaller economies and even less developed capital markets than typical emerging market countries (which themselves have increased investment risk relative to more developed market countries) and, as a result, the Fund’s exposure to risks associated with investing in emerging market countries are magnified when the Fund invests in frontier market countries. The increased risks include: the potential for extreme price volatility and illiquidity in frontier market countries; government ownership or control of parts of the private sector and of certain companies; trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which frontier market countries trade; and the relatively new and unsettled securities laws in many frontier market countries. Securities issued by foreign governments or companies in frontier market countries are even more likely than emerging markets securities to have greater exposure to the risks of investing in foreign securities that are described in Foreign Securities Risk.
Geographic Focus Risk. The Fund may be particularly susceptible to economic, political, regulatory or other events or conditions affecting issuers and countries within the specific geographic regions in which the Fund invests. Currency devaluations could occur in countries that have not yet experienced currency devaluation to date, or could continue to occur in countries that have already experienced such devaluations. As a result, the Fund’s NAV may be more volatile than the NAV of a more geographically diversified fund.
Global Economic Risk. Global economies and financial markets are increasingly interconnected, which increases the possibility that conditions in one country or region might adversely impact issuers in a different country or region or across the globe. For instance, a significant slowdown in China’s economy is adversely affecting worldwide commodity prices and the economies of many countries, especially those that depend heavily on commodity production and/or trade with China. The severity or duration of adverse economic conditions may also be affected by policy changes made by governments or quasi-governmental organizations. The imposition of sanctions by the United States or another government on a country could cause disruptions to the country’s financial system and economy, which could negatively impact the value of securities.
At a referendum in June 2016, the United Kingdom (the UK) voted to leave the European Union (EU), thereby initiating the British exit from the EU (commonly known as “Brexit”). In March 2017, the UK formally invoked Article 50 of the Treaty of Lisbon to begin the process under which the UK shall withdraw from the EU in due course. Upon invoking Article 50, the UK triggered a two-year period for negotiation of the terms of the withdrawal from the EU. However, there remains a significant degree of uncertainty about how negotiations relating to the UK’s withdrawal from the EU and new trade agreements will be conducted, as well as the potential consequences and precise timeframe for Brexit. During the negotiating period and beyond, the impact of Brexit on the UK and European economies and the broader global economy could be significant, resulting in negative impacts on currency and financial markets generally, such as increased volatility and illiquidity, and potentially lower economic growth in markets in the UK, Europe and globally, which may adversely affect the value of the Fund’s portfolio investments.
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The UK has one of the largest economies in Europe, and member countries of the EU are substantial trading partners of the UK. The City of London’s economy is dominated by financial services, some of which may have to move outside of the UK post-referendum (e.g., currency trading, international settlement). Under the terms of Brexit, banks may be forced to move staff and comply with two separate sets of rules or lose business to banks in Europe. Furthermore, Brexit creates the potential for decreased trade, the possibility of capital outflows from the UK, devaluation of the pound sterling, the cost of higher corporate bond spreads due to uncertainty, and the risk that all the above could damage business and consumer spending as well as foreign direct investment. As a result of Brexit, the British economy and its currency may be negatively impacted by changes to its economic and political relations with the EU and other countries. Any further exits from the EU, or the possibility of such exits, would likely cause additional market disruption globally and introduce new legal and regulatory uncertainties.
The impact of Brexit in the near- and long-term is still unknown and could have additional adverse effects on economies, financial markets, currencies and asset valuations around the world. Any attempt by the Fund to hedge against or otherwise protect its portfolio or to profit from such circumstances may fail and, accordingly, an investment in the Fund could lose money over short or long periods.
Highly Leveraged Transactions Risk. The loans or other debt instruments in which the Fund invests may consist of transactions involving refinancings, recapitalizations, mergers and acquisitions and other financings for general corporate purposes. The Fund’s investments also may include senior obligations of a borrower issued in connection with a restructuring pursuant to Chapter 11 of the U.S. Bankruptcy Code (commonly known as “debtor-in-possession” financings), provided that such senior obligations are determined by the Fund’s portfolio managers to be a suitable investment for the Fund. In such highly leveraged transactions, the borrower assumes large amounts of debt in order to have the financial resources to attempt to achieve its business objectives. Such business objectives may include but are not limited to: management’s taking over control of a company (leveraged buy-out); reorganizing the assets and liabilities of a company (leveraged recapitalization); or acquiring another company. Loans or other debt instruments that are part of highly leveraged transactions involve a greater risk (including default and bankruptcy) than other investments.
Impairment of Collateral Risk. The value of collateral, if any, securing a loan can decline, and may be insufficient to meet the borrower’s obligations or difficult or costly to liquidate. In addition, the Fund’s access to collateral may be limited by bankruptcy or other insolvency laws. Further, certain floating rate and other loans may not be fully collateralized and may decline in value.
Inflation Risk. Inflation risk is the uncertainty over the future real value (after inflation) of an investment. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy, and the Fund’s investments may not keep pace with inflation, which may result in losses to Fund investors.
Interest Rate Risk. Interest rate risk is the risk of losses attributable to changes in interest rates. In general, if prevailing interest rates (which are currently near historic lows) rise, the values of loans and other debt instruments tend to fall, and if interest rates fall, the values of loans and other debt instruments tend to rise. Changes in the value of a debt instrument usually will not affect the amount of income the Fund receives from it but will generally affect the value of the Fund's shares. In general, the longer the maturity or duration of a debt instrument, the greater its sensitivity to changes in interest rates. Interest rate declines also may increase prepayments of debt obligations, which, in turn, would increase prepayment risk. Similarly, a period of rising interest rates may negatively impact the Fund’s performance. Actions by governments and central banking authorities can result in increases in interest rates. Such actions may negatively affect the value of debt instruments held by the Fund, resulting in a negative impact on the Fund's performance and NAV. Debt instruments with floating coupon rates are typically less sensitive to interest rate changes, but these debt instruments may decline in value if their coupon rates do not rise as much as, or keep pace with, yields on such types of debt instruments. Because rates on certain floating rate loans and other debt instruments reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause fluctuations in the Fund’s NAV. Any interest rate increases could cause the value of the Fund’s investments in debt instruments to decrease. Rising interest rates may prompt redemptions from the Fund, which may force the Fund to sell investments at a time when it is not advantageous to do so, which could result in losses.
Investing in Other Funds Risk. The Fund’s investment in another fund subjects the Fund to the investment performance (positive or negative) and risks of the underlying funds in direct proportion to the Fund’s investment therein. The performance of the underlying funds could be adversely affected if other investors in the same underlying funds make relatively large investments or redemptions in such underlying funds. The Fund, and its shareholders, indirectly bear a portion of the expenses of any funds in which the Fund invests. Because the expenses and costs of an underlying fund are shared by its investors, redemptions by other investors in the underlying funds could result in decreased economies of scale and increased operating expenses for such underlying fund. These transactions might also result in higher brokerage, tax or other costs for the underlying funds. This risk may be particularly important when one investor owns a substantial portion of the underlying funds. The Investment Manager may have potential conflicts of interest in selecting affiliated underlying funds for investment by the Fund because the fees paid to it by some underlying funds are higher than the fees paid by other underlying funds, as well as a potential conflict in selecting affiliated funds over unaffiliated funds. Also, to the extent that the Fund is constrained/restricted
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from investing (or investing further) in a particular underlying fund for one or more reasons (e.g., underlying fund capacity constraints or regulatory restrictions) or if the Fund chooses to sell its investment in an underlying fund because of poor investment performance or for other reasons, the Fund may have to invest in other underlying funds, including less desirable funds – from a strategy or investment performance standpoint – which could have a negative impact on Fund performance. In addition, Fund performance could be negatively impacted if an appropriate alternate underlying fund does not present itself in a timely manner or at all.
Issuer Risk. An issuer in which the Fund invests or to which it has exposure may perform poorly, and the value of its loans or securities may therefore decline, which would negatively affect the Fund’s performance. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures, natural disasters or other events, conditions or factors. The market capitalization of an issuer may also impact its risk profile. Investments in larger, more established companies may involve certain risks associated with their larger size. For instance, larger, more established companies may be less able to respond quickly to new competitive challenges, such as changes in consumer tastes or innovation from smaller competitors. Also, larger companies are sometimes less able to attain the high growth rates of successful smaller companies, especially during extended periods of economic expansion.
Large Fund Investor Risk. The Fund may from time to time sell a substantial amount of its shares to relatively few investors or a single investor, including other funds advised by the Investment Manager, or third parties. Sales to and redemptions from large investors may be very substantial relative to the size of the Fund and carry potentially adverse effects. While it is not possible to predict the overall effect of such sales and redemptions, such transactions may adversely affect the Fund’s performance to the extent that the Fund is required to invest cash received in connection with a sale or to sell a substantial amount of its portfolio securities to facilitate a redemption, in either case, a time when the Fund would otherwise prefer not to invest or sell, such as in an up market or down market, respectively. Such transactions may also increase the Fund’s transaction costs, which would also detract from Fund performance, while also having potentially negative tax consequences to investors. The Fund, because of a large redemption, may be forced to sell its liquid or more liquid positions, resulting in the Fund holding a higher percentage of less liquid or illiquid securities (securities that may be unable to sell at a favorite time or price). Because the expenses and costs of the Fund are shared by its investors, large redemptions in the Fund could result in decreased economies of scale and increased operating expenses for non-redeeming Fund shareholders. In addition, in the event of a Fund proxy proposal, a large investor(s) could dictate with its/their vote the results of the proposal, which may have a less favorable impact on minority-stake shareholders.
Leverage Risk. Leverage occurs when the Fund increases its assets available for investment using borrowings, short sales, derivatives, or similar instruments or techniques. Use of leverage can produce volatility and may exaggerate changes in the NAV of Fund shares and in the return on the Fund’s portfolio, which may increase the risk that the Fund will lose more than it has invested. The use of leverage may cause the Fund to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet any required asset segregation or position coverage requirements. Futures contracts, options on futures contracts, forward contracts and other derivatives can allow the Fund to obtain large investment exposures in return for meeting relatively small margin requirements. As a result, investments in those transactions may be highly leveraged. If the Fund uses leverage, through the purchase of particular instruments such as derivatives, the Fund may experience capital losses that exceed the net assets of the Fund. Because short sales involve borrowing securities and then selling them, the Fund’s short sales effectively leverage the Fund’s assets. The Fund’s assets that are used as collateral to secure the Fund’s obligations to return the securities sold short may decrease in value while the short positions are outstanding, which may force the Fund to use its other assets to increase the collateral. Leverage can create an interest expense that may lower the Fund's overall returns. Leverage presents the opportunity for increased net income and capital gains, but may also exaggerate the Fund's volatility and risk of loss. There can be no guarantee that a leveraging strategy will be successful.
Liquidity Risk. Liquidity risk is the risk associated with any event, circumstance, or characteristic of an investment or market that negatively impacts the Fund’s ability to sell, or realize the proceeds from the sale of, an investment at a desirable time or price. Liquidity risk may arise because of, for example, a lack of marketability of the investment. Decreases in the number of financial institutions, including banks and broker-dealers willing to make markets (match up sellers and buyers) in the Fund’s investments or decreases in their capacity or willingness to trade such investments may increase the Fund’s exposure to this risk. The debt market has experienced considerable growth, and financial institutions making markets in instruments purchased and sold by the Fund (e.g., bond dealers) have been subject to increased regulation. The impact of that growth and regulation on the ability and willingness of financial institutions to engage in trading or “making a market” in such instruments remains unsettled. As a result, the Fund, when seeking to sell its portfolio investments, could find that selling is more difficult than anticipated, especially during times of high market volatility. Market participants attempting to sell the same or a similar instrument at the same time as the Fund could exacerbate the Fund’s exposure to liquidity risk. The Fund may have to accept a lower selling price for the holding, sell other investments that it might otherwise prefer to hold, or forego another more appealing investment opportunity. Certain investments that were liquid when purchased by the Fund may later become illiquid, particularly in times of
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overall economic distress. Changing regulatory, market or other conditions or environments (for example, the interest rate or credit environments) may also adversely affect the liquidity and the price of the Fund's investments. Certain types of investments, such as structured notes and non-investment grade debt instruments, as an example, may be especially subject to liquidity risk. Floating rate loans also generally are subject to legal or contractual restrictions on resale and may trade infrequently on the secondary market. The value of the loan to the Fund may be impaired in the event that the Fund needs to liquidate such loans. The inability to purchase or sell floating rate loans and other debt instruments at a fair price may have a negative impact on the Fund’s performance. Securities or other assets in which the Fund invests may be traded in the over-the-counter market rather than on an exchange and therefore may be more difficult to purchase or sell at a fair price. Judgment plays a larger role in valuing illiquid or less liquid investments as compared to valuing liquid or more liquid investments. Price volatility may be higher for illiquid or less liquid investments as a result of, for example, the relatively less frequent pricing of such securities (as compared to liquid or more liquid investments). Generally, the less liquid the market at the time the Fund sells a portfolio investment, the greater the risk of loss or decline of value to the Fund. Overall market liquidity and other factors can lead to an increase in Fund redemptions, which may negatively impact Fund performance and NAV, including, for example, if the Fund is forced to sell investments in a down market.
Governments and their regulatory agencies and self-regulatory organizations may take actions that affect the regulation of the instruments in which the Fund invests, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Fund or the Investment Manager or any Fund subadviser, as the case may be, are regulated or supervised. Such legislation or regulation could affect or preclude a Fund’s ability to achieve its investment objective.
Governments and their regulatory agencies and self-regulatory organizations may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of a Fund’s portfolio holdings. Furthermore, volatile financial markets can expose the Funds to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Funds.
While the Investment Manager and any subadvisers can endeavor to take various preventative measures to address liquidity risk, including conducting periodic portfolio risk analysis/management and stress-testing, such measures may not be successful and may not have fully accounted for the specific circumstances that ultimately impact a Fund and its holdings.
Loan Assignment/Loan Participation Risk. If a bank loan is acquired through an assignment, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. If a bank loan is acquired through a participation, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, and the Fund may not benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the borrower and the institution selling the participation.
Loan Interests Risk. Loan interests may not be considered “securities,” and purchasers, such as the Fund, therefore may not be entitled to rely on the anti-fraud protections of the federal securities laws. Loan interests generally are subject to restrictions on transfer, and the Fund may be unable to sell loan interests at a time when it may otherwise be desirable to do so or may be able to sell them only at prices that are less than what the Fund regards as their fair market value. Accordingly, loan interests may at times be illiquid. Loan interests may be difficult to value and typically have extended settlement periods (generally greater than 7 days), which expose the Fund to the risk that the receipt of principal and interest payments may be delayed until the loan interest settles. Extended settlement periods during significant Fund redemption activity could potentially cause short-term liquidity demands within the Fund. In seeking to meet liquidity demands, the Fund could be forced to sell investments at unfavorable prices, or borrow money or effect short settlements when possible (at a cost to the Fund), in an effort to generate sufficient cash to pay redeeming shareholders. The Fund’s actions in this regard may not be successful. Interests in loans made to finance highly leveraged companies or transactions, such as corporate acquisitions, may be especially vulnerable to adverse changes in economic or market conditions.
Interests in secured loans have the benefit of collateral and, typically, of restrictive covenants limiting the ability of the borrower to further encumber its assets, although many covenants may be waived or modified with the consent of a certain percentage of the holders of the loans even if the Fund does not consent. There is a risk that the value of any collateral securing a loan in which the Fund has an interest may decline and that the collateral may not be sufficient to cover the amount owed on the loan. In most loan agreements there is no formal requirement to pledge additional collateral. In the event the borrower defaults, the Fund’s access to the collateral may be limited or delayed by bankruptcy or other insolvency laws. Further, there is a risk that a court could take action with respect to a loan that is adverse to the holders of the loan, including the Fund. Such actions may include invalidating the loan, the lien on the collateral, the priority status of the loan, or ordering the refund of interest previously paid by the borrower. Any such actions by a court could adversely affect the Fund’s performance. A default or expected default of a loan could also make it difficult for the Fund to sell the loan at a price approximating the value previously placed on it. In order to
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enforce its rights in the event of a default, bankruptcy or similar situation, the Fund may be required to retain legal or similar counsel. This may increase the Fund’s operating expenses and adversely affect its NAV. Loans that have a lower priority for repayment in an issuer’s capital structure may involve a higher degree of overall risk than more senior loans of the same borrower. In the event of a default, second lien secured loans will generally be paid only if the value of the collateral exceeds the amount of the borrower’s obligations to the first lien secured lenders. The remaining collateral may not be sufficient to cover the full amount owed on the loan in which the Fund has an interest. In addition, if a secured loan is foreclosed, the Fund would likely bear the costs and liabilities associated with owning and disposing of the collateral. The collateral may be difficult to sell and the Fund would bear the risk that the collateral may decline in value while the Fund is holding it. From time to time, disagreements may arise amongst the holders of loans and debt in the capital structure of an issuer, which may give rise to litigation risks, including the risk that a court could take action adverse to the holders of the loan, which could negatively impact the Fund’s performance.
The Fund may acquire a loan interest by obtaining an assignment of all or a portion of the interests in a particular loan that are held by an original lender or a prior assignee. As an assignee, the Fund normally will succeed to all rights and obligations of its assignor with respect to the portion of the loan that is being assigned. However, the rights and obligations acquired by the purchaser of a loan assignment may differ from, and be more limited than, those held by the original lenders or the assignor. Alternatively, the Fund may acquire a participation interest in a loan that is held by another party. When the Fund’s loan interest is a participation, the Fund may have less control over the exercise of remedies than the party selling the participation interest, and the Fund normally would not have any direct rights against the borrower. As a participant, the Fund also would be subject to the risk that the party selling the participation interest would not remit the Fund’s pro rata share of loan payments to the Fund. It may also be difficult for the Fund to obtain an accurate picture of a lending bank’s financial condition.
Market Risk. Market risk refers to the possibility that the market values of securities or other investments that the Fund holds will fall, sometimes rapidly or unpredictably, or fail to rise. The value of Fund investments may fall or fail to rise because of a variety of actual or perceived factors affecting an issuer (e.g., an unfavorable earnings report), the industry or sector in which it operates, or the market as a whole, which may reduce the value of an investment in the Fund. Accordingly, an investment in the Fund could lose money over short or long periods. The market values of the investments the Fund holds can be affected by changes or potential or perceived changes in U.S. or foreign economies, financial markets, interest rates and the liquidity of these investments, among other factors.
Model and Technology Risk. Investment strategies or programs that are fundamentally dependent on proprietary or licensed technology, such as, among other things, hardware, software, model-based strategies, data gathering systems, order execution, and trade allocation systems, and/or risk management systems may not be successful on an ongoing basis or could contain errors, omissions, imperfections, or malfunctions. Any such errors, imperfections or limitations in a model could affect the ability of the manager to implement strategies. Despite testing, monitoring and independent safeguards, these errors may result in, among other things, execution and allocation failures and failures to properly gather, organize and analyze amounts of data from third parties and other external sources. More specifically, as it is not possible or practicable for a manager to factor all relevant, available data into quantitative model forecasts and/or trading decisions, managers (and/or affiliated licensors of such data) will use their discretion to determine what data to gather with respect to an investment strategy and what subset of that data the models will take into account to produce forecasts that may have an impact on ultimate trading decisions, all of which may have a negative effect on the Fund.
Errors are often extremely difficult to detect and some may go undetected for long periods of time and some may never be detected. The adverse impact caused by these errors can compound over time. A manager (and/or the licensor of the models or technology) may detect certain errors that it chooses, in its sole discretion, not to address or fix. By necessity, models make simplifying assumptions that limit their efficacy. Models that appear to explain prior market data can fail to predict future market events. Moreover, an increasing number of market participants may rely on models that are similar to those used by a manager (or an affiliate of a manager), which may result in a substantial number of market participants taking the same action with respect to an investment. Should one or more of these other market participants begin to divest themselves of one or more portfolio investments, the Fund could suffer losses. Additionally, shareholders should be aware that there is no guarantee that a manager that uses quantitative techniques will use any specific data or type of data in generating forecasts or making trading decisions on behalf of the Fund, nor is there any guarantee that the data actually utilized in generating forecasts or making trading decisions on behalf of the Fund will be (i) the most accurate data available or (ii) free from errors.
Money Market Fund Investment Risk. An investment in a money market fund is not a bank deposit and is not insured or guaranteed by any bank, the FDIC or any other government agency. Certain money market funds float their NAV while others seek to preserve the value of investments at a stable NAV (typically $1.00 per share). An investment in a money market fund, even an investment in a fund seeking to maintain a stable NAV per share, is not guaranteed and it is possible for the Fund to lose money by investing in these and other types of money market funds. If the liquidity of a money market fund’s portfolio deteriorates below certain levels, the money market fund may suspend redemptions (i.e., impose a redemption gate) and thereby
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prevent the Fund from selling its investment in the money market fund or impose a fee of up to 2% on amounts the Fund redeems from the money market fund (i.e., impose a liquidity fee). These measures may result in an investment loss or prohibit the Fund from redeeming shares when the Investment Manager would otherwise redeem shares. In addition to the fees and expenses that the Fund directly bears, the Fund indirectly bears the fees and expenses of any money market funds in which it invests, including affiliated money market funds. To the extent these fees and expenses, along with the fees and expenses of any other funds in which the Fund may invest, are expected to equal or exceed 0.01% of the Fund’s average daily net assets, they will be reflected in the Annual Fund Operating Expenses set forth in the table under “Fees and Expenses of the Fund.” By investing in a money market fund, the Fund will be exposed to the investment risks of the money market fund in direct proportion to such investment. The money market fund may not achieve its investment objective. The Fund, through its investment in the money market fund, may not achieve its investment objective. To the extent the Fund invests in instruments such as derivatives, the Fund may hold investments, which may be significant, in money market fund shares to cover its obligations resulting from the Fund’s investments in derivatives. Money market funds and the securities they invest in are subject to comprehensive regulations. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operation, performance and/or yield of money market funds.
Because a decision to impose or not impose such liquidity fees and/or redemption gates on an affiliated money market fund may negatively impact any Funds that invest in it, all to which the Investment Manager and Board may also owe a fiduciary duty, any recommendation by the Investment Manager or decision by the Board with respect to such fees or gates on the affiliated money market fund may present potential conflicts of interest to the Investment Manager and the Board. The Board of the affiliated money market fund, for example, could be conflicted by a determination to not impose such fees and/or gates at a time when, if implemented, the other Columbia Funds could potentially experience negative impacts, while not imposing such fees and/or gates could potentially result in a negative impact to the affiliated money market fund. Any decisions by the Board to favor such fees and/or gates could result in reduced or limited investments in the affiliated money market fund by the other Columbia Funds, which may lead to increased affiliated money market fund expenses (which would be borne by the remaining Fund investors).
If a liquidity fee or redemption gate is imposed, an investing Columbia Fund may have to sell other investments at less than opportune times rather than using the cash invested in the money market fund to meet shareholder redemptions. The Investment Manager, as a result of any such fees and/or gates on an affiliated money market fund (or the potential imposition thereof, recognizing that the Investment Manager will be aware of the affiliated money market fund’s liquid assets position), may determine to not invest the other Columbia Funds’ assets in the affiliated money market fund, and potentially be forced to invest in more expensive, lower-performing investments.
Money Market Fund Risk . At times of (i) significant redemption activity by shareholders, including, for example, when a single investor or a few large investors make a significant redemption of Fund shares, (ii) insufficient levels of cash in the Fund's portfolio to satisfy redemption activity, and (iii) disruption in the normal operation of the markets in which the Fund buys and sells portfolio securities, the Fund could be forced to sell portfolio securities at unfavorable prices in order to generate sufficient cash to pay redeeming shareholders. Sales of portfolio securities at such times could result in losses to the Fund. In addition, neither the Investment Manager nor any of its affiliates has a legal obligation to provide financial support to the Fund, and you should not expect that they or any person will provide financial support to the Fund at any time. The Fund may suspend redemptions or the payment of redemption proceeds when permitted by applicable regulations.
If, at any time, the Fund’s weekly liquid assets fall below 30% of its total assets and the Board determines it is in the best interests of the Fund, the Fund may, as early as the same day and at any time during the day, impose a fee of up to 2% of the value of all shares redeemed and/or temporarily suspend redemptions (sometimes referred to as imposing redemption gates) for up to 10 business days. If, at the end of any business day, the Fund’s weekly liquid assets fall below 10% of its total assets, the Fund must impose a fee, as of the beginning of the next business day, of 1% of the value of all shares redeemed, unless the Board determines that imposing such a fee is not in the best interests of the Fund or the Board determines that a lower or higher fee (not to exceed 2% of the value of all shares redeemed) would be in the best interests of the Fund. These determinations may affect the composition of the investment portfolio, performance and operating expenses of the Fund.
Mortgage- and Other Asset-Backed Securities Risk. The value of any mortgage-backed and other asset-backed securities held by the Fund may be affected by, among other things, changes or perceived changes in: interest rates; factors concerning the interests in and structure of the issuer or the originator of the mortgages or other assets; the creditworthiness of the entities that provide any supporting letters of credit, surety bonds or other credit enhancements; or the market's assessment of the quality of underlying assets. Mortgage-backed securities represent interests in, or are backed by, pools of mortgages from which payments of interest and principal (net of fees paid to the issuer or guarantor of the securities) are distributed to the holders of the mortgage-backed securities. Other types of asset-backed securities typically represent interests in, or are backed by, pools of receivables such as credit, automobile, student and home equity loans. Mortgage- and other asset-backed securities can have a fixed or an adjustable rate. Mortgage- and other asset-backed securities are subject to prepayment risk, which is the possibility
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that the underlying mortgage or other asset may be refinanced or prepaid prior to maturity during periods of declining or low interest rates, causing the Fund to have to reinvest the money received in securities that have lower yields. In addition, the impact of prepayments on the value of mortgage- and other asset-backed securities may be difficult to predict and may result in greater volatility. Rising or high interest rates tend to extend the duration of mortgage- and other asset-backed securities, making them more volatile and more sensitive to changes in interest rates. Payment of principal and interest on some mortgage-backed securities (but not the market value of the securities themselves) may be guaranteed (i) by the full faith and credit of the U.S. Government (in the case of securities guaranteed by the Government National Mortgage Association) or (ii) by its agencies, authorities, enterprises or instrumentalities (in the case of securities guaranteed by the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC)), which are not insured or guaranteed by the U.S. Government (although FNMA and FHLMC may be able to access capital from the U.S. Treasury to meet their obligations under such securities). Mortgage-backed securities issued by non-governmental issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers) may be supported by various credit enhancements, such as pool insurance, guarantees issued by governmental entities, letters of credit from a bank or senior/subordinated structures, and may entail greater risk than obligations guaranteed by the U.S. Government, whether or not such obligations are guaranteed by the private issuer.
Municipal Securities Risk. Municipal securities are debt obligations generally issued to obtain funds for various public purposes, including general financing for state and local governments, or financing for a specific project or public facility, and include obligations of the governments of the U.S. territories, commonwealths and possessions such as Guam, Puerto Rico and the U.S. Virgin Islands to the extent such obligations are exempt from state and U.S. federal income taxes. The value of municipal securities can be significantly affected by actual or expected political and legislative changes at the federal or state level. Municipal securities may be fully or partially backed by the taxing authority of the local government, by the credit of a private issuer, by the current or anticipated revenues from a specific project or specific assets or by domestic or foreign entities providing credit support, such as letters of credit, guarantees or insurance, and are generally classified into general obligation bonds and special revenue obligations. General obligation bonds are backed by an issuer's taxing authority and may be vulnerable to limits on a government's power or ability to raise revenue or increase taxes. They may also depend for payment on legislative appropriation and/or funding or other support from other governmental bodies. Revenue obligations are payable from revenues generated by a particular project or other revenue source, and are typically subject to greater risk of default than general obligation bonds because investors can look only to the revenue generated by the project or other revenue source backing the project, rather than to the general taxing authority of the state or local government issuer of the obligations. Because many municipal securities are issued to finance projects in sectors such as education, health care, transportation and utilities, conditions in those sectors can affect the overall municipal market. The amount of publicly available information for municipal issuers is generally less than for corporate issuers.
Issuers in a state, territory, commonwealth or possession in which the Fund invests may experience significant financial difficulties for various reasons, including as the result of events that cannot be reasonably anticipated or controlled such as social conflict or unrest, labor disruption and natural disasters. Such financial difficulties may lead to credit rating downgrade(s) of such issuers which, in turn, could affect the market values and marketability of many or all municipal obligations of issuers in such state, territory, commonwealth or possession. The value of the Fund’s shares will be negatively impacted to the extent it invests in such securities. Securities issued by Puerto Rico and its agencies and instrumentalities have been subject to multiple credit downgrades as a result of Puerto Rico's ongoing fiscal challenges and uncertainty about its ability to make full repayment on these obligations. These challenges and uncertainties have been exacerbated by hurricane Maria and the resulting natural disaster in Puerto Rico. Additionally, recent statements by government officials regarding management of the recovery burden may increase price volatility and the risk that Puerto Rican municipal securities held by the Fund will lose value. Even prior to the recent natural disaster, certain issuers of Puerto Rican municipal securities had failed to make payments on obligations when due, and additional missed payments or defaults are likely to occur in the future. In May 2017, Puerto Rico filed in U.S. federal court to commence a debt restructuring process similar to that of a traditional municipal bankruptcy under a new federal law for insolvent U.S. territories, called Promesa. However, Puerto Rico's case will be the first ever heard under Promesa for which there is no existing body of court precedent. Accordingly, Puerto Rico's debt restructuring process could take significantly longer than recent municipal bankruptcy proceedings adjudicated pursuant to Chapter 9 of the U.S. Bankruptcy Code. It is not clear whether a debt restructuring process will ultimately be approved or, if so, the extent to which it will apply to Puerto Rico municipal securities sold by an issuer other than the Commonwealth. A debt restructuring could reduce the principal amount due, the interest rate, the maturity and other terms of Puerto Rico municipal securities, which could adversely affect the value of Puerto Rico municipal securities. To the extent a Fund invests in these securities, such developments could adversely impact the Fund's performance. The Fund’s annual and semiannual reports show the Fund’s investment exposures at a point in time. The risk of investing in the Fund is directly correlated to the Fund’s investment exposures.
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Prepayment and Extension Risk. Prepayment and extension risk is the risk that a loan, bond or other security or investment might, in the case of prepayment risk, be called or otherwise converted, prepaid or redeemed before maturity and, in the case of extension risk, that the investment might not be called as expected. In the case of prepayment risk, if the investment is converted, prepaid or redeemed before maturity, the portfolio managers may not be able to invest the proceeds in other investments providing as high a level of income, resulting in a reduced yield to the Fund. In the case of mortgage- or other asset-backed securities, as interest rates decrease or spreads narrow, the likelihood of prepayment increases. Conversely, extension risk is the risk that an unexpected rise in interest rates will extend the life of a mortgage- or asset-backed security beyond the prepayment time. If the Fund's investments are locked in at a lower interest rate for a longer period of time, the portfolio managers may be unable to capitalize on securities with higher interest rates or wider spreads.
Redemption Risk. The Fund may need to sell portfolio securities to meet redemption requests. The Fund could experience a loss when selling portfolio securities to meet redemption requests if there is (i) significant redemption activity by shareholders, including, for example, when a single investor or few large investors make a significant redemption of Fund shares, (ii) a disruption in the normal operation of the markets in which the Fund buys and sells portfolio securities or (iii) the inability of the Fund to sell portfolio securities because such securities are illiquid. In such events, the Fund could be forced to sell portfolio securities at unfavorable prices in an effort to generate sufficient cash to pay redeeming shareholders. The Fund may suspend redemptions or the payment of redemption proceeds when permitted by applicable regulations.
Regulatory Risk — Alternative Investments. Legal, tax, and regulatory developments may adversely affect the Fund and its investments. The regulatory environment for the Fund and certain of its investments is evolving, and changes in the regulation of investment funds, their managers, and their trading activities and capital markets, or a regulator’s disagreement with the Fund’s or others’ interpretation of the application of certain regulations, may adversely affect the ability of the Fund to pursue its investment strategy, its ability to obtain leverage and financing, and the value of investments held by the Fund. There has been an increase in governmental, as well as self-regulatory, scrutiny of the investment industry in general and the alternative investment industry in particular. It is impossible to predict what, if any, changes in regulations may occur, but any regulation that restricts the ability of the Fund or any underlying funds or other investments to trade in securities or other instruments or the ability of the Fund or underlying funds to employ, or brokers and other counterparties to extend, credit in their trading (as well as other regulatory changes that result) could have a material adverse impact on the Fund’s performance.
Shareholders should understand that the Fund’s business is dynamic and is expected to change over time. Therefore, the Fund and its underlying investments may be subject to new or additional regulatory constraints in the future. Such regulations may have a significant impact on shareholders or the operations of the Fund, including, without limitation, restricting the types of investments the Fund may make, preventing the Fund from exercising its voting rights with regard to certain financial instruments, requiring the Fund to disclose the identity of its investors or otherwise. To the extent the Fund or its underlying investments are subject to such regulation, such regulations may have a detrimental effect on one or more shareholders. Prospective investors are encouraged to consult their own advisors regarding an investment in the Fund.
Regulatory Risk — Money Market Funds. Money market funds and the securities they invest in are subject to comprehensive regulations. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operation, performance and/or yield of money market funds.
Reinvestment Risk. Reinvestment risk is the risk that the Fund will not be able to reinvest income or principal at the same return it is currently earning.
Repurchase Agreements Risk. Repurchase agreements are agreements in which the seller of a security to the Fund agrees to repurchase that security from the Fund at a mutually agreed upon price and time. Repurchase agreements carry the risk that the counterparty may not fulfill its obligations under the agreement. This could cause the Fund's income and the value of your investment in the Fund to decline.
Reverse Repurchase Agreements Risk. Reverse repurchase agreements are agreements in which a Fund sells a security to a counterparty, such as a bank or broker-dealer, in return for cash and agrees to repurchase that security at a mutually agreed upon price and time. Reverse repurchase agreements carry the risk that the market value of the security sold by the Fund may decline below the price at which the Fund must repurchase the security. Reverse repurchase agreements also may be viewed as a form of borrowing, and borrowed assets used for investment creates leverage risk. Leverage can create an interest expense that may lower the Fund's overall returns. Leverage presents the opportunity for increased net income and capital gains, but may also exaggerate the Fund’s volatility and risk of loss. There can be no guarantee that this strategy will be successful.
Rule 144A and Other Exempted Securities Risk. The Fund may invest in privately placed and other securities or instruments exempt from SEC registration (collectively “private placements”), subject to liquidity and other regulatory restrictions. In the U.S. market, private placements are typically sold only to qualified institutional buyers, or qualified purchasers, as applicable. An insufficient number of buyers interested in purchasing private placements at a particular time could adversely affect the marketability of such investments and the Fund might be unable to dispose of them promptly or at reasonable prices, subjecting
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the Fund to liquidity risk. The Fund may invest in private placements determined to be liquid as well as those determined to be illiquid. Even if determined to be liquid, the Fund’s holdings of private placements may increase the level of Fund illiquidity if eligible buyers are unable or unwilling to purchase them at a particular time. The Fund may also have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration. Additionally, the purchase price and subsequent valuation of private placements typically reflect a discount, which may be significant, from the market price of comparable securities for which a more liquid market exists. Issuers of Rule 144A eligible securities are required to furnish information to potential investors upon request. However, the required disclosure is much less extensive than that required of public companies and is not publicly available since the offering is not filed with the SEC. Further, issuers of Rule 144A eligible securities can require recipients of the offering information (such as the Fund) to agree contractually to keep the information confidential, which could also adversely affect the Fund’s ability to dispose of the security.
Sector Risk. At times, the Fund may have a significant portion of its assets invested in securities of companies conducting business in a related group of industries within a sector. Companies in the same sector may be similarly affected by economic, regulatory, political or market events or conditions, which may make the Fund more vulnerable to unfavorable developments in that sector than funds that invest more broadly. Generally, the more broadly the Fund invests, the more it spreads risk and potentially reduces the risks of loss and volatility.
Sovereign Debt Risk. A sovereign debtor’s willingness or ability to repay principal and pay interest in a timely manner may be affected by a variety of factors, including its cash flow situation, the extent of its reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward international lenders, and the political constraints to which a sovereign debtor may be subject.
With respect to sovereign debt of emerging market issuers, investors should be aware that certain emerging market countries are among the largest debtors to commercial banks and foreign governments. At times, certain emerging market countries have declared moratoria on the payment of principal and interest on external debt. Certain emerging market countries have experienced difficulty in servicing their sovereign debt on a timely basis and that has led to defaults and the restructuring of certain indebtedness to the detriment of debtholders. Sovereign debt risk is increased for emerging market issuers.
Systems and Technology Risk. The Investment Manager and, as the case may be, any Fund subadvisers, use various technology in managing the Fund, consistent with its investment objective and strategy described in the Fund’s prospectus. For example, proprietary and third-party data and systems may be utilized to support decision making for the Fund. Data imprecision, software or other technology malfunctions, programming inaccuracies and similar circumstances may impair the performance of these systems, which may negatively affect Fund performance.
Stripped Securities Risk. Stripped securities are the separate income or principal components of debt securities. These securities are particularly sensitive to changes in interest rates, and therefore subject to greater fluctuations in price than typical interest bearing debt securities. For example, stripped mortgage-backed securities have greater interest rate risk than mortgage-backed securities with like maturities, and stripped treasury securities have greater interest rate risk than traditional government securities with identical credit ratings.
Terrorism, War, Natural Disaster and Epidemic Risk. Terrorism, war, military confrontations and related geopolitical events (and their aftermath) have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, such as, for example, earthquakes, fires, floods, hurricanes, tsunamis and weather-related phenomena generally, as well as widespread disease and virus epidemics, can be highly disruptive to economies and markets, adversely affecting individual companies, sectors, industries, markets, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Funds’ investments.
U.S. Government Obligations Risk. While U.S. Treasury obligations are backed by the “full faith and credit” of the U.S. Government, such securities are nonetheless subject to credit risk (i.e., the risk that the U.S. Government may be, or may be perceived to be, unable or unwilling to honor its financial obligations, such as making payments). Securities issued or guaranteed by federal agencies or authorities and U.S. Government-sponsored instrumentalities or enterprises may or may not be backed by the full faith and credit of the U.S. Government. For example, securities issued by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association and the Federal Home Loan Banks are neither insured nor guaranteed by the U.S. Government. These securities may be supported by the ability to borrow from the U.S. Treasury or only by the credit of the issuing agency, authority, instrumentality or enterprise and, as a result, are subject to greater credit risk than securities issued or guaranteed by the U.S. Treasury.
Valuation Risk. The sales price the Fund (or an underlying fund or other investment vehicle) could receive for any particular investment may differ from the Fund’s (or an underlying fund’s or other investment vehicle’s) valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair value methodology that produces an estimate of the fair value of the security/instrument, which may prove to be inaccurate. Investors who purchase or redeem Fund
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shares on days when the Fund is holding securities or other instruments (or holding shares of underlying funds or other investment vehicles that have fair-valued securities or other instruments in their portfolios) may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Fund (or underlying fund or other investment vehicle) had not fair-valued the security or instrument or had used a different valuation methodology. The value of foreign securities, certain fixed-income securities and currencies, as applicable, may be materially affected by events after the close of the market on which they are valued, but before the Fund determines its NAV.
Zero-Coupon Bonds Risk. Zero-coupon bonds are bonds that do not pay interest in cash on a current basis, but instead accrue interest over the life of the bond. As a result, these securities are issued at a discount and their values may fluctuate more than the values of similar securities that pay interest periodically. Although these securities pay no interest to holders prior to maturity, interest accrued on these securities is reported as income to the Fund and affects the amounts distributed to its shareholders, which may cause the Fund to sell investments to obtain cash to make income distributions to shareholders, including at times when it may not be advantageous to do so.
Auditor Independence Risk. The Fund prepares financial statements in accordance with U.S. generally accepted accounting principles and has engaged PwC to serve as the independent accountant to the Fund. As the Fund’s independent accountant, PwC must meet regulatory requirements relating to independence, including the SEC’s auditor independence rules which prohibit accounting firms from having certain financial relationships with their audit clients and affiliated entities. Specifically, as interpreted by SEC staff, under Rule 2-01(c)(1)(ii)(A) of Regulation S-X (the Loan Rule), an accounting firm would not be considered independent if it receives a loan from a lender or an affiliate of a lender that is a “record or beneficial owner of more than ten percent of the audit client’s equity securities.” PwC has advised the Audit Committee of the Board that PwC and certain of its affiliates have loans from lenders who are also record owners of more than 10% of the shares issued by several funds in the Columbia Funds Complex or certain other entities within the Ameriprise Financial investment company complex.
On June 20, 2016, the SEC staff issued a “no-action” letter (the Loan Rule No-Action Letter) confirming that it would not recommend that the SEC commence enforcement action against a fund that continues to fulfill its regulatory requirements under the federal securities laws by using audit services performed by an audit firm that is not in compliance with the Loan Rule, provided that: (1) the audit firm has complied with Public Company Accounting Oversight Board (PCAOB) Rule 3526(b)(1) and 3526(b)(2) or, with respect to any fund or entity to which Rule 3526 does not apply, has provided substantially equivalent communications; (2) the audit firm’s non-compliance under the Loan Rule is limited to certain lending relationships; and (3) notwithstanding such non-compliance, the audit firm has concluded that it is objective and impartial with respect to the issues encompassed within its engagement. Although the Loan Rule No-Action Letter was issued to one fund complex, it is generally available to other fund complexes. The SEC staff has extended the relief under the Loan Rule No-Action Letter beyond its initial 18-month term and has stated the relief will be withdrawn upon the effectiveness of any amendments to the Loan Rule designed to address the concerns expressed in the Loan Rule No-Action Letter.
After evaluating the facts and circumstances related to the Loan Rule and PwC’s lending relationships, PwC advised the Audit Committee of the Board that (1) PwC is independent with respect to the Fund, within the meaning of PCAOB Rule 3520, (2) PwC has concluded that it is objective and impartial with respect to the issues encompassed within its engagement, including the audit of the Fund’s financial statements, and (3) PwC believes that it can continue to serve as the Fund’s independent registered public accounting firm. It is the Fund’s understanding that issues under the Loan Rule affect other major accounting firms and many mutual fund complexes. It is anticipated that an ultimate resolution of the issues under the Loan Rule will be achieved; however, if PwC were determined not to be independent or the Fund were unable to rely on the Loan Rule No-Action Letter or some form of exemptive relief, among other things, the financial statements audited by PwC may have to be audited by another independent registered public accounting firm and the Fund could incur additional expense and other burdens on its operations.
Certain of the risks described above in this SAI may also apply, directly or indirectly, to the Investment Manager and any investment subadviser and their affiliates, which may negatively impact their respective abilities to provide services to the Funds, potentially resulting in losses to the Fund or other consequences.
Borrowings
In general, pursuant to the 1940 Act, a Fund may borrow money only from banks in an amount not exceeding 33 1⁄3% of its total assets (including the amount borrowed) less liabilities (other than borrowings). Any borrowings that come to exceed this amount must be reduced within three days (not including Sundays and holidays) to the extent necessary to comply with the 33 1⁄3% limitation.
The Trust, on behalf of the Fund, has entered into a revolving credit facility agreement (the Credit Agreement) with a syndicate of banks led by JPMorgan Chase Bank, N.A., Citibank N.A. and HSBC Bank USA, N.A. whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. Pursuant to a December 8, 2015 amendment, the Credit Agreement, which is a collective agreement between the Fund and certain other funds managed by the
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Investment Manager (collectively, the Participating Funds), severally and not jointly, permits the Participating Funds to borrow up to an aggregate commitment amount of $1 billion (the Commitment Limit) at any time outstanding, subject to asset coverage and other limitations as specified in the Credit Agreement. The Fund may borrow up to the maximum amount allowable under its current Prospectus and this SAI, subject to various other legal, regulatory or contractual limits. Borrowing results in interest expense and other fees and expenses for the Fund that may impact the Fund’s expenses, including any net expense ratios. The costs of borrowing may reduce the Fund's return. If the Fund borrows pursuant to the Credit Agreement, the Fund is charged interest at a variable rate. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility. The availability of assets under the Credit Agreement can be affected by other Participating Funds’ borrowings under the agreement. As such, the Fund may be unable to borrow (or borrow further) under the Credit Agreement if the Commitment Limit has been reached.
Lending of Portfolio Securities
To generate additional income, the Fund may lend up to 33%, or such lower percentage specified by the Fund or Investment Manager, of the value of its total assets (including securities out on loan) to broker-dealers, banks or other institutional borrowers of securities. JP Morgan Chase Bank, N.A. serves as lending agent (the Lending Agent) to the Fund pursuant to a securities lending agreement (the Securities Lending Agreement) approved by the Board. Under the Securities Lending Agreement, the Lending Agent loans Fund securities to approved borrowers pursuant to borrower agreements in exchange for collateral at least equal in value to the loaned securities, marked to market daily. Collateral may consist of cash, securities issued by the U.S. Government or its agencies or instrumentalities (collectively, “U.S. Government securities”) or such other collateral as may be approved by the Board. For loans secured by cash, the Fund retains the interest earned on cash collateral, but the Fund is required to pay the borrower a rebate for the use of the cash collateral. For loans secured by U.S. Government securities, the borrower pays a borrower fee to the Lending Agent on behalf of the Fund.
If the market value of the loaned securities goes up, the Fund will require additional collateral from the borrower. If the market value of the loaned securities goes down, the borrower may request that some collateral be returned. During the existence of the loan, the Fund will receive from the borrower amounts equivalent to any dividends, interest or other distributions on the loaned securities, as well as interest on such amounts.
Loans are subject to termination by the Fund or a borrower at any time. The Fund may choose to terminate a loan in order to vote in a proxy solicitation, as described in this SAI under Investment Management and Other Services – Proxy Voting Policies and Procedures – General.
Securities lending involves counterparty risk, including the risk that a borrower may not provide sufficient or any collateral when required or may not return the loaned securities, timely or at all. Counterparty risk also includes a potential loss of rights in the collateral if the borrower or the Lending Agent defaults or fails financially. This risk is increased if the Fund’s loans are concentrated with a single borrower or limited number of borrowers. There are no limits on the number of borrowers the Fund may use and the Fund may lend securities to only one or a small group of borrowers. Funds participating in securities lending also bear the risk of loss in connection with investments of cash collateral received from the borrowers. Cash collateral is invested in accordance with investment guidelines contained in the Securities Lending Agreement and approved by the Board. To the extent that the value or return of a Fund’s investments of the cash collateral declines below the amount owed to a borrower, the Fund may incur losses that exceed the amount it earned on lending the security. The Lending Agent will indemnify the fund from losses resulting from a borrower’s failure to return a loaned security when due, but such indemnification does not extend to losses associated with declines in the value of cash collateral investments. The Investment Manager is not responsible for any loss incurred by the Fund in connection with the securities lending program.
The Fund currently does not participate in the securities lending program, but the Board may determine to renew participation in the future.
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INVESTMENT MANAGEMENT AND OTHER SERVICES
The Investment Manager
Columbia Management Investment Advisers, LLC, located at 225 Franklin Street, Boston, MA 02110, is the investment manager of the Fund as well as for other funds in the Columbia Funds Complex. The Investment Manager is a wholly-owned subsidiary of Ameriprise Financial, which is located at 1099 Ameriprise Financial Center, Minneapolis, MN 55474. Ameriprise Financial is a holding company, which primarily conducts business through its subsidiaries to provide financial planning, products and services that are designed to be utilized as solutions for clients’ cash and liquidity, asset accumulation, income, protection and estate and wealth transfer needs.
Services Provided
Under the Management Agreement, the Investment Manager, subject to the policies set by the Board, provides investment management services as well as administration and accounting services to the Fund. The Fund does not pay the Investment Manager a fee for these services, but it does pay taxes, brokerage commissions and nonadvisory expenses.
Manager of Managers Exemption
The SEC has issued an order that permits the Investment Manager, subject to the approval of the Board, to appoint an unaffiliated subadviser or to change the terms of a subadvisory agreement for a Fund without first obtaining shareholder approval. The order permits a Fund to add or to change unaffiliated subadvisers or to change the fees paid to such subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change. The Investment Manager and the Columbia Funds have applied to amend this order. If issued, the updated order would permit the Investment Manager, subject to the approval of the Board, to appoint not only unaffiliated subadvisers but also affiliated subadvisers without first obtaining shareholder approval.
The Investment Manager and its affiliates may have other relationships, including significant financial relationships, with current or potential subadvisers or their affiliates, which may create certain conflicts of interest. When making recommendations to the Board to appoint or to change a subadviser, or to change the terms of a subadvisory agreement, the Investment Manager discloses to the Board the nature of any such material relationships.
The Distributor
Columbia Management Investment Distributors, Inc. (the Distributor), 225 Franklin Street, Boston, MA 02110, an indirect wholly-owned subsidiary of Ameriprise Financial and an affiliate of the Investment Manager, serves as the principal underwriter and distributor for the continuous offering of shares of the Fund pursuant to a Distribution Agreement. The Distribution Agreement obligates the Distributor to use reasonable efforts to find purchasers for the shares of the Fund. Shares of the Fund are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Fund may be made only by investment companies, common or commingled trust funds, or similar organizations or persons that are accredited investors within the meaning of Regulation D under the 1933 Act. This SAI does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.
Other Services Provided
The Transfer Agent
Columbia Management Investment Services Corp. is the transfer agent for the Fund. The Transfer Agent is located at 225 Franklin Street, Boston, MA 02110. Under a Transfer Agency Agreement, the Transfer Agent provides transfer agency, dividend disbursing and shareholder services to the Fund.
The Fund does not pay a fee for these services to the Transfer Agent.
The Custodian
The Fund's securities and cash are held pursuant to a custodian agreement with JPMorgan, 1 Chase Manhattan Plaza, 19th Floor, New York, NY 10005. JPMorgan is responsible for safeguarding the Fund's cash and securities, receiving and delivering securities and collecting the Fund's interest and dividends. The custodian is permitted to deposit some or all of its securities in central depository systems as allowed by federal law. For its services, the Fund pays its custodian a maintenance charge and a charge per transaction in addition to reimbursing the custodian’s out-of-pocket expenses.
As part of this arrangement, securities purchased outside the United States are maintained in the custody of various foreign branches of JPMorgan or in other financial institutions as permitted by law and by the Fund's custodian agreement.
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Independent Registered Public Accounting Firm
PwC, which is located at 45 South Seventh Street, Suite 3400, Minneapolis, MN 55402, is the Fund's independent registered public accounting firm. The financial statements contained in the Fund’s Annual Report were audited by PwC. The financial statements for the fiscal year ended on or before July 31, 2012 were audited by the Fund’s former independent registered public accounting firm. The Board has selected PwC as the independent registered public accounting firm to audit the Fund's books and review its tax returns for its fiscal year.
The Report of Independent Registered Public Accounting Firm and the audited financial statements are included in the annual report to shareholders of the Fund, and are incorporated herein by reference. No other parts of the annual or semi-annual reports to shareholders are incorporated by reference herein. The audited financial statements incorporated by reference into the Fund's prospectus and this SAI have been so incorporated in reliance upon the report of the independent registered public accounting firm, given on its authority as an expert in auditing and accounting.
Counsel
Kramer Levin Naftalis & Frankel LLP serves as counsel to the Independent Trustees of the Trust. Its address is 1177 Avenue of the Americas, New York, NY 10036. Goodwin Procter LLP serves as legal counsel to the Trust. Its address is 901 New York Avenue N.W., Washington, DC, 20001.
Board Services Corporation
The Fund previously engaged Board Services as an agent for purposes of administering the payment of compensation to each Independent Trustee, to provide office space for use by the Fund and its Board, and other requested services to the Board or the Independent Trustees. Board Services dissolved on August 25, 2017.
Other Roles and Relationships of Ameriprise Financial and Its Affiliates —
Certain Conflicts of Interest
As described above in the Investment Management and Other Services section of this SAI, and in the More Information About the Fund – Primary Service Providers section of the Fund's prospectus, the Investment Manager, Distributor and Transfer Agent, all affiliates of Ameriprise Financial, receive compensation from the Fund for the various services they provide to the Fund. Additional information as to the specific terms regarding such compensation is set forth in these affiliated service providers’ contracts with the Fund, each of which typically is included as an exhibit to Part C of the Fund's registration statement.
In many instances, the compensation paid to the Investment Manager and other Ameriprise Financial affiliates for the services they provide to the Fund is based, in some manner, on the size of the Fund's assets under management. As the size of the Fund's assets under management grows, so does the amount of compensation paid to the Investment Manager and, as the case may be, other Ameriprise Financial affiliates for providing services to the Fund. This relationship between Fund assets and any affiliated service provider compensation may create economic and other conflicts of interests of which Fund investors should be aware. These potential conflicts of interest, as well as additional ones, are discussed in detail below and also are addressed in other disclosure materials, including the Fund's prospectus. Many of these conflicts of interest also are highlighted in account documentation and other disclosure materials of Ameriprise Financial affiliates that make available or offer the Columbia Funds as investments in connection with their respective products and services. In addition, Parts 1A and 2A of the Investment Manager’s Form ADV, which it must file with the SEC as an investment adviser registered under the Investment Advisers Act of 1940, provide information about the Investment Manager’s business, assets under management, affiliates and potential conflicts of interest. Parts 1A and 2A of the Investment Manager’s Form ADV are available online through the SEC’s website at www.adviserinfo.sec.gov.
Additional actual or potential conflicts of interest and certain investment activity limitations that could affect the Fund may arise from the financial services activities of Ameriprise Financial and its affiliates, including, for example, the investment advisory/management services provided for clients and customers other than the Fund. Ameriprise Financial and its affiliates are engaged in a wide range of financial activities beyond the fund-related activities of the Investment Manager, including, among others, broker-dealer (sales and trading), asset management, insurance and other financial activities. The broad range of financial services activities of Ameriprise Financial and its affiliates may involve multiple advisory, transactional, lending, financial and other interests in securities and other instruments, and in companies, that may be bought, sold or held by the Fund. The following describes certain actual and potential conflicts of interest that may be presented.
The ability of the Fund to impose liquidity fees and/or temporary suspensions of redemptions raises unique conflicts of interest. For a discussion of these conflicts, please refer to Other Practices - Liquidity Fees and Temporary Suspensions of Redemptions.
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Actual and Potential Conflicts of Interest Related to the Investment Advisory/Management Activities of Ameriprise Financial and its Affiliates in Connection With Other Advised/Managed Funds and Accounts
The Investment Manager, Ameriprise Financial and other affiliates of Ameriprise Financial may advise or manage funds and accounts other than the Fund. In this regard, Ameriprise Financial and its affiliates may provide investment advisory/management and other services to other advised/managed funds and accounts that are similar to those provided to the Fund. The Investment Manager and Ameriprise Financial’s other investment adviser affiliates (including, for example, Columbia Wanger Asset Management, LLC) will give investment advice to and make investment decisions for advised/managed funds and accounts, including the Funds, as they believe to be in that fund’s and/or account’s best interests, consistent with their fiduciary duties. The Fund and the other advised/managed funds and accounts of Ameriprise Financial and its affiliates are separately and potentially divergently managed, and there is no assurance that any investment advice Ameriprise Financial and its affiliates give to other advised/managed funds and accounts will also be given simultaneously or otherwise to the Fund.
A variety of other actual and potential conflicts of interest may arise from the advisory relationships of the Investment Manager, Ameriprise Financial and other Ameriprise Financial affiliates with other clients and customers. Advice given to the Fund and/or investment decisions made for the Fund by the Investment Manager or other Ameriprise Financial affiliates may differ from, or may conflict with, advice given to and/or investment decisions made by the Investment Manager, Ameriprise Financial and other Ameriprise Financial affiliates for other advised/managed funds and accounts. As a result, the performance of the Fund may differ from the performance of other funds or accounts advised/managed by the Investment Manager, Ameriprise Financial or other Ameriprise Financial affiliates. Similarly, a position taken by Ameriprise Financial and its affiliates, including the Investment Manager, on behalf of other funds or accounts may be contrary to a position taken on behalf of the Fund. Moreover, Ameriprise Financial and its affiliates, including the Investment Manager, may take a position on behalf of other advised/managed funds and accounts, or for their own proprietary accounts, that is adverse to companies or other issuers in which the Fund are invested. For example, the Fund may hold equity securities of a company while another advised/managed fund or account may hold debt securities of the same company. If the portfolio company were to experience financial difficulties, it might be in the best interest of the Fund for the company to reorganize while the interests of the other advised/managed fund or account might be better served by the liquidation of the company. This type of conflict of interest could arise as the result of circumstances that cannot be generally foreseen within the broad range of investment advisory/management activities in which Ameriprise Financial and its affiliates engage.
Investment transactions made on behalf of other funds or accounts advised/managed by the Investment Manager, Ameriprise Financial or other Ameriprise Financial affiliates also may have a negative effect on the value, price or investment strategies of the Fund. For example, this could occur if another advised/managed fund or account implements an investment decision ahead of, or at the same time as, the Fund and causes the Fund to experience less favorable trading results than they otherwise would have experienced based on market liquidity factors. In addition, the other funds and accounts advised/managed by the Investment Manager, Ameriprise Financial and other Ameriprise Financial affiliates, including the other Columbia Funds and accounts of Ameriprise Financial and its affiliates, may have the same or very similar investment objective and strategies as the Fund. In this situation, the allocation of, and competition for, investment opportunities among the Fund and other funds and/or accounts advised/managed by the Investment Manager, Ameriprise Financial or other Ameriprise Financial affiliates may create conflicts of interest especially where, for example, limited investment availability is involved. The Investment Manager has adopted policies and procedures designed to address the allocation of investment opportunities among the Funds and other funds and accounts advised by the Investment Manager, Ameriprise Financial and other affiliates of Ameriprise Financial.
Sharing of Information among Advised/Managed Accounts
Ameriprise Financial and its affiliates, including the Investment Manager, also may possess information that could be material to the management of a Fund and may not be able to, or may determine not to, share that information with the Fund, even though the information might be beneficial to the Fund. This information may include actual knowledge regarding the particular investments and transactions of other advised/managed funds and accounts, as well as proprietary investment, trading and other market research, analytical and technical models, and new investment techniques, strategies and opportunities. Depending on the context, Ameriprise Financial and its affiliates generally will have no obligation to share any such information with the Fund. In general, employees of Ameriprise Financial and its affiliates, including the portfolio managers of the Investment Manager, will make investment decisions without regard to information otherwise known by other employees of Ameriprise Financial and its affiliates, and generally will have no obligation to access any such information and may, in some instances, not be able to access such information because of legal and regulatory constraints or the internal policies and procedures of Ameriprise Financial and its affiliates. For example, if the Investment Manager or another Ameriprise Financial affiliate, or their respective employees, come into possession of non-public information regarding another advised/managed fund or account, they may be prohibited by legal and regulatory constraints, or internal policies and procedures, from using that information in connection with transactions made on behalf of the Fund.
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Soft Dollar Benefits
Certain products and services, commonly referred to as “soft dollar services” (including, to the extent permitted by law, research reports, economic and financial data, financial publications, proxy analysis, computer databases and other research-oriented materials), that the Investment Manager may receive in connection with brokerage services provided to a Fund may have the inadvertent effect of disproportionately benefiting other advised/managed funds or accounts. This could happen because of the relative amount of brokerage services provided to a Fund as compared to other advised/managed funds or accounts, as well as the relative compensation paid by a Fund.
Services Provided to Other Advised/Managed Accounts
Ameriprise Financial and its affiliates, including the Investment Manager, Distributor and Transfer Agent, also may act as an investment adviser, investment manager, administrator, transfer agent, custodian, trustee, broker-dealer, agent, or in another capacity, for advised/managed funds and accounts other than the Fund, and may receive compensation for acting in such capacity. This compensation that the Investment Manager, Distributor and Transfer Agent and other Ameriprise Financial affiliates receive could be greater than the compensation Ameriprise Financial and its affiliates receive for acting in the same or similar capacity for the Fund. In addition, the Investment Manager, Distributor and Transfer Agent and other Ameriprise Financial affiliates may receive other benefits, including enhancement of new or existing business relationships. This compensation and/or the benefits that Ameriprise Financial and its affiliates may receive from other advised/managed funds and accounts and other relationships could potentially create incentives to favor other advised/managed funds and accounts over the Fund. Trades made by Ameriprise Financial and its affiliates for the Fund may be, but are not required to be, aggregated with trades made for other funds and accounts advised/managed by the Investment Manager and other Ameriprise Financial affiliates. If trades are aggregated among the Fund and those other funds and accounts, the various prices of the securities being traded may be averaged, which could have the potential effect of disadvantaging the Fund as compared to the other funds and accounts with which trades were aggregated.
Proxy Voting
The Investment Manager has adopted proxy voting policies and procedures that are designed to provide that all proxy voting is done in the best interests of its clients, including the Fund, without any resulting benefit or detriment to the Investment Manager and/or its affiliates, including Ameriprise Financial and its affiliates. Although the Investment Manager endeavors to make all proxy voting decisions with respect to the interests of the Fund for which it is responsible in accordance with its proxy voting policies and procedures, the Investment Manager’s proxy voting decisions with respect to a Fund’s portfolio securities may or may not benefit other advised/managed funds and accounts, and/or clients, of Ameriprise Financial and its affiliates. For more information about the Fund's proxy voting policies and procedures, see Investment Management and Other Services – Proxy Voting Policies and Procedures.
Certain Trading Activities
The directors/trustees, officers and employees of Ameriprise Financial and its affiliates may buy and sell securities or other investments for their own accounts, and in doing so may take a position that is adverse to the Fund. In order to reduce the possibility that such personal investment activities of the directors/trustees, officers and employees of Ameriprise Financial and its affiliates will materially adversely affect the Fund, Ameriprise Financial and its affiliates have adopted policies and procedures, and the Fund, the Board, the Investment Manager and the Distributor have each adopted a Code of Ethics that addresses such personal investment activities. For more information, see Investment Management and Other Services – Codes of Ethics.
Affiliate Transactions
Subject to applicable legal and regulatory requirements, a Fund may enter into transactions in which Ameriprise Financial and/or its affiliates, or companies that are deemed to be affiliates of a Fund because of, among other factors, their or their affiliates’ ownership or control of shares of the Fund, may have an interest that potentially conflicts with the interests of the Fund. For example, an affiliate of Ameriprise Financial may sell securities to a Fund from an offering in which it is an underwriter or that it owns as a dealer, subject to applicable legal and regulatory requirements. Applicable legal and regulatory requirements also may prevent a Fund from engaging in transactions with an affiliate of the Fund, which may include Ameriprise Financial and its affiliates, or from participating in an investment opportunity in which an affiliate of a Fund participates.
Certain Investment Limitations
Regulatory and other restrictions may limit a Fund’s investment activities in various ways. For example, certain securities may be subject to ownership limitations due to regulatory limits on investments in certain industries (such as, for example, banking and insurance) and markets (such as emerging or international markets), or certain transactions (such as those involving certain derivatives or other instruments) or mechanisms imposed by certain issuers (such as, among others, poison pills). Certain of these restrictions may impose limits on the aggregate amount of investments that may be made by affiliated investors in the
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aggregate or in individual issuers. In these circumstances, the Investment Manager may be prevented from acquiring securities for a Fund (that it might otherwise prefer to acquire) if the acquisition would cause the Fund and its affiliated investors to exceed an applicable limit. These types of regulatory and other applicable limits are complex and vary significantly in different contexts including, among others, from country to country, industry to industry and issuer to issuer. The Investment Manager has policies and procedures designed to monitor and interpret these limits. Nonetheless, given the complexity of these limits, the Investment Manager and/or its affiliates may inadvertently breach these limits, and a Fund may therefore be required to sell securities that it might otherwise prefer to hold in order to comply with such limits. In addition, aggregate ownership limitations could cause performance dispersion among funds and accounts managed by the Investment Manager with similar investment objectives and strategies and portfolio management teams. For example, if further purchases in an issuer are restricted due to regulatory or other reasons, a portfolio manager would not be able to acquire securities or other assets of an issuer for a new Fund that may already be held by other funds and accounts with the same/similar investment objectives and strategies that are managed by the same portfolio management team. The Investment Manager may also choose to limit purchases in an issuer to a certain threshold for risk management purposes. If the holdings of the Investment Manager’s affiliates are included in that limitation, a Fund may be more limited in its ability to purchase a particular security or other asset than if the holdings of the Investment Manager’s affiliates had been excluded from the limitation. At certain times, a Fund may be restricted in its investment activities because of relationships that an affiliate of the Fund, which may include Ameriprise Financial and its affiliates, may have with the issuers of securities. This could happen, for example, if a Fund desired to buy a security issued by a company for which Ameriprise Financial or an affiliate serves as underwriter. In any of these scenarios, a Fund’s inability to participate (or participate further) in a particular investment, despite a portfolio manager’s desire to so participate, may negatively impact Fund performance. The internal policies and procedures of Ameriprise Financial and its affiliates covering these types of restrictions and addressing similar issues also may at times restrict a Fund’s investment activities.
Actual and Potential Conflicts of Interest Related to Ameriprise Financial and its Affiliates’ Non-Advisory Relationships with Clients and Customers other than the Funds
The financial relationships that Ameriprise Financial and its affiliates may have with companies and other entities in which a Fund may invest can give rise to actual and potential conflicts of interest. Subject to applicable legal and regulatory requirements, a Fund may invest (a) in the securities of Ameriprise Financial and/or its affiliates and/or in companies in which Ameriprise Financial and its affiliates have an equity, debt or other interest, and/or (b) in the securities of companies held by other Columbia Funds. The purchase, holding and sale of such securities by a Fund may enhance the profitability and the business interests of Ameriprise Financial and/or its affiliates and/or other Columbia Funds. There also may be limitations as to the sharing with the Investment Manager of information derived from the non-investment advisory/management activities of Ameriprise Financial and its affiliates because of legal and regulatory constraints and internal policies and procedures (such as information barriers and ethical walls). Because of these limitations, Ameriprise Financial and its affiliates generally will not share information derived from its non-investment advisory/management activities with the Investment Manager.
Actual and Potential Conflicts of Interest Related to Ameriprise Financial Affiliates’ Marketing and Use of the Columbia Funds as Investment Options
Ameriprise Financial and its affiliates also provide a variety of products and services that, in some manner, may utilize the Columbia Funds as investment options. For example, the Columbia Funds may be offered as investments in connection with brokerage and other securities products offered by Ameriprise Financial and its affiliates, and may be utilized as investments in connection with fiduciary, investment management and other accounts offered by affiliates of Ameriprise Financial, as well as for other Columbia Funds structured as “funds-of-funds.” The use of the Columbia Funds in connection with other products and services offered by Ameriprise Financial and its affiliates may introduce economic and other conflicts of interest. These conflicts of interest are highlighted in account documentation and other disclosure materials for the other products and services offered by Ameriprise Financial and its affiliates.
Ameriprise Financial and its affiliates, including the Investment Manager, may, subject to applicable legal and regulatory requirements, make payments to their affiliates in connection with the promotion and sale of the Fund's shares, in addition to the sales-related and other compensation that these parties may receive from the Fund, if any. As a general matter, personnel of Ameriprise Financial and its affiliates do not receive compensation in connection with their sales or use of the Fund that is greater than that paid in connection with their sales of other comparable products and services. Nonetheless, because the compensation that the Investment Manager and other affiliates of Ameriprise Financial may receive for providing services to the Fund is generally based on the Fund's assets under management and those assets will grow as shares of the Fund are sold, potential conflicts of interest may exist.
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Actual or Potential Conflicts of Interest Related to Affiliated Indexes
Columbia Management and its affiliates may develop, own and operate stock market and other indexes (each, an Affiliated Index) based on investment and trading strategies developed by Columbia Management and/or its affiliates (Affiliated Index Strategies). Some of the ETFs for which Columbia Management acts as investment adviser (the Affiliated Index ETFs) seek to track the performance of the Affiliated Indexes. Columbia Management and/or its affiliates may, from time to time, manage other funds or accounts that invest in these Affiliated Index ETFs. In the future, Columbia Management and/or its affiliates may manage client accounts that track the same Affiliated Indexes used by the Affiliated Index ETFs or which are based on the same, or substantially similar, Affiliated Index Strategies that are used in the operation of the Affiliated Indexes and the Affiliated Index ETFs. The operation of the Affiliated Indexes, the Affiliated Index ETFs and other accounts managed in this manner may give rise to potential conflicts of interest.
For example, any accounts managed by Columbia Management and/or its affiliates that seek to track the same Affiliated Indexes may engage in purchases and sales of securities at different times. These differences may result in certain accounts having more favorable performance relative to that of the Affiliated Index or other accounts that seek to track the Affiliated Index. Other potential conflicts include (i) the potential for unauthorized access to Affiliated Index information, allowing Affiliated Index changes that benefit Columbia Management and/or its affiliates or other accounts managed by Columbia Management and/or its affiliates and not the clients in the accounts seeking to track the Affiliated Index, and (ii) the manipulation of Affiliated Index pricing to present the performance of accounts seeking to track the Affiliated Index, or the firm’s tracking ability, in a preferential light.
Columbia Management has adopted policies and procedures that are designed to address potential conflicts that may arise in connection with the operation of the Affiliated Indexes, the Affiliated Index ETFs and other accounts.
To the extent it is intended that an account managed by Columbia Management and/or its affiliates seeks to track an Affiliated Index, the account may not match (performance or holdings), and may vary substantially from, such index for any period of time. An account that seeks to track an index may purchase, hold and sell securities at times when another client would not do so. Columbia Management and its affiliates do not guarantee that any tracking error targets will be achieved. Accounts managed by Columbia Management and/or its affiliates that seek to track an index may be negatively impacted by errors in the index, either as a result of calculation errors, inaccurate data sources or otherwise. Columbia Management and its affiliates do not guarantee the timeliness, accuracy and/or completeness of an index and are not responsible for errors, omissions or interruptions in the index (including when Columbia Management or an affiliate acts as the index provider) or the calculation thereof (including when Columbia Management or an affiliate acts as the calculation agent).
Columbia Management and its affiliates are not obligated to license the Affiliated Indexes to clients or other third-parties.
Codes of Ethics
The Fund, the Investment Manager and Columbia Management Investment Distributors, Inc. (the principal underwriter and distributor of the Fund) have adopted Codes of Ethics pursuant to the requirements of the 1940 Act, including Rule 17j-1 under the 1940 Act. These Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, including securities that may be bought or held by the Fund. These Codes of Ethics are included as exhibits to Part C of the Fund's registration statement. These Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room and may be obtained by calling the SEC at 202.551.8090; they also are available on the SEC’s website at www.sec.gov, and may be obtained, after paying a duplicating fee, by electronic request to publicinfo@sec.gov or by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-1520.
Proxy Voting Policies and Procedures
The Fund does not typically invest in voting securities or hold any votable positions, and therefore does not typically have any proxy voting activity.
General. The Funds have delegated to the Investment Manager the responsibility to vote proxies relating to portfolio securities held by the Funds, including Funds managed by subadvisers.
The Investment Manager votes proxies relating to portfolio securities in accordance with a proxy voting policy and pre-determined proxy voting guidelines adopted by the Board. The Funds endeavor to vote all proxies of which they become aware prior to the vote deadline; provided, however, that in certain circumstances the Funds may refrain from voting securities. For instance, the Funds may refrain from voting foreign securities if the costs of voting outweigh the expected benefits of voting and typically will not vote securities if voting would impose trading restrictions.
Board Oversight and Retention of Proxy Voting Authority. The Board may, in its discretion, vote proxies for the Funds. For instance, the Board may determine to vote on matters that may present a material conflict of interest to the Investment Manager.
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The Board reviews on an annual basis, or more frequently as determined appropriate, the Investment Manager’s administration of the proxy voting process and its adherence to the approved guidelines.
Voting Guidelines. The Investment Manager and Board will generally vote in accordance with pre-determined voting guidelines adopted by the Board. The voting guidelines indicate whether to vote for, against or abstain from particular proposals, or whether the matter should be considered on a case-by-case basis. A committee within the Investment Manager (the Proxy Voting Committee), which is composed of representatives of the Investment Manager’s equity investments, equity research, compliance, legal and operations functions, may determine to vote differently from the guidelines on particular proposals in the event it determines that doing so is in the clients’ best economic interests. The Board may also determine to vote differently from the guidelines on particular proposals in the event it determines that doing so is appropriate and in the Funds’ interests. The Investment Manager and the Board may also consider the voting recommendations of analysts, portfolio managers, subadvisers and information obtained from outside resources, including one or more third party research providers. When proposals are not covered by the voting guidelines or a voting determination must be made on a case-by-case basis, a portfolio manager, subadviser or analyst will make the voting determination based on his or her determination of the clients’ best economic interests. In addition, the Proxy Voting Committee or Board may determine proxy votes when proposals require special consideration.
On an annual basis, or more frequently as determined necessary, the Board reviews recommendations to revise the existing guidelines or add new guidelines. Recommendations are based on, among other things, industry trends and the frequency that similar proposals appear on company ballots.
Addressing Conflicts of Interest. If the Investment Manager is subject to a potential material conflict of interest with respect to a proxy vote, the Board will vote the proxy by administering the guidelines or determining the vote on a case-by-case basis. If the Board determines that its members may be subject to a potential material conflict of interest with respect to a proxy vote, the member is asked to recuse himself or herself from the determination.
Voting Proxies of Affiliated Underlying Funds. Certain Funds may invest in shares of other Columbia Funds (referred to in this context as “underlying funds”) and may own substantial portions of these underlying funds. If such Funds are in a master-feeder structure, the feeder fund will either seek instructions from its shareholders with regard to the voting of proxies with respect to the master fund’s shares and vote such proxies in accordance with such instructions or vote the shares held by it in the same proportion as the vote of all other master fund shareholders. With respect to Funds that hold shares of underlying funds other than in a master-feeder structure, the proxy policy of the Funds is, in general, to ensure that direct public shareholders of underlying funds control the outcome of any shareholder vote. To help manage this potential conflict of interest, the policy of the Funds is to vote proxies of the underlying funds in the same proportion as the vote of the direct public shareholders; provided, however, that if there are no direct public shareholders of an underlying fund or if direct public shareholders represent only a minority interest in an underlying fund, the Fund may cast votes in accordance with instructions from the independent members of the Board.
Proxy Voting Agents. The Investment Manager has retained Institutional Shareholder Services Inc., a third party vendor, as its proxy voting administrator to implement the Funds’ proxy voting process and to provide recordkeeping and vote disclosure services. The Investment Manager has retained both Institutional Shareholder Services Inc. and Glass-Lewis & Co. to provide proxy research services.
Additional Information. Information regarding how the Columbia Funds (except certain Columbia Funds that do not invest in voting securities) voted proxies relating to portfolio securities during the most recent twelve month period ended June 30 will be available by August 31 of this year free of charge: (i) through the Columbia Funds’ website at www.columbiathreadneedle.com/us and/or (ii) on the SEC’s website at www.sec.gov. For a copy of the voting guidelines in effect on the date of this SAI, see Appendix B to this SAI.
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FUND GOVERNANCE
Board of Trustees and Officers
Shareholders elect the Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board. The following table provides basic biographical information about the Fund's Trustees as of the date of this SAI, including their principal occupations during the past five years, although specific titles for individuals may have varied over the period. Under current Board policy, Trustees not affiliated with the Investment Manager generally may serve through the end of the calendar year in which they reach either the mandatory retirement age established by the Board or the fifteenth anniversary of the first Columbia Funds board meeting they attended as a member of the Board.
Trustees
Independent Trustees
Name, Address, Year of Birth	Position Held with the Trust and Length of Service	Principal Occupation(s) During the Past Five Years and Other Relevant Professional Experience	Number of Funds in the Columbia Funds Complex Overseen	Other Directorships Held by Trustee During the Past Five Years	Committee Assignments
George S. Batejan c/o Columbia Management Investment Advisers, LLC, 225 Franklin Street, Mail Drop BX32 05228, Boston, MA 02110 1953	Trustee since 1/17	Executive Vice President, Global Head of Technology and Operations, Janus Capital Group, Inc., 2010-2016	121	Advisory Board Member, University of Colorado Business School (Executive Committee, Nominating Committee and Governance Committee) since November 2015; former Chairman of the Board, NICSA (National Investment Company Services Association), 2014-2016; former Director, Intech Investment Management, 2011-2016; former Board Member, Metro Denver Chamber of Commerce, 2015-2016	Compliance, Contracts, Investment Review
Kathleen Blatz c/o Columbia Management Investment Advisers, LLC, 225 Franklin Street, Mail Drop BX32 05228, Boston, MA 02110 1954	Trustee since 1/06 for RiverSource Funds and since 6/11 for Nations Funds	Attorney, specializing in arbitration and mediation; Chief Justice, Minnesota Supreme Court, 1998-2006; Associate Justice, Minnesota Supreme Court, 1996-1998; Fourth Judicial District Court Judge, Hennepin County, 1994-1996; Attorney in private practice and public service, 1984-1993; State Representative, Minnesota House of Representatives, 1979-1993, which included service on the Tax and Financial Institutions and Insurance Committees; Member of the Board of the Minnesota Sports Facilities Authority since 2017	123	Trustee, BlueCross BlueShield of Minnesota (Chair of the Business Development Committee) since 2009; Chair of the Robina Foundation since August 2013	Board Governance, Compliance, Contracts, Executive, Investment Review
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Name, Address, Year of Birth	Position Held with the Trust and Length of Service	Principal Occupation(s) During the Past Five Years and Other Relevant Professional Experience	Number of Funds in the Columbia Funds Complex Overseen	Other Directorships Held by Trustee During the Past Five Years	Committee Assignments
Edward J. Boudreau, Jr. c/o Columbia Management Investment Advisers, LLC, 225 Franklin Street, Mail Drop BX32 05228, Boston, MA 02110 1944	Trustee since 6/11 for RiverSource Funds and since 1/05 for Nations Funds	Managing Director, E.J. Boudreau & Associates (consulting) since 2000; FINRA Industry Arbitrator, 2002 – present; Chairman and Chief Executive Officer, John Hancock Investments (asset management), Chairman and Interested Trustee for open-end and closed-end funds offered by John Hancock, 1989-2000; John Hancock Mutual Life Insurance Company, including Senior Vice President and Treasurer and Senior Vice President Information Technology, 1968-1988	121	Former Trustee, Boston Museum of Science (Chair of Finance Committee), 1985-2013; former Trustee, BofA Funds Series Trust (11 funds), 2005-2011	Audit, Board Governance, Contracts, Investment Review
Pamela G. Carlton c/o Columbia Management Investment Advisers, LLC, 225 Franklin Street, Mail Drop BX32 05228, Boston, MA 02110 1954	Trustee since 7/07 for RiverSource Funds and since 6/11 for Nations Funds	President, Springboard- Partners in Cross Cultural Leadership (consulting company) since 2003; Managing Director of US Equity Research, JP Morgan Chase, 1999-2003; Director of US Equity Research, Chase Asset Management, 1996- 1999; Co-Director Latin America Research, 1993-1996, COO Global Research, 1992-1996, Co-Director of US Research, 1991-1992, Investment Banker, Morgan Stanley, 1982-1991	123	Trustee, New York Presbyterian Hospital Board (Executive Committee and Chair of Human Resources Committee) since 1996	Audit, Board Governance, Contracts, Executive, Investment Review
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Name, Address, Year of Birth	Position Held with the Trust and Length of Service	Principal Occupation(s) During the Past Five Years and Other Relevant Professional Experience	Number of Funds in the Columbia Funds Complex Overseen	Other Directorships Held by Trustee During the Past Five Years	Committee Assignments
William P. Carmichael c/o Columbia Management Investment Advisers, LLC, 225 Franklin Street, Mail Drop BX32 05228, Boston, MA 02110 1943	Trustee since 6/11 for RiverSource Funds and since 2003 for Nations Funds	Retired; Co-founder, The Succession Fund (provides exit strategies to owners of privately held companies), 1998-2007; Adjunct Professor of Finance, Kelley School of Business, Indiana University, 1993-2007; Senior Vice President, Sara Lee Corporation, 1991-1993; Senior Vice President and Chief Financial Officer, Beatrice Foods Company, 1984-1990; Vice President, Esmark, Inc., 1973-1984; Associate, Price Waterhouse, 1968-1972	123	Director, The Finish Line (athletic shoes and apparel) since July 2003; Director, hhgregg since May, 2015; former Director, Cobra Electronics Corporation (electronic equipment manufacturer), 1994-August 2014; former Director, Spectrum Brands, Inc. (consumer products), 2002-2009; former Director, Simmons Company (bedding), 2004-2010; former Trustee, BofA Funds Series Trust (11 funds) 2003-2011; former Director, McMoRan Exploration Company (oil and gas exploration and development) 2010-2013; former Director, International Textile Corp., 2012-2016	Compliance, Contracts, Executive, Investment Review
Patricia M. Flynn c/o Columbia Management Investment Advisers, LLC, 225 Franklin Street, Mail Drop BX32 05228, Boston, MA 02110 1950	Trustee since 11/04 for RiverSource Funds and since 6/11 for Nations Funds	Trustee Professor of Economics and Management, Bentley University since 1976 (also teaches and conducts research on corporate governance); Dean, McCallum Graduate School of Business, Bentley University, 1992-2002	123	Trustee, MA Taxpayers Foundation since 1997; Board of Governors, Innovation Institute, MA Technology Collaborative since 2010	Audit, Contracts, Investment Review
William A. Hawkins c/o Columbia Management Investment Advisers, LLC, 225 Franklin Street, Mail Drop BX32 05228, Boston, MA 02110 1942	Chair of the Board since 11/15; Trustee since 6/11 for RiverSource Funds and since 1/05 for Nations Funds	Managing Director, Overton Partners (financial consulting), since August 2010; President and Chief Executive Officer, California General Bank, N.A., January 2008-August 2010; Operation Hope, COO, 2004-2007; IndyMac Bancorp, President, CBG, 1999-2003; American General Bank, President, 1997-1999; Griffin Financial Services, CEO, 1981-1997; The Griffin Funds, CEO, 1992-1998	123	Former Trustee, BofA Funds Series Trust (11 funds) 2005-2015	Audit, Board Governance, Contracts, Executive, Investment Review
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Name, Address, Year of Birth	Position Held with the Trust and Length of Service	Principal Occupation(s) During the Past Five Years and Other Relevant Professional Experience	Number of Funds in the Columbia Funds Complex Overseen	Other Directorships Held by Trustee During the Past Five Years	Committee Assignments
Catherine James Paglia c/o Columbia Management Investment Advisers, LLC, 225 Franklin Street, Mail Drop BX32 05228, Boston, MA 02110 1952	Trustee since 11/04 for RiverSource Funds and since 6/11 for Nations Funds	Director, Enterprise Asset Management, Inc. (private real estate and asset management company) since September 1998; Managing Director and Partner, Interlaken Capital, Inc., 1989-1997; Managing Director, Morgan Stanley, 1982-1989; Vice President, Investment Banking, 1980-1982, Associate, Investment Banking, 1976-1980, Dean Witter Reynolds, Inc.	123	Director, Valmont Industries, Inc. (irrigation systems manufacturer) since 2012; Trustee, Carleton College (on the Investment Committee); Trustee, Carnegie Endowment for International Peace (on the Investment Committee)	Board Governance, Compliance, Contracts, Executive, Investment Review
Minor M. Shaw c/o Columbia Management Investment Advisers, LLC, 225 Franklin Street, Mail Drop BX32 05228, Boston, MA 02110 1947	Trustee since 6/11 for RiverSource Funds and since 2003 for Nations Funds	President, Micco LLC (private investments) since 2011; President, Micco Corp. (family investment business), 1998-2011	123	Director, BlueCross BlueShield of South Carolina since April 2008; Advisory Board member, Duke Energy Corp. since October 2016; Chair of the Duke Endowment; Director, National Association of Corporate Directors, Carolinas Chapter, since 2013; Chair of Greenville – Spartanburg Airport Commission; former Trustee, BofA Funds Series Trust (11 funds), 2003-2011; former Director, Piedmont Natural Gas, 2004-2016	Compliance, Contracts, Investment Review
John G. Taft c/o Columbia Management Investment Advisers, LLC, 225 Franklin Street, Mail Drop BX32 05228, Boston, MA 02110 1955	Trustee since 1/17	Chief Executive Officer, RBC Wealth Management (a division of RBC Capital Markets LLC), 2005-2016	121	Trustee, Andy Warhol Foundation for Visual Arts (Finance Committee) since 2014; former Director, RBC Global Asset Management – U.S., 2001-2016	Audit, Contracts, Investment Review
Alison Taunton-Rigby c/o Columbia Management Investment Advisers, LLC, 225 Franklin Street, Mail Drop BX32 05228, Boston, MA 02110 1944	Trustee since 11/02 for RiverSource Funds and since 6/11 for Nations Funds	President, Chief Executive Officer (CEO) and Director, RiboNovix, Inc., 2003-2010; President and CEO, CMT Inc., 2001-2003; President and CEO, Aquila Biopharmaceuticals Inc., 1997-2000; President and CEO, Cambridge Biotechnology Corporation, 1995-1997; President and CEO, Mitotix Inc., 1993-1994	123	Director, Boston Children’s Hospital since 2002; Director, ICI Mutual Insurance Company, since 2011; Director, Blumont/IRD since 2016; Director, Mount Ida College since 2016; former Director, Abt Associates (government contractor), 2001-2016; former Director, Healthways, Inc. (health and well-being solutions), 2005-2016	Audit, Board Governance, Contracts, Investment Review
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Interested Trustee Not Affiliated with Investment Manager*
Name, Address, Year of Birth	Position Held with the Trust and Length of Service	Principal Occupation(s) During the Past Five Years and Other Relevant Professional Experience	Number of Funds in the Columbia Funds Complex Overseen	Other Directorships Held by Trustee During the Past Five Years	Committee Assignments
Anthony M. Santomero c/o Columbia Management Investment Advisers, LLC, 225 Franklin Street, Mail Drop BX32 05228, Boston, MA 02110 1946	Trustee since 6/11 for RiverSource Funds and since 1/08 for Nations Funds	Richard K. Mellon Professor Emeritus of Finance, The Wharton School, University of Pennsylvania, since 2002; Senior Advisor, McKinsey & Company (consulting), 2006-2008; President, Federal Reserve Bank of Philadelphia, 2000-2006; Professor of Finance, The Wharton School, University of Pennsylvania, 1972-2002	121	Trustee, Penn Mutual Life Insurance Company since March 2008; Director, Renaissance Reinsurance Ltd. since May 2008; Director, Citigroup Inc. since 2009; Director, Citibank, N.A. since 2009; former Trustee, BofA Funds Series Trust (11 funds), 2008-2011	Compliance, Contracts, Executive, Investment Review
*	Dr. Santomero is not an affiliated person of the Investment Manager or Ameriprise Financial. However, he is currently deemed by the Funds to be an “interested person” (as defined in the 1940 Act) of the Funds because he serves as a Director of Citigroup Inc. and Citibank, N.A., companies that may directly or through subsidiaries and affiliates engage from time-to-time in brokerage execution, principal transactions and lending relationships with the Funds or accounts advised/managed by the Investment Manager.
Interested Trustee Affiliated with Investment Manager*
Name, Address, Year of Birth	Position Held with the Trust and Length of Service	Principal Occupation(s) During the Past Five Years and Other Relevant Professional Experience	Number of Funds in the Columbia Funds Complex Overseen	Other Directorships Held by Trustee During the Past Five Years	Committee Assignments
William F. Truscott c/o Columbia Management Investment Advisers, LLC, 225 Franklin St. Boston, MA 02110 1960	Trustee since 11/01 for RiverSource Funds and since 6/11 for Nations Funds; Senior Vice President since 2002 for RiverSource Funds and since 5/10 for Nations Funds	Chairman of the Board and President, Columbia Management Investment Advisers, LLC since May 2010 and February 2012, respectively; Chief Executive Officer, Global Asset Management, Ameriprise Financial, Inc. since September 2012 (previously Chief Executive Officer, U.S. Asset Management & President, Annuities, May 2010 - September 2012); Director and Chief Executive Officer, Columbia Management Investment Distributors, Inc. since May 2010 and February 2012, respectively; Chairman of the Board and Chief Executive Officer, RiverSource Distributors, Inc. since 2006; Director, Threadneedle Asset Management Holdings, SARL since 2014; President and Chief Executive Officer, Ameriprise Certificate Company, 2006 - August 2012.	189	Chairman of the Board, Columbia Management Investment Advisers, LLC since May 2010; Director, Columbia Management Investment Distributors, Inc. since May 2010; Former Director, Ameriprise Certificate Company, 2006 - January 2013	None
*	Interested person (as defined under the 1940 Act) by reason of being an officer, director, security holder and/or employee of the Investment Manager or Ameriprise Financial.
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The Officers
The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. The following table provides basic information about the Officers of the Trust as of the date of this SAI, including principal occupations during the past five years, although their specific titles may have varied over the period. In addition to Mr. Truscott, who is Senior Vice President, the Fund's other officers are:
Fund Officers
Name, Address and Year of Birth	Position and Year First Appointed to Position for any Fund in the Columbia Funds Complex or a Predecessor Thereof	Principal Occupation(s) During Past Five Years
Christopher O. Petersen 5228 Ameriprise Financial Center Minneapolis, MN 55474 Born 1970	President and Principal Executive Officer (2015)	Vice President and Lead Chief Counsel, Ameriprise Financial, Inc. since January 2015 (previously, Vice President and Chief Counsel January 2010 – December 2014); officer of Columbia Funds and affiliated funds since 2007.
Michael G. Clarke 225 Franklin Street Boston, MA 02110 Born 1969	Treasurer (2011), Chief Financial Officer (2009) and Chief Accounting Officer (2015)	Vice President – Mutual Fund Administration, Columbia Management Investment Advisers, LLC, since May 2010; senior officer of Columbia Funds and affiliated funds since 2002.
Paul B. Goucher 100 Park Avenue New York, NY 10017 Born 1968	Senior Vice President (2011) and Assistant Secretary (2008)	Senior Vice President and Assistant General Counsel, Ameriprise Financial, Inc. since January 2017 (previously Vice President and Lead Chief Counsel, November 2008 – January 2017 and January 2013 – January 2017, respectively; and Chief Counsel, January 2010 - January 2013); Vice President, Chief Legal Officer and Assistant Secretary, Columbia Management Investment Advisers, LLC since May 2010.
Thomas P. McGuire 225 Franklin Street Boston, MA 02110 Born 1972	Senior Vice President and Chief Compliance Officer (2012)	Vice President – Asset Management Compliance, Ameriprise Financial, Inc., since May 2010; Chief Compliance Officer, Ameriprise Certificate Company since September 2010.
Colin Moore 225 Franklin Street Boston, MA 02110 Born 1958	Senior Vice President (2010)	Executive Vice President and Global Chief Investment Officer, Ameriprise Financial, Inc., since July 2013; Executive Vice President and Global Chief Investment Officer, Columbia Management Investment Advisers, LLC since July 2013 (previously Director and Global Chief Investment Officer, 2010 – 2013).
Ryan C. Larrenaga 225 Franklin Street Boston, MA 02110 Born 1970	Senior Vice President (2017), Chief Legal Officer (2017) and Secretary (2015)	Vice President and Group Counsel, Ameriprise Financial, Inc. since August 2011; officer of Columbia Funds and affiliated funds since 2005.
Michael E. DeFao 225 Franklin Street Boston, MA 02110 Born 1968	Vice President (2011) and Assistant Secretary (2010)	Vice President and Chief Counsel, Ameriprise Financial, Inc. since May 2010.
Amy Johnson 5228 Ameriprise Financial Center Minneapolis, MN 55474 Born 1965	Vice President (2006)	Managing Director and Global Head of Operations, Columbia Management Investment Advisers, LLC since April 2016 (previously Managing Director and Chief Operating Officer, 2010 – 2016).
Lyn Kephart-Strong 5228 Ameriprise Financial Center Minneapolis, MN 55474 Born 1960	Vice President (2015)	President, Columbia Management Investment Services Corp. since October 2014; Vice President & Resolution Officer, Ameriprise Trust Company since August 2009.
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Responsibilities of Board with respect to Fund management
The Board is chaired by an Independent Trustee who has significant additional responsibilities compared to the other Board members, including, among other things: setting the agenda for Board meetings, communicating and meeting regularly with Board members between Board and committee meetings on Fund-related matters, with the Fund's Chief Compliance Officer (“CCO”), counsel to the Independent Trustees, and representatives of the Fund's service providers and overseeing Board Services.
The Board initially approves an investment management services agreement and other contracts with the Investment Manager and its affiliates, and other service providers. Once the contracts are approved, the Board monitors the level and quality of services including commitments of service providers to achieve expected levels of investment performance and shareholder services. Annually, the Board evaluates the services received under the contracts by reviewing, among other things, reports covering investment performance, shareholder services, marketing, and the Investment Manager’s profitability in order to determine whether to continue existing contracts or negotiate new contracts. The Investment Manager is responsible for day-to-day management and administration of the Fund and management of the risks that arise from the Fund's investments and operations. The Board’s oversight of the Investment Manager and other service providers in the operation of the Fund includes oversight with respect to various risk management functions. The Fund is subject to a number of risks, including investment, compliance, operational, and valuation risks, among others. Day-to-day risk management functions are subsumed within the responsibilities of the Investment Manager and other service providers (depending on the nature of the risk) who carry out the Fund's investment management and business affairs. Each of the Investment Manager and other service providers has its own, independent interest in risk management, and its policies and methods of carrying out risk management functions will depend, in part, on its analysis of the risks, functions and business models.
Risk oversight forms part of the Board’s general oversight of the Fund and is addressed as part of various Board and Committee activities. As part of its regular oversight of the trusts, the Board, directly or through a committee, interacts with and reviews reports from, among others, the Investment Manager, subadvisers, if applicable, the independent registered public accounting firm for the Fund, and internal auditors for the Investment Manager or its affiliates, as appropriate, regarding risks faced by the Fund and relevant risk functions. The Board also meets periodically with the Fund's CCO, to receive reports regarding the compliance of the Funds and their principal service providers with the federal securities laws and their internal compliance policies and procedures. The Board, with the assistance of the Investment Review Committee, reviews investment policies in connection with its review of the Fund's performance, and meets periodically with the portfolio managers of the Fund to receive reports regarding the management of the Fund, including various investment risks. As part of the Board’s periodic review of the Fund's advisory, subadvisory, if applicable, and other service provider agreements, as applicable, the Board may consider risk management aspects of their operations and the functions for which they are responsible. In addition, the Board oversees processes that are in place to assure compliance with applicable rules, regulations and investment policies and addresses possible conflicts of interest.
The Board recognizes that not all risks that may affect the Fund can be identified in advance; that it may not be practical or cost-effective to eliminate or mitigate certain risks; that it may be necessary to bear certain risks (such as various investment-related risks) in seeking to achieve the Fund's investment objectives; and that the processes and controls employed to address certain risks may be limited in their effectiveness. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to substantial limitations.
Trustee Biographical Information and Qualifications
The following provides an overview of the considerations that led the Board to conclude that each individual serving as a Trustee should so serve. Generally, no one factor was decisive in the selection of an individual to join the Board. Among the factors the Board considered when concluding that an individual should serve on the Board were the following: (i) the individual’s business and professional experience and accomplishments; (ii) the individual’s ability to work effectively with the other Trustees; (iii) the individual’s prior experience, if any, serving on the boards of public companies (including, where relevant, other investment companies) and other enterprises and organizations; and (iv) how the individual’s skills, experience and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.
In respect of each current Trustee, the individual’s substantial professional accomplishments and experience were a significant factor in the determination that, in light of the business and structure of the Fund, the individual should serve as a Trustee. Following is a summary of each Trustee’s particular professional experience and additional considerations that contributed to or support the Board’s conclusion that an individual should serve as a Trustee:
George S. Batejan — Mr. Batejan has over 40 years’ experience in the financial services industry, including service as a former Executive Vice President and Global Head of Technology and Operations of Janus Capital Group, Inc. He has also served as Senior Vice President and Chief Information Officer of Evergreen Investments, Inc., Executive Vice President and Chief Information Officer of OppenheimerFunds, Inc., and Head of Global Operations and Systems/Senior Vice President of
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American International Group. Mr. Batejan is a 18-year veteran of Chase Manhattan Bank, N.A. where he progressed to the Private Banking Vice President and Division Executive of the Americas' Service Delivery Group. He has also served on numerous corporate and non-profit boards.
Kathleen Blatz – Ms. Blatz has had a successful legal and judicial career, including serving for eight years as Chief Justice of the Minnesota Supreme Court. Prior to being a judge, she practiced law and also served in the Minnesota House of Representatives having been elected to eight terms. While in the legislature she served on various committees, including the Financial Institutions and Insurance Committee and the Tax Committee. Since retiring from the Bench, she has been appointed as an arbitrator on many cases involving business to business disputes, including some pertaining to shareholder rights issues. She also has been appointed to two Special Litigation Committees by boards of Fortune 500 Companies to investigate issues relating to cyber-security and stock options, and has been appointed to the board of the Minnesota Sports Facilities Authority. She serves on the boards of directors of BlueCross BlueShield of Minnesota as well as several non-profit organizations.
Edward J. Boudreau, Jr. – Prior to the establishment of E. J. Boudreau & Associates, Mr. Boudreau left a successful 32-year career at John Hancock Financial Services, the last 11 years of which he served as Chairman and Chief Executive Officer of John Hancock Investments. He spent the first 18 years of his career at John Hancock Mutual Life Insurance Company in its treasury and financial management areas, progressing to Senior Vice President and Treasurer. For the following three years he worked on special assignments for the Chairman, including acting as temporary head of the Information Technology Department for two years. During his time as CEO of John Hancock Investments, Mr. Boudreau also served on the Investment Company Institute’s Board of Governors. He also has experience on other boards of directors of other companies. He is currently a member of the Advisory Board to the Mutual Fund Directors Forum and serves as a FINRA Industry Arbitrator.
Pamela G. Carlton – Ms. Carlton has over 20 years’ experience in the investment banking industry, as a former Managing Director of JP Morgan Chase and a 14-year veteran of Morgan Stanley Investment Banking and Equity Research. She is currently the President of Springboard Partners in Cross Cultural Leadership, a consulting firm that she founded. She also has experience on other boards of directors of non-profit organizations, including the Board of Trustees of New York Presbyterian Hospital where she is on the Executive Committee and Chair of the Human Resources Committee.
William P. Carmichael – Prior to forming The Succession Fund more than 15 years ago, Mr. Carmichael, a Certified Public Accountant and attorney, had 4 years of experience with Price Waterhouse (now PricewaterhouseCoopers LLP) and 21 years of experience in various financial positions with global consumer product companies, including: Senior Vice President of Sara Lee Corporation and Senior Vice President and Chief Financial Officer of Beatrice Foods Company. He has been Treasurer and Chairman of the Investment Committee for the Indiana University Foundation, and has been an adjunct professor of finance for the I.U. Kelley School of Business. Mr. Carmichael has also been a member of the board and the Investment Committee of the Virginia Law School Foundation, and has served on numerous public company boards. His experience covers strategic planning, corporate governance and multiple financial functions, including investments.
Patricia M. Flynn – Dr. Flynn is a Trustee Professor of Economics and Management at Bentley University, where she previously served as Dean of the McCallum Graduate School of Business. Her research and teaching focus on technology-based economic development, corporate governance and women in business, which she has also written on extensively. She has served on numerous corporate and non-profit boards, including Boston Fed Bancorp Inc., U.S. Trust and The Federal Savings Bank.
William A. Hawkins – Mr. Hawkins has been a Managing Director of Overton Partners, a financial consulting firm for over 15 years. He has over thirty years of executive level experience in the banking and financial services industry, including serving as President and Chief Executive Officer of California General Bank, N.A., President of IndyMac Bancorp and President and Chief Operating Officer of American General Bank, FSB. He also served as Chief Executive Officer and President of Griffin Financial Services of America Inc., an asset management firm. He also has experience on other boards of directors, including boards of other investment companies. He is a Certified Financial Planner and a Chartered Property and Casualty Underwriter.
Catherine James Paglia – Ms. Paglia has been a Director of Enterprise Asset Management, Inc., a real estate and asset management company, for over 15 years. She previously spent eight years as a Managing Director at Morgan Stanley, 10 years as a Managing Director of Interlaken Capital and served as Chief Financial Officer of two public companies. She also has experience on other boards of directors of public and non-profit organizations.
Anthony M. Santomero – Dr. Santomero is the former President of the Federal Reserve Bank of Philadelphia. He holds the title of Richard K. Mellon Professor Emeritus of Finance at the Wharton School of the University of Pennsylvania and serves on the boards of several public companies, including the Board of Citigroup, Inc., Citibank N.A., Renaissance Reinsurance Company Ltd and the Penn Mutual Life Insurance Company. He previously served as Senior Advisor at McKinsey & Company and was the Richard K. Mellon Professor of Finance at the University of Pennsylvania’s Wharton School. During his 30-year tenure at Wharton, he held a number of academic and managerial positions, including Deputy Dean of the School. He has written approximately 150 articles, books and monographs on financial sector regulation and economic performance. The Board has concluded that, despite his lack of technical independence (as an “interested person”) of the Funds under the 1940 Act arising
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solely due to his board service for Citigroup, Inc. and Citibank N.A., he could serve with “substantive independence” primarily since he has no financial interest or relationship with the Investment Manager or Ameriprise Financial. The Board also took into account Dr. Santomero’s broad array of experiences from management consulting to academia to public service, which complements the mix of experiences represented by the other Board members.
Minor M. Shaw – Ms. Shaw is President of Micco, LLC, a private investment company, and past president of Micco Corporation and Mickel Investment Group. She is chairman of the Daniel-Mickel Foundation and The Duke Endowment. She currently serves as chairman of the Greenville-Spartanburg Airport Commission. She holds numerous civic and business board memberships and is a past chair of Wofford College Board of Trustees. Ms. Shaw serves on the board of Blue Cross Blue Shield of South Carolina and on the advisory board of Duke Energy Corp. She has also served on the boards of Citizens & Southern Bank of SC, Interstate Johnson Lane and Piedmont Natural Gas.
John G. Taft — Mr. Taft has over 30 years’ experience in the financial services industry, including service as a former CEO of RBC Wealth Management (a division of RBC Capital Markets LLC). He has also served as President, CEO and Executive Director of Dougherty Summit Securities, LLC, Chairman, President and CEO of Voyageur Fund Managers, Inc., and Managing Director of Piper, Jaffray & Hopwood. Additionally, Mr. Taft has experience on other boards of directors of non-profit organizations, including the Board of Trustees of the Andy Warhol Foundation for Visual Arts.
Alison Taunton-Rigby – Dr. Taunton-Rigby has been a senior executive in the healthcare industry for over 30 years. She was Founder, President and Chief Executive Officer of RiboNovix, Inc. and President and Chief Executive Officer of Aquila Biopharmaceuticals, Inc., Cambridge Biotech Corporation and Mitotix Inc. Prior to this, she served in senior management positions at Genzyme Corporation, Arthur D. Little Inc., Vivotech Inc., Biogen, Inc. and Collaborative Research, Inc. She has been awarded the OBE (Officer of the Order of the British Empire) by Queen Elizabeth II for her work as a leader in the research, development and promotion of biotechnology. She currently serves as a director of ICI Mutual Insurance Company, Blumont/IRD, Mount Ida College and Boston Children’s Hospital, and serves on a number of Advisory Boards.
William F. Truscott – Mr. Truscott has served on the Board of Trustees of various Columbia Funds since 2001. He has served as Chairman of the Board of the Investment Manager since May 2010 and since February 2012 has served as its President. From 2001 to April 2010, Mr. Truscott served as the President, Chairman of the Board and Chief Investment Officer of the Investment Manager. He has served as Director of the Distributor since May 2010 and since February 2012 has served as its Chief Executive Officer. The Board has concluded that having a senior member of the Investment Manager serve on the Board can facilitate increased access to information regarding the Funds’ Investment Manager for the Independent Trustees, which is the Funds’ most significant service provider.
Committees of the Board
For purposes of this section, the term Independent Trustees includes Interested Trustees who are not affiliated persons of the Investment Manager or Ameriprise Financial.
The Board has organized the following standing committees to facilitate its work: Board Governance Committee, Compliance Committee, Contracts Committee, Executive Committee, Investment Review Committee and Audit Committee. These Committees are comprised solely of Independent Trustees. The table above describing each Trustee also includes their respective committee assignments. The duties of these committees are described below.
Mr. Hawkins, as Chair of the Board, acts as a point of contact between the Independent Trustees and the Investment Manager between Board meetings in respect of general matters.
Board Governance Committee. Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board’s performance. The committee also reviews candidates for Board membership, including candidates recommended by shareholders. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the Board Chair in relation to furthering the interests of the Fund and other funds in the Columbia Funds Complex overseen by the Board and their shareholders on external matters.
To be considered as a candidate for Trustee, recommendations must include a curriculum vitae and be mailed to William A. Hawkins, Chair of the Board, Columbia Funds Complex, 225 Franklin Street, Mail Drop BX32 05228, Boston, MA 02110. To be timely for consideration by the committee, the submission, including all required information, must be submitted in writing by the date disclosed in a Fund’s proxy statement soliciting proxies to be voted at a meeting of shareholders, if such a meeting is held (mutual funds, including ETFs, are not required to hold annual shareholder meetings). The committee will consider only one candidate submitted by such a shareholder or group for nomination for election at a meeting of shareholders. The committee will not consider self-nominated candidates or candidates nominated by members of a candidate’s family, including such candidate’s spouse, children, parents, uncles, aunts, grandparents, nieces and nephews.
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The committee will consider and evaluate candidates submitted by the nominating shareholder or group on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. The committee may take into account a wide variety of factors in considering trustee candidates, including (but not limited to): (i) the candidate’s knowledge in matters relating to the investment company industry; (ii) any experience possessed by the candidate as a director or senior officer of other public or private companies; (iii) the candidate’s educational background; (iv) the candidate’s reputation for high ethical standards and personal and professional integrity; (v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications; (vi) the candidate’s perceived ability to contribute to the ongoing functions of the Board, including the candidate’s ability and commitment to attend meetings regularly, work collaboratively with other members of the Board and carry out his or her duties in the best interests of the Fund; (vii) the candidate’s ability to qualify as an independent trustee; and (viii) such other criteria as the committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other factors.
Members of the committee (and/or the Board) also meet personally with each nominee to evaluate the candidate’s ability to work effectively with other members of the Board, while also exercising independent judgment. Although the Board does not have a formal diversity policy, the Board endeavors to comprise itself of members with a broad mix of professional and personal backgrounds. Thus, the committee and the Board accorded particular weight to the individual professional background of each Independent Trustee. The committee held 11 meetings during the fiscal year ended July 31, 2017.
Compliance Committee. Supports the Fund's maintenance of a strong compliance program by providing a forum for Independent Trustees to consider compliance matters impacting the Fund or their key service providers; developing and implementing, in coordination with the CCO, a process for the review and consideration of compliance reports that are provided to the Board; and providing a designated forum for the Fund's CCO to meet with Independent Trustees on a regular basis to discuss compliance matters. The committee held 5 meetings during the fiscal year ended July 31, 2017.
Contracts Committee. Reviews and oversees the contractual relationships with service providers. Receives and analyzes reports covering the level and quality of services provided under contracts with the Fund and advises the Board regarding actions taken on these contracts during the annual review process. Reviews and considers, on behalf of all Trustees, the Fund's investment advisory, subadvisory (if any), administrative services and principal underwriting contracts to assists the Trustees in fulfilling their responsibilities relating to the Board’s evaluation and consideration of these arrangements. The committee held 6 meetings during the fiscal year ended July 31, 2017.
Executive Committee. Acts, as needed, for the Board between meetings of the Board. The committee did not meet during the fiscal year ended July 31, 2017.
Investment Review Committee. Reviews and oversees the management of the Fund's assets. Considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board. The committee held 5 meetings during the fiscal year ended July 31, 2017.
Audit Committee. Oversees the accounting and financial reporting processes of the Fund and internal controls over financial reporting. Oversees the quality and integrity of the Fund's financial statements and independent audits as well as the Fund's compliance with legal and regulatory requirements relating to the Fund's accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Fund's independent registered public accounting firm (i.e., independent auditors) and reviews and evaluates the qualifications, independence and performance of the auditor. The committee oversees the Fund's risks by, among other things, meeting with the Fund's internal auditors, establishing procedures for the confidential, anonymous submission by employees of concerns about accounting or audit matters, and overseeing the Fund's Disclosure Controls and Procedures. This committee acts as a liaison between the independent auditors and the full Board and must prepare an audit committee report. The committee held 7 meetings during the fiscal year ended July 31, 2017.
Beneficial Equity Ownership
The tables below show, for each Trustee, the aggregate value of all investments in equity securities of all Funds in the Columbia Funds Complex overseen by the Trustee, including notional amounts through the Deferred Compensation Plan, where noted. The information is provided as of December 31, 2016.
The tables only include ownership of Columbia Funds overseen by the Trustees; the Trustees and Officers may own shares of other Columbia Funds they do not oversee. As of December 31, 2016, the Trustees did not own any shares of Short-Term Cash Fund.
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Independent Trustee Ownership
Board Member	Aggregate Dollar Range of Equity Securities in all Funds in the Columbia Funds Complex Overseen by the Trustee
George S. Batejan	None
Kathleen Blatz	Over $100,000
Edward J. Boudreau Jr.	Over $100,000(a)
Pamela G. Carlton	Over $100,000(a)
William P. Carmichael	Over $100,000(a)
Patricia M. Flynn	Over $100,000(a)
William A. Hawkins	Over $100,000(a)
Catherine James Paglia	Over $100,000(a)
Minor M. Shaw	Over $100,000(a)(b)
John G. Taft	None
Alison Taunton-Rigby	Over $100,000(a)
(a)	Includes the value of compensation payable under a Deferred Compensation Plan that is determined as if the amounts deferred had been invested, as of the date of deferral, in shares of one or more funds in the Columbia Funds Complex overseen by the Trustee as specified by the Trustee.
(b)	Ms. Shaw invests in a Section 529 Plan managed by the Investment Manager that allocates assets to various open-end funds, including Columbia Funds. The amount shown in the table includes the value of her interest in this plan determined as if her investment in the plan were invested directly in the Columbia Fund pursuant to the plan’s target allocations.
Interested Trustee Ownership
Board Member	Aggregate Dollar Range of Equity Securities in all Funds in the Columbia Funds Complex Overseen by the Trustee
Anthony Santomero	Over $100,000(a)
William F. Truscott	Over $100,000(b)
(a)	Includes the value of compensation payable under a Deferred Compensation Plan that is determined as if the amounts deferred had been invested, as of the date of deferral, in shares of one or more funds in the Columbia Funds Complex overseen by the Trustee as specified by the Trustee.
(b)	Includes notional investments through a deferred compensation account. Mr. Truscott’s deferred compensation plan is separate from that of the Independent Trustees (for these purposes, including Interested Trustees who are not affiliated persons of the Investment Manager or Ameriprise Financial).
Compensation
For purposes of this section, the term Independent Trustees includes Interested Trustees who are not affiliated persons of the Investment Manager or Ameriprise Financial.
Total compensation. The following table shows the total compensation paid to Independent Trustees for their services from all the Funds in the Columbia Funds Complex overseen by the Trustee, as well as from the Fund, for the fiscal year ended July 31, 2017.
Mr. Truscott is not compensated for his services on the Board.
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Trustees (a)	Total Cash Compensation from the Columbia Funds Complex Paid to Trustee(b)	Amount Deferred from Total Compensation(c)
George Batejan(f)	$172,083	$0
Kathleen Blatz	$323,750	$0
Edward Boudreau	$306,250	$137,813
Pamela Carlton	$323,750	$19,458
William Carmichael	$296,250	$0
Patricia Flynn	$296,250	$296,250
William Hawkins	$418,750	$104,688
R. Glenn Hilliard(d)	$70,000	$0
Catherine Paglia	$323,750	$210,521
Leroy Richie(e)	$114,167	$0
Anthony Santomero	$301,250	$18,708
Minor Shaw	$296,250	$148,125
John Taft(f)	$172,083	$0
Alison Taunton-Rigby	$308,750	$129,167
(a)	Trustee compensation is paid by the Funds and is comprised of a combination of a base fee and meeting fees, with the exception of the Chair of the Board, who receives a base annual compensation. Payment of compensation is administered by a company providing limited administrative services to the Funds and to the Board.
(b)	Includes any portion of cash compensation Trustees elected to defer during the fiscal period.
(c)	The Trustees may elect to defer a portion of the total cash compensation payable. Additional information regarding the Deferred Compensation Plan is described below.
(d)	Mr. Hilliard served as Trustee until October 28, 2016, and stopped receiving compensation from the Fund and the Columbia Funds Complex as of such date.
(e)	Mr. Richie served as Trustee until December 31, 2016, and stopped receiving compensation from the Fund and the Columbia Funds Complex as of such date.
(f)	Mr. Batejan and Mr. Taft each became a Trustee effective January 1, 2017, and as such received no compensation from the Fund or the Columbia Funds Complex prior to such date.
In addition to the above compensation, all Independent Trustees receive reimbursements for reasonable expenses related to their attendance at meetings of the Board or standing committees, which are not included in the amounts shown.
Independent Trustees did not accrue any pension or retirement benefits as part of Fund expenses, nor will they receive any annual benefits upon retirement.
Deferred Compensation Plan. The Independent Trustees may elect to defer payment of up to 100% of the compensation they receive in accordance with a Deferred Compensation Plan (the Deferred Plan). Under the Deferred Plan, a Trustee may elect to have his or her deferred compensation treated as if it had been invested in shares of one or more funds in the Columbia Funds Complex, and the amount paid to the Trustee under the Deferred Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Deferred Plan will remain unfunded for federal income tax purposes under the Code, and all amounts payable under the Deferred Plan constitute a general unsecured obligation of the Funds. It is anticipated that deferral of Trustee compensation in accordance with the Deferred Plan will have, at most, a negligible impact on Fund assets and liabilities.
The Independent Trustees have a policy that each Trustee invests in shares of one or more of the Funds (including the Columbia closed-end funds) overseen by the Trustee (including shares held in the Deferred Compensation Plan) in an aggregate amount that is at least equal to the annual total compensation received by the Trustee from the Columbia Fund Complex. All Independent Trustees meet this standard.
Compensation from the Fund. The following table shows the compensation paid to Independent Trustees from the Fund during its last fiscal year (or period), as well as the amount deferred from the Fund, which is included in the total.
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Trustees	Total Cash Compensation from the Fund Paid to Trustee	Amount Deferred from Compensation
George Batejan(a)	$8,004	$0
Kathleen Blatz	$14,484	$0
Edward Boudreau	$14,148	$6,366
Pamela Carlton	$14,484	$887
William Carmichael	$13,172	$0
Patricia Flynn	$13,172	$13,172
William Hawkins	$18,848	$4,606
R. Glenn Hilliard(b)	$3,129	$0
Catherine Paglia	$14,484	$9,459
Leroy Richie(c)	$4,319	$0
Anthony Santomero	$13,926	$876
Minor Shaw	$13,172	$6,586
John Taft(a)	$8,004	$0
Alison Taunton-Rigby	$13,729	$5,615
(a)	Mr. Batejan and Mr. Taft each became a Trustee effective January 1, 2017, and as such have received no compensation from the Funds or the Columbia Funds Complex prior to such date.
(b)	Mr. Hilliard served as Trustee until October 28, 2016, and stopped receiving compensation from the Funds and the Columbia Funds Complex as of such date.
(c)	Mr. Richie served as Trustee until December 31, 2016, and stopped receiving compensation from the Funds and the Columbia Funds Complex as of such date.
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BROKERAGE ALLOCATION AND RELATED PRACTICES
General Brokerage Policy, Brokerage Transactions and Broker Selection
Subject to policies established by the Board, as well as the terms of the Management Agreement, the Investment Manager (and/or the investment subadviser(s) who makes the day-to-day investment decisions for all or a portion of a Fund’s net assets) is responsible for decisions to buy and sell securities and other instruments and assets for a Fund, for the selection of broker-dealers, for the execution of a Fund’s transactions and for the allocation of brokerage commissions in connection with such transactions. The Investment Manager effects transactions for the Fund consistent with its duty to seek best execution of client (including Fund) orders under the circumstances of the particular transaction. Purchases and sales of securities on a securities exchange are effected through broker-dealers who charge negotiated commissions for their services. Orders may be directed to any broker-dealer to the extent and in the manner permitted by applicable law and by the policies and procedures of the Investment Manager and/or any investment subadvisers.
In the over-the-counter market, securities generally are traded on a “net” basis with dealers acting as principals for their own accounts without stated commissions, although the price of a security usually includes a profit to the dealer. In underwritten offerings, securities are bought at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter’s “concession” or “discount.” On occasion, certain money market instruments may be bought directly from an issuer, in which case no commissions or discounts are paid.
The Investment Manager effects security transactions for the Funds consistent with its duty to seek best execution of client (including the Funds) orders under the circumstances of the particular transaction. In seeking such execution, the Investment Manager will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including, without limitation, the size and type of the transaction, the nature and character of the market for the security or other instrument or asset, the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the broker-dealer, the reputation, reliability, experience and financial condition of the broker-dealer, the value and quality of the services rendered by the broker-dealer in this instance and other transactions and the reasonableness of the spread or commission, if any. Research services received from broker-dealers supplement the Investment Manager’s own research and may include the following types of information: statistical and background information on industry groups and individual companies; forecasts and interpretations with respect to U.S. and foreign economies, securities, markets, specific industry groups and individual companies; information on political developments; Fund management strategies; performance information on securities and other instruments and assets and information concerning prices of same; and information supplied by specialized services to the Investment Manager and to the Board with respect to the performance, investment activities and fees and expenses of other funds. Such information may be communicated electronically, orally or in written form.
Broker-dealers may, from time to time, arrange meetings with management of companies and provide access to consultants who supply research information. The outside research is useful to the Investment Manager since, in certain instances, the broker-dealers utilized by the Investment Manager may follow a different universe of issuers and other matters than those that the Investment Manager’s staff follow. In addition, this research provides the Investment Manager with a different perspective on investment matters, even if the securities research obtained relates to issuers followed by the Investment Manager.
Research services that are provided to the Investment Manager by broker-dealers are available for the benefit of all accounts managed or advised by the Investment Manager. In some cases, the research services are available only from the broker-dealer providing such services. In other cases, the research services may be obtainable from alternative sources. Broker-dealer research typically supplements rather than replaces the Investment Manager’s own research, tending to improve the quality of its investment advice. However, to the extent that the Investment Manager would have bought any such research services had such services not been provided by broker-dealers, the expenses of such services to the Investment Manager could be considered to have been reduced accordingly. Certain research services furnished by broker-dealers may be useful to the clients of the Investment Manager other than the Funds. Conversely, any research services received by the Investment Manager through the placement of transactions of other clients may be of value to the Investment Manager in fulfilling its obligations to the Funds. The Investment Manager is of the opinion that this material is beneficial in supplementing its research and analysis; and, therefore, it may benefit the Funds by improving the quality of the Investment Manager’s investment advice. The advisory fees paid by the Funds are not reduced because the Investment Manager receives such services.
Under Section 28(e) of the 1934 Act, the Investment Manager shall not be “deemed to have acted unlawfully or to have breached its fiduciary duty” solely because under certain circumstances it has caused the account to pay a higher commission than the lowest available. To obtain the benefit of Section 28(e), the Investment Manager must make a good faith determination that the commissions paid are “reasonable in relation to the value of the brokerage and research services provided by such member, broker, or dealer, viewed in terms of either that particular transaction or his overall responsibilities with respect to the accounts as to which he exercises investment discretion.” Accordingly, the price to a Fund in any transaction may be less favorable than
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that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Some broker-dealers may indicate that the provision of research services is dependent upon the generation of certain specified levels of commissions and underwriting concessions by the Investment Manager’s clients, including the Funds.
The Investment Manager does not consider sales of shares of the Funds as a factor in the selection of broker-dealers through which to execute securities transactions on behalf of the Funds. On a periodic basis, the Investment Manager makes a comprehensive review of the broker-dealers and the overall reasonableness of their commissions, which evaluates execution, operational efficiency, and research services. Certain limited reviews are also conducted by an independent third-party evaluator.
Commission rates are established pursuant to negotiations with broker-dealers based on the quality and quantity of execution services provided by broker-dealers in light of generally prevailing rates. On exchanges on which commissions are negotiated, the cost of transactions may vary among different broker-dealers. Transactions on foreign stock exchanges involve payment of brokerage commissions that generally are fixed. Transactions in both foreign and domestic over-the-counter markets generally are principal transactions with dealers, and the costs of such transactions involve dealer spreads rather than brokerage commissions. With respect to over-the-counter transactions, the Investment Manager, where possible, will deal directly with dealers who make a market in the securities involved, except in those circumstances in which better prices and execution are available elsewhere.
The Investment Manager or a subadviser, if applicable, may use step-out transactions. A “step-out” is an arrangement in which the Investment Manager or subadviser executes a trade through one broker-dealer but instructs that broker-dealer to step-out all or a part of the trade to another broker-dealer. The second broker-dealer will clear and settle, and receive commissions for, the stepped-out portion. The Investment Manager or subadviser may receive research products and services in connection with step-out transactions.
Use of Fund commissions may create potential conflicts of interest between the Investment Manager or subadviser and a Fund. However, the Investment Manager and each subadviser has policies and procedures in place intended to mitigate these conflicts and ensure that the use of fund commissions falls within the “safe harbor” of Section 28(e) of the 1934 Act. Some products and services may be used for both investment decision-making and non-investment decision-making purposes (“mixed use” items). The Investment Manager and each subadviser, to the extent it has mixed use items, has procedures in place to assure that Fund commissions pay only for the investment decision-making portion of a mixed-use item.
Some broker-dealers with whom the Investment Manager’s Fixed Income Department executes trades provide the Fixed Income Department with proprietary research products and services, though the Fixed Income Department does not put in place any client commission arrangements with such broker-dealers. However, such research may be considered by the Fixed Income Department when determining which broker-dealers to include on its approved broker-dealer list. It is the Investment Manager’s policy not to execute a fixed income trade with a broker-dealer at a lower bid/higher offer than that provided by another broker-dealer in consideration of the value of research products and services received by the Fixed Income Department.
In certain instances, there may be securities that are suitable for a Fund as well as for one or more of the other clients of the Investment Manager. Investment decisions for the Funds and for the Investment Manager’s other clients are made with the goal of achieving their respective investment objectives. A particular security may be bought or sold for only one client even though it may be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when a number of accounts receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are engaged simultaneously in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. In some cases, this policy could have a detrimental effect on the price or volume of the security in a particular transaction that may affect the Funds.
The Investment Manager operates several separate trading desks in different geographic locations in the United States. The trading desks support different portfolio management teams managing a variety of accounts and products. Nevertheless, the equity desks are functionally and operationally integrated so as to operate as one virtual desk. The fixed income desks, however, function and operate separately but can provide support to each other to assure the continuation of services if necessary. By operating the fixed income trading desks in this manner, the Funds may forego certain opportunities including the aggregation of trades across accounts that trade on different trading desks, which could result in one trading desk competing with another in the market for similar trades. In addition, it is possible that the separate fixed income trading desks may be on opposite sides of a trade at the same time. While the trading desks operate in several locations, the desks do have linkages in oversight and reporting lines and are generally conducted under similar policies and procedures. In addition, certain fixed income portfolio managers currently have the authority to execute trades themselves.
As the Investment Manager seeks to enhance its investment capabilities and services to its clients, including the Funds, the Investment Manager may engage certain of its investment advisory affiliates (Participating Affiliates) around the world to provide a variety of services. For example, the Investment Manager may engage Participating Affiliates and their personnel to
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provide (jointly or in coordination with the Investment Manager) services relating to client relations, investment monitoring, account administration, trading and discretionary investment management (including portfolio management and risk management) to certain accounts the Investment Manager manages, including the Funds, other pooled vehicles and separately managed accounts. In some circumstances, a Participating Affiliate may delegate responsibility for providing those services to another Participating Affiliate. In addition, the Investment Manager may provide certain similar services to its Participating Affiliates for accounts they manage.
The Investment Manager believes that harnessing the collective expertise of the firm and its Participating Affiliates will benefit its clients. In this regard, the Investment Manager has certain portfolio management and client servicing teams at both the firm and at Participating Affiliates (through subadvisory or other intercompany arrangements) operating jointly to provide a better client experience. These joint teams use expanded and shared capabilities that the Investment Manager and its Participating Affiliates provide, including the sharing of research and other information by investment personnel (e.g., portfolio managers and analysts) across the firm and at its Participating Affiliates relating to economic perspectives, market analysis and equity and fixed income securities analysis.
Participating Affiliates may provide certain advisory and trading-related services to certain of the Investment Manager’s accounts, including the Funds. The Investment Manager may also provide similar services to certain accounts of Participating Affiliates. The Investment Manager believes that local trading in certain local markets will benefit its clients, including the Funds. However, such services may result in potential conflicts of interest to such accounts.
The Investment Manager has portfolio management teams in its multiple geographic locations that may share research information regarding leveraged loans. The Investment Manager operates separate and independent trading desks in these locations for the purpose of purchasing and selling leveraged loans. As a result, the Investment Manager does not aggregate orders in leveraged loans across portfolio management teams. For example, funds and other client accounts being managed by these portfolio management teams may purchase and sell the same leveraged loan in the secondary market on the same day at different times and at different prices. There is also the potential for a particular account or group of accounts, including a Fund, to forego an opportunity or to receive a different allocation (either larger or smaller) than might otherwise be obtained if the Investment Manager were to aggregate trades in leveraged loans across the portfolio management teams. Although the Investment Manager does not aggregate orders in leveraged loans across its portfolio management teams in the multiple geographic locations, it operates in this structure subject to its duty to seek best execution.
The Funds may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. A Fund will engage in this practice, however, only when the Investment Manager, in its sole discretion, believes such practice to be otherwise in such Fund’s interests.
The Funds will not execute portfolio transactions through, or buy or sell portfolio securities from or to the Investment Manager and its affiliates acting as principal (including repurchase and reverse repurchase agreements), except to the extent permitted by applicable law, regulation or order. However, the Investment Manager is authorized to allocate buy and sell orders for portfolio securities to certain broker-dealers and financial institutions, including, in the case of agency transactions, broker-dealers and financial institutions that are affiliated with Ameriprise Financial. To the extent that a Fund executes any securities trades with an affiliate of Ameriprise Financial, such Fund does so in conformity with Rule 17e-1 under the 1940 Act and the procedures that such Fund has adopted pursuant to the rule. In this regard, for each transaction, the Board will determine that the transaction is effected in accordance with the Funds’ Rule 17e-1 procedures, which require: (i) the transaction resulted in prices for and execution of securities transactions at least as favorable to the particular Fund as those likely to be derived from a non-affiliated qualified broker-dealer; (ii) the affiliated broker-dealer charged the Fund commission rates consistent with those charged by the affiliated broker-dealer in similar transactions to clients comparable to the Fund and that are not affiliated with the broker-dealer in question; and (iii) the fees, commissions or other remuneration paid by the Fund did not exceed 2% of the sales price of the securities if the sale was effected in connection with a secondary distribution, or 1% of the purchase or sale price of such securities if effected in other than a secondary distribution.
Certain affiliates of Ameriprise Financial may have deposit, loan or commercial banking relationships with the corporate users of facilities financed by industrial development revenue bonds or private activity bonds bought by certain of the Funds. Ameriprise Financial or certain of its affiliates may serve as trustee, custodian, tender agent, guarantor, placement agent, underwriter, or in some other capacity, with respect to certain issues of securities. Under certain circumstances, a Fund may buy securities from a member of an underwriting syndicate in which an affiliate of Ameriprise Financial is a member. The Funds have adopted procedures pursuant to Rule 10f-3 under the 1940 Act, and intend to comply with the requirements of Rule 10f-3, in connection with any purchases of securities that may be subject to Rule 10f-3.
Given the breadth of the Investment Manager’s investment management activities, investment decisions for the Funds are not always made independently from those other investment companies and accounts advised or managed by the Investment Manager. To the extent permitted by law, when a purchase or sale of the same security is made at substantially the same time on
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behalf of one or more of the Funds and another investment portfolio, investment company or account, the Investment Manager may aggregate the securities to be sold or bought for the Funds with those to be sold or bought for other investment portfolios, investment companies or accounts in executing transactions, and such transactions will be averaged as to price and available investments allocated as to amount in a manner which the Investment Manager believes to be equitable to the Funds and such other investment portfolio, investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by the Fund.
See Investment Management and Other Services – Other Roles and Relationships of Ameriprise Financial and its Affiliates – Certain Conflicts of Interest for more information about these and other conflicts of interest.
Brokerage Commissions
The Fund did not pay brokerage commissions for the three most recently completed fiscal years. Substantially all firms through whom transactions were executed provide research services.
Brokerage Commissions Paid to Brokers Affiliated with the Investment Manager
Affiliates of the Investment Manager may engage in brokerage and other securities transactions on behalf of a Fund according to procedures adopted by the Board and to the extent consistent with applicable provisions of the federal securities laws. Subject to approval by the Board, the same conditions apply to transactions with broker-dealer affiliates of any Fund subadviser. The Investment Manager will use an affiliate only if (i) the Investment Manager determines that the Fund will receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar brokerage and other services for the Fund and (ii) the affiliate charges the Fund commission rates consistent with those the affiliate charges comparable unaffiliated customers in similar transactions and if such use is consistent with terms of the Management Agreement.
No brokerage commissions were paid by the Fund in the last three fiscal years to broker-dealers affiliated with the Fund’s Investment Manager or any subadvisers.
Directed Brokerage
The Fund or the Investment Manager, through an agreement or understanding with a broker-dealer, or otherwise through an internal allocation procedure, may direct, subject to applicable legal requirements, the Fund's brokerage transactions to a broker-dealer because of the research services it provides the Fund or the Investment Manager.
During the Fund’s most recent fiscal year, no transactions were directed to broker-dealers because of research services they provided to the Fund or the Investment Manager.
Securities of Regular Broker-Dealers
In certain cases, the Fund, as part of its principal investment strategies, or otherwise as a permissible investment, will invest in the common stock or debt obligations of the regular broker-dealers that the Investment Manager uses to transact brokerage for the Fund.
As of the Fund’s most recent fiscal year end, the Fund did not own securities of its “regular brokers or dealers” or their parents, as defined in Rule 10b-1 under the 1940 Act, that derived more than 15% of gross revenue from securities-related activities.
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OTHER PRACTICES
Disclosure of Portfolio Holdings Information
The Board and the Investment Manager believe that the investment ideas of the Investment Manager and any subadviser with respect to portfolio management of a Fund should seek to benefit the Fund and its shareholders, and do not want to afford speculators an opportunity to profit by anticipating Fund trading strategies. However, the Board also believes that selective disclosure of a Fund’s portfolio holdings can, under appropriate circumstances, be made for purposes beneficial to the Fund and its shareholders or for other purposes under conditions that are designed to protect the interests of the Fund and its shareholders.
The Board has therefore adopted policies and procedures relating to disclosure of the Funds’ portfolio securities. These policies and procedures are intended to protect the confidentiality of Fund portfolio holdings information and generally prohibit the release of such information until such information is made available to the general public, unless such persons have been authorized to receive such information on a selective basis, as described below. It is the policy of the Fund not to provide or permit others to provide portfolio holdings on a selective basis, and the Investment Manager does not intend to selectively disclose portfolio holdings or expect that such holdings information will be selectively disclosed, except where necessary for the Fund’s operation or where there are other legitimate business purposes for doing so and, in any case, where conditions are met that are designed to protect the interests of the Funds and their shareholders.
Although the Investment Manager seeks to limit the selective disclosure of portfolio holdings information and such selective disclosure is monitored under the Fund’s compliance program for conformity with the policies and procedures, there can be no assurance that these policies will protect the Fund from the potential misuse of holdings information by individuals or firms in possession of that information. Under no circumstances may the Investment Manager, its affiliates or any employee thereof receive any consideration or compensation for disclosing such holdings information.
Public Disclosures
The Funds’ portfolio holdings are currently disclosed to the public through filings with the SEC and postings on the Funds’ website. The information is available on the Funds’ website as described below.
■	For equity, alternative and flexible funds (other than the equity funds identified below) and funds-of-funds (equity and fixed income), a complete list of Fund portfolio holdings as of month-end is posted approximately, but no earlier than, 15 calendar days after such month-end.
■	For Columbia Small Cap Growth Fund I and Columbia Variable Portfolio – Small Company Growth Fund, a complete list of Fund portfolio holdings as of month-end is posted approximately, but no earlier than, 30 calendar days after such month-end.
■	For fixed-income Funds (other than money market funds), a complete list of Fund portfolio holdings as of calendar quarter-end is posted approximately, but no earlier than, 30 calendar days after such quarter-end.
■	For money market Funds, a complete list of Fund portfolio holdings as of month-end is posted no later than five business days after such month-end. Such month-end holdings are continuously available on the website for at least six months, together with a link to an SEC webpage where a user of the website may obtain access to the Fund’s most recent 12 months of publicly available filings on Form N-MFP. Money market Fund portfolio holdings information posted on the website, at minimum, includes with respect to each holding, the name of the issuer, the category of investment (e.g., Treasury debt, government agency debt, asset backed commercial paper, structured investment vehicle note), the CUSIP number (if any), the principal amount, the maturity date (as determined under Rule 2a-7 for purposes of calculating weighted average maturity), the final maturity date (if different from the maturity date previously described), coupon or yield and the value. The money market Funds will also disclose on the website its overall weighted average maturity, weighted average life maturity, percentage of daily liquid assets, percentage of weekly liquid assets and daily inflows and outflows.
Portfolio holdings of Funds owned solely by the Investment Manager or its affiliates are not disclosed on the website. A complete schedule of each Fund’s portfolio holdings is available semiannually and annually in shareholder reports filed on Form N-CSR and, after the first and third fiscal quarters, in regulatory filings on Form N-Q. These shareholder reports and regulatory filings are filed with the SEC in accordance with federal securities laws. Shareholders may obtain each Fund’s Form N-CSR and N-Q filings on the SEC’s website at www.sec.gov. In addition, each Fund’s Form N-CSR and N-Q filings may be reviewed and copied at the SEC’s public reference room in Washington, D.C. You may call the SEC at 202.551.8090 for information about the SEC’s website or the operation of the public reference room.
In addition, the Investment Manager makes publicly available information regarding certain Fund’s largest five to fifteen holdings, as a percentage of the market value of the Funds’ portfolios as of a month-end. This holdings information is made publicly available through the website columbiathreadneedle.com/us, approximately 15 calendar days following the month-end.
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The scope of the information that is made available on the Funds’ websites pursuant to the Funds’ policies may change from time to time without prior notice. Certain fund marketing material, such as fund fact sheets, containing the largest five to fifteen holdings may be made available earlier than 15 days following month end.
The Investment Manager may also disclose more current portfolio holdings information as of specified dates on the Funds’ website.
The Funds, the Investment Manager and their affiliates may include portfolio holdings information that already has been made public through a website posting or SEC filing in marketing literature and other communications to shareholders, advisors or other parties, provided that the information is disclosed no earlier than when the information is disclosed publicly on the funds’ website or no earlier than the time a fund files such information in a publicly available SEC filing required to include such information.
Other Disclosures
The Funds’ policies and procedures provide that no disclosures of the Funds’ portfolio holdings may be made prior to the portfolio holdings information being made available to the general public unless (i) the Funds have a legitimate business purpose for making such disclosure, (ii) the Funds or their authorized agents authorize such non-public disclosure of information, and (iii) the party receiving the non-public information enters into an appropriate confidentiality agreement or is otherwise subject to a confidentiality obligation.
In determining the existence of a legitimate business purpose for making portfolio disclosures, the following factors, among others, are considered: (i) any prior disclosure must be consistent with the anti-fraud provisions of the federal securities laws and the fiduciary duties of the Investment Manager; (ii) any conflicts of interest between the interests of Fund shareholders, on the one hand, and those of the Investment Manager, the Funds’ Distributor or any affiliated person of a Fund, the Investment Manager or Distributor on the other; and (iii) any prior disclosure to a third party, although subject to a confidentiality agreement, would not make conduct lawful that is otherwise unlawful.
Fund complete portfolio holdings may be disclosed between and among the following persons (collectively, Affiliates and Agents) for legitimate business purposes within the scope of their official duties and responsibilities, subject to Fund policies and procedures designed to prevent the misuse of inside information, by agreement, or under applicable laws, rules, and regulations: (1) persons who are subject to the Code of Ethics or policies and procedures designed to prevent the misuse of inside information; (2) an investment adviser, distributor, administrator, transfer agent, or custodian to the Fund; (3) an accounting firm, an auditing firm, or outside legal counsel retained by the Investment Manager or its affiliates, or the Fund; (4) an investment adviser to whom complete portfolio holdings are disclosed for due diligence purposes when the adviser is in merger or acquisition talks with a the Investment Manager or its parent company; and (5) a newly hired subadviser to whom complete portfolio holdings are disclosed prior to the time it commences its duties.
The frequency with which complete portfolio holdings may be disclosed between and among Affiliates and Agents, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed between and among the Affiliates and Agents, is determined by such Affiliates and Agents based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed, the risk of harm to the Funds and their shareholders, and the legitimate business purposes served by such disclosure. The frequency of disclosure between and among Affiliates and Agents varies and may be as frequent as daily, with no lag. Any disclosure of Fund complete portfolio holdings to any Affiliates and Agents as previously described may also include a list of the other investment positions that make up the Fund, such as cash investments and derivatives.
The Funds also disclose portfolio holdings information as required by federal, state or international securities laws, and may disclose portfolio holdings information in response to requests by governmental authorities, or in connection with litigation or potential litigation, a restructuring of a holding, where such disclosure is necessary to participate or explore participation in a restructuring of the holding (e.g., as part of a bondholder group), or to the issuer of a holding, pursuant to a request of the issuer or any other party who is duly authorized by the issuer.
In certain limited situations, the Funds may provide portfolio holdings to an institutional client (or its custodian or other agent) when the client is effecting a redemption in-kind from a Fund and the Investment Manager believes that such disclosure will not be harmful to the Fund. In these situations, the Investment Manager makes it clear through non-disclosure agreements or other means that the recipient must ensure that the confidential information is used only as necessary to effect the redemption-in-kind and will maintain the information in a manner designed to protect against unauthorized access or misuse.
The Board has adopted policies to ensure that the Fund’s portfolio holdings information is only disclosed in accordance with these policies. Before any selective disclosure of portfolio holdings information is permitted, the person seeking to disclose such holdings information must submit a written request to the Portfolio Holdings Committee (“PHC”). The PHC, which is chaired by the Funds’ Chief Compliance Officer, is comprised of members from the Investment Manager’s legal department and
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compliance department, and the Funds’ President. The PHC is authorized by the Board to perform an initial review of requests for disclosure of holdings information to evaluate whether there is a legitimate business purpose for selective disclosure, whether selective disclosure is in the best interests of a Fund and its shareholders, to consider any potential conflicts of interest between the Fund, the Investment Manager, and its affiliates, and to safeguard against improper use of holdings information. Factors considered in this analysis are whether the recipient has agreed to or has a duty to keep the holdings information confidential and whether risks have been mitigated such that the recipient has agreed or has a duty to use the holdings information only as necessary to effectuate the purpose for which selective disclosure may be authorized. Before portfolio holdings may be selectively disclosed, requests approved by the PHC must also be authorized by the Funds’ President, Chief Compliance Officer or General Counsel/Chief Legal Officer or their respective designees. On at least an annual basis, the PHC reviews the approved recipients of selective disclosure and may require a resubmission of the request, in order to re-authorize certain ongoing arrangements. These procedures are intended to be reasonably designed to protect the confidentiality of Fund holdings information and to prohibit their release to individual investors, institutional investors, intermediaries that distribute the Fund’s shares, and other parties, until such holdings information is made public or unless such persons have been authorized to receive such holdings information on a selective basis, as set forth above.
Ongoing Portfolio Holdings Disclosure Arrangements:
The Funds currently have ongoing arrangements with certain approved recipients with respect to the disclosure of portfolio holdings information prior to such information being made public. Portfolio holdings information disclosed to such recipients is current as of the time of its disclosure, is disclosed to each recipient solely for purposes consistent with the services described below and has been authorized in accordance with the policy. No compensation or consideration is received in exchange for this information. In addition to the daily information provided to a Fund’s custodians, subcustodians, Investment Manager and subadvisers, the following disclosure arrangements are in place:
Identity of Recipient	Conditions/restrictions on use of information	Frequency of Disclosure
Recipients under arrangements with the Funds or Investment Manager:
Barclays Capital, Inc.	Used for analytics including risk and attribution assessment.	Daily
BlackRock	Used for fixed income trading and decision support.	Daily
Bloomberg, L.P.	Used for portfolio analytics, statistical analysis and independent research.	Daily, Monthly and Quarterly
Bolger, Inc.	Used for commercial printing.	As Needed
Boston Investors Communications Group, LLC (BICG)	Used for writing services that require disclosing portfolio holdings in advance of their dissemination to the general public.	Monthly
Capital Markets Services (CMS) Group	Used for intraday post-trade information when equity exposures (either via futures or options trades) are modified beyond certain limits for VP – Managed Volatility Funds.	As Needed
Catapult	Used for commercial printing.	As Needed
Citigroup, Inc.	Used for mortgage decision support.	Daily
Donnelley Financial Solutions	Used to provide Edgar filing and typesetting services, and printing of prospectuses, factsheets, annual and semi-annual reports. Used for commercial printing.	As Needed
Elevation Exhibits & Events	Used for trade show exhibits.	As Needed
Equifax, Inc.	Used to ensure that Columbia Management does not violate the Office of Foreign Assets Control (OFAC) sanction requirements.	Daily
Ernst & Young, LLP	Used to analyze PFIC investments.	Monthly
Eva Dimensions	Used as a research service for small cap stock.	As Needed
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Identity of Recipient	Conditions/restrictions on use of information	Frequency of Disclosure
Eze Software Group	Used to facilitate the evaluation of commission rates and to provide flexible commission reporting.	Daily
FactSet Research Systems, Inc.	Used for provision of quantitative analytics, charting and fundamental data and for portfolio analytics. Used to cover product and marketing developments related to index funds, ETFs, index derivatives, and other sophisticated investment strategies.	Daily or Monthly
Fidelity National Information Services, Inc.	Used as portfolio accounting system.	Daily
Harte-Hanks	Used for printing of prospectuses, factsheets, annual and semi-annual reports.	As Needed
Imagine Print Solutions	Used for commercial printing.	Daily, Monthly and Quarterly
Institutional Shareholder Services Inc. (ISS)	Used for proxy voting administration and research on proxy matters.	Daily
Intex Solutions Inc.	Used to provide mortgage analytics.	Periodic
Investment Technology Group, Inc.	Used to evaluate and assess trading activity, execution and practices.	Quarterly
Investor Tools	Used for municipal bond analytics, research and decision support.	As Needed
JDP Marketing Services	Used to write or edit Columbia Fund shareholder reports, quarterly fund commentaries, and communications, including shareholder letters and management’s discussion of Columbia Fund performance.	Monthly, as needed
John Roberts, Inc.	Used for commercial printing.	Daily, Monthly and Quarterly
Kendall Press	Used for commercial printing.	As Needed
Kynex	Used to provide portfolio attribution reports for the Columbia Convertible Securities Fund. Used also for portfolio analytics.	Daily
Malaspina Communications	Used to facilitate writing management’s discussion of Columbia Fund performance for Columbia Fund shareholder reports and periodic marketing communications.	Monthly
Markit	Used for an asset database for analytics and investor reporting. Used to reconcile client commission trades with broker-dealers.	As Needed and Monthly
Merrill Corporation	Used for printing of prospectuses, factsheets, annual and semi-annual reports.	As Needed
MoneyMate, Inc.	Used to report returns and analytics to client facing materials.	Monthly
Morningstar, Inc.	Used for independent research and ranking of funds. Used also for statistical analysis.	Monthly, Quarterly or As Needed
Statement of Additional Information – November 1, 2017	79

Identity of Recipient	Conditions/restrictions on use of information	Frequency of Disclosure
MSCI, Inc.	Used as a hosted portfolio management platform designed for research, reporting, strategy development, portfolio construction and performance and risk attribution, and used for risk analysis and reporting.	Daily
Print Craft	Used to assemble kits and mailing that include the fact sheets.	As Needed
RegEd, Inc.	Used to review external and certain internal communications prior to dissemination.	Daily
SEI Investments Company	Used for trading wrap accounts and to reconcile wrap accounts.	Daily
SS&C Technologies, Inc.	Used to translate account positions for reconciliations.	Daily
Sustainalytics US Inc.	Used to affirm and validate social scoring methodology of Columbia U.S. Social Bond Fund’s investment strategy.	Quarterly
S.W.I.F.T. Scrl.	Used to send trade messages via SWIFT to custodians.	Daily
Thomson Reuters	Used for statistical analysis.	Monthly
Threadneedle Investments	Used by portfolio managers and research analysts in supporting certain management strategies, and by shared support partners (legal, operations, compliance, risk, etc.) to provide Fund maintenance and development.	As Needed
Universal Wilde	Used to provide printing and mailing services for prospectuses, annual and semi-annual reports, and supplements.	As Needed
Visions, Inc.	Used for commercial printing.	Daily, Monthly and Quarterly
Wilshire Associates, Inc.	Used to provide daily performance attribution reporting based on daily holdings to the investment and investment analytics teams.	Daily
Wolters Kluwer	Used to perform tax calculations specific to wash sales and used to analyze tax straddles (diminution of risk).	Monthly
In addition, portfolio holdings information may be provided from time to time to the Funds’ counsel, counsel to the independent trustees and the Funds’ independent auditors in connection with the services they provide to the Funds or the trustees. Portfolio holdings information may also be provided to affiliates of the Investment Manager to monitor risks and various holdings limitations that must be aggregated with affiliated funds and accounts, among other purposes. The Investment Manager and the subadvisers use a variety of broker-dealers and other agents to effect securities transactions on behalf of the Funds. These broker-dealers may become aware of the Funds’ intentions, transactions and positions in performing their functions.
Liquidity Fees and Temporary Suspension of Redemptions
If, at any time, the Fund’s weekly liquid assets (as defined below) fall below 30% of its total assets and the Board, including a majority of the Independent Trustees, determines it is in the best interests of the Fund, the Fund may, as early as the same day and at any time during the day, impose a fee of up to 2% of the value of all shares redeemed and/or temporarily suspend redemptions (sometimes referred to as imposing redemption gates) for up to 10 business days.
If, at the end of any business day, the Fund’s weekly liquid assets fall below 10% of its total assets, the Fund must impose a fee, as of the beginning of the next business day, of 1% of the value of all shares redeemed, unless the Board, including a majority of the Independent Trustees, determines that imposing such a fee is not in the best interests of the Fund or determines that a lower or higher fee (not to exceed 2% of the value of all shares redeemed) would be in the best interests of the Fund.
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For purposes of these policies, weekly liquid assets generally include (i) cash; (ii) direct obligations of the U.S. Government; (iii) other government securities that have remaining maturity dates of 60 days or less; (iv) securities that will mature within 5 business days; and (v) amounts receivable and due unconditionally within 5 business days on pending sales of portfolio securities.
Liquidity fees and any temporary suspension of redemptions are most likely to be imposed, if at all, during times of extraordinary market stress. A liquidity fee, which may be imposed at any time during the day, would generally be implemented, if at all, after the Fund notifies shareholders that such fee will be imposed and will remain in effect until the Board determines that such fee is no longer in the best interests of the Fund; provided that, at the end of a business day, the Fund’s weekly liquid assets equal 30% or more of the Fund’s total assets, such fee will cease to exist effective as of the beginning of the next business day following such determination. Liquidity fees are payable to the Fund and any fees charged to a shareholder will reduce the proceeds received by that shareholder upon redemption. Any temporary suspension of redemptions would generally be imposed prior to notification to shareholders. Such suspension may not be imposed for more than 10 business days in any rolling 90-day period. While redemptions are suspended, the Fund will not accept redemption orders until the suspension is lifted. Any pending redemption orders will be cancelled without further notice and any shareholder that wishes to redeem will need to submit a new redemption request after the suspension has been lifted. Liquidity fees are generally intended to allocate the costs of liquidating portfolio securities to redeeming shareholders. Proceeds from such fees are likely to be used to assist the Fund to preserve its net asset value per share. It is possible that the Fund may return the proceeds in the form of a taxable distribution.
While a fee or suspension is in place, the Fund may elect to not permit the purchase of Fund shares or to subject the purchase of shares to certain conditions, which may include affirming that the purchaser is aware that a liquidity fee or temporary suspension of redemption is in effect.
The Board may, in its discretion, permanently suspend redemptions and liquidate the Fund if, at the end of a business day, the Fund has less than 10% of its total assets in weekly liquid assets and the Board determines that it would not be in the best interests of the Fund to continue operating. Such Board determination may occur at any time without shareholder approval and/or at a time that may not be favorable to shareholders. Such liquidation could have negative tax consequences for shareholders. The Board may also determine to liquidate the Fund under other circumstances deemed in the best interests of shareholders. In the event that the Board determines to liquidate the Fund, shareholders will be notified of the pending liquidation and the terms of the plan through a supplement to the Fund’s prospectus.
Communication of Liquidity Fee and/or Temporary Suspension of Redemptions. The Fund will communicate imposing and lifting of liquidity fees and/or temporary suspension of redemptions through a supplement to its prospectus and SAI, and information will be made available on columbiathreadneedle.com/us. The Fund will also disclose in this SAI any occasions, including the dates and length of time, on which (i) the Fund has invested less than 10% of its total assets in weekly liquid assets and with respect to each such occasion whether the Board determined to impose a liquidity fee and/or temporarily suspend redemptions or (ii) the Fund has invested less than 30%, but more than 10%, of its total assets in weekly liquid assets and the Board has determined to impose a liquidity fee and/or temporarily suspend redemptions. The Fund is required to disclose additional information about any such event on Form N-CR and to file this form with the SEC. Any Form N-CR filing submitted by the Fund is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov.
Disclosure of Financial Support. Effective on October 1, 2016, the Fund is required to disclose any occasions on which an affiliated person, promoter or principal underwriter of the Fund, or an affiliated person of such person, provided any form of financial support to the Fund. For these purposes, the term ‘‘financial support’’ includes any capital contribution, purchase of a security from the Fund in reliance on Rule 17a–9 under the 1940 Act, purchase of any defaulted or devalued security at par, execution of letter of credit or letter of indemnity, capital support agreement (whether or not the Fund ultimately received support), performance guarantee, or any other similar action reasonably intended to increase or stabilize the value or liquidity of the Fund’s portfolio; excluding, however, any routine waiver of fees or reimbursement of Fund expenses, routine inter-fund lending, routine inter-fund purchases of Fund shares, or any action that would qualify as financial support as defined above, that the Board has otherwise determined not to be reasonably intended to increase or stabilize the value or liquidity of the Fund’s portfolio. The Fund is required to disclose additional information about the receipt of any such financial support on Form N-CR and to file this form with the SEC. Any Form N-CR filing submitted by the Fund is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov.
Certain Conflicts of Interest with Respect to Imposing Liquidity Fees on, and/or Temporary Suspensions of, Redemptions. When determining whether to impose liquidity fees or temporarily suspend redemptions, the Board will determine whether or not such action is in the Fund’s best interest and the Board may consider any factors it deems appropriate. These factors may include the impacts on other Columbia Funds that invest in the Fund, as well as the broader systemic effects of the decision. Currently, Fund shares are offered only to other Columbia Funds managed by the Investment Manager, some of which are governed by the Board and some of which are governed by another board of trustees within the Columbia Funds Complex. Because a decision to
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impose or not impose such fees and/or gates on the Fund may negatively impact other Columbia Funds to which the Investment Manager and Board also owe a fiduciary duty, any recommendation by the Investment Manager or decision by the Board with respect to such fees or gates may present potential conflicts of interest to the Investment Manager and the Board.
The Board, for example, could be conflicted by a determination to not impose such fees and/or gates at a time when, if implemented, the other Columbia Funds could potentially experience negative impacts, while not imposing such fees and/or gates could potentially result in a negative impact to the Fund. Any decisions by the Board to favor such fees and/or gates could result in reduced or limited investments in the Fund by the other Columbia Funds, which may lead to increased Fund expenses (which would be borne by the remaining Fund investors).
In the event the Fund’s weekly liquid assets are at, near or below 30% of total assets, the Investment Manager may be subject to a conflict of interest when deciding whether or not to invest other Columbia Funds’ cash in the Fund or to redeem Fund shares held by other Columbia Funds. Such investment decisions may have a material impact on the Fund since substantial redemptions may adversely affect the Fund’s ability to maintain 30% of total assets in weekly liquid assets, especially in times of market stress. A decision by the Investment Manager to invest other Columbia Funds in the Fund will subject the investing Columbia Fund to potential liquidity fees or redemption gates. If a liquidity fee or redemption gate is imposed, an investing Columbia Fund may have to sell other investments at less than opportune times rather than using the cash invested in the Fund to meet shareholder redemptions. The Investment Manager, as a result of any such fees and/or gates on the Fund (or the potential or impending imposition thereof, recognizing that the Investment Manager will be aware of the Fund’s liquid assets position), may determine to not invest the other Columbia Funds’ assets in the Fund, and potentially be forced to invest in more expensive, lower-performing investments.
It should be noted that if the Fund’s weekly liquid assets drop below 10% of its total assets, the Fund would be required to impose a liquidity fee of one percent on all redemptions, unless the Board determined that such fee is not in the best interests of the Fund or that a lower or higher fee (up to 2%) is in the best interest of the Fund.
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CAPITAL STOCK AND OTHER SECURITIES
Description of the Trust's Shares
The Trust may issue an unlimited number of full and fractional shares of beneficial interest of the Fund.
Subject to certain limited exceptions discussed in the Fund’s prospectus and in this SAI, the Fund may no longer be accepting new investments from current shareholders or prospective investors. The Funds, however, may at any time and without notice, accept new investments.
Shareholder Liability
The Trust is organized as a business trust under Massachusetts law. Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Trust’s Declaration of Trust disclaims any shareholder liability for acts or obligations of the Fund and the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Fund or the Trustees. The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances (which are considered remote) in which the Fund would be unable to meet its obligations and the disclaimer was inoperative. The risk of the Fund incurring financial loss on account of another series of the Trust also is believed to be remote, because it would be limited to circumstances in which the disclaimer was inoperative and the other series of the Trust was unable to meet its obligations.
Dividend Rights
The shareholders of the Fund are entitled to receive any dividends or other distributions declared for the Fund. No shares have priority or preference over any other shares of the Fund with respect to distributions. Distributions will be made from the assets of the Fund, and will be paid pro rata to all shareholders of the Fund according to the number of shares of the Fund held by shareholders on the record date.
Voting Rights and Shareholder Meetings
Shareholders have the power to vote only as expressly granted under the 1940 Act or under Massachusetts business trust law. Each whole share (or fractional share) outstanding on the record date shall be entitled to a number of votes on any matter on which it is entitled to vote equal to the net asset value of the share (or fractional share) in U.S. dollars determined at the close of business on the record date (for example, a share having a net asset value of $10.50 would be entitled to 10.5 votes).
Shareholders have no independent right to vote on any matter, including the creation, operation, dissolution or termination of the Trust. Shareholders have the right to vote on other matters only as the Board authorizes. Currently, the 1940 Act requires that shareholders have the right to vote, under certain circumstances, to: (i) elect Trustees; (ii) approve investment advisory agreements; (iii) approve a change in subclassification of a Fund; (iv) approve any change in fundamental investment policies; (v) approve a distribution plan under Rule 12b-1 under the 1940 Act; and (vi) to terminate the independent accountant. With respect to matters that affect one class but not another, shareholders vote as a class; for example, the approval of a distribution plan applicable to that class is voted on by holders of that class of shares. Subject to the foregoing, all shares of a Trust have equal voting rights and will be voted in the aggregate, and not by Fund, except where voting by Fund is required by law or where the matter involved only affects one Fund. For example, a change in a Fund’s fundamental investment policy affects only one Fund and would be voted upon only by shareholders of the Fund involved. Additionally, approval of an investment advisory agreement or, if shareholder approval is required under exemptive relief, investment subadvisory agreement, since it only affects one Fund, is a matter to be determined separately by each Fund. Approval by the shareholders of one Fund is effective as to that Fund whether or not sufficient votes are received from the shareholders of the other series to approve the proposal as to those Funds. Shareholders are entitled to one vote for each whole share held and a proportional fractional vote for each fractional vote held, on matters on which they are entitled to vote. Fund shareholders do not have cumulative voting rights. The Trust is not required to hold, and has no present intention of holding, annual meetings of shareholders. Special meetings may be called for certain purposes.
Liquidation Rights
In the event of the liquidation or dissolution of the Trust or the Fund, all shares have equal rights and shareholders of the Fund are entitled to a proportionate share of the assets of the Fund that are available for distribution and to a distribution of any general assets not attributable to a particular Fund that are available for distribution in such manner and on such basis as the Board may determine.
Preemptive Rights
There are no preemptive rights associated with Fund shares.
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Conversion Rights
Conversion features and exchange privileges, if applicable, are described in the Fund's prospectus.
Redemptions
The Fund’s dividend, distribution and redemption policies can be found in its prospectus. However, the Board may suspend the right of shareholders to sell shares when permitted or required to do so by law or compel sales of shares in certain cases.
Sinking Fund Provisions
The Trust has no sinking fund provisions.
Calls or Assessment
All Fund shares are issued in uncertificated form only and when issued will be fully paid and non-assessable by its Trust.
Conduct of the Trust's Business
Forum Selection. The Trust’s Bylaws provide that the sole and exclusive forums for any shareholder (including a beneficial owner of shares) to bring (i) any action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim for breach of a fiduciary duty owed by any Trustee, officer or employee, if any, of the Trust to the Trust or the Trust’s shareholders, (iii) any action asserting a claim against the Trust or any of its Trustees, officers or employees arising pursuant to any provision of the statutory or common law of the Commonwealth of Massachusetts or any federal securities law, in each case as amended from time to time, or the Trust’s Declaration of Trust or Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be within the federal or state courts in the Commonwealth of Massachusetts.
This forum selection provision may limit a shareholder’s ability to bring a claim in a judicial forum that the shareholder finds favorable for disputes with the Trust and/or any of its Trustees, officers, employees or service providers. If a court were to find the forum selection provision contained in the Bylaws to be inapplicable or unenforceable in an action, the Trust may incur additional costs associated with resolving such action in other jurisdictions.
Derivative and Direct Claims of Shareholders. The Trust’s Bylaws contain provisions regarding derivative and direct claims of shareholders. As used in the Bylaws, a “direct” shareholder claim refers to (i) a claim based upon alleged violations of a shareholder’s individual rights independent of any harm to the Trust, including a shareholder’s voting rights under the Bylaws; rights to receive a dividend payment as may be declared from time to time; rights to inspect books and records; or other similar rights personal to the shareholder and independent of any harm to the Trust; and (ii) a claim for which a direct shareholder action is expressly provided under the U.S. federal securities laws. Any other claim asserted by a shareholder, including without limitation any claims purporting to be brought on behalf of the Trust or involving any alleged harm to the Trust, is considered a “derivative” claim as used in the Bylaws.
A shareholder may not bring or maintain any court action or other proceeding asserting a derivative claim or any claim asserted on behalf of the Trust or involving any alleged harm to the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the shareholder makes a specific showing that irreparable nonmonetary injury to the Trust would otherwise result.
The Trustees of the Trust shall consider any demand or request within 90 days of its receipt by the Trust or inform claimants within such time that further review and consideration is required, in which case the Trustees shall have an additional 120 days to respond. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Trust or of any series or class of shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be binding upon the shareholder seeking authorization.
Any person purchasing or otherwise holding any interest in shares of beneficial interest of the Trust will be deemed to have notice of and consented to the foregoing provisions. These provisions may limit a shareholder’s ability to bring a claim against the Trustees, officers or other employees of the Trust and/or its service providers.
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Purchase, Redemption and Pricing of Shares
Purchase and Redemption
Purchase of Shares
Shares of the Fund are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Fund may be made only by investment companies, common or commingled trust funds, or similar organizations or persons that are accredited investors within the meaning of Regulation D under the 1933 Act. Accredited investors are defined by the SEC to include certain types of companies or organizations, and individuals with high net worth or high income.
The Fund reserves the right to cease accepting investments at any time or to reject any investment order.
There is no minimum initial or subsequent investment in the Fund.
When you buy shares, your order will be priced at the next NAV calculated after your order is accepted by the Fund. Your order will be accepted only after it is determined that you qualify to purchase shares of the Fund, you have appropriate authorization to invest in the Fund, and the Fund has received all necessary documentation.
Effective October 1, 2016, the Fund prices its shares with a floating NAV, calculated using market-based values. Prior to such date, the Fund sought to maintain a stable NAV of $1.00 per share.
Redemption of Shares
You have a right to sell your shares at any time. For an explanation of sales procedures, please see the applicable prospectus.
During an emergency, the Board can suspend the computation of NAV, stop accepting payments for purchase of shares, or suspend the duty of a fund to redeem shares for more than seven days. Such emergency situations would occur if:
■	The Exchange closes for reasons other than the usual weekend and holiday closings or trading on the Exchange is restricted, or
■	Disposal of a fund’s securities is not reasonably practicable or it is not reasonably practicable for the fund to determine the fair value of its net assets, or
■	The SEC, under the provisions of the 1940 Act, declares a period of emergency to exist.
Should a fund stop selling shares, the Board may make a deduction from the value of the assets held by the fund to cover the cost of future liquidations of the assets so as to distribute these costs fairly among all shareholders.
Under certain circumstances the Fund may impose a fee of up to 2% of the value of all shares redeemed and/or temporarily suspend redemptions for up to 10 business days. See Other Practices – Liquidity Fees and Temporary Suspension of Redemptions for more information.
The Fund has elected to be governed by Rule 18f-1 under the 1940 Act, which obligates the Fund to redeem shares in cash, with respect to any one shareholder during any 90-day period, up to the lesser of $250,000 or 1% of the net assets of the Fund at the beginning of the period. Although redemptions in excess of this limitation would normally be paid in cash, the Fund reserves the right to make these payments in whole or in part in securities or other assets in case of an emergency, or if the payment of a redemption in cash would be detrimental to the existing shareholders of the Fund as determined by the Board. In these circumstances, the securities distributed would be valued as set forth in this SAI. Should the Fund distribute securities, a shareholder may incur brokerage fees or other transaction costs in converting the securities to cash.
Offering Price
Effective October 1, 2016, the Fund sells and redeems shares rounded to the fourth decimal place (e.g., $1.0000).
The share price of the Fund is based on the Fund’s net asset value (NAV) per share, which is calculated as of the end of the Business Day.
The value of each Fund’s portfolio securities is determined in accordance with the Trust’s valuation procedures, which are approved by the Board. Except as described below under “Fair Valuation of Portfolio Securities,” the Fund’s portfolio securities are typically valued using the following methodologies:
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Fixed Income Securities. Debt securities are valued at market value based on an evaluated bid, which may be obtained from a pricing service. If pricing information is unavailable from a pricing service or is not believed to be reflective of market value, then a security may be valued at a bid quote from a broker-dealer, or, if a bid quote from a broker-dealer is not available, at fair value. Short-term variable rate demand notes are typically valued at par value. Newly issued debt securities may be valued at purchase price for up to two days following purchase or at fair value if the purchase price is not believed to be reflective of market value.
Repurchase and Reverse Repurchase Agreements. Repurchase and reverse repurchase agreements are generally valued at a price equal to the amount of cash invested in the repurchase agreement, or borrowed in the reverse repurchase agreement, respectively, at the time of valuation.
Private Placement Securities. Private placement securities requiring fair valuation are typically valued utilizing prices from broker-dealers or using internal analysis and any issuer-provided financial information.
Fair Valuation of Portfolio Securities. In the event that (i) market quotations or valuations from other sources are not readily available, such as when trading is halted or securities are not actively traded; (ii) market quotations or valuations from other sources are not reflective of market value (i.e., such prices or values are deemed unreliable in the judgment of the Investment Manager); or (iii) a significant event has been recognized in relation to a security or class of securities that is not reflected in market quotations or valuations from other sources, such as when an event impacting a foreign security occurs after the closing of the security’s foreign exchange but before the closing of the NYSE, a fair value for each such security is determined in accordance with valuation procedures approved by the Board. The fair value of a security is likely to be different from the quoted or published price and fair value determinations often require significant judgment.
In general, any relevant factors may be taken into account in determining fair value, including but not limited to the following, among others: the fundamental analytical data relating to the security; the value of other financial instruments, including derivative securities traded on other markets or among dealers; trading volumes on markets, exchanges, or among dealers; values of baskets of securities traded on other markets, exchanges, or among dealers; changes in interest rates; observations from financial institutions; government actions or pronouncements; other news events; information as to any transactions or offers with respect to the security; price and extent of public trading in similar securities of the issuer or comparable companies; nature and expected duration of the event, if any, giving rise to the valuation issue; pricing history; the relative size of the position in the portfolio; internal models; and other relevant information.
With respect to securities traded on foreign markets, relevant factors may include, but not be limited to, the following: the value of foreign securities traded on other foreign markets; ADR and/or GDR trading; closed-end fund trading; foreign currency exchange activity and prices; and the trading of financial products that are tied to baskets of foreign securities, such as certain exchange-traded index funds. A systematic independent fair value pricing service assists in the fair valuation process for foreign securities in order to adjust for possible changes in value that may occur between the close of the foreign exchange and the time at which a Fund’s NAV is determined. Although the use of this service is intended to decrease opportunities for time zone arbitrage transactions, there can be no assurance that it will successfully decrease arbitrage opportunities.
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TAXATION
The following information supplements and should be read in conjunction with the section in the Fund’s prospectus entitled Distributions and Taxes. The prospectus generally describes the U.S. federal income tax treatment of distributions by the Fund. This section of the SAI provides additional information concerning U.S. federal income taxes. It is based on the Code, applicable U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all as in effect as of the date of this SAI and all of which are subject to change, including changes with retroactive effect. The following discussion does not address any state, local or foreign tax matters. The Fund may or may not invest in all of the securities or other instruments described in this Taxation section. Please see the Fund's prospectus for information about the Fund's investments, as well as the Fund’s semiannual and annual shareholder reports.
A shareholder’s tax treatment may vary depending upon his or her particular situation. This discussion applies only to shareholders holding Fund shares as capital assets within the meaning of the Code. Except as otherwise noted, it may not apply to certain types of shareholders who may be subject to special rules, such as insurance companies, tax-exempt organizations, shareholders holding Fund shares through tax-advantaged accounts (such as 401(k) Plan Accounts or Individual Retirement Accounts, variable annuity contracts or variable life insurance contracts), financial institutions, broker-dealers, entities that are not organized under the laws of the United States or a political subdivision thereof, persons who are neither citizens nor residents of the United States, shareholders holding Fund shares as part of a hedge, straddle, or conversion transaction, and shareholders who are subject to the U.S. federal alternative minimum tax.
The Trust has not requested and will not request an advance ruling from the IRS as to the U.S. federal income tax matters described below. The IRS could adopt positions contrary to those discussed below and such positions could be sustained. In addition, the following discussion and the discussions in the prospectus address only some of the U.S. federal income tax considerations generally affecting investments in the Fund. Prospective shareholders are urged to consult with their own tax advisors and financial planners regarding the U.S. federal tax consequences of an investment in the Fund, the application of state, local, or foreign laws, and the effect of any possible changes in applicable tax laws on their investment in the Fund.
Qualification as a Regulated Investment Company
It is intended that the Fund qualify as a “regulated investment company” under Subchapter M of Subtitle A, Chapter 1 of the Code.
In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders under the Code, the Fund must, among other things, derive at least 90% of its gross income each taxable year generally from (i) dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income attributable to its business of investing in such stock, securities or foreign currencies (including, but not limited to, gains from options, futures or forward contracts) and (ii) net income derived from an interest in a qualified publicly traded partnership, as defined below. In general, for purposes of this 90% gross income requirement, income derived from a partnership (other than a qualified publicly traded partnership) will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the regulated investment company.
The Fund must also diversify its holdings so that, at the end of each quarter of the Fund’s taxable year: (i) at least 50% of the fair market value of its total assets consists of (A) cash and cash items (including receivables), U.S. Government securities and securities of other regulated investment companies, and (B) other securities, of any one issuer (other than those described in clause (A)) to the extent such securities do not exceed 5% of the value of the Fund’s total assets and are not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested in, including through corporations in which the Fund owns a 20% or more voting stock interest, the securities of any one issuer (other than those described in clause (i)(A)), the securities (other than securities of other regulated investment companies) of two or more issuers the Fund controls and which are engaged in the same, similar, or related trades or businesses, or the securities of one or more qualified publicly traded partnerships.
In addition, for purposes of meeting this diversification requirement, the term “outstanding voting securities of such issuer” includes the equity securities of a qualified publicly traded partnership and in the case of the Fund’s investments in loan participations, the Fund shall treat both the financial intermediary and the issuer of the underlying loan as an issuer. The qualifying income and diversification requirements described above may limit the extent to which the Fund can engage in certain derivative transactions, as well as the extent to which it can invest in MLPs and certain commodity-linked ETFs.
In addition, the Fund generally must distribute to its shareholders at least 90% of its investment company taxable income for the taxable year, which generally includes its ordinary income and the excess of any net short-term capital gain over net long-term capital loss, and at least 90% of its net tax-exempt interest income (if any) for the taxable year.
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If the Fund qualifies as a regulated investment company that is accorded special tax treatment, it generally will not be subject to U.S. federal income tax on any of the investment company taxable income and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) it distributes to its shareholders. The Fund generally intends to distribute at least annually substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction) and its net capital gain. However, no assurance can be given that the Fund will not be subject to U.S. federal income taxation. Any investment company taxable income or net capital gain retained by the Fund will be subject to tax at regular corporate rates.
If the Fund retains any net capital gain, it will be subject to a tax at regular corporate rates on the amount retained, but may designate the retained amount as undistributed capital gains in a notice mailed within 60 days of the close of the Fund’s taxable year to its shareholders, who (i) will be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. For U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.
In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend (as defined below), its taxable income, and its earnings and profits, a regulated investment company generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion, if any, of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31 and its (ii) other net ordinary loss attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.
In order to comply with the distribution requirements described above applicable to regulated investment companies, the Fund generally must make the distributions in the same taxable year that it realizes the income and gain, although in certain circumstances, the Fund may make the distributions in the following taxable year in respect of income and gains from the prior taxable year. Shareholders generally are taxed on any distributions from the Fund in the year they are actually distributed. If the Fund declares a distribution to shareholders of record in October, November or December of one calendar year and pays the distribution in January of the following calendar year, however, the Fund and its shareholders will be treated as if the Fund paid the distribution on December 31 of the earlier year.
If the Fund were to fail to meet the income, diversification or distribution tests described above, the Fund could in some cases cure such failure including by paying a fund-level tax or interest, making additional distributions, or disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any year, or were otherwise to fail to qualify and be eligible for treatment as a regulated investment company accorded special tax treatment under the Code, it would be taxed in the same manner as an ordinary corporation without any deduction for its distributions to shareholders. In this case, all distributions from the Fund’s current and accumulated earnings and profits (including any distributions of its net tax-exempt income and net long-term capital gains) to its shareholders would be taxable to shareholders as dividend income. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company.
Excise Tax
If the Fund fails to distribute by December 31 of each calendar year at least the sum of 98% of its ordinary income for that year (excluding capital gains and losses) and 98.2% of its capital gain net income (adjusted for net ordinary losses) for the 1-year period ending on October 31 of that year (or November 30 or December 31 of that year if the Fund is permitted to elect and so elects), and any of its ordinary income and capital gain net income from previous years that were not distributed during such years, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts. For these purposes, ordinary gains and losses from the sale, exchange, or other taxable disposition of property that would be properly taken into account after October 31 of a calendar year (or November 30 if the Fund makes the election described above) are generally treated as arising on January 1 of the following calendar year; in the case of a Fund with a December 31 year end that makes the election described above, no such gains or losses will be so treated. For purposes of the excise tax, the Fund will be treated as having distributed any amount on which it has been subject to corporate income tax in the taxable year ending within the calendar year. The Fund generally intends to actually distribute or be deemed to have distributed substantially all of its ordinary income and capital gain net income, if any, by the end of each calendar year and, thus, expects not to be subject to the excise tax. However, no assurance can be given that the Fund will not be subject to the excise tax. Moreover, the Fund reserves the right to pay an excise tax rather than make an additional distribution when circumstances warrant (for example, if the amount of excise tax to be paid is deemed de minimis by the Fund).
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Capital Loss Carryovers
Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Fund’s net investment income. Instead, potentially subject to certain limitations, the Fund is able to carry forward a net capital loss from any taxable year to offset its capital gains, if any, realized during a subsequent taxable year.
If the Fund incurs or has incurred net capital losses in taxable years beginning after December 22, 2010 (“post-2010 losses”), those losses will be carried forward to one or more subsequent taxable years without expiration; any such carryover losses will retain their character as short-term or long-term. If the Fund incurred net capital losses in a taxable year beginning on or before December 22, 2010 (“pre-2011 losses”), the Fund is permitted to carry such losses forward for eight taxable years; in the year to which they are carried over, such losses are treated as short-term capital losses that first offset short-term capital gains, and then offset any long-term capital gains. The Fund must use any post-2010 losses, which will not expire, before it uses any pre-2011 losses. This increases the likelihood that pre-2011 losses will expire unused at the conclusion of the eight-year carryover period.
Capital gains that are offset by carried forward capital losses are not subject to fund-level U.S. federal income taxation, regardless of whether they are distributed to shareholders. Accordingly, the Fund does not expect to distribute any capital gains so offset. The Fund cannot carry back or carry forward any net operating losses (defined as deductions and ordinary losses in excess of ordinary income).
The total capital loss carryovers below include post-October capital losses, if applicable.
Capital Loss Carryovers
Fund	Total Capital Loss Carryovers	Amount Expiring in			Amount not Expiring
		2017	2018	2019	Short-term	Long-term
For Funds with fiscal period ending July 31
Short-Term Cash Fund	$36,575	N/A	$0	$0	$36,575	$0
Equalization Accounting
The Fund may use the so-called “equalization method” of accounting to allocate a portion of its “accumulated earnings and profits,” which generally equals a Fund’s undistributed net investment income and realized capital gains, with certain adjustments, to redemption proceeds. This method permits a Fund to achieve more balanced distributions for both continuing and redeeming shareholders. Although using this method generally will not affect a Fund’s total returns, it may reduce the amount of income and gains that the Fund would otherwise distribute to continuing shareholders by reducing the effect of redemptions of Fund shares on Fund distributions to shareholders. The IRS has not sanctioned the particular equalization method used by the Funds, and thus a Fund’s use of this method may be subject to IRS scrutiny.
Taxation of Fund Investments
In general, realized gains or losses on the sale of securities held by the Fund will be treated as capital gains or losses, and long-term capital gains or losses if the Fund has held or is deemed to have held the securities for more than one year at the time of disposition.
If the Fund purchases a debt obligation with original issue discount (“OID”) (generally a debt obligation with an issue price less than its stated principal amount, such as a zero-coupon bond), the Fund may be required to annually include in its income a portion of the OID as ordinary income, even though the Fund will not receive cash payments for such discount until maturity or disposition of the obligation, and depending on market conditions and the credit quality of the bond, might not ever receive cash for such discount. OID on tax-exempt bonds is generally not subject to U.S. federal income tax (but may be subject to the U.S. federal alternative minimum tax or "AMT").
Inflation-protected bonds generally can be expected to produce OID income as their principal amounts are adjusted upward for inflation. In general, gains recognized on the disposition of (or the receipt of any partial payment of principal on) a debt obligation (including a municipal obligation) purchased by the Fund at a market discount, generally at a price less than its principal amount, will be treated as ordinary income to the extent of the portion of market discount which accrued, but was not previously recognized pursuant to an available election, during the term that the Fund held the debt obligation.
The Fund generally will be required to make distributions to shareholders representing the OID or market discount (if an election is made by the Fund to include market discount over the holding period of the applicable debt obligation) on debt securities that is currently includible in income, even though the cash representing such income may not have been received by the Fund, and depending on market conditions and the credit quality of the bond, might not ever be received. Cash to pay such distributions may be obtained from borrowing or from sales proceeds of securities held by the Fund which the Fund otherwise might have continued to hold; obtaining such cash might be disadvantageous for the Fund.
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Very generally, when the Fund purchases a bond at a price that exceeds the redemption price at maturity – that is, at a premium – the premium is amortizable over the remaining term of the bond.
If the Fund makes a distribution of income received by the Fund in lieu of dividends (a “substitute payment”) with respect to securities on loan pursuant to a securities lending transaction, such income will not constitute qualified dividend income to individual shareholders and will not be eligible for the dividends-received deduction for corporate shareholders. Similar consequences may apply to repurchase and other derivative transactions. Similarly, to the extent that a Fund makes distributions of income received by such Fund in lieu of tax-exempt interest with respect to securities on loan, such distributions will not constitute exempt-interest dividends (defined below) to shareholders. If the Fund’s book income exceeds the sum of its taxable income and net tax-exempt income (if any), the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset.
If the Fund imposes a liquidity fee, the tax consequences to the Fund and to the Fund's shareholders are uncertain, and may be clarified by future guidance from the IRS. In the absence of guidance, the Fund will determine the tax consequences of a liquidity fee if and when the fee is imposed.
Taxation of Distributions
Except for exempt-interest dividends (defined below) paid by the Fund, distributions paid out of the Fund’s current and accumulated earnings and profits, whether paid in cash or reinvested in the Fund, generally are deemed to be taxable distributions and must be reported by each shareholder who is required to file a U.S. federal income tax return. Dividends and distributions on the Fund’s shares are generally subject to U.S. federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects either unrealized gains, or realized but undistributed income or gains. Such realized income and gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses. For U.S. federal income tax purposes, the Fund’s earnings and profits, described above, are determined at the end of the Fund’s taxable year. Distributions in excess of the Fund’s current and accumulated earnings and profits will first be treated as a return of capital up to the amount of a shareholder’s tax basis in his or her Fund shares and then as capital gain. A return of capital is not taxable, but it reduces a shareholder’s tax basis in his or her Fund shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of his or her shares. The Fund may make distributions in excess of its earnings and profits to a limited extent, from time to time.
For U.S. federal income tax purposes, distributions of investment income (except for exempt-interest dividends and qualified dividend income) are generally taxable as ordinary income, and distributions of gains from the sale of investments that the Fund owned (or is deemed to have owned) for one year or less will be taxable as ordinary income. Distributions properly reported by the Fund as capital gain dividends (Capital Gain Dividends) will be taxable to shareholders as long-term capital gain (to the extent such distributions do not exceed the Fund’s actual net long-term capital gain for the taxable year), regardless of how long a shareholder has held Fund shares, and do not qualify as dividends for purposes of the dividends-received deduction or as qualified dividend income. The Fund will report Capital Gain Dividends, if any, in written statements furnished to its shareholders.
Some states will not tax distributions made to individual shareholders that are attributable to interest the Fund earns on direct obligations of the U.S. Government if the Fund meets the state’s minimum investment or reporting requirements, if any. Investments in GNMA or FNMA securities, bankers’ acceptances, commercial paper, and repurchase agreements collateralized by U.S. government securities generally do not qualify for tax-free treatment. This exemption may not apply to corporate shareholders.
Gains and Losses on Fund Shares
Shareholders are likely to recognize gains and losses on their Fund shares once the Fund’s NAV begins to float. Shareholders can use either a realization method of tax accounting or the NAV Method of tax accounting to recognize taxable gains and losses on Fund shares.
If a shareholder applies a realization method of accounting, and sells or redeems his or her Fund shares, the shareholder generally will realize a taxable capital gain or loss on the difference (if any) between the amount received for the shares and the shareholder’s tax basis in the shares. This gain or loss will be long-term capital gain or loss if the shareholder has held (or is deemed to have held) such Fund shares for more than one year at the time of the sale, and short-term capital gain or loss otherwise. Realization methods of accounting generally include any method of accounting for gains and losses other than the NAV Method (described below).
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If a shareholder receives a Capital Gain Dividend or is deemed to receive a distribution of long-term capital gain with respect to any Fund share and such Fund share is held or treated as held for six months or less, then (unless otherwise disallowed) any loss on the sale of that Fund share will be treated as a long-term capital loss to the extent of the Capital Gain Dividend or deemed long-term capital gain distribution.
A shareholder choosing the NAV Method of accounting (also known as the simplified method of accounting for floating NAV money market fund shares) will realize taxable gain or loss (if any) on the shareholder’s Fund shares based on the net change in value of the shareholder’s Fund shares during each computation period. A shareholder’s gain or loss during a computation period is equal to: (1) the value of the shareholder’s Fund shares at the end of the computation period, (2) minus the value of the shareholder’s Fund shares at the end of the preceding computation period (or, in the first NAV Method computation period, the adjusted basis of the shareholder’s Fund shares), (3) minus the shareholder’s net investment in Fund shares (purchases - redemptions) during the computation period. A shareholder can generally use any computation period for purposes of the NAV Method, provided that every day of the shareholder’s taxable year falls within one (and only one) computation period, and each computation period contains days from only one taxable year. Gain or loss is short-term capital gain or loss if the shareholder holds the Fund shares as capital assets. Any gain or loss realized during a computation period is recognized in the shareholder’s tax year that includes the last day of the computation period. Additional rules apply to regulated investment companies that hold Fund shares and apply the NAV Method.
Shareholders who have adopted either a realization method of accounting or the NAV Method of accounting for gains and losses on their Fund shares may need to apply with the IRS before changing to the other method of accounting.
Generally, if a shareholder in a mutual fund realizes a loss on a disposition of shares, the loss will be disallowed under “wash sale” rules to the extent that the shareholder purchases (including through the reinvestment of dividends) substantially identical shares within the 61-day period beginning 30 days before and ending 30 days after the disposition. Any disallowed loss generally will be reflected in an adjustment to the tax basis of the purchased shares. However, these wash sale rules do not apply to losses resulting from holding, selling, or redeeming floating NAV money market funds shares, including shares of the Fund.
Money market funds, including the Fund, are not required to report sales or redemptions of shares to shareholders or to the IRS, so shareholders should keep records sufficient to determine their gains and losses on their Fund shares. Money market funds, including the Fund, that transfer shares to other brokers, are not required to send tax information to the receiving broker, and are not required to prepare or publish issuer statements for corporate actions that may affect a shareholder’s basis in Fund shares.
Foreign Taxes
Amounts realized by a Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.
U.S. Federal Income Tax Rates
The maximum stated U.S. federal income tax rate applicable to individuals generally is 39.6% for ordinary income and 20% for net long-term capital gain (in each case, not including the 3.8% net investment income tax described below).
The maximum stated corporate U.S. federal income tax rate applicable to ordinary income and net capital gain currently is 35%. Actual marginal tax rates may be higher for some shareholders, for example, through reductions in deductions. Naturally, the amount of tax payable by any taxpayer will be affected by a combination of tax laws covering, for example, deductions, credits, deferrals, exemptions, sources of income and other matters. U.S. federal income tax rates are set to increase in future years under various “sunset” provisions of U.S. federal income tax laws.
The Code generally imposes a 3.8% net investment income tax on certain high-income individuals, trusts and estates. For individuals, the 3.8% tax applies to the lesser of (1) the amount (if any) by which the taxpayer’s modified adjusted gross income exceeds certain threshold amounts or (2) the taxpayer’s “net investment income.” For this purpose, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains (other than exempt-interest dividends)as described above, and (ii) any net gain recognized on the sale, redemption or other taxable disposition of Fund shares. Certain details of the implementation of the tax remain subject to future guidance. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.
Backup Withholding
The Fund generally is required to withhold, and remit to the U.S. Treasury, subject to certain exemptions, an amount equal to 28% of all distributions paid or credited to the Fund shareholder if (1) the shareholder fails to furnish the Fund with a correct “taxpayer identification number” (TIN) or has not certified to the Fund that withholding does not apply or (2) the IRS notifies the Fund that the shareholder’s TIN is incorrect or the shareholder is otherwise subject to backup withholding. These backup withholding rules may also apply to distributions that are properly reported as exempt-interest dividends (defined above). This
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backup withholding is not an additional tax imposed on the shareholder. The shareholder may apply amounts required to be withheld as a credit against his or her future U.S. federal income tax liability, provided that the required information is furnished to the IRS. If a shareholder fails to furnish a valid TIN upon request, the shareholder can also be subject to IRS penalties.
Shareholder Reporting Obligations With Respect to Foreign Bank and Financial Accounts
Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Fund could be required to report annually their “financial interest” in the Fund’s “foreign financial accounts,” if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts (“FBAR”). Shareholders should consult a tax advisor, and persons investing in the Fund through an intermediary should contact their intermediary, regarding the applicability to them of this reporting requirement.
Other Reporting and Withholding Requirements
Sections 1471-1474 of the Code, and the U.S. Treasury Regulations and IRS guidance issued thereunder (collectively, “FATCA”), generally require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government, as described more fully below. If a shareholder of a Fund fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund is generally required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays, and on or after January 1, 2019, 30% of certain Capital Gain Dividends and gross proceeds of the sale or redemption of Fund shares it pays. If a payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (e.g., Capital Gain Dividends, exempt-interest dividends, short-term capital gain dividends and interest-related dividends).
Payments to a shareholder will generally not be subject to FATCA withholding, provided the shareholder provides the Fund with such certifications, waivers or other documentation or information as the Fund requires, including, to the extent required, with regard to such shareholder’s direct and indirect owners, to establish the shareholder’s FATCA status and otherwise to comply with these rules. In order to avoid withholding, a shareholder that is a “foreign financial institution” (“FFI”) must either (i) become a “participating FFI” by entering into a valid U.S. tax compliance agreement with the IRS, (ii) qualify for an exception from the requirement to enter into such an agreement, for example by becoming a “deemed-compliant FFI,” or (iii) be covered by an applicable IGA between the United States and a non-U.S. government to implement FATCA and improve international tax compliance. In any of these cases, the investing FFI generally will be required to provide its Fund with appropriate identifiers, certifications or documentation concerning its status.
The Fund may disclose the information that it receives from (or concerning) its shareholders to the IRS, non-U.S. taxing authorities or other parties as necessary to comply with applicable IGAs or other applicable law or regulation.
Prospective investors are urged to consult their tax advisors regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.
Tax Shelter Reporting Regulations
Under U.S. Treasury Regulations, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct holders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult with their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
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CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
As of October 1, 2017, the Investment Manager, its affiliates and the funds in the Columbia Funds Complex are record holders of all outstanding shares of the Fund.
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INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS
Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make quarterly (10-Q), annual (10-K) and, as necessary, 8-K filings with the SEC on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.
There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased Fund redemptions, reduced sale of Fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THE PROSPECTUS OR IN THIS STATEMENT OF ADDITIONAL INFORMATION, WHICH THE PROSPECTUS INCORPORATES BY REFERENCE, IN CONNECTION WITH THE OFFERING MADE BY THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR PRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST(S). THIS STATEMENT OF ADDITIONAL INFORMATION DOES NOT CONSTITUTE AN OFFERING BY THE TRUST(S) IN ANY JURISDICTION IN WHICH SUCH AN OFFERING MAY NOT LAWFULLY BE MADE.
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APPENDIX A — DESCRIPTION OF RATINGS
The ratings of S&P, Moody’s and Fitch represent their opinions as to quality. These ratings are not absolute standards of quality and are not recommendations to purchase, sell or hold a security. Issuers and issues are subject to risks that are not evaluated by the rating agencies. When a security is not rated by one of these agencies, it is designated as Not Rated. Securities designated as Not Rated do not necessarily indicate low credit quality, and for such securities the Investment Manager evaluates the credit quality.
S&P’s Debt Ratings
Long-Term Issue Credit Ratings
An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.
An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.
An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.
An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.
An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.
An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
An obligation rated 'C' is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.
An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.
‘NR’ indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that S&P does not rate a particular obligation as a matter of policy.
Short-Term Issue Credit Ratings
Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days – including commercial paper.
A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.
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A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.
A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.
A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.
A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation's rating is lowered to 'D' if it is subject to a distressed exchange offer.
Municipal Short-Term Note Ratings
SP-1 Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.
SP-2 Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3 Speculative capacity to pay principal and interest.
Moody’s Long-Term Debt Ratings
Global Long-Term Rating Scale
Aaa – Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa – Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A – Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa – Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba – Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B – Obligations rated B are considered speculative and are subject to high credit risk.
Caa – Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca – Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C – Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Global Short-Term Rating Scale
Issuers (or supporting institutions) rated Prime-1 (P-1) have a superior ability to repay short-term debt obligations.
Issuers (or supporting institutions) rated Prime-2 (P-2) have a strong ability to repay short-term debt obligations.
Issuers (or supporting institutions) rated Prime-3 (P-3) have an acceptable ability to repay short-term obligations.
Issuers (or supporting institutions) rated Not Prime (NP) do not fall within any of the Prime rating categories.
US Municipal Short-Term Debt and Demand Obligation Ratings
While the global short-term ‘prime’ rating scale is applied to U.S. municipal tax-exempt commercial paper, these programs are typically backed by external letters of credit or liquidity facilities and their short-term prime ratings usually map to the long-term rating of the enhancing bank or financial institution and not to the municipality’s rating. Other short-term municipal obligations, which generally have different funding sources for repayment, are rated using two additional short-term rating scales (i.e., the MIG and VMIG scales discussed below).
Statement of Additional Information – November 1, 2017	A-2

The Municipal Investment Grade (MIG) scale is used to rate US municipal bond anticipation notes of up to three years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels — MIG 1 through MIG 3 — while speculative grade short-term obligations are designated SG.
The MIG 1 designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
The MIG 2 designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
The MIG 3 designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
The SG designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned: a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of risk associated with the ability to receive purchase price upon demand (“demand feature”). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade (VMIG) scale. The rating transitions on the VMIG scale, as shown in the diagram below, differ from those on the Prime scale to reflect the risk that external liquidity support generally will terminate if the issuer’s long-term rating drops below investment grade.
The VMIG 1 designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
The VMIG 2 designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
The VMIG 3 designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.
The SG designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.
Fitch’s Ratings
Corporate Finance Obligations – Long-Term Rating Scales
AAA: Highest credit quality.
‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA: Very high credit quality.
‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A: High credit quality.
‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB: Good credit quality.
‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.
BB: Speculative.
‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.
B: Highly speculative.
‘B’ ratings indicate that material credit risk is present.
Statement of Additional Information – November 1, 2017	A-3

CCC: Substantial credit risk.
‘CCC’ ratings indicate that substantial credit risk is present.
CC: Very high levels of credit risk.
‘CC’ ratings indicate very high levels of credit risk.
C: Exceptionally high levels of credit risk.
‘C’ indicates exceptionally high levels of credit risk.
Defaulted obligations typically are not assigned ‘RD’ or ‘D’ ratings, but are instead rated in the ‘B’ to ‘C’ rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.
Short-Term Ratings Assigned to Issuers or Obligations in Corporate, Public and Structured Finance
F1: Highest short-term credit quality.
Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2: Good short-term credit quality.
Good intrinsic capacity for timely payment of financial commitments.
F3: Fair short-term credit quality.
The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative short-term credit quality.
Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High short-term default risk.
Default is a real possibility.
RD: Restricted default.
Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.
D: Default.
Indicates a broad-based default event for an entity, or the default of a short-term obligation.
Statement of Additional Information – November 1, 2017	A-4

APPENDIX B — PROXY VOTING GUIDELINES
Effective December 1, 2016
Set forth on the following pages are guidelines (the Guidelines) adopted and used by the Columbia Funds Board of Directors (the Board, We, Us or Our) and Columbia Management Investment Advisers, LLC (the Investment Manager) in voting proxies for the Columbia Funds overseen by the Board. The Guidelines are organized by issue and present certain factors that may be considered in making proxy voting determinations. In accordance with the Fund’s Proxy Voting Policy, the Board has delegated proxy voting authority to the Investment Manager in most circumstances. The Investment Manager has engaged a third party firm to provide proxy research services (the third party research provider) to assist it in this function. The Board or the Investment Manager may, in exercising its fiduciary discretion, determine to vote any proxy in a manner contrary to these Guidelines.
Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle Group of Companies.
Directors, Boards, Committees
Elect Directors
In a routine election of directors, the Fund generally will vote FOR the slate nominated by the nominating committee of independent directors, who are in the best position to know what qualifications are needed for each director to contribute to an effective board. The Fund generally will WITHHOLD support from a nominee who fails to meet one or more of the following criteria:
■	Independence — A nominee who is deemed an affiliate of the company by virtue of a material business, familial or other relationship with the company but is otherwise not an employee, and who sits on a key committee (audit, compensation, nominating or governance).
■	Attendance — A nominee who failed to attend at least 75% of the board’s meetings.
■	Over Boarding — A nominee who serves on more than five total public company boards or an employee director nominee who serves on more than two total public company boards.
■	Committee Membership — A nominee who has been assigned to a key committee if that nominee is not independent of management, or if the nominee does not meet the specific independence and experience requirements for such committees.
■	Audit Committee Chair — A nominee who serves as audit committee chair where the committee failed to put forth shareholder proposals for ratification of auditors.
■	Board Independence — A nominee of a company whose board as proposed to be constituted would have more than one-third of its members from management.
■	Interlocking Directorship — A nominee who is an executive officer of another company on whose board one of the company’s executive officers sits.
■	Poor Governance — A nominee involved with, among other things, options backdating, financial restatements or material weakness in controls, approving egregious compensation, or who has consistently disregarded the interests of shareholders.
The Fund will vote on a CASE-BY-CASE basis on any director nominee who meets the aforementioned criteria but whose candidacy has otherwise been identified by the third party research provider as needing further consideration for any reason not identified above.
In the case of contested elections, the Fund will vote on a CASE-BY-CASE basis, taking into consideration the above criteria and other factors such as the background of the proxy contest, the performance of the company, current board and management, and qualifications of nominees on both slates.
Shareholder Nominations for Director
The Fund will vote on a CASE-BY-CASE basis for shareholder-nominated candidates for director, taking into account various factors including, but not limited to: company performance, the circumstances compelling the nomination by the shareholder, composition of the incumbent board, and the criteria listed above used to evaluate nominees.
Statement of Additional Information – November 1, 2017	B-1

Shareholder Nominations for Director — Special Criteria
The Fund generally will vote in accordance with recommendations made by the third party research provider, which are typically based on the view that board nominating committees are responsible for establishing and implementing policies regarding the composition of the board and are therefore in the best position to make determinations with respect to special nominating criteria.
Director Independence and Committees
The Fund generally will vote FOR proposals that require all members of a board’s key committees (audit, compensation, nominating or governance) be independent from management.
Independent Board Chair/Lead Director
The Fund generally will vote FOR proposals supporting an independent board chair or lead director and FOR the separation of the board chair and CEO roles, as independent board leaders foster the effectiveness of the independent directors and ensure appropriate oversight of management.
Removal of Directors
The Fund generally will vote FOR proposals that amend governing documents to grant or restore shareholder ability to remove directors with cause, and AGAINST proposals that provide directors may be removed only by supermajority vote. The Fund will vote on a CASE-BY-CASE basis on proposals calling for removal of specific directors.
Board Vacancies
The Fund generally will vote in accordance with recommendations made by the third party research provider in the case of vacancies filled by continuing directors, taking into account factors including whether the proposal is in connection with a proxy contest or takeover situation.
Cumulative Voting
In the absence of proxy access rights or majority voting, the Fund generally will vote FOR the restoration or provision for cumulative voting and AGAINST its elimination.
Majority Voting
The Fund generally will vote FOR amendments to governing documents that provide that nominees standing for election to the board must receive a majority of votes cast in order to be elected to the board.
Number of Directors
The Fund generally will vote FOR amendments to governing documents that provide directors the authority to adjust the size of the board to adapt to needs that may arise.
Term Limits
The Fund generally will vote AGAINST proposals seeking to establish a limit on director terms or mandatory retirement.
General Corporate Governance
Right to Call a Special Meeting
The Fund generally will vote in accordance with recommendations made by the third party research provider, which typically recommends votes FOR adoption, considering factors such as proposed ownership threshold, company size, and shareholder ownership, but will not support proposals allowing for investors with less than 10% ownership to call a special meeting.
Eliminate or Restrict Right to Call Special Meeting
The Fund generally will vote AGAINST proposals to eliminate the right of shareholders to call special meetings.
Lead Independent Director Right to Call Special Meeting
The Fund generally will vote FOR governance document amendments or other proposals which give the lead independent director the authority to call special meetings of the independent directors at any time.
Adjourn Meeting
The Fund will vote on a CASE-BY-CASE basis on adjournment proposals and generally in the same direction as the primary proposal (i.e., if supporting the primary proposal, favor adjournment; if not supporting the primary proposal, oppose adjournment).
Statement of Additional Information – November 1, 2017	B-2

Other Business
The Fund generally will vote AGAINST proposals seeking to give management the authority to conduct or vote on other business at shareholder meetings on the grounds that shareholders not present at the meeting would be unfairly excluded from such deliberations.
Eliminate or Restrict Action by Written Consent
The Fund generally will vote AGAINST proposals to eliminate the right of shareholders to act by written consent since it may be appropriate to take such action in some instances.
Vote Unmarked Proxies
The Fund generally will vote FOR proposals prohibiting voting of unmarked proxies in favor of management.
Proxy Contest Advance Notice
The Fund generally will vote AGAINST proposals to amend governing documents that require advance notice for shareholder proposals or director nominees beyond notice that allows for sufficient time for company response, SEC review, and analysis by other shareholders.
Minimum Stock Ownership
The Fund will vote on a CASE-BY-CASE basis on proposals regarding minimum stock ownership levels.
Director and Officer Indemnification
The Fund generally will vote FOR the provision of a maximum dollar amount that can be obtained through the course of legal action from a director or officer who acts in good faith and does not benefit from a transaction.
Confidential Voting
The Fund generally will vote FOR actions that ensure all proxies, ballots, and voting tabulations which identify shareholders be kept confidential, except where disclosure is mandated by law. The Fund supports the proposal to minimize pressure on shareholders, particularly employee shareholders.
Miscellaneous Governing Document Amendments
The Fund generally will vote FOR bylaw or charter changes that are of a housekeeping nature (e.g., updates or corrections).
Change Company Name
The Fund generally will vote FOR routine business matters such as changing the company’s name.
Approve Minutes
The Fund generally will vote FOR routine procedural matters such as approving the minutes of a prior meeting.
Change Date/Time/Location of Annual Meeting
The Fund will vote in accordance with the recommendation of the third-party research provider on proposals to change the date, time or location of the company’s annual meeting of shareholders.
Approve Annual, Financial and Statutory Reports
The Fund generally will vote FOR proposals to approve the annual reports and accounts, financial and statutory reports, provided companies required to comply with U.S. securities laws have included the certifications required by the Sarbanes Oxley Act of 2002.
Compensation
Approve or Amend Omnibus Equity Compensation Plan
The Fund generally will vote in accordance with recommendations made by the third party research provider, which typically recommends votes FOR adoption or amendments to omnibus (general) equity compensation plans for employees or non-employee directors if they are reasonable and consistent with industry and country standards, and AGAINST compensation plans that substantially dilute ownership interest in a company, provide participants with excessive awards, or have objectionable structural features.
Approve or Amend Stock Option Plan
The Fund generally will vote in accordance with recommendations made by the third party research provider, which are typically based on factors including cost, size, and pattern of grants in comparison to peer groups, history of repricing, and grants to senior executives and non-employee directors.
Statement of Additional Information – November 1, 2017	B-3

Approve or Amend Employee Stock Purchase Plan
The Fund generally will vote in accordance with recommendations made by the third party research provider, which are typically based on factors including the plan’s cost to shareholders, whether those costs are in line with the company’s peer’s plans, and whether the plan requires shareholder approval within five years.
Approve or Amend Performance-Based 162(m) Compensation Plan
The Fund generally will vote in accordance with recommendations made by the third party research provider, which are typically based on factors that consider the goal of the plan and in particular the linkage between potential payments to senior executives and the attainment of preset performance-based metrics.
Approve or Amend Restricted Stock Plan
The Fund generally will vote in accordance with recommendations made by the third party research provider, which considers such factors as the balance of all equity grants and awards, the term and other restrictions in place for restricted stock.
Stock Option Repricing or Exchanges
The Fund generally will vote in accordance with recommendations made by the third party research provider on matters relating to the repricing of stock options, which are typically based on factors such as whether the amending terms lead to a reduction in shareholder rights, allow the plan to be amended without shareholder approval, or change the terms to the detriment of employee incentives such as excluding a certain class or group of employees. The Fund generally will vote FOR proposals to put stock option repricings to a shareholder vote.
Performance-Based Stock Options
The Fund will vote on a CASE-BY-CASE basis regarding proposals urging that stock options be performance-based rather than tied to the vagaries of the stock market.
Ban Future Stock Option Grants
The Fund generally will vote AGAINST proposals seeking to ban or eliminate stock options in equity compensation plans as such an action would preclude the company from offering a balanced compensation program.
Require Stock Retention Period
The Fund generally will vote FOR proposals requiring senior executives to hold stock obtained by way of a stock option plan for a minimum of three years.
Require Approval of Extraordinary Benefits
The Fund generally will vote FOR proposals specifying that companies disclose any extraordinary benefits paid or payable to current or retired senior executives and generally will vote AGAINST proposals requiring shareholder approval of any such extraordinary benefits.
Pay for Performance
The Fund will vote on a CASE-BY-CASE basis regarding proposals seeking to align executive compensation with shareholders’ interests.
Say on Pay
The Fund generally will vote in accordance with recommendations made by the third party research provider, taking into consideration the company’s pay for performance results, compensation design and structure, and certain elements of the Compensation Discussion and Analysis disclosure.
Executive Severance Agreements
The Fund generally will vote in accordance with recommendations made by the third party research provider on these proposals regarding approval of specific executive severance arrangements in the event of change in control of a company or due to other circumstances.
Approve or Amend Deferred Compensation Plans for Directors
The Fund generally will vote FOR approval or amendments to deferred compensation plans for non-employee directors, so that they may defer compensation earned until retirement.
Set Director Compensation
The Fund generally will vote AGAINST proposals that seek to limit director compensation or mandate that compensation be paid solely in shares of stock.
Statement of Additional Information – November 1, 2017	B-4

Director Retirement Plans
The Fund generally will vote AGAINST the adoption or amendment of director retirement plans on the basis that directors should be appropriately compensated while serving and should not view service on a board as a long-term continuing relationship with a company.
Business Entity and Capitalization
Common or Preferred Stock — Increase in Authorized Shares or Classes
The Fund will vote on a CASE-BY-CASE basis regarding proposals to increase authorized shares of common stock or to add a class of common stock, taking into consideration the company’s capital goals that may include stock splits, stock dividends, or financing for acquisitions or general operations. With respect to proposals seeking to increase authorized shares of preferred stock, to add a class of preferred stock, to authorize the directors to set the terms of the preferred stock or to amend the number of votes per share of preferred stock, the Fund will vote on a CASE-BY-CASE basis on the grounds that such actions may be connected to a shareholder rights’ plan that the Fund also will consider on a CASE-BY-CASE basis.
Common or Preferred Stock – Decrease in Authorized Shares or Classes
The Fund generally will vote FOR proposals seeking to decrease authorized shares of common or preferred stock or the elimination of a class of common or preferred stock.
Common Stock — Change in Par Value
The Fund generally will vote FOR proposals to change the par value of the common stock, provided that the changes do not cause a diminution in shareholder rights.
Authorize Share Repurchase Program
The Fund generally will vote FOR proposals to institute or renew open market share repurchase plans in which all shareholders may participate on equal terms.
Stock Splits
The Fund generally will vote FOR stock split proposals on the grounds that they intended to encourage stock ownership of a company.
Private Placements, Conversion of Securities, Issuance of Warrants or Convertible Debentures
The Fund generally will vote FOR the issuance of shares for private placements, the conversion of securities from one class to another, and the issuance of warrants or convertible debentures on the grounds that such issuances may be necessary and beneficial for the financial health of the company and may be a low cost source of equity capital. The Fund generally will vote AGAINST any such issuance or related action if the proposal would in any way result in new equity holders having superior voting rights, would result in warrants or debentures, when exercised, holding in excess of 20 percent of the currently outstanding voting rights, or if the proposal would in any way diminish the rights of existing shareholders.
Issuance of Equity or Equity-Linked Securities without Subscription Rights (Preemptive Rights)
The Fund generally will vote FOR proposals that seek shareholder approval of the issuance of equity, convertible bonds or other equity-linked debt instruments, or to issue shares to satisfy the exercise of such securities that are free of subscription (preemptive) rights on the grounds that companies must retain the ability to issue such securities for purposes of raising capital. The Fund generally will vote AGAINST any proposal where dilution exceeds 20 percent of the company’s outstanding capital.
Recapitalization
The Fund generally will vote FOR recapitalization plans that combine two or more classes of stock into one class, or that authorize the company to issue new common or preferred stock for such plans. The Fund generally will vote AGAINST recapitalization plans that would result in the diminution of rights for existing shareholders.
Merger Agreement
The Fund will vote on a CASE-BY-CASE basis on proposals seeking approval of a merger or merger agreement and all proposals related to such primary proposals, taking into consideration the particular facts and circumstances of the proposed merger and its potential benefits to existing shareholders.
Going Private
The Fund will vote on a CASE-BY-CASE basis on proposals that allow listed companies to de-list and terminate registration of their common stock, taking into consideration the cash-out value to shareholders, and weighing the value in continuing as a publicly traded entity.
Statement of Additional Information – November 1, 2017	B-5

Reincorporation
The Fund will vote on a CASE-BY-CASE basis on reincorporation proposals, taking into consideration whether financial benefits (e.g., reduced fees or taxes) likely to accrue to the company as a result of a reincorporation or other change of domicile outweigh any accompanying material diminution of shareholder rights. The Fund generally will vote AGAINST the proposal unless the long-term business reasons for doing so are valid. The Fund generally will vote FOR proposals to consider reincorporating in the United States if a company left the country for the purpose of avoiding taxes.
Bundled Proposals
The Fund generally will vote in accordance with recommendations made by the third party research provider on “bundled” or otherwise conditioned proposals, which are determined depending on the overall economic effects to shareholders.
Defense Mechanisms
Shareholder Rights’ Plan (Poison Pill)
The Fund will vote on a CASE-BY-CASE basis regarding management proposals seeking ratification of a shareholder rights’ plan, including a net operating loss (NOL) shareholder rights’ plan, or stockholder proposals seeking modification or elimination of any existing shareholder rights’ plan.
Supermajority Voting
The Fund generally will vote FOR the elimination or material diminution of provisions in company governing documents that require the affirmative vote of a supermajority of shareholders for approval of certain actions, and generally will vote AGAINST the adoption of any supermajority voting clause.
Control Share Acquisition Provisions
The Fund generally will vote FOR proposals to opt out of control share acquisition statutes and generally will vote AGAINST proposals seeking approval of control share acquisition provisions in company governing documents on the grounds that such provisions may harm long-term share value by effectively entrenching management. The ability to buy shares should not be constrained by requirements to secure approval of the purchase from other shareholders.
Anti-Greenmail
The Fund generally will vote FOR proposals to adopt anti-greenmail governing document amendments or to otherwise restrict a company’s ability to make greenmail payments.
Classification of Board of Directors
The Fund generally will vote FOR proposals to declassify a board and AGAINST proposals to classify a board, absent special circumstances that would indicate that shareholder interests are better served by voting to the contrary.
Auditors
Ratify or Appoint Auditors
The Fund generally will vote in accordance with recommendations made by the third party research provider, which typically recommends votes FOR ratification or appointment except in situations where there are questions about the relative qualification of the auditors, conflicts of interest, auditor involvement in significant financial restatements, option backdating, material weaknesses in controls, or situations where independence has been compromised.
Prohibit or Limit Auditor’s Non-Audit Services
The Fund generally will vote in accordance with recommendations made by the third party research provider, which typically recommends votes AGAINST these proposals since it may be necessary or appropriate for auditors to provide a service related to the business of a company and that service will not compromise the auditors’ independence. In addition, Sarbanes-Oxley legislation spells out the types of services that need pre-approval or would compromise independence.
Indemnification of External Auditor
The Fund generally will vote AGAINST proposals to indemnify external auditors on the grounds that indemnification agreements may limit pursuit of legitimate legal recourse against the audit firm.
Indemnification of Internal Auditor
The Fund generally will vote FOR the indemnification of internal auditors, unless the costs associated with the approval are not disclosed.
Statement of Additional Information – November 1, 2017	B-6

Environmental and Social
Disclose Environmental or Social Agenda
Proposals that seek disclosure, often in the form of a report, on items such as military contracts or sales, environmental or conservation initiatives, business relationships with foreign countries, or animal welfare or other environmental and social issues, will be reviewed and, if after considering the proposal the Investment Manager believes the matter may bear on the long-term value creation or sustainability of the company, a vote FOR or AGAINST may be cast, otherwise the Fund generally will ABSTAIN from voting.
Socially Responsible Investing
Proposals that seek to have a company take a position on social or environmental issues will be reviewed and, if after considering the proposal the Investment Manager believes the matter may bear on the long-term value creation or sustainability of the company, a vote FOR or AGAINST may be cast, otherwise the Fund generally will ABSTAIN from voting.
Prohibit or Disclose Contributions and Lobbying Expenses
The Fund generally will vote in accordance with recommendations made by the third party research provider, which typically considers the proposal in the context of the company’s current disclosures, Federal and state laws, and whether the proposal is in shareholders’ best interests.
Disclose Prior Government Service
Proposals seeking a company to furnish a list of high-ranking employees who served in any governmental capacity over the last five years will be reviewed and, if after considering the proposal the Investment Manager believes the matter may bear on the long-term value creation or sustainability of the company, a vote FOR or AGAINST may be cast, otherwise the Fund generally will ABSTAIN from voting.
Change in Operations or Products Manufactured or Sold
Proposals seeking to change the way a company operates (e.g., protect human rights, sexual orientation, stop selling tobacco products, move manufacturing operations to another country, etc.) will be reviewed and, if after considering the proposal the Investment Manager believes the matter may bear on the long-term value creation or sustainability of the company, a vote FOR or AGAINST may be cast, otherwise the Fund generally will ABSTAIN from voting.
Sustainability Reporting
The Fund generally will vote in accordance with recommendations made by the third party research provider, which takes into account the risk to the long-term value creation or sustainability of the company from its practices and/or regulation, the extent of any sustainability concerns or controversies, the industry in which the company operates, and the current level of disclosure by the company and its peers.
Climate Change Strategic Risk Assessment and Reporting
The Fund generally will vote in accordance with recommendations made by the third party research provider, which takes into account the risk to the long-term value creation or sustainability of the company by assessing the company’s consideration of strategic and operational risks stemming from climate change and/or regulatory responses, and the current level of disclosure by the company and its peers.
Foreign Issues – Directors, Boards and Committees
Approve Discharge of Management (Supervisory) Board
The Fund generally will vote in accordance with recommendations made by the third party research provider, which typically recommends votes FOR approval of the board, based on factors including whether there is an unresolved investigation or whether the board has participated in wrongdoing. This is a standard request in Germany and discharge is generally granted unless a shareholder states a specific reason for withholding discharge and intends to take legal action.
Announce Vacancies on Management (Supervisory) Board
The Fund generally will vote FOR proposals requesting shareholder approval to announce vacancies on the board, as is required under Dutch law.
Approve Director Fees
The Fund generally will vote in accordance with recommendations made by the third party research provider on proposals seeking approval of director fees.
Statement of Additional Information – November 1, 2017	B-7

Foreign Issues — General Corporate Governance
Digitalization of Certificates
The Fund generally will vote FOR proposals seeking shareholder approval to amend a company’s articles of incorporation to eliminate references to share certificates and beneficial owners, and to make other related changes to bring the articles in line with recent regulatory changes for Japanese companies.
Authorize Filing of Required Documents and Other Formalities
The Fund generally will vote FOR proposals requesting shareholders authorize the holder of a copy of the minutes of the general assembly to accomplish any formalities required by law, as is required in France.
Propose Publications Media
The Fund generally will vote FOR proposals requesting shareholders approve the designation of a newspaper as the medium to publish the company’s meeting notice, as is common in Chile and other countries.
Clarify Articles of Association or Incorporation
The Fund generally will vote FOR proposals seeking shareholder approval of routine housekeeping of the company’s articles, including clarifying items and deleting obsolete items.
Update Articles of Association or Incorporation with Proxy Results
The Fund generally will vote FOR proposals requesting shareholders approve changes to the company’s articles of association or incorporation to reflect the results of a proxy vote by shareholders, which is a routine proposal in certain country’s proxies.
Conform Articles of Association or Incorporation to Law or Stock Exchange
The Fund generally will vote FOR proposals requesting shareholder approval to amend the articles of association or incorporation to conform to new requirements in local or national law or rules established by a stock exchange on which its stock is listed.
Authorize Board to Ratify and Execute Approved Resolutions
The Fund generally will vote FOR proposals requesting shareholder approval to authorize the board to ratify and execute any resolutions approved at the meeting.
Prepare and Approve List of Shareholders
The Fund generally will vote FOR proposals requesting shareholder approval for the preparation and approval of the list of shareholders entitled to vote at the meeting, which is a routine formality in European countries.
Authorize Company to Engage in Transactions with Related Parties
The Fund generally will vote FOR proposals requesting shareholder approval for the company, its subsidiaries, and target associated companies to enter into certain transactions with persons who are considered “interested parties” as defined in Chapter 9A of the Listing Manual of the Stock Exchange of Singapore (SES), as the SES related-party transaction rules are fairly comprehensive and provide shareholders with substantial protection against insider trading abuses.
Amend Articles to Lower Quorum Requirement for Special Business
The Fund generally will vote on a CASE-BY-CASE basis on proposals seeking to amend the articles to lower the quorum requirement to one-third for special business resolutions at a shareholder meeting, which is common when certain material transactions such as mergers or acquisitions are to be considered by shareholders.
Change Date/Location of Annual Meeting
The Fund will vote in accordance with the recommendation of the third-party research provider on proposals to change the date, time or location of the company’s annual meeting of shareholders.
Elect Chairman of the Meeting
The Fund generally will vote FOR proposals requesting shareholder approval to elect the chairman of the meeting, which is a routine meeting formality in certain European countries.
Authorize New Product Lines
The Fund generally will vote FOR proposals requesting shareholder approval to amend the company’s articles to allow the company to expand into new lines of business.
Statement of Additional Information – November 1, 2017	B-8

Approve Financial Statements, Directors’ Reports and Auditors’ Reports
The Fund generally will vote FOR proposals that request shareholder approval of the financial statements, directors’ reports, and auditors’ reports.
Foreign Issues — Compensation
Approve Retirement Bonuses for Directors/Statutory Auditors
The Fund generally will ABSTAIN from voting on proposals requesting shareholder approval for the payment of retirement bonuses to retiring directors and/or statutory auditors, which is a standard request in Japan, because information to justify the proposal is typically insufficient.
Approve Payment to Deceased Director’s/Statutory Auditor’s Family
The Fund generally will ABSTAIN from voting on proposals requesting shareholder approval for the payment of a retirement bonus to the family of a deceased director or statutory auditor, which is a standard request in Japan, because information to justify the proposal is typically insufficient.
Foreign Issues — Business Entity, Capitalization
Set or Approve the Dividend
The Fund generally will vote FOR proposals requesting shareholders approve the dividend rate set by management.
Approve Allocation of Income and Dividends
The Fund generally will vote FOR proposals requesting shareholders approve a board’s allocation of income for the current fiscal year, as well as the dividend rate.
Approve Scrip (Stock) Dividend Alternative
The Fund generally will vote FOR proposals requesting shareholders authorize dividend payments in the form of either cash or shares at the discretion of each shareholder, provided the options are financially equal. The Fund generally will vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.
Authorize Issuance of Equity or Equity-Linked Securities
The Fund generally will vote FOR proposals requesting shareholder approval to permit the board to authorize the company to issue convertible bonds or other equity-linked debt instruments or to issue shares to satisfy the exercise of such securities.
Authorize Issuance of Bonds
The Fund generally will vote FOR proposals requesting shareholder approval granting the authority to the board to issue bonds or subordinated bonds.
Authorize Capitalization of Reserves for Bonus Issue or Increase in Par Value
The Fund generally will vote FOR proposals requesting shareholder approval to increase authorized stock by capitalizing various reserves or retained earnings, which allows shareholders to receive either new shares or a boost in the par value of their shares at no cost.
Increase Issued Capital for Rights Issue
The Fund generally will vote FOR proposals requesting shareholder approval to increase issued capital in order to offer a rights issue to current registered shareholders, which provides shareholders the option of purchasing additional shares of the company’s stock, often at a discount to market value, and the company will use the proceeds from the issue to provide additional financing.
Board Authority to Repurchase Shares
The Fund generally will vote FOR proposals requesting that a board be given the authority to repurchase shares of the company on the open market, with such authority continuing until the next annual meeting.
Authorize Reissuance of Repurchased Shares
The Fund generally will vote FOR proposals requesting shareholder approval to reissue shares of the company’s stock that had been repurchased by the company at an earlier date.
Approve Payment of Corporate Income Tax
The Fund generally will vote FOR proposals seeking approval for the use by a company of its reserves in order to pay corporate taxes, which is common practice in Europe.
Statement of Additional Information – November 1, 2017	B-9

Cancel Pre-Approved Capital Issuance Authority
The Fund generally will vote FOR proposals requesting shareholders cancel a previously approved authority to issue capital, which may be necessary in Denmark as companies there do not have authorized but unissued capital that they may issue as needed like their counterparts in other countries.
Allotment of Unissued Shares
The Fund generally will vote FOR proposals requesting that shareholders give the board the authority to allot or issue unissued shares.
Authority to Allot Shares for Cash
The Fund generally will vote FOR proposals requesting that shareholders give the board the ability to allot a set number of authorized but unissued shares for the purpose of employee share schemes and to allot equity securities for cash to persons other than existing shareholders up to a limited aggregate nominal amount (a percentage of the issued share capital of the company).
Foreign Issues – Defense Mechanisms
Authorize Board to Use All Outstanding Capital
The Fund will vote on a CASE-BY-CASE basis on proposals requesting shareholders authorize the board, for one year, to use all outstanding capital authorizations in the event that a hostile public tender or exchange offer is made for the company, which is a common anti-takeover measure in France similar to the way U.S. companies use preferred stock.
Foreign Issues — Auditors
Approve Special Auditors’ Report
The Fund generally will vote FOR proposals that present shareholders of French companies, as required by French law, with a special auditor’s report that confirms the presence or absence of any outstanding related party transactions. At a minimum, such transactions (with directors or similar parties) must be previously authorized by the board. This part of the French commercial code provides shareholders with a mechanism to ensure an annual review of any outstanding related party transactions.
Appoint Statutory Auditor
The Fund generally will vote FOR proposals requesting shareholder approval to appoint the internal statutory auditor, designated as independent internal auditor as required by the revised Japanese Commercial Code.
Foreign Issues — Environmental and Social
Authorize Company to Make EU Political Organization Donations
The Fund generally will ABSTAIN from voting on proposals that seek authorization for the company to make EU political organization donations and to incur EU political expenditures.
SAI925_07_005_(10/17)
Statement of Additional Information – November 1, 2017	B-10

PART C. OTHER INFORMATION

Item 28. Exhibits

(a)(1)	Agreement and Declaration of Trust effective January 27, 2006, is incorporated by reference to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)), filed on February 8, 2006.

(a)(2)	Amendment No. 1 to the Agreement and Declaration of Trust, dated September 11, 2007, is incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(2)), filed on October 2, 2007.

(a)(3)	Amendment No. 2 to the Agreement and Declaration of Trust, dated January 8, 2009, is incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(3)), filed on January 27, 2009.

(a)(4)	Amendment No. 3 to the Agreement and Declaration of Trust, dated August 9, 2010, is incorporated by reference to Post-Effective Amendment No. 19 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(4)), filed on March 4, 2011.

(a)(5)	Amendment No. 4 to the Agreement and Declaration of Trust, dated January 13, 2011, is incorporated by reference to Post-Effective Amendment No. 19 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(5)), filed on March 4, 2011.

(a)(6)	Amendment No. 5 to the Agreement and Declaration of Trust, dated April 14, 2011, is incorporated by reference to Post-Effective Amendment No. 33 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(6)), filed on July 29, 2011.

(a)(7)	Amendment No. 6 to the Agreement and Declaration of Trust, dated January 12, 2012, is incorporated by reference to Post-Effective Amendment No. 52 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(7)), filed on February 24, 2012.

(a)(8)	Amendment No. 7 to the Agreement and Declaration of Trust, dated December 12, 2012, is incorporated by reference to Post-Effective Amendment No. 87 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(8)), filed on May 30, 2013.

(a)(9)	Amendment No. 8 to the Agreement and Declaration of Trust, dated November 20, 2013, is incorporated by reference to Post-Effective Amendment No. 99 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(9)), filed on November 27, 2013.

(a)(10)	Amendment No. 9 to the Agreement and Declaration of Trust, dated April 11, 2014, is incorporated by reference to Post-Effective Amendment No. 107 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(10)), filed on April 23, 2014.

(a)(11)	Amendment No. 10 to the Agreement and Declaration of Trust, dated June 17, 2014, is incorporated by reference to Post-Effective Amendment No. 112 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(11)), filed on June 27, 2014.

(a)(12)	Amendment No. 11 to the Agreement and Declaration of Trust, dated September 15, 2014, is incorporated by reference to Post-Effective Amendment No. 118 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(12)), filed on September 26, 2014.

(a)(13)	Amendment No. 12 to the Agreement and Declaration of Trust, dated January 28, 2015, is incorporated by reference to Post-Effective Amendment No. 125 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(13)), filed on February 27, 2015.

(a)(14)	Amendment No. 13 to the Agreement and Declaration of Trust, dated April 14, 2015, is incorporated by reference to Post-Effective Amendment No. 128 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(14)), filed on May 28, 2015.

(a)(15)	Amendment No. 14 to the Agreement and Declaration of Trust, dated December 15, 2015, is incorporated by reference to Post-Effective Amendment No. 139 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(15)), filed on December 21, 2015.

(a)(16)	Amendment No. 15 to the Agreement and Declaration of Trust, dated April 19, 2016, is incorporated by reference to Post-Effective Amendment No. 143 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(16)), filed on May 27, 2016.

(a)(17)	Amendment No. 16 to the Agreement and Declaration of Trust, dated June 14, 2016, is incorporated by reference to Post-Effective Amendment No. 145 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(17)), filed on June 27, 2016.

(a)(18)	Amendment No. 17 to the Agreement and Declaration of Trust, dated November 14, 2016, is incorporated by reference to Post-Effective Amendment No. 154 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(18)), filed on November 23, 2016.

(a)(19)	Amendment No. 18 to the Agreement and Declaration of Trust, dated March 13, 2017, is incorporated by reference to Post-Effective Amendment No. 160 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (a)(19)), filed on March 30, 2017.

(b)	By-laws as amended February 10, 2016, are incorporated by reference to Post-Effective Amendment No. 143 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (b)), filed on May 27, 2016.

(c)	Stock Certificate: Not Applicable.

(d)(1)	Management Agreement (amended and restated), dated April 25, 2016, between Columbia Management Investment Advisers, LLC, the Registrant, Columbia Funds Series Trust and Columbia Funds Variable Series Trust II, is incorporated by reference to Post-Effective Amendment No. 50 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (d)(1)), filed on April 28, 2016.

(d)(2)	Schedule A and Schedule B, effective September 30, 2017, to the Management Agreement between Columbia Management Investment Advisers, LLC, the Registrant, Columbia Funds Series Trust and Columbia Funds Variable Series Trust II, effective April 25, 2016, are incorporated by reference to Post-Effective Amendment No. 168 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (d)(2)), filed on September 27, 2017.

(d)(3)	Management Agreement between Columbia Management Investment Advisers, LLC and CCSF Offshore Fund, Ltd., a wholly-owned subsidiary of Columbia Commodity Strategy Fund, a series of the Registrant, effective October 1, 2015, is incorporated by reference to Post-Effective Amendment No. 134 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (d)(6)), filed on September 28, 2015.

(d)(4)	Subadvisory Agreement between Columbia Management Investment Advisers, LLC and Diamond Hill Capital Management, Inc., dated September 14, 2016, is incorporated by reference to Post-Effective Amendment No. 150 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (d)(4)), filed on September 28, 2016.

(d)(5)	Subadvisory Agreement between Columbia Management Investment Advisers, LLC and Dimensional Fund Advisors, L.P., dated September 23, 2011, last amended December 5, 2013, is incorporated by reference to Post-Effective Amendment No. 39 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (d)(9)), filed on May 15, 2014.

(d)(6)	Amendment No. 2, as of June 5, 2014, to the Subadvisory Agreement, dated September 23, 2011, amended December 5, 2013, between Columbia Management Investment Advisers, LLC and Dimensional Fund Advisors, L.P., is incorporated by reference to Post-Effective Amendment No. 41 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (d)(10)), filed on August 20, 2014.

(d)(7)	Amended and Restated Subadvisory Agreement between Columbia Management Investment Advisers, LLC and Threadneedle International Limited, dated June 11, 2008, last amended January 16, 2013, is incorporated by reference to Post-Effective Amendment No. 39 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (d)(27)), filed on May 15, 2014.

(e)(1)	Distribution Agreement between Columbia Management Investment Distributors, Inc. and the Registrant, dated March 1, 2016, is incorporated by reference to Post-Effective Amendment No. 143 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (e)(1)), filed on May 27, 2016.

(e)(2)	Schedule I, as of June 21, 2017, and Schedule II, as of September 7, 2010, to the Distribution Agreement between Columbia Management Investment Distributors, Inc. and the Registrant, dated March 1, 2016, are incorporated by reference to Post-Effective Amendment No. 168 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (e)(2)), filed on September 27, 2017.

(e)(3)	Form of Mutual Fund Sales Agreement is incorporated by reference to Post-Effective Amendment No. 293 to Registration Statement No. 2-99356 of Columbia Funds Series Trust I on Form N-1A (Exhibit (e)(2)), filed on March 29, 2017.

(f)	Deferred Compensation Plan, adopted as of December 31, 2011, is incorporated by reference to Post-Effective Amendment No. 52 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (f)), filed on February 24, 2012.

(g)(1)	Second Amended and Restated Master Global Custody Agreement with JPMorgan Chase Bank, N.A., dated March 7, 2011, is incorporated by reference to Post-Effective Amendment No. 39 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (g)(1)), filed on May 15, 2014.

(g)(2)	Addendum (related to Columbia Commodity Strategy Fund), dated July 15, 2011, Addendum (related to Columbia Flexible Capital Income Fund), dated July 15, 2011, Addendum (related to Multi-Manager Value Strategies Fund, formerly known as Active Portfolios® Multi-Manager Value Fund and Columbia Active Portfolios – Diversified Equity Income Fund), dated March 9, 2012, and Addendum (related to Columbia Mortgage Opportunities Fund), dated March 7, 2014, to the Second Amended and Restated Master Global Custody Agreement with JPMorgan Chase Bank, N.A., dated March 7, 2011, are incorporated by reference to Post-Effective Amendment No. 109 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (g)(2)), filed on May 30, 2014.

(g)(3)	Side letter (related to the China Connect Service on behalf of Columbia Global Opportunities Fund), dated December 19, 2014, to the Second Amended and Restated Master Global Custody Agreement with JPMorgan Chase Bank, N.A., dated March 7, 2011, is incorporated by reference to Post-Effective Amendment No. 125 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (g)(3)), filed on February 27, 2015.

(g)(4)	Addendum, effective April 4, 2016, to the Second Amended and Restated Master Global Custody Agreement with JP Morgan Chase Bank, N.A., dated March 7, 2011, is incorporated by reference to Post-Effective Amendment No. 297 to Registration Statement No. 2-99356 of Columbia Funds Series Trust I on Form N-1A (Exhibit (g)(7)), filed on May 30, 2017.

(h)(1)	Transfer and Dividend Disbursing Agent Agreement between Columbia Management Investment Services Corp. and the Registrant, dated March 1, 2016, is incorporated by reference to Post-Effective Amendment No. 162 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (h)(1)), filed on May 30, 2017.

(h)(2)	Schedule A and Schedule B, effective November 1, 2017, to the Transfer and Dividend Disbursing Agent Agreement between Columbia Management Investment Services Corp. and the Registrant, dated March 1, 2016, are incorporated by reference to Post-Effective Amendment No. 170 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (h)(2)), filed on October 30, 2017.

(h)(3)	Plan Administration Services Agreement between Columbia Management Investment Services Corp. and the Registrant, dated December 1, 2006, amended and restated September 13, 2012, is incorporated by reference to Post-Effective Amendment No. 107 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (h)(5)), filed on April 23, 2014.

(h)(4)	Exhibit A, as of June 21, 2017, to the Plan Administration Services Agreement between Columbia Management Investment Services Corp. and the Registrant, dated December 1, 2006, amended and restated September 13, 2012, is incorporated by reference to Post-Effective Amendment No. 166 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (h)(4)), filed on August 25, 2017.

(h)(5)	Amended and Restated Fee Waiver and Expense Cap Agreement, effective July 1, 2016, by and among Columbia Management Investment Advisers, LLC, Columbia Management Investment Distributors, Inc., Columbia Management Investment Services Corp., the Registrant, Columbia Funds Series Trust and Columbia Funds Variable Series Trust II, is incorporated by reference to Post-Effective Amendment No. 145 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (h)(5)), filed on June 27, 2016.

(h)(6)	Schedule A, as of May 1, 2017, to the Amended and Restated Fee Waiver and Expense Cap Agreement, effective July 1, 2016, by and among Columbia Management Investment Advisers, LLC, Columbia Management Investment Distributors, Inc., Columbia Management Investment Services Corp., the Registrant, Columbia Funds Series Trust and Columbia Funds Variable Series Trust II, is incorporated by reference to Post-Effective Amendment No. 55 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (h)(4)), filed on April 27, 2017.

(h)(7)	Agreement and Plan of Reorganization, dated December 20, 2010, is incorporated by reference to Post-Effective Amendment No. 15 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (h)(9)), filed on April 29, 2011.

(h)(8)	Agreement and Plan of Reorganization, dated October 9, 2012, is incorporated by reference to Post-Effective Amendment No. 87 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (h)(6)), filed on May 30, 2013.

(h)(9)	Agreement and Plan of Redomiciling, dated December 20, 2010, is incorporated by reference to Post-Effective Amendment No. 15 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (h)(10)), filed on April 29, 2011.

(h)(10)	Agreement and Plan of Reorganization, dated December 17, 2015, is incorporated by reference to Registration Statement No. 333-208706 of Columbia Funds Series Trust on Form N-14 (Exhibit (4)), filed on December 22, 2015.

(h)(11)	Amended and Restated Credit Agreement as of December 9, 2014, is incorporated by reference to Post-Effective Amendment No. 225 to Registration Statement No. 2-99356 of Columbia Funds Series Trust I on Form N-1A (Exhibit (h)(14)), filed on April 16, 2015.

(h)(12)	Restated Credit Agreement, as of December 8, 2015, is incorporated by reference to Post-Effective Amendment No. 256 to Registration Statement No. 2-99356 of Columbia Funds Series Trust I on Form N-1A (Exhibit (h)(9)(i)), filed on April 11, 2016.

(h)(13)	Restated Credit Agreement, as of December 6, 2016, is incorporated by reference to Post-Effective Amendment No. 297 to Registration Statement No. 2-99356 of Columbia Funds Series Trust I on Form N-1A (Exhibit (h)(8)(ii)), filed on May 30, 2017.

(h)(14)	Amendment to the Credit Agreement, dated April 25, 2017, is incorporated by reference to Post-Effective Amendment No. 297 to Registration Statement No. 2-99356 of Columbia Funds Series Trust I on Form N-1A (Exhibit (h)(8)(iii)), filed on May 30, 2017.

(i)	Opinion and consent of counsel as to the legality of the securities being registered: Omitted pursuant to Form N-1A instructions.

(j)	Consent of Independent Registered Public Accounting Firm: Omitted pursuant to Form N-1A instructions.

(k)	Omitted Financial Statements: Omitted pursuant to Form N-1A instructions.

(l)	Initial Capital Agreement: Not Applicable.

(m)(1)	Plan of Distribution and Amended and Restated Agreement of Distribution between Columbia Management Investment Distributors, Inc. and the Registrant, dated November 7, 2008, amended and restated September 27, 2010, is incorporated by reference to Post-Effective Amendment No. 107 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (m)(1)), filed on April 23, 2014.

(m)(2)	Schedule A, dated July 18, 2017, to the Plan of Distribution and Amended and Restated Agreement of Distribution between Columbia Management Investment Distributors, Inc. and the Registrant, dated November 7, 2008, amended and restated September 27, 2010, is incorporated by reference to Post-Effective Amendment No. 166 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (m)(2)), filed on August 25, 2017.

(m)(3)	Shareholder Services Plan (Class V (formerly known as Class T) Shares) is incorporated by reference to Post-Effective Amendment No. 166 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (m)(3)), filed on August 25, 2017.

(m)(4)	Shareholder Servicing Plan Implementation Agreement (Class V (formerly known as Class T) Shares) is incorporated by reference to Post-Effective Amendment No. 166 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (m)(4)), filed on August 25, 2017.

(m)(5)	Schedule I, effective December 1, 2014, amended and restated June 21, 2017, to Shareholder Servicing Plan Implementation Agreement (Class V (formerly known as Class T) Shares) is incorporated by reference to Post-Effective Amendment No. 166 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (m)(5)), filed on August 25, 2017.

(n)	Rule 18f – 3 Multi-Class Plan, amended and restated as of November 1, 2017, is incorporated by reference to Post-Effective Amendment No. 170 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (n)), filed on October 30, 2017.

(o)	Reserved.

(p)(1)	Columbia Funds Family Code of Ethics, effective April 14, 2014, is incorporated by reference to Post-Effective Amendment No. 39 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (p)(1)), filed on May 15, 2014.

(p)(2)	Ameriprise Global Asset Management Personal Trading Account Dealing and Code of Ethics Policy, effective December 15, 2016, is incorporated by reference to Post-Effective Amendment No. 288 to Registration Statement No. 2-99356 of Columbia Funds Series Trust I on Form N-1A (Exhibit (p)(2)), filed on February 7, 2017.

(p)(3)	Diamond Hill Capital Management, Inc. Code of Ethics, amended January 1, 2017, is incorporated by reference to Post-Effective Amendment No. 168 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (p)(3)), filed on September 27, 2017.

(p)(4)	Dimensional Fund Advisors, L.P. Code of Ethics, effective January 1, 2017, is incorporated by reference to Post-Effective Amendment No. 55 to Registration Statement No. 333-146374 of Columbia Funds Variable Series Trust II on Form N-1A (Exhibit (p)(9)), filed on April 27, 2017.

(q)(1)	Trustees’ Power of Attorney to sign Amendments to this Registration Statement, dated February 2, 2017, is incorporated by reference to Post-Effective Amendment No. 158 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (q)(1)), filed on February 27, 2017.

(q)(2)	Power of Attorney for Michael G. Clarke, dated May 23, 2016, is incorporated by reference to Post-Effective Amendment No. 143 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (q)(2)), filed on May 27, 2016.

(q)(3)	Power of Attorney for Christopher O. Petersen, dated February 16, 2015, is incorporated by reference to Post-Effective Amendment No. 125 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (q)(4)), filed on February 27, 2015.

(q)(4)	Power of Attorney for Amy K. Johnson, dated May 11, 2016, is incorporated by reference to Post-Effective Amendment No. 150 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (q)(4)), filed on September 28, 2016.

(q)(5)	Power of Attorney for Anthony P. Haugen, dated May 11, 2016, is incorporated by reference to Post-Effective Amendment No. 150 to Registration Statement No. 333-131683 of the Registrant on Form N-1A (Exhibit (q)(5)), filed on September 28, 2016.

Item 29. Persons Controlled by or Under Common Control with the Registrant

Columbia Management Investment Advisers, LLC (the investment manager or Columbia Management), as sponsor of the Columbia funds, may make initial capital investments in Columbia funds (seed accounts). Columbia Management also serves as investment manager of certain Columbia funds-of-funds that invest primarily in shares of affiliated funds (the underlying funds). Columbia Management does not make initial capital investments or invest in underlying funds for the purpose of exercising control. However, since these ownership interests may be significant, in excess of 25%, such that Columbia Management may be deemed to control certain Columbia funds, procedures have been put in place to assure that public shareholders determine the outcome of all actions taken at shareholder meetings. Specifically, Columbia Management (which votes proxies for the seed accounts) and the Boards of Trustees of the affiliated funds-of-funds (which votes proxies for the affiliated funds-of-funds) vote on each proposal in the same proportion as the vote of the direct public shareholders vote; provided, however, that if there are no direct public shareholders of an underlying fund or if direct public shareholders represent only a minority interest in an underlying fund, the Fund may cast votes in accordance with instructions from the independent members of the Board.

Item 30. Indemnification

Article VII of the Registrant’s Agreement and Declaration of Trust, as amended, provides that no trustee or officer of the Registrant shall be subject to any liability to any person in connection with Registrant property or the affairs of the Registrant, and no trustee shall be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser or principal underwriter of the Registrant or for the act or omission of any other trustee, all as more fully set forth in the Agreement and Declaration of Trust, which is filed as an exhibit to this registration statement. Article X of the Registrant’s Bylaws provides that each person made or threatened to be made a party to or is involved in any actual or threatened proceeding by reason of the former or present capacity as a trustee or officer of the Registrant or who, while a trustee or officer, is or was serving at the request of the Registrant or whose duties as a trustee or officer involve or involved service as a director, officer, partner, trustee or agent of another organization or employee benefit plan whether the basis of any proceeding is alleged action in an official capacity or in any capacity while serving as a director, officer, partner, trustee or agent, shall be indemnified by the Registrant, under specified circumstances, all as more fully set forth in the Bylaws, which are filed as an exhibit to the registration statement.

Section 17(h) of the Investment Company Act of 1940 (1940 Act) provides that no instrument pursuant to which Registrant is organized or administered shall contain any provision which protects or purports to protect any trustee or officer of Registrant against any liability to Registrant or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

The Registrant’s Declaration of Trust provides that nothing in the Declaration of Trust shall protect any trustee or officer against any liabilities to the Registrant or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or position with or on behalf of the Registrant and the Registrant’s Bylaws provides that no indemnification will be made in violation of the provisions of the 1940 Act.

Pursuant to the Distribution Agreement, Columbia Management Investment Distributors, Inc. agrees to indemnify the Registrant, its officers and trustees against claims, demands, liabilities and expenses under specified circumstances, all as more fully set forth in the Registrant’s Distribution Agreement, which has been filed as an exhibit to the registration statement.

The Registrant may be party to other contracts that include indemnification provisions for the benefit of the Registrant’s trustees and officers.

The trustees and officers of the Registrant and the personnel of the Registrant’s investment adviser and principal underwriter are insured under an errors and omissions liability insurance policy. Registrant’s investment adviser, Columbia Management Investment Advisers, LLC, maintains investment advisory professional liability insurance to insure it, for the benefit of Registrant and its non-interested trustees, against loss arising out of any effort, omission, or breach of any duty owed to Registrant or any series of Registrant by Columbia Management Investment Advisers, LLC.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Registrant’s organizational instruments or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission (SEC), such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable.

Item 31. Business and Other Connections of the Investment Adviser

To the knowledge of the Registrant, none of the directors or officers of Columbia Management Investment Advisers, LLC (Columbia Management), the Registrant’s investment adviser, or any subadviser to a series of the Registrant, except as set forth below, are or have been, at any time during the Registrant’s past two fiscal years, engaged in any other business, profession, vocation or employment of a substantial nature.

(a)

Columbia Management, a wholly owned subsidiary of Ameriprise Financial, Inc., performs investment advisory services for the Registrant and certain other clients. Information regarding the business of Columbia Management and the directors and principal officers of Columbia Management is also included in the Form ADV filed by Columbia Management with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-25943), which is incorporated herein by reference. In addition to their position with Columbia Management, certain directors and officers of Columbia Management also hold various positions with, and engage in business for, Ameriprise Financial, Inc. or its other subsidiaries.

(b)	Diamond Hill Capital Management, Inc. performs investment management services for the Registrant and certain other clients. Information regarding the business of Diamond Hill Capital Management, Inc. is set forth in the Prospectuses and Statement of Additional Information of the Registrant’s series that are subadvised by Diamond Hill Capital Management, Inc. and is incorporated herein by reference. Information about the business of Diamond Hill Capital Management, Inc. and the directors and principal executive officers of Diamond Hill Capital Management, Inc. is also included in the Form ADV filed by Diamond Hill Capital Management, Inc. with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-32176), which is incorporated herein by reference.

(c)	Dimensional Fund Advisors, L.P. performs investment management services for the Registrant and certain other clients. Information regarding the business of Dimensional Fund Advisors, L.P. is set forth in the Prospectuses and Statement of Additional Information of the Registrant’s series that are subadvised by Dimensional Fund Advisors, L.P. and is incorporated herein by reference. Information about the business of Dimensional Fund Advisors, L.P. and the directors and principal executive officers of Dimensional Fund Advisors, L.P. is also included in the Form ADV filed by Dimensional Fund Advisors, L.P. with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-16283), which is incorporated herein by reference.

(d)	Threadneedle International Limited performs investment management services for the Registrant and certain other clients. Information regarding the business of Threadneedle International Limited is set forth in the Prospectuses and Statement of Additional Information of the Registrant’s series that are subadvised by Threadneedle International Limited and is incorporated herein by reference. Information about the business of Threadneedle International Limited and the directors and principal executive officers of Threadneedle International Limited is also included in the Form ADV filed by Threadneedle International Limited with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-63196), which is incorporated herein by reference.

Item 32. Principal Underwriter

(a)	Columbia Management Investment Distributors, Inc. acts as principal underwriter for the following investment companies, including the Registrant:

Columbia Acorn Trust; Columbia Funds Series Trust; Columbia Funds Series Trust I; Columbia Funds Series Trust II; Columbia Funds Variable Series Trust II; Columbia Funds Variable Insurance Trust and Wanger Advisors Trust.

(b)	As to each director, principal officer or partner of Columbia Management Investment Distributors, Inc.

Name and Principal Business Address*	Position and Offices with Principal Underwriter	Positions and Offices with Registrant
William F. Truscott	Chief Executive Officer	Board Member, Senior Vice President

Joseph Kringdon	President and Head of Intermediary Distribution	None

Jeffrey F. Peters	Managing Director and Head of Global Institutional Distribution	None

Jeffrey J. Scherman	Chief Financial Officer	None

Michael E. DeFao	Vice President, Chief Legal Officer and Assistant Secretary	Vice President and Assistant Secretary

Stephen O. Buff	Vice President, Chief Compliance Officer	None

James Bumpus	Vice President – National Sales Manager	None

Thomas A. Jones	Vice President and Head of Strategic Relations	None

Gary Rawdon	Vice President – Sales Governance and Administration	None

Leslie A. Walstrom	Vice President and U.S. Head of Marketing	None

Daniel J. Beckman	Vice President and Head of U.S. Retail Product	None

Marc Zeitoun	Vice President, Head of Strategic Beta and Head of Private Client Accounts	None

Thomas R. Moore	Secretary	None

Paul B. Goucher	Vice President and Assistant Secretary	Senior Vice President and Assistant Secretary

Tara W. Tilbury	Vice President and Assistant Secretary	Assistant Secretary

Nancy W. LeDonne	Vice President and Assistant Secretary	None

Ryan C. Larrenaga	Vice President and Assistant Secretary	Senior Vice President, Chief Legal Officer and Secretary

Joseph L. D’Alessandro	Vice President and Assistant Secretary	Assistant Secretary

Christopher O. Petersen	Vice President and Assistant Secretary	President and Principal Executive Officer

Shweta J. Jhanji	Treasurer	None

Michael Tempesta	Anti-Money Laundering Officer and Identity Theft Prevention Officer	None

Kevin Wasp	Ombudsman	None

Kristin Weisser	Conflicts Officer	None

*	The principal business address of Columbia Management Investment Distributors, Inc. is 225 Franklin Street, Boston, MA 02110.

(c)	Not Applicable.

Item 33. Location of Accounts and Records

Persons maintaining physical possession of accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder include:

•	Registrant, 225 Franklin Street, Boston, MA, 02110;

•	Registrant’s investment adviser and administrator, Columbia Management Investment Advisers, LLC, 225 Franklin Street, Boston, MA 02110;

•	Registrant’s subadviser, Diamond Hill Capital Management, Inc., 325 John H. McConnell Boulevard, Suite 200, Columbus, OH 43215;

•	Registrant’s subadviser, Dimensional Fund Advisors, L.P., 6300 Bee Cave Road, Building One, Austin, TX 78746;

•	Registrant’s subadviser, Threadneedle International Limited, Cannon Place, 78 Cannon Street, London EC4N 6AG, UK;

•	Former subadviser, Barrow, Hanley, Mewhinney & Strauss, LLC, 2200 Ross Avenue, 31st Floor, Dallas, TX 75201;

•	Former subadviser, Donald Smith & Co., Inc., 152 West 57th Street, 22nd Floor, New York, NY 10019;

•	Former subadviser, Marsico Capital Management, LLC, 1200 17th Street, Suite 1600, Denver, CO 80202;

•	Former subadviser, Metropolitan West Capital Management, LLC, 610 Newport Center Drive, Suite 1000, Newport Beach, CA 92660;

•	Former subadviser, Segall Bryant & Hamill, LLC, 540 West Madison Street, Suite 1900, Chicago, IL 60661-2551;

•	Former subadviser, Turner Investments, L.P., 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312;

•	Registrant’s principal underwriter, Columbia Management Investment Distributors, Inc., 225 Franklin Street, Boston, MA 02110;

•	Registrant’s transfer agent, Columbia Management Investment Services Corp., 225 Franklin Street, Boston, MA 02110; and

•	Registrant’s custodian, JPMorgan Chase Bank, N.A., 1 Chase Manhattan Plaza, New York, NY 10005.

In addition, Iron Mountain Records Management is an off-site storage facility housing historical records that are no longer required to be maintained on-site. Records stored at this facility include various trading and accounting records, as well as other miscellaneous records. The address for Iron Mountain Records Management is 920 & 950 Apollo Road, Eagan, MN 55121.

Item 34. Management Services

Not Applicable.

Item 35. Undertakings

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, COLUMBIA FUNDS SERIES TRUST II, has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis, and The State of Minnesota on the 31st day of October, 2017.

COLUMBIA FUNDS SERIES TRUST II

By:	/s/ Christopher O. Petersen
Christopher O. Petersen
President